UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
TREAN INSURANCE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☐	No fee required.
☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED AS OF JANUARY 19, 2023

150 Lake Street West
Wayzata, Minnesota 55391
[  ], 2023
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders of Trean Insurance Group, Inc. (“Trean”) to be held on [  ], 2023, at Trean’s headquarters located at 150 Lake Street West, Wayzata, Minnesota 55391, at [  ] [a.m.] / [p.m.], Central Time (such meeting, including any adjournment or postponement thereof, the “Special Meeting”).
At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 15, 2022 (as it may be amended from time to time, the “Merger Agreement”), by and among Trean, Treadstone Parent Inc. (“Parent”) and Treadstone Merger Sub Inc., a direct, wholly-owned subsidiary of Parent (“Merger Sub”) and approve the Merger (as defined below) and the other transactions contemplated by the Merger Agreement (the “Merger Agreement Proposal”). Pursuant to the terms of the Merger Agreement and subject to the satisfaction or waiver (in accordance with the terms of the Merger Agreement) of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Trean (the “Merger”), effective as of the effective time of the Merger (the “Effective Time”). As a result of the Merger, Merger Sub will cease to exist, and Trean will survive the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). You will also be asked to consider and vote on a proposal to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or to seek a quorum if one is not initially obtained (the “Adjournment Proposal”). Parent and Merger Sub are controlled by investment funds managed by Altaris, LLC (“Altaris”). Affiliates of Altaris beneficially own approximately 47% of the voting power of the issued and outstanding shares of Trean’s common stock entitled to vote at the Special Meeting.
If the Merger contemplated by the Merger Agreement is completed, you will be entitled to receive $6.15 in cash, without interest, and subject to applicable withholding taxes, for each share of Trean’s common stock, par value $0.01 per share (“Trean Common Stock”), that you own (unless you have properly exercised your appraisal rights with respect to such shares).
On December 15, 2022, the special committee (the “Special Committee”) of Trean’s board of directors (the “Board”), consisting solely of non-management members of the Board who are disinterested and independent of Altaris and its affiliates, after considering various factors, including those described in the accompanying proxy statement (the “Proxy Statement”), and after consultation with the Special Committee’s independent legal and financial advisors, unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of Trean and the “Unaffiliated Stockholders” (defined as Trean’s stockholders other than Altaris and its affiliates, Parent, Merger Sub, any Rollover Stockholders (as defined in the Merger Agreement) or any officers of Trean whom the Board has determined are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Section 16 Officers”) or any of their respective affiliates, associates or members of their immediate family (as such terms are defined in Rules 12b-2 and 16a-1 of the Exchange Act)) and substantively and procedurally fair to the “unaffiliated security holders” (as defined under Rule 13e-3 of the Exchange Act), (ii) determined that it is advisable and in the best interests of Trean and the Unaffiliated Stockholders to enter into and approve, adopt and declare advisable, the Merger Agreement, (iii) recommended that the Board (A) determine that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of, Trean and its stockholders (including the Unaffiliated Stockholders), (B) determine that it is in the best interests of Trean and its stockholders (including the Unaffiliated Stockholders) to enter into, and approve, adopt and declare advisable, the

Merger Agreement, (C) approve the execution and delivery by Trean of the Merger Agreement, the performance by Trean of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained in the Merger Agreement, (D) direct that the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, including the Merger, be submitted to the stockholders of Trean, and (E) recommend that the stockholders of Trean vote to adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof.
The Board (other than Daniel G. Tully, who abstained from participating in the deliberations or voting on the matter due to his position as Co-Founder and Managing Director of Altaris), acting upon the unanimous recommendation of the Special Committee, unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of, Trean and its stockholders (including the Unaffiliated Stockholders), (ii) determined that it is in the best interests of Trean and its stockholders (including the Unaffiliated Stockholders) to enter into, and approved, adopted and declared advisable, the Merger Agreement, (iii) approved the execution and delivery by Trean of the Merger Agreement, the performance by Trean of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, upon the terms and subject to the conditions contained in the Merger Agreement, (iv) directed that the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, including the Merger, be submitted to the stockholders of Trean, and (v) resolved to recommend that the stockholders of Trean vote to adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof.
The Merger Agreement and the Merger have been unanimously approved and recommended by the Special Committee. Trean’s Board (other than Mr. Tully, who abstained from participating in the deliberations or voting on the matter due to his position as Co-Founder and Managing Director of Altaris), acting on the unanimous recommendation of the Special Committee, unanimously recommends that you vote (i) “FOR” the Merger Agreement Proposal and (ii) “FOR” the Adjournment Proposal.
The enclosed Proxy Statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement. The Proxy Statement also describes the actions and determinations of the Special Committee and the Board in connection with its evaluation of the Merger Agreement and the Merger. You are encouraged to read the Proxy Statement and its annexes, including the Merger Agreement, carefully and in their entirety. You may also obtain more information about Trean from documents we file with the U.S. Securities and Exchange Commission (the “SEC”), from time to time.
We appreciate you taking the time to vote promptly, and encourage you to do so electronically. After reading the Proxy Statement, please vote at your earliest convenience over the Internet by using the Internet address on the proxy card or by telephone using the toll-free number on the proxy card. If you do not have access to a touch-tone phone or the Internet, you may alternatively vote by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope. Only your last-dated proxy will be counted, and any proxy may be revoked by you at any time prior to its exercise at the Special Meeting. If your shares are held in “street name” through a broker, bank or other nominee, you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Without your voting instructions, because of the non-routine nature of the proposals, your broker, bank or other nominee may not vote your shares with respect to any of the proposals. We encourage you to instruct your broker, bank or other nominee to vote your shares “FOR” all of the proposals set forth in the Proxy Statement by following the directions on the enclosed voting instruction form to provide your instructions over the Internet, by telephone or by signing, dating and returning the voting instruction form in the postage-paid envelope provided. Again, we encourage you to vote electronically.
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.

We cannot consummate the Merger unless the Merger Agreement Proposal is approved by both (i) the affirmative vote of Unaffiliated Stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock beneficially owned by the Unaffiliated Stockholders entitled to vote thereon and (ii) the affirmative vote of Trean stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock entitled to vote thereon. In addition, the Merger Agreement makes the approval by both the Unaffiliated Stockholders and Trean stockholders generally of the Merger Agreement Proposal a non-waivable condition to the parties’ obligations to consummate the Merger.
The failure of any stockholder to grant a proxy electronically over the Internet or by telephone, to submit a signed proxy card or to vote at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, and will not have any effect on the proposal to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate. Further, such stockholder’s shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting. Because the proposals presented to stockholders will be considered non-discretionary, there will not be any broker non-votes at the Special Meeting. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and will have no effect on the Adjournment Proposal.
If you have any questions about the Proxy Statement, the Special Meeting, the Merger Agreement or the Merger or need assistance with voting procedures, please contact Okapi Partners, LLC, our proxy solicitor, by calling (844) 203-3605.
On behalf of Trean’s Board, I thank you for your support and appreciate your consideration of this matter.
Sincerely,

Julie A. Baron
Chief Executive Officer
Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated by it, including the Merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.
The Proxy Statement is dated [  ], 2023 and, together with the enclosed form of proxy card, is first being mailed to Trean stockholders on or about [  ], 2023.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED AS OF JANUARY 19, 2023

150 Lake Street West
Wayzata, Minnesota 55391
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
YOUR VOTE IS VERY IMPORTANT.
PLEASE VOTE YOUR SHARES PROMPTLY.
A special meeting of stockholders of Trean Insurance Group, Inc., a Delaware corporation (“Trean”), will be held on [  ], 2023, at Trean’s headquarters located at 150 Lake Street West, Wayzata, Minnesota 55391, at [  ] [a.m.] / [p.m.], Central Time (such meeting, including any adjournment or postponement thereof, the “Special Meeting”).
The Special Meeting will be held for the following purposes:
1.
to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 15, 2022, by and among Trean, Treadstone Parent Inc. (“Parent”) and Treadstone Merger Sub Inc., a direct, wholly-owned subsidiary of Parent (“Merger Sub”) (as it may be amended from time to time, the “Merger Agreement”), a copy of which is attached as Annex A to the proxy statement (the “Proxy Statement”) accompanying this notice, and approve the merger of Merger Sub with and into Trean, with Trean surviving the merger as a wholly-owned subsidiary of Parent, and the other transactions contemplated by the Merger Agreement (the “Merger Agreement Proposal”); and

2.
to consider and vote on a proposal to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or to seek a quorum if one is not initially obtained (the “Adjournment Proposal”).

These items of business are more fully described in the Proxy Statement of which this notice forms a part. Trean will transact no other business at the Special Meeting, except such business as may properly be brought before the Special Meeting by or at the direction of Trean’s board of directors (the “Board”).
Both (1) the affirmative vote of Unaffiliated Stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean’s common stock, par value $0.01 per share (“Trean Common Stock”) beneficially owned by the Unaffiliated Stockholders (defined as Trean’s stockholders other than Altaris and its affiliates, Parent, Merger Sub, any Rollover Stockholders (as defined in the Merger Agreement) or any officers of Trean whom the Board has determined are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Section 16 Officers”) or any of their respective affiliates, associates or members of their immediate family (as such terms are defined in Rules 12b-2 and 16a-1 of the Exchange Act)) entitled to vote thereon and (2) the affirmative vote of Trean stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock entitled to vote thereon are required to approve the Merger Agreement Proposal. The affirmative vote of Trean stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock present or represented by proxy at the Special Meeting and entitled to vote thereon is required to approve the Adjournment Proposal. The failure of any stockholder of record to grant a proxy electronically over the Internet or by telephone, submit a signed proxy card, or to vote by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and will not have any effect on the Adjournment Proposal. Abstentions will be counted as votes “AGAINST” the Merger Agreement Proposal and the Adjournment Proposal. Because the proposals presented to stockholders will be considered non-discretionary, there will not be any broker non-votes at the Special Meeting. Broker non-votes, if any, will not be considered present for the purposes of establishing a quorum, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and will have no effect on the Adjournment Proposal.

Only Trean stockholders of record as of the close of business on [  ], 2023 are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose germane to the Special Meeting for a period of ten days prior to the Special Meeting and ending on the day before the date of the Special Meeting during ordinary business hours at Trean’s corporate headquarters located at 150 Lake Street West, Wayzata, Minnesota 55391.
Trean stockholders who do not vote in favor of the Merger Agreement Proposal will have the right to seek appraisal of the fair value of their shares of Trean Common Stock if they deliver a demand for appraisal before the vote is taken on the Merger Agreement Proposal and comply with all the requirements of Delaware law, which are summarized in the Proxy Statement accompanying this notice and reproduced in their entirety in Annex C to the accompanying Proxy Statement.
The Merger Agreement and the Merger have been unanimously approved and recommended by a special committee of the Board, consisting solely of directors who are disinterested and independent of Altaris and its affiliates (the “Special Committee”).
The Board (other than Daniel G. Tully, who abstained from participating in the deliberations or voting on the matter due to his position as Co-Founder and Managing Director of Altaris), acting upon the unanimous recommendation of the Special Committee, recommends that you vote all of your shares as follows:
(i)	“FOR” the Merger Agreement Proposal; and
(ii)	“FOR” the Adjournment Proposal.
In considering the recommendation of the Board, Trean stockholders should be aware that Trean’s executive officers and members of the Board may have agreements and arrangements in place that provide them with interests in the Merger that may be different from, or in addition to, those of Trean’s stockholders generally. See the section entitled “Special Factors—Interests of the Directors and Executive Officers of Trean in the Merger” beginning on page 61 of this Proxy Statement.
Our Notice of Special Meeting and Proxy Statement are available at [  ].
By order of the Board,

Patricia A. Ryan
Chief Legal Officer & Corporate Secretary
[  ], 2023

IMPORTANT
YOUR VOTE IS EXTREMELY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, WE URGE YOU TO VOTE PROMPTLY “FOR” EACH OF THE PROPOSALS.
If you have any questions about submitting your proxy card or otherwise require assistance, please contact:
Okapi Partners, LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others Call Toll-Free: (844) 203-3605
Email: info@okapipartners.com

i

ii

SUMMARY TERM SHEET
This summary term sheet highlights selected information from this proxy statement (this “Proxy Statement”) related to the merger (the “Merger”) of Treadstone Merger Sub Inc. (“Merger Sub”) with and into Trean Insurance Group, Inc. (“Trean”) and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire Proxy Statement, the annexes to this Proxy Statement and the documents we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 116 of this Proxy Statement. The Merger Agreement (as defined below) is attached as Annex A to this Proxy Statement. You are encouraged to read the Merger Agreement, which is the legal document that governs the Merger.
Certain Defined Terms
Unless otherwise specifically noted in this Proxy Statement or the context otherwise requires, references to certain defined terms have the following meanings:
•
“Adjournment Proposal” means the proposal at the Special Meeting to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or to seek a quorum if one is not initially obtained;

•	“Altaris” means Altaris, LLC, a Delaware limited liability company;
•
“Altaris Filing Parties” means Merger Sub, Parent, Treadstone Upper Parent Inc., Treadstone Aggregator L.P., Altaris Health Partners V, L.P., Altaris Health Partners V-A, L.P., AHP V GP, L.P., AHP-TH LLC, AHP-BHC LLC, ACP-TH LLC, ACP-BHC LLC, Altaris Health Partners III, L.P., AHP III GP. L.P., Altaris Constellation Partners, L.P., AHP Constellation GP, L.P., Altaris Partners, George E. Aitken-Davies and Daniel G. Tully;

•	“Altaris Partners” means Altaris Partners, LLC, a Delaware limited liability company;
•	“Altaris Stockholders” means AHP-BHC LLC, AHP-TH LLC, ACP-BHC LLC, and ACP-TH LLC;
•	“Board” means the board of directors of Trean;
•	“Code” means the Internal Revenue Code of 1986, as amended;
•	“DGCL” means the General Corporation Law of the State of Delaware, as amended;
•	“Effective Time” means the effective time of the Merger;
•	“Exchange Act” means the Securities Exchange Act of 1934, as amended;
•	“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;
•	“Merger” means the merger of Merger Sub with and into Trean as governed by that certain Merger Agreement;
•	“Merger Agreement” means the Agreement and Plan of Merger, dated as of December 15, 2022, as it may be amended from time to time, by and among Trean, Parent and Merger Sub;
•	“Merger Agreement Proposal” means the proposal at the Special Meeting to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement;
•	“Merger Sub” means Treadstone Merger Sub Inc., a Delaware corporation;
•	“Nasdaq” means the Nasdaq Stock Market;
•	“Parent” means Treadstone Parent Inc., a Delaware corporation;
•	“SEC” means the U.S. Securities and Exchange Commission;
•	“Section 16 Officers” means any officers of Trean whom the Board has determined are subject to the reporting requirements of Section 16 of the Exchange Act;

•	“Securities Act” means the Securities Act of 1933, as amended;
•	“Special Committee” means the special committee of the Board, consisting solely of directors who are disinterested and independent of Altaris and its affiliates;
•
“Special Meeting” means the special meeting of the Trean stockholders held at Trean’s corporate headquarters, located at 150 Lake Street West, Wayzata, Minnesota 55391, on [  ], 2023 at [  ] [a.m.] / [p.m.], Central Time, unless the meeting is adjourned or postponed;

•	“Special Meeting Proposals” means, collectively, the Merger Agreement Proposal and the Adjournment Proposal;
•	“Trean,” the “Company,” “we,” “our,” “us” and similar words in this Proxy Statement refer to Trean Insurance Group, Inc., including, in certain cases, our subsidiaries;
•	“Trean Common Stock” means Trean common stock, par value $0.01 per share; and
•
“Unaffiliated Stockholders” means Trean’s stockholders other than Altaris and its affiliates, Parent, Merger Sub, any Rollover Stockholders (as defined in the Merger Agreement), any Section 16 Officers and any of their respective affiliates, associates or members of their immediate family (as such terms are defined in Rules 12b-2 and 16a-1 of the Exchange Act).

Transaction Consideration
Upon the consummation of the Merger, each share of Trean Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) any shares held in the treasury of Trean, (ii) any shares owned by Parent or any direct or indirect wholly-owned subsidiary of Parent (including Merger Sub), (iii) any shares to be treated as otherwise agreed to in writing before the Effective Time between Parent or its affiliates and the holder thereof (the shares described in clauses (i), (ii) and (iii), collectively, the “Cancelled Shares”), and (iv) any shares owned by stockholders who are entitled to and have properly exercised and perfected their demands for appraisal rights under Delaware law (the “Dissenting Shares” and the holders of shares described in clauses (i), (ii), (iii) and (iv) the “Excluded Holders”)) will be automatically converted into the right to receive $6.15 in cash, without interest and subject to applicable withholding taxes (the “Transaction Consideration”).
For a description of the Transaction Consideration, see the section of this Proxy Statement entitled “Terms of the Merger Agreement—Transaction Consideration” beginning on page 77 of this Proxy Statement.
Treatment of Trean Equity Awards
The Merger Agreement provides that Trean’s equity awards and equity-based awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment as of the Effective Time:
Company Options
At the Effective Time, each option to purchase shares of Trean Common Stock outstanding as of immediately prior to the Effective Time whether vested or unvested (the “Company Options”), will be cancelled and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s (as defined below) first payroll date after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, from the Surviving Corporation with respect thereto equal to the product of (A) the number of shares of Trean Common Stock subject to such Company Option as of immediately prior to the Effective Time and (B) the excess, if any, of the Transaction Consideration over the exercise price per share of Trean Common Stock subject to such Company Option as of immediately prior to the Effective Time. Any Company Option with an exercise price equal to or in excess of the Transaction Consideration will be cancelled by virtue of the Merger without any action on the part of the holder thereof and without any payment to the holder thereof.
Company PSUs
At the Effective Time, each Trean performance stock unit (the “Company PSUs”) award outstanding as of immediately prior to the Effective Time will automatically become vested and will be cancelled without any action on the part of any holder or beneficiary thereof and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, from the Surviving Corporation with respect thereto equal to the product of (A) a prorated number of shares of Trean Common Stock (such prorated number for Company PSU awards granted in 2021 being two-thirds, and for Company PSU awards granted in 2022 being one-third) that would have vested pursuant to the terms of such Company PSU award based on projected performance through the Effective Time (such projected performance resulting in a payout of 111.9% of the target number of shares for Company PSU awards granted in 2021 and 200% of the target number of shares for Company PSU awards granted in 2022), and (B) the Transaction Consideration.
Company MSUs
At the Effective Time, each Trean market stock unit (the “Company MSUs”) award outstanding as of immediately prior to the Effective Time will automatically become fully vested and will be cancelled without any action on the part of any holder or beneficiary thereof and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, from the Surviving Corporation with respect thereto equal to the product of (A) the number of shares of Trean Common Stock that would have vested pursuant to the terms of such Company MSU award based on actual performance through the Effective Time, and (B) the Transaction Consideration.
Company RSUs
At the Effective Time, each Trean restricted stock unit (the “Company RSUs”) award outstanding as of immediately prior to the Effective Time will automatically become fully vested and will be cancelled and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, from the Surviving Corporation with respect thereto equal to the product of (A) the number of shares of Trean Common Stock then underlying such Company RSU award as of immediately prior to the Effective Time and (B) the Transaction Consideration.
For additional information regarding the treatment of Trean’s outstanding equity awards, see the section entitled “Terms of the Merger Agreement—Transaction Consideration—Outstanding Trean Equity Awards” beginning on page 77 of this Proxy Statement.
Special Factors (page 27)
Background of the Merger
Parent and Merger Sub are each affiliated with Altaris, a healthcare investment firm with an exclusive focus on building companies that deliver value to the healthcare system through innovation and efficiency. A description of the background of the Merger, including Trean’s discussions with Altaris is included in the section of this Proxy Statement entitled “Special Factors—Background of the Merger” beginning on page 27 of this Proxy Statement.
Recommendation of the Board; Recommendation of the Special Committee; Reasons for the Merger
The Board delegated to the Special Committee full power and authority to, among other things, review, negotiate and evaluate any potential or actual proposal from Altaris and any other alternative proposals or other strategic alternatives that may be available to Trean, including the Merger. The Special Committee consists solely of two non-management members of the Board who are disinterested and independent of Altaris and its affiliates.
After careful consideration, the Special Committee unanimously: (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Trean and the Unaffiliated Stockholders and substantively and procedurally fair to the “unaffiliated security holders” (as defined under Rule 13e-3 of the Exchange Act); (ii) determined that it is advisable and in the best interests of Trean and the Unaffiliated Stockholders to enter into, and approve, adopt and declare advisable, the Merger Agreement; and (iii) recommended that the Board (1) determine that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Trean and its stockholders (including the Unaffiliated Stockholders), (2) determine that it is in the best interests of Trean and its stockholders (including the Unaffiliated Stockholders) to enter into, and approve, adopt and declare advisable, the Merger Agreement, (3) approve the execution and delivery by Trean of the Merger Agreement, the performance by Trean of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (4) direct that the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, be submitted to the stockholders of Trean, and (5) recommend that the stockholders of Trean vote to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof.
Following the receipt of the unanimous recommendation of the Special Committee discussed above, and acting in accordance with the unanimous recommendation of the Special Committee, the Board (other than Daniel G. Tully, who abstained from participating in the deliberations or voting on the matter due to his position as Co-Founder and Managing Director of Altaris (the “Recused Director”)) unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Trean and its stockholders (including the Unaffiliated Stockholders), (ii) determined that it is in the best interests of Trean and its stockholders (including the Unaffiliated Stockholders) to enter into, and approved, adopted and declared advisable, the Merger Agreement, (iii) approved the execution and delivery by Trean of the Merger Agreement, the performance by Trean of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iv) directed that the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, including the Merger, be submitted to the stockholders of Trean, and (v) resolved to recommend that the stockholders of Trean vote to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, at any meeting of the Trean stockholders held for such purpose and any adjournment or postponement thereof.
The Merger Agreement and the Merger have been unanimously approved and recommended by the Special Committee. The Board, other than the Recused Director (acting upon the unanimous recommendation of the Special Committee), unanimously recommends that you vote (i) “FOR” the Merger Agreement Proposal and (ii) “FOR” the Adjournment Proposal.
For a description of the material factors considered by the Special Committee and by the Board in deciding to recommend approval of the Merger Agreement Proposal, see the sections of this Proxy Statement entitled “Special Factors—Recommendation of the Special Committee; Reasons for the Merger” beginning on page 36 and “Special Factors—Approval and Recommendations of the Board; Trean’s Position as to the Fairness of the Merger to Trean’s Unaffiliated Security Holders” beginning on page 42 of this Proxy Statement.
Position of the Altaris Filing Parties as to the Fairness of the Merger; Purpose and Reasons of the Altaris Filing Parties for the Mergers
Under the SEC rules governing “going-private” transactions, each of the Altaris Filing Parties is an affiliate of Trean and, therefore, required to express their purposes and reasons for the Merger and their beliefs as to the fairness of the Merger to Trean’s “unaffiliated security holders” (as defined under Rule 13e-3 of the Exchange Act). For a description of the Altaris Filing Parties’ purposes and reasons for the Merger, and their beliefs as to the fairness of the Merger to Trean’s unaffiliated security holders, see “Special Factors—Position of the Altaris Filing Parties as to the Fairness of the Merger” beginning on page 43 of this Proxy Statement and “Special Factors—Purpose and Reasons of the Altaris Filing Parties for the Merger” beginning on page 54 of this Proxy Statement.
Opinion of the Special Committee’s Financial Advisor
The Special Committee retained Houlihan Lokey, Inc. (“Houlihan Lokey”) to act as an independent financial advisor to the Special Committee in connection with the Merger, pursuant to an engagement letter effective October 1, 2022. In connection with this engagement, the Special Committee requested that Houlihan Lokey evaluate the fairness, from a financial point of view, to the Unaffiliated Stockholders of the Transaction Consideration to be paid to such Unaffiliated Stockholders in the Merger.

On December 15, 2022, Houlihan Lokey verbally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated December 15, 2022), to the effect that the Transaction Consideration to be received by the Unaffiliated Stockholders in the Merger pursuant to the Merger Agreement is fair to such stockholders from a financial point of view.
Houlihan Lokey’s opinion was directed to the Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the Unaffiliated Stockholders of the Transaction Consideration to be received by such stockholders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this Proxy Statement and describes certain of the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board, any security holder of Trean or any other person as to how to act or vote with respect to any matter relating to the Merger. See “Special Factors—Opinion of the Special Committee’s Financial Advisor” beginning on page 46 of this Proxy Statement.
Certain Effects of the Merger
The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into Trean, whereupon the separate existence of Merger Sub shall cease, and Trean shall continue as the surviving corporation (the “Surviving Corporation”) and shall continue to be governed by the laws of Delaware. As a result of the Merger, the Surviving Corporation will become a direct, wholly-owned subsidiary of Parent, and Trean Common Stock will no longer be publicly traded. In addition, Trean Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, in each case, in accordance with applicable laws, rules and regulations, and Trean will no longer file periodic reports with the SEC on account of Trean Common Stock. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Trean and Parent may agree and specify in the certificate of merger).
Certain Effects on Trean if the Merger Is Not Consummated
If the Requisite Stockholder Approvals (as defined below) are not obtained or if the Merger is not consummated for any other reason, Trean stockholders will not receive any payment for their shares of Trean Common Stock. Instead, Trean will remain an independent public company, Trean Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC on account of Trean Common Stock. Under certain specified circumstances, Trean may be required to pay Parent a termination fee upon the termination of the Merger Agreement, as described in the section entitled “Terms of the Merger Agreement—Termination Fee” beginning on page 95 of this Proxy Statement.
Interests of the Directors and Executive Officers of Trean in the Merger
In considering the recommendation of the Board that holders of Trean Common Stock vote to approve the Merger Agreement Proposal, our stockholders should be aware that certain of Trean’s executive officers and non-employee directors have interests in the Merger that may be different from, or in addition to, those of Trean’s stockholders generally. The Special Committee and the Board were aware of and considered these interests, among other matters, in approving the Merger Agreement and the Merger and in recommending that Trean stockholders approve the Merger Agreement Proposal. These interests include the following:
•	the compensation of the Special Committee;
•	Daniel G. Tully’s affiliation with Altaris (Mr. Tully abstained from participating in the deliberations or voting on the matter due to his position as Co-Founder and Managing Director of Altaris);
•	the treatment of (i) Company Options, (ii) Company PSUs, (iii) Company MSUs, and (iv) Company RSUs that are outstanding as of the Effective Time;

•	the possibility of Trean executive officers entering into compensatory arrangements with Parent or its affiliates prior to or following the closing of the Merger; and
•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.
See the section entitled “Special Factors—Interests of the Directors and Executive Officers of Trean in the Merger” beginning on page 61 of this Proxy Statement for a more detailed description of these interests. If the Merger Agreement Proposal is approved by Trean stockholders, the shares of Trean Common Stock held by Trean’s directors and executive officers (other than any Rollover Stockholders (as defined in the Merger Agreement)) will be treated in the same manner as outstanding shares of Trean Common Stock held by all other Trean stockholders entitled to receive the Transaction Consideration.
U.S. Federal Income Tax Consequences of the Merger
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section entitled “Special Factors—U.S. Federal Income Tax Consequences of the Merger” beginning on page 64 of this Proxy Statement) in exchange for such U.S. Holder’s shares of Trean Common Stock pursuant to the Merger will be a taxable transaction and generally will result in the recognition of gain or loss by such U.S. Holder in an amount measured by the difference, if any, between the cash such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Trean Common Stock surrendered in the Merger.
If you are a Non-U.S. Holder (as defined in the section entitled “Special Factors—U.S. Federal Income Tax Consequences of the Merger” beginning on page 64 of this Proxy Statement), the Merger generally will not result in U.S. federal income tax to you unless you have certain connections with the United States, but you may be subject to U.S. backup withholding of taxes unless you comply with certain certification procedures or otherwise establish a valid exemption from U.S. backup withholding.
For a more complete description of the U.S. federal income tax consequences of the Merger, see the section entitled “Special Factors—U.S. Federal Income Tax Consequences of the Merger” beginning on page 64 of this Proxy Statement.
Holders of Trean Common Stock are urged to consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.
The Special Meeting (page 67)
Date, Time and Place
The Special Meeting will be held at Trean’s corporate headquarters, located at 150 Lake Street West, Wayzata, Minnesota 55391, on [  ], 2023 at [  ] [a.m.] / [p.m.], Central Time, unless the meeting is adjourned or postponed.
Record Date; Shares Entitled to Vote
You are entitled to vote at the Special Meeting if you owned shares of Trean Common Stock at the close of business on [  ], 2023, the record date for the Special Meeting (the “Record Date”). You will have one vote at the Special Meeting for each share of Trean Common Stock you owned at the close of business on the Record Date. A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose germane to the Special Meeting for a period of ten days prior to the Special Meeting and ending on the day before the date of the Special Meeting during ordinary business hours at Trean’s corporate headquarters located at 150 Lake Street West, Wayzata, Minnesota 55391.
Purpose
At the Special Meeting, we will ask Trean stockholders of record as of the Record Date to vote on (i) the Merger Agreement Proposal, which asks Trean stockholders to vote to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement, and (ii) the Adjournment Proposal, which asks Trean stockholders to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or to seek a quorum if one is not initially obtained.

Quorum
The holders of a majority of voting power of all issued and outstanding Trean Common Stock entitled to vote at the Special Meeting, present or represented by proxy, constitutes a quorum for the transaction of business at the Special Meeting. As of the close of business on the Record Date, there were [  ] shares of Trean Common Stock issued and outstanding and entitled to vote. [  ] shares must be present or represented by proxy at the Special Meeting to have a quorum.
Required Vote
Both (1) the affirmative vote of Unaffiliated Stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock beneficially owned by the Unaffiliated Stockholders (the “Unaffiliated Stockholder Approval”) and (2) the affirmative vote of Trean stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock owned by all of Trean’s stockholders and entitled to vote thereon (collectively with the Unaffiliated Stockholder Approval, the “Requisite Stockholder Approvals”) are required to adopt the Merger Agreement. The affirmative vote of Trean stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock present or represented by proxy at the Special Meeting and entitled to vote thereon is required to approve the Adjournment Proposal. Abstentions will have the same effect as votes “AGAINST” the Merger Agreement Proposal and the Adjournment Proposal. Because the proposals presented to the stockholders will be considered non-discretionary, there will not be any broker non-votes at the Special Meeting. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and will have no effect on the Adjournment Proposal.
Stock Ownership of Trean’s Directors and Executive Officers
As of [  ], 2023, the Record Date, Trean’s directors (other than Mr. Tully) and executive officers beneficially owned and were entitled to vote, in the aggregate, [  ] shares of Trean Common Stock, representing approximately [  ]% of the outstanding shares of Trean Common Stock. Trean’s directors and executive officers have informed Trean that they currently intend to vote all of their shares of Trean Common Stock “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal. Mr. Tully is a director of Trean, and he may be deemed to beneficially own any shares of Trean Common Stock held by Altaris Partners and its affiliated entities, which collectively own approximately 47% of the voting power of the issued and outstanding shares of Trean Common Stock entitled to vote at the Special Meeting, because of his affiliation with Altaris Partners and its affiliated entities. See the section of this Proxy Statement entitled “Voting and Support Agreement” beginning on page 75 of this Proxy Statement.
How You Can Vote
You may cast your shares in any of four ways: (i) by voting over the Internet using the website indicated on the enclosed proxy card; (ii) by telephone using the toll-free number on the enclosed proxy card; (iii) by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided; and (iv) by attending the Special Meeting and voting by ballot.
If your shares of Trean Common Stock are held in “street name” and you do not instruct your broker, bank or other nominee how to vote your shares, then, because the Special Meeting Proposals are “non-routine matters,” your broker, bank or other nominee will not have discretionary authority to vote your shares on the Special Meeting Proposals. If your shares of Trean Common Stock are held in “street name,” your broker, bank or other nominee has enclosed a voting instruction form with this Proxy Statement. We encourage you to authorize your broker, bank or other nominee to vote your shares “FOR” each of the Special Meeting Proposals by following the instructions provided on the voting instruction form.
YOUR VOTE IS VERY IMPORTANT. We encourage all stockholders to vote electronically. Please submit your proxy via the Internet or by telephone by following the instructions on the enclosed proxy card. If you do not have access to a touch-tone phone or the Internet, you may alternatively vote by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided—even if you plan to attend the Special Meeting. If you properly and timely submit your proxy, the individuals named as your proxy holders will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted via the Internet, by telephone and by mail) received before the polls are closed at the Special Meeting, and not revoked or superseded, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy card, such shares will be voted by the proxy holders named on the enclosed proxy card according to the recommendation of the Board (acting upon the unanimous recommendation of the Special Committee) “FOR” each of the Special Meeting Proposals.
The Merger (page 71)
Parties Involved in the Merger
Trean Insurance Group, Inc.
Trean is a provider of products and services to the specialty insurance market. Trean underwrites specialty casualty insurance products both through its program partners (“Program Partners”) and also through owned managing general agents. Trean also provides Program Partners with a variety of services, including issuing carrier services, claims administration and reinsurance brokerage.
Trean Common Stock is currently listed on the Nasdaq under the symbol “TIG.”
Treadstone Parent Inc.
Parent is a Delaware corporation formed on December 9, 2022, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger. Parent has not conducted any business operations except in furtherance of this purpose and activities incident to its formation.
Treadstone Merger Sub, Inc.
Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent formed on December 9, 2022, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger. Merger Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon the consummation of the Merger, Merger Sub will cease to exist.
Parent and Merger Sub are affiliates of Altaris Health Partners V, L.P., a Delaware limited partnership, and Altaris Health Partners V-A, L.P., a Delaware limited partnership (collectively, the “Altaris Funds”), which are managed by Altaris. At the Effective Time, Trean, as the Surviving Corporation, will be indirectly owned by the Altaris Funds.
In connection with the transactions contemplated by the Merger Agreement, the Altaris Funds have provided Parent with an equity commitment of $175,000,000 in the aggregate (the “Equity Financing”). Such amount will be used to fund (together with “Company Cash on Hand” (as defined in the Merger Agreement)) payment of (i) the aggregate Transaction Consideration required to be paid by Parent and/or Merger Sub under the Merger Agreement and all consideration required to be paid under the Merger Agreement in respect of Trean stock awards and (ii) all fees and expenses required to be paid by Parent and/or Merger Sub at or prior to the closing of the Merger in connection with the transactions contemplated by the Merger Agreement, in each case, subject to the terms and conditions of the Merger Agreement. In addition, the Altaris Funds have agreed to guarantee the payment of any monetary damages payable by Parent, Merger Sub or any of their affiliates under the Merger Agreement, solely to the extent such damages are determined to be so due and payable by a court of competent jurisdiction, subject to an aggregate cap equal to $18,900,000 and subject to the other terms and conditions of the Merger Agreement. For more information, please see the section entitled “The Merger—Financing of the Merger” beginning on page 73 of this Proxy Statement.
Financing of the Merger
The total amount of funds necessary to consummate the Merger and related transactions, including payment of related fees and expenses, will be approximately $175,000,000.
In connection with the Merger Agreement, Parent and the Altaris Funds have entered into the equity commitment letter, dated as of December 15, 2022 (the “Equity Commitment Letter”), pursuant to which the Altaris Funds provided commitments to contribute to Parent, subject to the terms and conditions set forth therein, the Equity Financing, solely for the purpose of permitting Parent and/or Merger Sub to fund (together with “Company Cash on Hand” (as defined in the Merger Agreement)) payment of (i) the aggregate Transaction Consideration required to be paid by Parent and/or Merger Sub under the Merger Agreement and all consideration required to be paid under the Merger Agreement in respect of Trean stock awards and (ii) all fees and expenses required to be paid by Parent and/or Merger Sub at or prior to the closing of the Merger in connection with the transactions contemplated by the Merger Agreement, in each case, subject to the terms and conditions of the Merger Agreement. Trean is a third-party beneficiary of the Equity Commitment Letter solely for the purpose and to the extent of Trean seeking specific performance of the rights granted to Parent under the Equity Commitment Letter to cause the Altaris Funds to fund their respective commitments in respect thereof, subject to the terms and conditions of such Equity Commitment Letter and the Merger Agreement.
Regulatory Approvals Required for the Merger
Under the Merger Agreement, the Merger cannot be consummated until (i) the applicable waiting period under the HSR Act has expired or been terminated and (ii) all required insurance regulatory approvals (or the applicable regulatory authorities’ non-objection to requests for exemptions in respect thereof) have been obtained.
Legal Proceedings Regarding the Merger
As of the date of this Proxy Statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to Trean, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is that no order, judgment or injunction, whether temporary, preliminary or permanent, by any court or other tribunal of competent jurisdiction (including any insurance regulator) will have been entered and will continue to be in effect, and no law will have been adopted or be effective, in each case, that restrains, enjoins, prevents, prohibits or makes illegal the consummation of the transactions contemplated by the Merger Agreement, including the Merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the transactions contemplated by the Merger Agreement, including the Merger, on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.
Terms of the Merger Agreement (page 76)
Restrictions on Solicitations of Other Offers
For purposes of this Proxy Statement, each of “Company Takeover Proposal” and “Company Superior Proposal” is defined in the section entitled “Terms of the Merger Agreement—Restrictions on Solicitations of Other Offers” beginning on page 84 of this Proxy Statement.
In the Merger Agreement, Trean agreed that, subject to certain exceptions, Trean will not, and will cause its subsidiaries and its and their respective directors and officers not to, and will instruct and use its reasonable best efforts to cause its and its subsidiaries other representatives not to, directly or indirectly through intermediaries: (i) solicit, initiate or knowingly encourage the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal; (ii) conduct, engage in, continue or otherwise participate in negotiations or discussions regarding, or furnish to any other person any information in connection with, or for the purpose of knowingly encouraging, a Company Takeover Proposal; (iii) execute or enter into any binding letter of intent, acquisition agreement, merger agreement, joint venture agreement or similar contract, whether written, oral, binding or non-binding, with respect to a Company Takeover Proposal (other than an “Acceptable Confidentiality Agreement” as defined in the Merger Agreement); or (iv) grant any waiver, amendment or release of any third party under any standstill or confidentiality agreement. However, Trean may grant a waiver of any standstill or similar obligation of any third party with respect to Trean or any of its subsidiaries to allow such third party to make a Company Takeover Proposal.
Alternative Acquisition Agreements
Except as described in the following paragraph, under the terms of the Merger Agreement, none of Trean, its subsidiaries or any of their respective directors and officers may execute or enter into, any binding letter of intent, acquisition agreement, merger agreement, joint venture agreement or similar contract, whether written, oral, binding or non-binding, with respect to a Company Takeover Proposal (other than an Acceptable Confidentiality Agreement).

Notwithstanding anything in the Merger Agreement, prior to, but not after, obtaining the Requisite Stockholder Approvals, the Board (acting upon the recommendation of the Special Committee) or the Special Committee may, in respect of a Company Superior Proposal, either or both (1) make a Company Adverse Recommendation Change (as defined below) or (2) terminate the Merger Agreement (subject to the payment of a $9,450,000 termination fee by Trean) in order to enter into a definitive agreement for such Company Superior Proposal, in each case, if and only if, prior to taking such action, the Board (acting upon the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with its independent financial advisors and outside legal counsel (including the Special Committee’s independent financial advisor and outside legal counsel), that the failure to take such action is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law. However, prior to taking such action, (i) Trean must have given Parent at least four business days’ prior written notice of its intention to take such action, including the terms and conditions of and the basis for such action, the identity of the person making any such Company Superior Proposal, a copy of the Company Superior Proposal or any proposed acquisition agreements and a summary of any related financing commitments in Trean’s possession; (ii) to the extent requested in writing by Parent, Trean (acting through the Special Committee) must have negotiated in good faith with Parent during such four business day period concerning any revisions to the terms of the Merger Agreement proposed by Parent; and (iii) following such notice period, the Board (acting upon the recommendation of the Special Committee) or the Special Committee must have determined, after consultation with its financial advisor and outside legal counsel (including the Special Committee’s independent financial advisor and outside legal counsel), and giving due consideration to the revisions to the terms of the Merger Agreement to which Parent has committed in writing, that the Company Superior Proposal would nevertheless continue to constitute a Company Superior Proposal, assuming the revisions committed to by Parent in writing were to be given effect. Any change to the financial terms or any other material terms of such Company Superior Proposal requires a new notice thereof and Trean will be required to comply again with the requirements described in this paragraph (except that the four business day period above will be a three business day period).
Adverse Recommendation Changes
Except as described in the preceding section and the following paragraph, under the terms of the Merger Agreement, neither the Board nor any committee thereof may make a “Company Adverse Recommendation Change” (as defined in the section entitled “Terms of the Merger Agreement—Adverse Recommendation Changes” beginning on page 87 of this Proxy Statement). Under the Merger Agreement, under certain circumstances and subject to certain requirements described in the section entitled “Terms of the Merger Agreement—Adverse Recommendation Changes” beginning on page 87 of this Proxy Statement, other than in connection with a Company Takeover Proposal, the Board (acting upon the recommendation of the Special Committee) or the Special Committee is only entitled to make a Company Adverse Recommendation Change in response to an “Intervening Event” (as defined in the section entitled “Terms of the Merger Agreement Adverse Recommendation Changes” beginning on page 87 of this Proxy Statement), if prior to taking such action, the Board (acting upon the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with its financial advisor and outside legal counsel (including the Special Committee’s financial advisor and outside legal counsel), that the failure to take such action is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law. However, before taking such action: (i) Trean must have given Parent at least four business days’ prior written notice of its intention to take such action, and specifying in reasonable detail the Intervening Event and the potential reasons that the Board (acting upon the recommendation of the Special Committee) or the Special Committee is proposing to effect a Company Adverse Recommendation Change; (ii) to the extent requested in writing by Parent, Trean (acting through the Special Committee) must have negotiated, and caused its representatives to negotiate, in good faith with Parent during such four business day period to enable Parent to propose revisions to the terms of the Merger Agreement such that it would cause the Board (acting upon the recommendation of the Special Committee) or the Special Committee not to make such Company Adverse Recommendation Change; and (iii) following the end of such four business days’ period, the Board (acting upon the recommendation of the Special Committee) or the Special Committee must have considered in good faith any revisions to the terms of the Merger Agreement to which Parent has committed in writing, and must have determined, after consultation with its financial advisor and outside legal counsel, assuming the revisions committed to by Parent in writing were to be given effect, that the failure to make a Company Adverse Recommendation Change is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain requirements described in the section entitled “Terms of the Merger Agreement—Adverse Recommendation Changes” beginning on page 87 of this Proxy Statement.

Employee Matters
Until the first anniversary of the Effective Time (or if earlier, the termination date of the applicable “Continuing Employee” (as defined in the section entitled “Terms of the Merger Agreement—Employee Matters” beginning on page 89 of this Proxy Statement)), the Surviving Corporation will provide, or cause to be provided, compensation (including base salary, hourly wages and annual bonus opportunities) and employee benefits (excluding any defined benefit pension, equity or equity-based, nonqualified deferred compensation, or retiree health or retiree welfare benefits) to each Continuing Employee that will not be materially less favorable in the aggregate than the compensation and employee benefits provided by Trean or the applicable subsidiary to such Continuing Employee immediately prior to the Effective Time, subject to the same exclusions. In addition, Parent will or will cause the Surviving Corporation to provide Continuing Employees whose employment terminates during the “Benefits Continuation Period” (as defined in the section entitled “Terms of the Merger Agreement—Employee Matters” beginning on page 89 of this Proxy Statement) with severance benefits no less favorable than the severance benefits that would have been provided in accordance with Trean’s past practices or any severance plans, policies or commitments applicable to such Continuing Employee immediately prior to the Effective Time, if any.
Efforts to Close the Merger
Trean, Parent and Merger Sub have agreed to use, and to cause their respective subsidiaries to use, their respective reasonable best efforts to take, or cause to be taken, as promptly as practicable, all actions necessary, proper or advisable to consummate the Merger as promptly as practicable, including to use their respective reasonable best efforts to, as promptly as practicable, (i) cause all of the conditions to the closing of the Merger set out in the Merger Agreement to be satisfied, (ii) prepare and file all necessary, proper or advisable filings and submissions under insurance laws and the HSR Act, (iii) obtain all necessary, proper or advisable governmental approvals (including under applicable insurance laws) and the expiration or termination of any waiting periods under the HSR Act, and (iv) obtain all necessary material consents or waivers from non-governmental entity third parties and (v) execute and deliver any additional agreements, documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and fully carry out the purposes of, the Merger Agreement.
In accordance with the terms and subject to the conditions of the Merger Agreement, Parent and Merger Sub have agreed to take and to cause their respective controlled affiliates to take, in each case as promptly as practicable (and in any event prior to September 15, 2023), all steps necessary to avoid, eliminate or resolve each and every impediment under any antitrust law or insurance law that may be asserted by any governmental entity and obtain all clearances, consents, approvals and waivers under antitrust laws or insurance laws that may be required by any governmental entity (including complying with all restrictions and conditions, if any, imposed or requested by any governmental entity in connection with granting any necessary consent, approval, order, actions or nonactions, waiver or clearance, or terminating any applicable waiting period), so as to enable the parties to close the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable (and in any event no later than September 15, 2023), including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, trust, or otherwise: (a) the sale, divestiture, license or other disposition of any subsidiaries, operations, divisions, businesses, product lines, customers or assets of Parent or any of its controlled affiliates (including Trean or any of its subsidiaries after the Effective Time); (b) any limitation or modification of any of the businesses, services, products or operations of Parent or any of its controlled affiliates (including Trean or any of its subsidiaries after the Effective Time); (c) the termination, relinquishment, modification, or waiver of existing relationships, ventures, contractual rights, obligations or other arrangements of Parent or any of its controlled affiliates (including Trean or any of its subsidiaries after the Effective Time); and/or (d) the creation of any relationships, ventures, contractual rights, obligations or other arrangements of Parent or any of its controlled affiliates (including Trean or any of its subsidiaries after the Effective Time), so long as any such action contemplated above is conditioned upon the consummation of the transactions contemplated by the Merger Agreement.
Conditions to the Closing of the Merger
The respective obligations of each party to effect the Merger will be subject to the fulfillment (or waiver by Trean and Parent, to the extent permissible under applicable law, except that the condition below with respect to obtaining the Requisite Stockholder Approvals is not waivable) on or prior to the closing date of the following conditions:
•	Trean will have obtained the Requisite Stockholder Approvals;

•
No order, judgment, or injunction, whether temporary, preliminary or permanent, by any court or other tribunal of competent jurisdiction (including any insurance regulator) will have been entered and will continue to be in effect, and no law will have been adopted or be effective, in each case that restrains, enjoins, prevents, prohibits or makes illegal the consummation of the Merger; and

•
Any required insurance regulatory approvals will have been obtained and any waiting period (and extensions thereof, including any timing agreements entered into with a governmental entity to extend any waiting period) applicable to the Merger under the HSR Act will have expired or been terminated.

The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable law, waiver by Parent on or prior to the closing date of the Merger of the following conditions:
•
Each of the representations and warranties of Trean contained in the Merger Agreement, without regard to any materiality or Company Material Adverse Effect (as defined in the section entitled “Terms of the Merger Agreement—Representations and Warranties” beginning on page 79 of this Proxy Statement) qualification, must be true and correct as of December 15, 2022, and as of the Effective Time, except for such failures to be true and correct as have not had a Company Material Adverse Effect (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such particular date); provided, however, that certain representations and warranties of Trean:

•
regarding the absence of a Company Material Adverse Effect (as defined in the section entitled “Terms of the Merger Agreement—Representations and Warranties” beginning on page 79 of this Proxy Statement) must be true and correct in all respects at and as of December 15, 2022, and as of the Effective Time;

•
regarding its capital structure must be true and correct at and as of December 15, 2022, and at and as of the Effective Time (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such particular date), except for any de minimis inaccuracies; and

•
regarding (i) its and its subsidiaries’ existence and good standing, (ii) its power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, and (iii) broker fees must be true and correct in all material respects as of December 15, 2022, and as of the Effective Time (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such particular date);

•
Trean must have performed and complied in all material respects with all covenants and agreements required by the Merger Agreement to be performed or complied with by Trean prior to the Effective Time;

•
Since December 15, 2022, there must not have occurred any Company Material Adverse Effect (as defined in the section entitled “Terms of the Merger Agreement—Representations and Warranties” beginning on page 79 of this Proxy Statement); and

•
Trean must have delivered to Parent a certificate, dated the Effective Time, certifying to the effect that the foregoing conditions relating to Trean’s representations and warranties and Trean’s performance and compliance with the covenants and agreements required by the Merger Agreement have been satisfied.

The obligations of Trean to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable law, waiver by Trean on or prior to the closing date of the Merger of the following conditions:
•
Each of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement, without giving effect to any materiality or Parent Material Adverse Effect (as defined in the section entitled “Terms of the Merger Agreement—Representations and Warranties” beginning on page 79 of this Proxy Statement) qualification, must be true and correct in all respects as of the closing date of the Merger as though made on and as of such date, except as such failures to be true and correct has not had a Parent Material Adverse Effect (except to the extent such representations and warranties address matters only as of a particular date, in which case such representations and warranties must be so true and correct as of such particular date); provided, however, that the representations and warranties of Parent and Merger Sub regarding their (i) due organization, existence, good standing and power and authority and (ii) power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, must, if qualified by materiality or Parent Material Adverse Effect qualifications, be true and correct in all respects or, if not so qualified, be true and correct in all material respects, as of the closing date as though made on and as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date);
•
Each of Parent and Merger Sub must have performed or complied in all material respects with all agreements and covenants required to be performed by Parent or Merger Sub, as applicable, under the Merger Agreement at or prior to the closing of the Merger; and

•	Trean must have received a certificate from an executive officer of Parent confirming the satisfaction of the foregoing conditions.
Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger may be abandoned prior to the Effective Time only as follows, and subject to any required authorizations of the Board (acting upon the recommendation of the Special Committee) or the board of directors of Merger Sub to the extent required by the DGCL, as applicable:
•	by mutual written consent of Trean (upon approval of the Special Committee) and Parent;
•	by either Trean (upon approval of the Special Committee) or Parent if:
•
the Requisite Stockholder Approvals are not obtained upon a vote taken thereon at the Stockholder Meeting (as defined in the section entitled “Terms of the Merger Agreement—Other Covenants” beginning on page 92 of this Proxy Statement);

•
the closing of the Merger has not occurred on or prior to 12:01 a.m., New York City time, on September 15, 2023 (the “End Date”), regardless of whether the Requisite Stockholder Approvals have been obtained; provided, however, that this right to terminate the Merger Agreement may not be exercised by any party whose failure to perform any covenant or obligation under the Merger Agreement has been the principal cause of, or resulted in, the failure of the closing of the Merger to have occurred on or prior to the End Date; or

•
an order by a governmental entity of competent jurisdiction has been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order has become final and nonappealable; provided, however, that this right to terminate the Merger Agreement will not be available to a party if such order (or such order becoming final and nonappealable) was due to the material breach of such party of any representation, warranty, covenant or agreement of such party set forth in the Merger Agreement.

•	by Trean (upon approval of the Special Committee) if:
•
Parent or Merger Sub has breached or failed to perform any of its covenants, representations or warranties contained in the Merger Agreement, which breach or failure to perform (A) would give rise to the failure of any condition to the obligations of Trean to effect the Merger; and (B) the relevant breach, failure to perform or inaccuracy referred to in clause (A) is either not curable or is not cured by the earlier of (x) the End Date and (y) the date that is 30 calendar days following written notice from Trean to Parent describing such breach or failure or inaccuracy in reasonable detail (provided that Trean is not then in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement such that any condition to the obligations of Parent or Merger Sub to effect the Merger (other than the requirement of an officer’s certificate) would not be satisfied);

•
prior to obtaining the Requisite Stockholder Approvals, in order to enter into a definitive agreement providing for a Company Superior Proposal (after compliance in all material respects with the applicable terms of the Merger Agreement) either concurrently with or immediately following such termination; provided, that immediately prior to or concurrently with (and as a condition to) the termination of the Merger Agreement, Trean pays to Parent the termination fee in the manner provided in the relevant provisions of the Merger Agreement; or

•
(i) all of the conditions to Parent’s and Merger Sub’s obligations to effect the Merger have been satisfied (other than conditions which are to be satisfied by actions taken at the closing of the Merger, but which will then be capable of satisfaction if the closing of the Merger were to occur on such date) have been and continue to be satisfied, (ii) Trean has notified Parent in writing that all such conditions have been satisfied or, with respect to the conditions solely applicable to Parent’s and Merger Sub’s obligations to effect the Merger Sub, validly waived (or would be satisfied or validly waived if the closing of the Merger were to occur on the date of such notice and other than the conditions applicable to each of Trean’s, Parent’s and Merger Sub’s obligations to effect the Merger, which may not be waived by any party) and it stands ready, willing and able to consummate the Merger at such time, (iii) Trean has given Parent written notice at least three business days prior to such termination stating that Trean’s intention is to terminate the Merger Agreement and (iv) Parent fails to consummate the closing of the Merger on or prior to the day after such three business day period.

•	by Parent if:
•
Trean has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform, if it occurred or was continuing to occur at the Effective Time, would result in a failure of a condition to the obligations of Parent or Merger Sub to effect the Merger (other than the requirement of an officer’s certificate), and such breach, failure to perform or inaccuracy is not curable or is not cured by the earlier of (x) the End Date and (y) the date that is 30 days following written notice from Parent to Trean describing such breach or failure in reasonable detail (provided that Parent is not then in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement such that any condition to the obligations of Parent or Merger Sub to effect the Merger (other than the requirement of an officer’s certificate) would not be satisfied); or

•	prior to obtaining the Requisite Stockholder Approvals, a Company Adverse Recommendation Change has occurred.
In the event of termination of the Merger Agreement pursuant to the relevant provisions thereof, the Merger Agreement will terminate and become void and of no effect (except that the confidentiality agreement between the parties and the provisions relating to the absence of any other representations or warranties by Trean, Parent and Merger Sub, the effect of termination, the termination fee and certain other procedural provisions will survive any termination), and there will be no other liability on the part of Trean, on the one hand, or Parent or Merger Sub, on the other hand, to the other except as provided in provisions of the Merger Agreement relating to the termination fee and; provided, however, that, subject to those provisions, if such termination should result from the willful and material breach of any provision of the Merger Agreement or any fraud by any party, such party will not be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of the Merger Agreement or its fraud.
Damages Cap
Notwithstanding anything to the contrary in the Merger Agreement, in no event will the aggregate monetary liability of Trean or any of its affiliates on the one hand, or Parent, Merger Sub or any of their affiliates on the other hand, relating to or arising out of the Merger Agreement, any related agreement or the transactions contemplated by the Merger Agreement or any such related agreement (including monetary damages in lieu of specific performance, damages for willful and material breach or fraud by such party and any consequential, special, indirect, punitive or other damages) exceed $18,900,000 (the “Damages Cap”), and under no circumstances will any person be entitled to seek or obtain any monetary recovery or award (including monetary damages in lieu of specific performance, damages for willful and material breach or fraud by such party or any consequential, special, indirect, punitive or other damages) in the aggregate in excess of the Damages Cap against Trean or any of its affiliates on the one hand, or Parent, Merger Sub or their respective affiliates on the other hand, for, or with respect to, the Merger Agreement or the transactions contemplated by the Merger Agreement (including any claim for breach (including a willful and material breach) or fraud), the termination of the Merger Agreement, the failure to consummate the transactions contemplated by the Merger Agreement or any claims or actions under applicable law arising under the Merger Agreement or otherwise.

Termination Fee
Trean may be required to pay a termination fee to Parent in the amount of $9,450,000 if:
•	the Merger Agreement is terminated by Trean to enter into a definitive agreement providing for a Company Superior Proposal;
•	the Merger Agreement is terminated by Parent because a Company Adverse Recommendation Change has occurred prior to obtaining the Requisite Stockholder Approvals; or
•
(i) a Company Takeover Proposal has been publicly disclosed by any person after December 15, 2022 and not withdrawn prior to a termination of the Merger Agreement as contemplated by its terms and thereafter the Merger Agreement is terminated (x) by Parent or Trean because the closing of the Merger has not occurred on or prior to the End Date and at the time of such termination the conditions to the parties’ obligations to effect the Merger relating to the absence of legal prohibitions, obtaining insurance regulatory approvals and the expiration of applicable waiting periods under the HSR Act have been satisfied, (y) by Parent because of the breach of any representation, warranty, covenant or other agreement under the Merger Agreement by Trean, which breach would give rise to the failure of any conditions to the obligations of Parent to effect the Merger or (z) by Parent or Trean if the Requisite Stockholder Approvals have not been obtained upon a vote taken thereon at the Stockholder Meeting or any adjournment or postponement thereof and (ii) at any time on or prior to the 12 month anniversary of such termination, Trean or any of its subsidiaries enters into a definitive agreement with respect to any transaction included within the definition of Company Takeover Proposal that is subsequently consummated (whether within such 12 month period or thereafter); provided, that for the purposes of this provision, all references in the definition of Company Takeover Proposal to 20% will instead be references to 50%.

Specific Performance
Parent, Merger Sub and Trean are entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement (including the obligation of the parties to consummate the transactions contemplated by the Merger Agreement and the obligation of Parent and Merger Sub to pay, and Trean’s stockholders’ right to receive, the aggregate consideration payable to them pursuant to the transactions contemplated by the Merger Agreement, in each case in accordance with the terms and subject to the conditions of the Merger Agreement), without proof of actual damages and in addition to any other remedy to which any party is entitled at law or in equity.
Notwithstanding the foregoing, under the Merger Agreement, the right of Trean to an injunction, specific performance or other equitable remedies enforcing Parent’s and Merger Sub’s obligations to cause the Equity Financing to be funded and to effect the closing of the Merger will only be available if: (i) the conditions to the obligations of Parent and the Merger Sub to effect the Merger have been and continue to be satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the closing of the Merger, which must be capable of being satisfied at the closing of the Merger and will be satisfied at the closing of the Merger), (ii) Trean has irrevocably confirmed in a written notice that (x) Trean is ready, willing and able to consummate the closing of the Merger and (y) all of the conditions to the obligations of Parent and Merger Sub to effect the Merger have been satisfied or waived (other than conditions that are to be satisfied by actions taken at the closing of the Merger, which will be capable of being satisfied at the closing of the Merger and will be satisfied at the closing of the Merger) and that if specific performance is granted and the Equity Financing is funded, then Trean would take such actions required of it by the Merger Agreement to cause the closing of the Merger to occur, and (iii) Parent fails to cause the Equity Financing to be funded and consummate the closing of the Merger (the “Closing”) by the end of the third business day following such notice.
The Voting and Support Agreement (page 99)
Pursuant to the Voting and Support Agreement, dated as of December 15, 2022, by and among Trean, Altaris Partners and the Altaris Stockholders (the “Voting and Support Agreement”), affiliates of Altaris agreed to, unless the Board (acting upon the recommendation of the Special Committee) or the Special Committee has made a change of recommendation that amounts to a recommendation against the Merger Agreement and that has not been rescinded or withdrawn (in which case Altaris’ affiliates will be permitted to vote their shares of Trean

Common Stock in any manner they choose in their sole discretion), vote or cause to be voted any shares of Trean Common Stock owned by them (1) in favor of (i) the Merger and the adoption of the Merger Agreement, (ii) each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement and (iii) the adjournment of any meeting of Trean’s stockholders in accordance with the Merger Agreement and (2) against any action or agreement that would reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled.
For further discussion of the Voting and Support Agreement, see the section of this Proxy Statement entitled “The Voting and Support Agreement” beginning on page 99 of this Proxy Statement.
Appraisal Rights (page 109)
If the Merger is consummated, shares of Trean Common Stock held by Trean stockholders who do not vote in favor of the adoption of the Merger Agreement, who continuously hold such shares through the Effective Time of the Merger and who properly demand appraisal of such shares (and who do not withdraw or otherwise lose their appraisal rights), and who otherwise comply with the procedures of Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive the Transaction Consideration, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262. This means that Trean stockholders will be entitled to have their shares of Trean Common Stock appraised by the Court of Chancery of the State of Delaware (the “Delaware Court of Chancery”) and to receive payment in cash of the “fair value” of the shares of Trean Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery. Trean stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares.
To exercise your appraisal rights, you must, among other things, submit a written demand for appraisal in accordance with Section 262 to Trean before the vote is taken on the adoption of the Merger Agreement, you must not vote (in person or by proxy) in favor of Merger Agreement Proposal and you must continue to hold your shares of Trean Common Stock through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this Proxy Statement in the section entitled “Appraisal Rights” beginning on page 109 of this Proxy Statement, and Section 262 is reproduced and attached as Annex C to this Proxy Statement.
Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated by it, including the Merger or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS
The following questions and answers are intended to address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a Trean stockholder. You are encouraged to read carefully the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 116 of this Proxy Statement.
Q:	Why am I receiving these materials?
A:
On December 15, 2022, Trean entered into the Merger Agreement providing for the Merger of Merger Sub with and into Trean, with Trean surviving the Merger as a wholly-owned subsidiary of Parent, an affiliate of Altaris. The Board is furnishing this Proxy Statement and form of proxy card to the holders of Trean Common Stock in connection with the solicitation of proxies in favor of the Merger Agreement Proposal and to approve the Adjournment Proposal. This Proxy Statement includes information that we are required to provide to you under the SEC rules and is designed to assist you in voting on the matters presented at the Special Meeting. Trean stockholders of record as of the close of business on [  ], 2023 may attend the Special Meeting and are entitled and requested to vote on the Special Meeting Proposals.

Q:	When and where is the Special Meeting?
A:	The Special Meeting will be held at Trean’s headquarters located at 150 Lake Street West, Wayzata, Minnesota 55391, on [ ], 2023 at [ ] [a.m.] / [p.m.], Central Time.
Q:	What is the proposed Merger and what effects will it have on Trean?
A:
The proposed Merger is the acquisition of Trean by Parent through the merger of Merger Sub with and into Trean pursuant to the Merger Agreement, with Trean surviving the Merger as a wholly-owned subsidiary of Parent. If the Requisite Stockholder Approvals are obtained, and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into Trean, with Trean continuing as the Surviving Corporation. As a result of the Merger, Trean will become a direct, wholly-owned subsidiary of Parent and you will no longer own shares of Trean Common Stock. Trean expects to delist its common stock from Nasdaq and de-register its common stock under the Exchange Act as soon as practicable after the Effective Time. Thereafter, Trean would no longer be a publicly traded company, and Trean will no longer file periodic reports with the SEC on account of Trean Common Stock.

Q:	What will I receive if the Merger is consummated?
A:
Upon the consummation of the Merger, you will be entitled to receive the Transaction Consideration of $6.15 in cash, without interest and subject to applicable withholding taxes, for each share of Trean Common Stock that you own, unless you have properly exercised and perfected your demand for appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of Trean Common Stock, you will be entitled to receive $615.00 in cash, without interest and subject to applicable withholding taxes, in exchange for your 100 shares of Trean Common Stock. In either case, your shares will be canceled and you will not own nor be entitled to acquire shares in the Surviving Corporation or Parent.

Q:	Who is entitled to vote at the Special Meeting?
A:
Only stockholders of record as of the close of business on [   ], 2023 are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. If your shares of Trean Common Stock are held in “street name” and you do not instruct your broker, bank or other nominee how to vote your shares, then, because both of the Special Meeting Proposals are “non-routine matters,” your broker, bank or other nominee would not have discretionary authority to vote your shares on the Special Meeting Proposals. Instructions on how to vote shares held in “street name” are described under the question “How may I vote?” below.

Q:	How may I vote?
A:	For Trean stockholders of record: If you are eligible to vote at the Special Meeting and are a stockholder of record, you may cast your shares in any of the following four ways:
•	by voting over the Internet using the website indicated on the enclosed proxy card;
•	by telephone using the toll-free number on the enclosed proxy card;
•	by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided; or
•	by attending the Special Meeting in person and voting by ballot.
For holders in “street name”: If your shares of Trean Common Stock are held in “street name” and you do not instruct your broker, bank or other nominee how to vote your shares, then, because both of the Special Meeting Proposals are “non-routine matters,” your broker, bank or other nominee would not have discretionary authority to vote your shares on the Special Meeting Proposals. If your shares of Trean Common Stock are held in “street name,” your broker, bank or other nominee has enclosed a voting instruction form with this Proxy Statement. We encourage you to authorize your broker, bank or other nominee to vote your shares “FOR” both of the Special Meeting Proposals by following the instructions provided on the voting instruction form.
If you submit your proxy by Internet, telephone or mail, and you do not subsequently revoke your proxy, your shares of Trean Common Stock will be voted in accordance with your instructions.
Even if you plan to attend the Special Meeting and vote by ballot, you are encouraged to vote your shares of Trean Common Stock by proxy. If you are a stockholder of record or if you obtain a valid legal proxy to vote shares that you beneficially own and wish to change your vote, you may still vote your shares of Trean Common Stock by ballot at the Special Meeting even if you have previously voted by proxy.
Q:	How many votes do I have?
A:
Each holder of Trean Common Stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Trean Common Stock that such holder owned as of the Record Date.

Q:	May I attend the Special Meeting and vote in person?
A:
Only stockholders of record or beneficial owners of Trean Common Stock as of the close of business on the Record Date or their duly appointed proxies are entitled to attend the Special Meeting. If you plan to attend the Special Meeting, please note that you will need to provide proof of ownership of Trean Common Stock and provide a government-issued picture identification card, such as your driver’s license. If you hold shares in “street name”—i.e., through an account with a broker, bank or other nominee—please bring to the Special Meeting your statement evidencing your beneficial ownership of Trean Common Stock as of the Record Date and provide a government-issued picture identification card, such as your driver’s license. Please note that if you hold shares through a broker, bank or other nominee and plan to attend the Special Meeting in person and would like to vote there, you will need to contact your broker, bank or other nominee and request a “legal proxy.” If your shares are held through a broker, bank or other nominee and you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Trean Common Stock, to:

Trean Insurance Group, Inc.
150 Lake Street West
Wayzata, Minnesota 55391
Attention: Corporate Secretary
All stockholders and beneficial owners should bring a government-issued picture identification card, such as your driver’s license, as you will also be asked to provide a government-issued identification card at the registration desk on the day of the Special Meeting or any adjournment or postponement of the Special Meeting. Everyone who attends the Special Meeting must abide by the rules for the conduct of the Special Meeting. These rules will be printed on the Special Meeting agenda. No cameras, recording equipment, other electronic devices, large bags or packages will be permitted in the Special Meeting.

In any case, we recommend that you submit your proxy via the Internet or by telephone by following the instructions on the enclosed proxy card, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided—even if you plan to attend the Special Meeting in person. If you properly and timely submit your proxy, the individuals named as your proxy holders will vote your shares as you have directed. If you attend the Special Meeting in person and vote by ballot, your vote by ballot will revoke any proxy previously submitted. If you hold your shares in “street name,” because you are not the stockholder of record, you may not vote your shares by ballot at the Special Meeting unless you request and obtain a valid legal proxy from your bank, broker, bank or other nominee.
Q:	What matters will be voted on at the Special Meeting?
A:	You are being asked to consider and vote on the following proposals:
•	the Merger Agreement Proposal, which asks Trean stockholders to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement; and
•
the Adjournment Proposal, which asks Trean stockholders to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or to seek a quorum if one is not initially obtained.

Q:	How does the Transaction Consideration compare to the market price of Trean Common Stock prior to the announcement of the Merger?
A:	The Transaction Consideration of $6.15 per share represents a premium of:
•
approximately 95.2% to the closing price of the Trean Common Stock on December 13, 2022, the reference date included in the materials presented at the December 15, 2022 meeting of the Special Committee;

•
approximately 108.1%, 114.2%, 136.9%, 132.7%, 103.4%, 50.0% and 28.9% to the five-day, 10-day, 20-day, 30-day, three-month, six-month and one-year volume weighted average price of the Trean Common Stock as of such date; and

•	approximately 182.1% to the 52-week low closing price of the Trean Common Stock as of such date (which occurred on November 18, 2022).
Q:	What do I need to do now?
A:
Trean encourages you to read the accompanying Proxy Statement, including all documents incorporated by reference into the accompanying Proxy Statement, and its annexes carefully and in their entirety. Then as promptly as possible, follow the instructions on the enclosed proxy card to submit your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting. We encourage all stockholders to vote electronically. Alternatively, if you do not have access to a touch-tone phone or the Internet, you may sign, date and return the enclosed proxy card in the postage-paid envelope provided. If your shares of Trean Common Stock are held in “street name,” your broker, bank or other nominee has enclosed a voting instruction form with this Proxy Statement. Please do not send your stock certificate(s), if your shares are certificated, or other documents evidencing your ownership with your proxy card. See “How may I vote?” in this section of the Proxy Statement for more information.

Q:	How does the Board recommend that I vote?
A:	The Board (other than the Recused Director) recommends that you vote:
•	“FOR” the Merger Agreement Proposal; and
•	“FOR” the Adjournment Proposal.
You should read the section of this Proxy Statement entitled “Special Factors—Recommendation of the Special Committee; Reasons for the Merger” beginning on page 36 of this Proxy Statement for a discussion of the factors that the Board considered in deciding to recommend the approval of the Merger Agreement. See also the section entitled “Special Factors—Interests of the Directors and Executive Officers of Trean in the Merger” beginning on page 61 of this Proxy Statement.

Q:	Should I send in my evidence of ownership now?
A:
No. After the Merger is consummated, and under the terms of the Merger Agreement, if you are a record holder, you will receive a letter of transmittal instructing you to send your stock certificate(s), if your shares are certificated, or other documents evidencing ownership of shares of Trean Common Stock to the Paying Agent (as defined in the section entitled “Terms of the Merger Agreement—Exchange and Payment Procedures” beginning on page 78 of this Proxy Statement) to receive the cash payment of the Transaction Consideration for each share of Trean Common Stock represented by such stock certificate(s), if your shares are certificated, or other documents evidencing ownership. You should use the letter of transmittal to exchange your shares of Trean Common Stock for the Transaction Consideration to which you are entitled upon the consummation of the Merger. If you hold your shares in “street name,” please contact your broker, bank or other nominee for instructions as to how to effect the surrender of your shares of Trean Common Stock in exchange for the Transaction Consideration in accordance with the terms of the Merger Agreement. Please do not send in your stock certificates, if your shares are certificated, or other documents evidencing ownership now.

Q:	What happens if the Merger is not consummated?
A:
If the Requisite Stockholder Approvals are not obtained or if the Merger is not consummated for any other reason, Trean stockholders will not receive any payment for their shares of Trean Common Stock. Instead, Trean will remain an independent public company, Trean Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC on account of Trean Common Stock.

Under certain specified circumstances in which the Merger is not consummated, Trean may be required to pay Parent a termination fee upon the termination of the Merger Agreement, as described in the sections entitled “Terms of the Merger Agreement—Termination Fee” beginning on page 95 of this Proxy Statement.
Q:	Do any of Trean’s directors or officers have interests in the Merger that may be in addition to or differ from those of Trean’s stockholders generally?
A:
Yes. In considering the recommendations of the Special Committee and the Board (acting upon the unanimous recommendation of the Special Committee) with respect to the Merger Agreement Proposal, you should be aware that Trean’s directors and executive officers may have interests in the Merger different from, or in addition to, the interests of Trean stockholders generally. The Board and the Special Committee were aware of and considered these interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, in approving the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by Trean stockholders. For a description of the interests of Trean’s directors and executive officers in the Merger, see the section entitled “Special Factors—Interests of the Directors and Executive Officers of Trean in the Merger” beginning on page 61 of this Proxy Statement.

Q.	How will Altaris vote the shares of Trean Common Stock it holds?
A.
Pursuant to the Voting and Support Agreement unless the Board (acting upon the recommendation of the Special Committee) or the Special Committee has made a change of recommendation that amounts to a recommendation against the Merger Agreement and that has not been rescinded or withdrawn (in which case Altaris’ affiliates will be permitted to vote their shares of Trean Common Stock in any manner they choose in their sole discretion), Altaris’ affiliates, who collectively own approximately 47% of the voting power of the issued and outstanding shares of Trean Common Stock entitled to vote at the Special Meeting, agreed to vote or cause to be voted any shares of Trean Common Stock owned by them in favor of the Merger and the adoption of the Merger Agreement, each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement and the adjournment of any meeting of Trean’s stockholders in accordance with the Merger Agreement and against any action or agreement that would reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled. For more information, see the section entitled “The Voting and Support Agreement” beginning on page 99 of this Proxy Statement.

Q:	What votes are required to approve the Special Meeting Proposals?
A:
The Requisite Stockholder Approvals, which consists of (1) the affirmative vote of Unaffiliated Stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock beneficially owned by Unaffiliated Stockholders entitled to vote thereon and (2) the affirmative vote of Trean stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock entitled to vote thereon, are required to approve the Merger Agreement Proposal. The affirmative vote of Trean stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock present or represented by proxy at the Special Meeting and entitled to vote thereon is required to approve the Adjournment Proposal. The failure of any stockholder of record to grant a proxy electronically over the Internet or by telephone, submit a signed proxy card, or to vote by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and will not have any effect on the Adjournment Proposal. Abstentions will be counted as votes “AGAINST” the Merger Agreement Proposal and the Adjournment Proposal. Because all of the proposals presented to stockholders will be considered non-discretionary, there will not be any broker non-votes at the Special Meeting. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and will have no effect on the Adjournment Proposal.

As of [  ], 2023, the Record Date for determining who is entitled to vote at the Special Meeting, there were approximately [  ] shares of Trean Common Stock issued and outstanding. Each holder of Trean Common Stock is entitled to one vote per share of Trean Common Stock owned by such holder as of the Record Date.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this Proxy Statement and your proxy card have been sent directly to you by Trean. As the stockholder of record you have the right to vote by proxy, which involves granting your voting rights directly to Trean or to a third party, or to vote by ballot at the Special Meeting.

If your shares are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares. In that case, this Proxy Statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Without your voting instructions, because of the non-routine nature of the Special Meeting Proposals, your broker, bank or other nominee may not vote your shares with respect to the Special Meeting Proposals.
Q:	What is a proxy?
A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Trean Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Trean Common Stock is called a “proxy card.” The Board has designated Julie A. Baron, Nicholas J. Vassallo and Patricia A. Ryan, and each of them, with full power of substitution, as proxies for the Special Meeting.

Q:	Can I change or revoke my proxy?
A:	You may change or revoke your previously submitted proxy at any time before the Special Meeting or, if you attend the Special Meeting, by voting by ballot at the Special Meeting.
If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:
•	by re-voting at a subsequent time by Internet or by telephone following the instructions on the enclosed proxy card;
•	by signing a new proxy card with a date later than your previously delivered proxy and submitting it following the instructions on the enclosed proxy card;

•
by delivering a signed revocation letter to Trean’s Secretary, at Trean’s mailing address on the first page of this Proxy Statement before the Special Meeting, which states that you have revoked your proxy; or

•
by attending the Special Meeting in person and voting by ballot. Attending the Special Meeting will not in and of itself revoke a previously submitted proxy. You must specifically vote by ballot at the Special Meeting for your previous proxy to be revoked.

Your latest dated proxy card, Internet or telephone vote is the one that is counted. If your shares are held in “street name” by a broker, bank or other nominee, you may change your voting instructions by following the instructions of your broker, bank or other nominee.
Q:	If a Trean stockholder gives a proxy, how will the shares be voted?
A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.
Q:	I understand that a quorum is required to conduct business at the Special Meeting. What constitutes a quorum?
A:
The holders of a majority in voting power of all issued and outstanding Trean Common Stock entitled to vote at the Special Meeting, present or represented by proxy, constitutes a quorum for the transaction of business at the Special Meeting. As of the close of business on the Record Date, there were [  ] shares of Trean Common Stock issued and outstanding and entitled to vote. If you submit a properly executed proxy by Internet, telephone or mail, you will be considered a part of the quorum. In addition, abstentions will be counted for purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum. As a result, at least [  ] shares must be present or represented by proxy to have a quorum. If a quorum is not present at the Special Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the Special Meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Each of the chairman of the Special Meeting and the Board also has the power to adjourn the Special Meeting from time to time.

Q:	How can I obtain a proxy card?
A:	If you lose, misplace or otherwise need to obtain a proxy card, please follow the applicable procedure below.
For Trean stockholders of record: Please contact Okapi Partners, LLC at (844) 203-3605.
For holders in “street name”: Please contact your account representative at your broker, bank or other similar institution.
Q:	What happens if I sell or otherwise transfer my shares of Trean Common Stock after the close of business on the Record Date but before the Special Meeting?
A:
The Record Date is earlier than both the date of the Special Meeting and the date the Merger is expected to be consummated. If you sell or transfer your shares of Trean Common Stock after the close of business on the Record Date but before the Special Meeting, unless special arrangements (such as the provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Trean in writing of such special arrangements, you will transfer the right to receive the Transaction Consideration, if the Merger is consummated, to the person to whom you sell or transfer your shares of Trean Common Stock, but you will retain your right to vote these shares at the Special Meeting. Even if you sell or otherwise transfer your shares of Trean Common Stock after the close of business on the Record Date, you are encouraged to complete, date, sign and return the enclosed proxy card or vote via the Internet or telephone.

Q:	What happens if I sell my shares of Trean Common Stock after the Special Meeting but before the Effective Time?
A:
If you transfer your shares of Trean Common Stock after the Special Meeting but before the Effective Time, you will have transferred the right to receive Transaction Consideration to the person to whom you transfer your shares of Trean Common Stock. To receive the Transaction Consideration, you must hold your shares of Trean Common Stock through the Effective Time.

Q:	What should I do if I receive more than one set of voting materials?
A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote via the Internet or telephone (or complete, date, sign and return) with respect to each proxy card and voting instruction card that you receive.

Q:	Who will count the votes?
A:
Trean has retained a representative of Broadridge Financial Solutions to serve as inspector of elections in connection with the Special Meeting. The inspector of elections appointed for the Special Meeting will tabulate votes cast by proxy or by ballot at the Special Meeting. The inspector of elections will also determine whether a quorum is present.

Q:	Who will solicit votes for and bear the cost and expenses of this proxy solicitation?
A:
The cost of this proxy solicitation will be borne by Trean. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. We will pay these directors, officers and employees no additional compensation for these services. We will reimburse banks, brokers and other nominees for their reasonable, out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of Trean Common Stock. Trean has retained Okapi Partners, LLC (“Okapi Partners”) as its proxy solicitor. Okapi Partners will solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. Under our agreement with Okapi Partners, Okapi Partners will receive an estimated fee of approximately $51,000 plus reimbursement of its customary out-of-pocket expenses for its services. In addition, Okapi Partners and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

Q:	Where can I find the voting results of the Special Meeting?
A:	Trean intends to notify stockholders of the results of the Special Meeting by issuing a press release, which it will also file with the SEC as an exhibit to a Current Report on Form 8-K.
Q:	Will I be subject to U.S. federal income tax upon the exchange of Trean Common Stock for cash pursuant to the Merger?
A:
The exchange Trean Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section entitled “Special Factors—U.S. Federal Income Tax Consequences of the Merger” beginning on page 64 of this Proxy Statement) who exchanges shares of Trean Common Stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. Holder’s adjusted tax basis in such shares. If you are a Non-U.S. Holder (as defined in the section entitled “Special Factors—U.S. Federal Income Tax Consequences of the Merger” beginning on page 64 of this Proxy Statement), the Merger generally will not result in U.S. federal income tax to you unless you have certain connections with the United States, but you may be subject to U.S. backup withholding of taxes unless you comply with certain certification procedures or otherwise establish a valid exemption from U.S. backup withholding.

For a more complete description of the U.S. federal income tax consequences of the Merger, see the section entitled “Special Factors—U.S. Federal Income Tax Consequences of the Merger” beginning on page 64 of this Proxy Statement.

Q:	What will the holders of outstanding Trean equity awards receive in the Merger?
A:
If the Merger is completed, each Company Option outstanding as of immediately prior to the Effective Time, will be cancelled and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, from the Surviving Corporation with respect thereto equal to the product of (A) the number of shares of Trean Common Stock subject to such Company Option as of immediately prior to the Effective Time and (B) the excess, if any, of the Transaction Consideration over the exercise price per share of Trean Common Stock subject to such Company Option as of immediately prior to the Effective Time. Any Company Option with an exercise price equal to or in excess of the Transaction Consideration will be cancelled by virtue of the Merger without any action on the part of the holder thereof and without any payment to the holder thereof.

If the Merger is completed, each Company PSU award outstanding as of immediately prior to the Effective Time will automatically become vested and will be cancelled without any action on the part of any holder or beneficiary thereof and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, from the Surviving Corporation with respect thereto equal to the product of (A) a prorated number of shares of Trean Common Stock (such prorated number for Company PSU awards granted in 2021 being two-thirds, and for Company PSU awards granted in 2022 being one-third) that would have vested pursuant to the terms of such Company PSU award based on projected performance through the Effective Time (such projected performance resulting in a payout of 111.9% of the target number of shares for Company PSU awards granted in 2021 and 200% of the target number of shares for Company PSU awards granted in 2022), and (B) the Transaction Consideration.
If the Merger is completed, each Company MSU award outstanding as of immediately prior to the Effective Time will automatically become vested and will be cancelled without any action on the part of any holder or beneficiary thereof and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, from the Surviving Corporation with respect thereto equal to the product of (A) the number of shares of Trean Common Stock that would have vested pursuant to the terms of such Company MSU award based on actual performance through the Effective Time, and (B) the Transaction Consideration.
If the Merger is completed, each Company RSU award outstanding as of immediately prior to the Effective Time will automatically become fully vested and will be cancelled and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, from the Surviving Corporation with respect thereto equal to the product of (A) the number of shares of Trean Common Stock then underlying such Company RSU award as of immediately prior to the Effective Time and (B) the Transaction Consideration.
For additional information regarding the treatment of Trean’s outstanding equity awards, see the section entitled “Terms of the Merger Agreement—Transaction Consideration—Outstanding Trean Equity Awards” beginning on page 77 of this Proxy Statement.
Q:	When do you expect the Merger to be consummated?
A:
Trean and Parent are working toward consummating the Merger as quickly as possible. Assuming the timely receipt of required regulatory approvals and satisfaction or waiver (in accordance with the terms of the Merger Agreement) of other closing conditions, including obtaining the Requisite Stockholder Approvals, we anticipate that the Merger will be completed in the first half of 2023.

Q:	Are there any other risks to me from the Merger that I should consider?
A:
Yes. There are risks associated with all business combinations, including the Merger. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 26 of this Proxy Statement.

Q:	Am I entitled to appraisal rights under the DGCL?
A:
If the Merger is consummated, shares of Trean Common Stock held by Trean stockholders who do not vote in favor of the adoption of the Merger Agreement, who continuously hold such shares of Trean Common Stock through the Effective Time of the Merger and who properly demand appraisal of such shares (and who do not withdraw or otherwise lose their appraisal rights), and who otherwise comply with the procedures of Section 262 shall not have their shares of Trean Common Stock converted into the right to receive Transaction Consideration, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262. This means that Trean stockholders are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Trean Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in the section entitled “Appraisal Rights” beginning on page 109 of this Proxy Statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this Proxy Statement.

Q:	How can I obtain more information about Trean?
A:	You can find more information about Trean from various sources described in the section entitled “Where You Can Find More Information” beginning on page 116 of this Proxy Statement.
Q:	Who can help answer my questions?
A:
If you have any questions concerning the Merger, the Special Meeting or this Proxy Statement, would like additional copies of this Proxy Statement or need help voting your shares of Trean’s Common Stock, please contact Trean’s proxy solicitor:

Okapi Partners, LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others Call Toll-Free: (844) 203-3605
Email: info@okapipartners.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains and the documents to which Trean refers you in this Proxy Statement, as well as information included in oral statements or other written statements made or to be made by Trean or on Trean’s behalf, contain “forward-looking statements” within the meaning of the federal securities laws, including but not limited to those statements related to the Merger, including financial estimates and statements as to the expected timing, completion and effects of the Merger. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, Trean. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect Trean’s business and the price of Trean’s Common Stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by Trean’s stockholders and the receipt of certain regulatory approvals; (iii) the occurrence of any event, change, or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring Trean to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on Trean’s business relationships, operating results, and business generally; (v) risks that the proposed transaction disrupts Trean’s current plans and operations; (vi) Trean’s ability to retain and hire key personnel in light of the proposed transaction; (vii) risks related to diverting management’s attention from Trean’s ongoing business operations; (viii) unexpected costs, charges, or expenses resulting from the proposed transaction; (ix) potential litigation relating to the Merger that could be instituted against Altaris, Trean, or their respective directors, managers, or officers, including the effects of any outcomes related thereto; (x) certain restrictions during the pendency of the Merger that may impact Trean’s ability to pursue certain business opportunities or strategic transactions; (xi) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, or pandemics, including the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; and (xii) other risks described in Trean’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of Trean’s Annual Report on Form 10-K filed with the SEC on March 16, 2022 and subsequent filings. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in any amendments to the Proxy Statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or Trean’s consolidated financial condition, results of operations or liquidity. The forward-looking statements speak only as of the date they are made.
All of the forward-looking statements Trean makes in this Proxy Statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (i) the information contained under this heading and (ii) the information in Trean’s consolidated financial statements and notes thereto included in our most recent filing on Form 10-K for the fiscal year ended December 31, 2021, as amended, and subsequent periodic and interim report filings (see the section entitled “Where You Can Find More Information”).
Discussions of additional risks and uncertainties are contained in Trean’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Trean’s judgment only as of the date hereof. Trean undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

SPECIAL FACTORS
This discussion of the Merger is qualified by reference to the Merger Agreement, which is attached to this Proxy Statement as Annex A. You should read the entire Merger Agreement carefully because it is the legal document that governs the Merger.
We are asking our stockholders to vote on the adoption of the Merger Agreement. If the Merger is completed, the holders of Trean Common Stock will have the right to receive the Transaction Consideration.
Background of the Merger
In July 2020, Trean consummated its initial public offering at $15.00 per share, comprised of 7,142,857 shares of Trean Common Stock issued and sold by Trean and 4,778,571 shares of Trean Common Stock (inclusive of shares sold pursuant to the exercise of the underwriters’ option to purchase additional shares to cover over-allotments) sold by selling stockholders (the “IPO”). Among those selling stock in the IPO was Altaris that, beginning with its acquisition of a 36.4% equity stake in Trean in July 2015, had through multiple equity investments come to acquire a majority equity stake in Trean by the time of the IPO. From time to time since Altaris’ original investment in Trean, and as part of Altaris’ ongoing monitoring of that investment, representatives of Altaris, including Daniel G. Tully, a member of the Board and Co-Founder and Managing Director of Altaris, have engaged in discussions with members of management of Trean regarding Trean’s business, operating results and prospects.
In May 2021, Trean conducted a secondary offering of 5,000,000 shares of Trean Common Stock at $14.00 per share (the “Secondary Offering”), comprised entirely of shares sold by selling stockholders, including Altaris. As a result of the Secondary Offering, Altaris no longer beneficially owned more than 50% of the outstanding shares of Trean Common Stock, and Trean was no longer a “controlled company” within the meaning of the Nasdaq listing rules. Altaris currently owns approximately 47% of the outstanding Trean Common Stock.
Since the IPO, in the ordinary course of business, the Board and the senior management team of Trean regularly have reviewed near- and long-term strategy, performance, positioning and operating prospects of Trean and its subsidiaries with a view toward enhancing stockholder value. These reviews have included, from time to time, evaluations of potential alternatives for achieving long-term strategic goals, including balancing the use of capital to fund growth acquisitions with other potential uses of capital, including maintenance of surplus capital at Trean’s insurance company subsidiaries consistent with Trean’s objective of maintaining its A.M. Best financial strength rating of “A” (ascribed to its insurance companies). In particular, with respect to using capital to fund growth acquisitions, Trean has historically grown in significant part through investments in, or acquisitions of, long-term partners. For example, since 2013, Trean has completed nine acquisitions of companies with which it had prior relationships, seven of which write premiums that represented more than 40% of Trean’s gross written premiums for the year ended December 31, 2021, including Compstar Holding Company LLC (“Compstar”), the parent company of a managing general agent underwriting workers’ compensation insurance coverage for California contractors. Concurrently, Trean has been increasing the scale of its underwriting business, which has added capital requirements, relative to its fee-based business. With respect to other capital allocation objectives, the “A” rating obtained by Trean is important to the continued implementation of its business plan, by enhancing Trean’s ability to attract and retain agents and brokers and the risk profiles of submissions for insurance that Trean’s insurance company subsidiaries receive. In assessing Trean’s appropriate capital structure and position, management and the Board also have taken into account the recent financial performance of Trean, which since the IPO has been characterized by general underperformance relative to the consensus of analyst estimates and occasions in which Trean had determined it necessary to adjust (and in some cases, Trean missed) previously issued financial guidance, particularly in response to unusually high loss activity in 2021 and lower realization of anticipated benefits from its significant Compstar acquisition. Management and the Board also have taken into account that each of Trean’s insurance subsidiaries must hold a specified amount of minimum reserves in order to meet future obligations on outstanding policies.
On March 9, 2022, Trean announced that, effective July 1, 2022, Andrew O’Brien, Trean’s founder who had served as Chief Executive Officer of Trean since its formation, would step down from that position and be appointed as Executive Chairman of the Board. Concurrently, Julie Baron would be appointed as Chief Executive Officer. Ms. Baron has been with Trean since 2007 and has held multiple senior management roles during that span, and immediately prior to her appointment as Chief Executive Officer was serving as President and Chief Operating Officer of Trean.

After market close on August 3, 2022, Trean issued its earnings release for the second quarter of 2022 (the “Second Quarter Earnings Release”). Among other things, in the Second Quarter Earnings Release, Trean updated its full-year 2022 guidance for gross written premiums from between $655 million and $670 million to between $615 million and $630 million, and reiterated guidance for full year net earned premiums of between $255 million and $265 million and full year total revenue of between $268 million and $278 million. Trean also reiterated guidance for full-year expense ratios of 32% to 33% and provided guidance on loss ratios for the second half of 2022 consistent with the first half of 2022. Trean also provided as an outlook for the third quarter of 2022 of gross written premiums between $150 million and $160 million and adjusted net income between $4.3 million and $5.3 million. The closing price of Trean Common Stock on August 4, 2022, was $4.94, down almost 10% from the closing price on the prior trading day.
On or about August 8, 2022, Mr. Tully engaged in a discussion with Mr. O’Brien regarding the investor and analyst feedback received by Trean following the Second Quarter Earnings Release and Trean’s business, operating results and prospects. As part of this discussion, Messrs. Tully and O’Brien discussed generally whether Trean should consider engaging in a going-private transaction. Neither Mr. Tully nor Mr. O’Brien discussed any specific transaction structure, terms or timetable, and no specific proposal regarding a potential going-private transaction, including as to price or valuation, was discussed.
On August 16, 2022, representatives of Altaris, including Mr. Tully, met with members of management of Trean, including Mr. O’Brien and Ms. Baron, to discuss Trean’s business, operating results and prospects. The potential of a going-private transaction was not discussed at this meeting.
On August 30, 2022, Mr. Tully called each of Terry P. Mayotte and Randall D. Jones, two of Trean’s independent directors who were not affiliated with Altaris, and Philip I. Smith, a director of Trean and operating partner of Altaris, and informed them that Altaris may submit a proposal to the Board regarding the potential acquisition by Altaris of all of the outstanding shares of Trean Common Stock not owned by Altaris. No terms regarding such a potential transaction, including as to price or valuation, were discussed; however, Mr. Tully noted that any such proposal would state that Altaris would not move forward with such a potential transaction unless it was approved by a special committee of independent directors, and that, given Messrs. Mayotte’s and Jones’ independence from each of Trean and Altaris, they may be asked by the Board to serve on such a committee.
On August 31, 2022, representatives of Kirkland & Ellis LLP (“Kirkland & Ellis”), outside legal counsel to Altaris, contacted representatives of Bass, Berry & Sims PLC (“Bass Berry”), outside legal counsel to Trean, and relayed Altaris’ intention to submit a proposal to the Board regarding the potential acquisition by Altaris of all of the outstanding shares of Trean Common Stock not owned by Altaris. The representatives of Kirkland & Ellis did not relay any terms regarding such a potential acquisition, including as to price or valuation, which they indicated would be forthcoming in a written proposal to Trean. That same day, the representatives of Bass Berry relayed the information to Mr. O’Brien, as Executive Chairman of the Board, and Patricia Ryan, the Chief Legal Officer of Trean, and Ms. Ryan in turn informed Ms. Baron of the information.
On September 2, 2022, Altaris sent a letter addressed to the Board by which Altaris submitted a non-binding proposal to acquire all of the outstanding shares of Trean Common Stock not owned by Altaris for cash consideration of $6.00 per share (the “September Altaris Proposal”). In this letter, Altaris stated that the September Altaris Proposal represented a premium of 38.2% based on the closing price of Trean Common Stock on September 1, 2022 (which was $4.34 per share), and a 25.8% premium based on the 20-day volume weighted average price per share of Trean Common Stock of $4.77 as of that same date (which Altaris stated represented Trean’s performance following the Second Quarter Earnings Release). Altaris further stated that it would not move forward with the September Altaris Proposal unless it was approved by a special committee of independent directors appointed by the Board that was advised by independent legal and financial advisors, and that the September Altaris Proposal would be subject to a non-waivable condition requiring approval of Trean stockholders representing a majority of the aggregate voting power of the shares of Trean Common Stock not beneficially owned by Altaris. The September Altaris Proposal stated that the proposed transaction would not be subject to a financing condition and did not specifically contemplate any third-party debt financing of the proposed transaction. In addition, Altaris stated that, in its capacity as a stockholder, it had no interest in selling control of Trean to a third party, but emphasized that neither the failure of a special committee to recommend the September Altaris Proposal, nor the failure of Trean’s public stockholders to approve the September Altaris

Proposal, would adversely affect its ongoing relationship with Trean. Finally, Altaris stated that, at the appropriate time and with prior Board consent, it would seek to discuss the possibility of certain stockholders (who were not specified in the September Altaris Proposal) rolling over their shares in the proposed transaction.
On September 6, 2022, the Board held a meeting, attended by representatives of Trean’s senior management and representatives of Bass Berry. Mr. Tully joined the opening portion of the meeting and recused himself from the meeting before the commencement of any substantive discussions. Following Mr. Tully’s departure, the remaining members of the Board discussed process and timing considerations, as well as the potential opportunities and risks, associated with the September Altaris Proposal. Following discussion, the Board (excluding Mr. Tully) determined to form a special committee of two directors who were not, and continue not to be, affiliated with Altaris (the “Special Committee”) and designated Messrs. Mayotte and Jones as the members of the Special Committee. The Board delegated to the Special Committee full power and authority to, among other things: (i) direct the process related to the evaluation of the September Altaris Proposal and alternatives thereto (the September Altaris Proposal and any alternative thereto, a “Transaction”), including the parties with whom any such Transaction should be explored; (ii) negotiate the terms of any potential Transaction; (iii) reject or determine not to pursue a Transaction; (iv) determine initially on behalf of Trean whether any Transaction is advisable, fair to and in the best interests of Trean and its stockholders (or any subset of stockholders that the Special Committee determined appropriate); (v) recommend to the Board what action, if any, should be taken with respect to a Transaction; and (vi) take such other actions as the Special Committee may deem, in its sole judgment and discretion, to be necessary, advisable or appropriate for the Special Committee to discharge its duties, including, without limitation, engaging legal counsel and accounting, financial and other advisors to assist and advise the Special Committee in connection with the foregoing. The Board also resolved not to approve a Transaction without a prior favorable recommendation of the Special Committee.
On September 9, 2022, the Special Committee held a meeting attended by representatives of Morris, Nichols, Arsht & Tunnell LLP (“Morris Nichols”), to interview Morris Nichols as potential independent legal counsel to the Special Committee. At this meeting, a representative of Morris Nichols referenced the absence of material past or present relationships with Trean or Altaris. After the September 9, 2022, meeting and similar meetings held that same day with other prospective independent legal counsel to the Special Committee, the Special Committee determined to retain Morris Nichols as its independent legal counsel. The Special Committee’s determination was based on Morris Nichols’ experience in advising special committees in similar circumstances, the strength of Morris Nichols’ presentation, and the Special Committee’s determination that Morris Nichols would be independent for purposes of representing it.
From time to time, representatives of Morris Nichols had calls with representatives of each of Bass Berry and Kirkland & Ellis to discuss process considerations relating to the Special Committee’s consideration of a Transaction involving Altaris.
On September 14, 2022, the Special Committee held a meeting attended by representatives of Morris Nichols. The Special Committee appointed Mr. Mayotte as its chairperson. Representatives of Morris Nichols then discussed with the members of the Special Committee their fiduciary duties under Delaware law related to their consideration of a potential Transaction. During this meeting, each member of the Special Committee confirmed that he had no significant connections or affiliations with Altaris or Mr. Tully, other than through his service as a director of Trean. A representative of Morris Nichols also described for the Special Committee certain guidelines that Morris Nichols provided to Ms. Ryan earlier that day with respect to the Special Committee’s review of potential Transactions. Those guidelines included that members of Trean management (including Mr. O’Brien, in his capacity as Executive Chairman) should not share financial projections or forecasts with Altaris or its affiliates, or have any discussions with Altaris regarding their roles with Trean after a potential Transaction with Altaris (assuming one were approved and consummated) or severance or retention arrangements in connection with such a Transaction, in each case unless with the prior express authorization of the Special Committee. The Morris Nichols representative also reported that Ms. Ryan had confirmed that neither Mr. Tully nor Mr. O’Brien would have access to any financial projections that would be prepared by members of Trean management. Given Mr. O’Brien’s role as the founder and former Chief Executive Officer of Trean, and the amount of Trean Common Stock owned by him, the Special Committee determined that he should not be provided access to such projections because he was a potential candidate for rollover discussions with Altaris.

Between September 14, 2022, and September 25, 2022, at the direction of the Special Committee, representatives of Morris Nichols vetted the independence and qualifications of potential financial advisors for the Special Committee and had initial meetings with two such potential financial advisors. One of those potential financial advisors, Houlihan Lokey, had served as a financial advisor to Trean in connection with Altaris’ initial investment in Trean.
On September 26, 2022, the Special Committee held a meeting attended by representatives of Morris Nichols to interview each of the two potential financial advisors, review their qualifications and independence, and discuss their preliminary views on how to evaluate the September Altaris Proposal. The Special Committee determined to reconvene the next day and decide then which financial advisor to engage. Also at this meeting, the Special Committee discussed with representatives of Morris Nichols potential compensation for each member of the Special Committee for his service on the Special Committee. The Special Committee initially proposed a monthly fee of $20,000 for Mr. Mayotte (as chairperson) and $15,000 for Mr. Jones. Following discussion, including at a meeting of the Special Committee held on September 29, 2022, the Board and the Special Committee agreed to utilize a flat fee construct of $80,000 for Mr. Mayotte (as chairperson) and $70,000 for Mr. Jones, rather than a monthly fee construct, which flat fee construct was approved by unanimous written consent of the Board on November 1, 2022.
On September 27, 2022, the Special Committee held a meeting attended by representatives of Morris Nichols. Following discussion, the Special Committee determined to retain Houlihan Lokey as its independent financial advisor. The Special Committee’s determination to retain Houlihan Lokey was based on a number of factors, including Houlihan Lokey’s independence and experience in advising special committees and the strength of its presentation on September 26. The Special Committee also took into account the familiarity and experience with Trean and its industry generally gained by Houlihan Lokey in serving as a financial advisor to Trean in connection with Altaris’ initial investment in Trean, while noting that such representation occurred seven years ago and that it did not believe Houlihan Lokey’s other disclosures with respect to relationships with Altaris constituted relationships that would compromise Houlihan Lokey’s independence.
On October 12, 2022, a representative of Kirkland & Ellis contacted a representative of Morris Nichols and requested that Mr. Tully be granted permission to engage in general discussions about Trean with Mr. O’Brien. Such discussions had not occurred since Altaris submitted the September Altaris Proposal. The representative of Kirkland & Ellis stated that such discussions would not address the terms of a potential Transaction with Altaris.
At the request of the Special Committee, management (excluding Mr. O’Brien) prepared five-year projections for Trean, utilizing a “bottom up” approach by line of business. On October 13, 2022, the Special Committee held a meeting, attended by representatives of Morris Nichols, Houlihan Lokey and (in part) management of Trean, to discuss the then-current and in-process draft of such projections. It was observed that the draft projections, which Trean management characterized as contemplating steady, profitable growth through maintaining Trean’s business lines, was consistent with Trean’s existing strategic plan. Management indicated that a more aggressive growth case would require either a more aggressive use of the balance sheet, which would present execution risk and may not be feasible given the minimum reserve requirements of Trean’s subsidiary insurance companies, or an equity capital infusion, which would potentially be dilutive to all stockholders (particularly at Trean’s current stock price), and confirmed that neither of these measures was presently contemplated within Trean’s strategic plan. In that regard, it was noted that capital raised in an August 2022 private offering of $50 million in surplus notes by one of Trean’s insurance subsidiaries was intended by management to increase that subsidiary’s surplus capital, support its financial strength and credit rating and fund levels of premium growth and increases in retention consistent with its strategic plan and the draft projections, rather than for other corporate purposes such as acquisitions. Representatives of management (excluding Mr. O’Brien) then joined the meeting to discuss further the in-process projections with the Special Committee. After the representatives of management left the meeting, the members of the Special Committee and representatives of Houlihan Lokey discussed the draft projections further, observing, among other things: (i) the difficulty of predicting which of Trean’s business lines may grow, in terms of acquiring new programs, particularly in the absence of new capital; and (ii) the possibility that the acquisition of new programs may be offset by poor performance in existing programs. The Special Committee observed that management continued to work toward finalizing the projections and that it would consider the projections further as they approached final form. The participants then discussed the request that Mr. Tully be granted permission to engage in general discussions about Trean with Mr. O’Brien. Following discussion, and taking into account that Mr. O’Brien was not being provided access to the projections being prepared by management, the Special Committee determined that it would be beneficial to permit Messrs. Tully and O’Brien to engage in general discussions about the business of Trean, provided they agree not to discuss the Special Committee’s process, the September Altaris Proposal, or any potential rollover arrangement for Mr. O’Brien or possible role for Mr. O’Brien with Trean following consummation of any potential Transaction with Altaris. Following the meeting, at the direction of the Special Committee, Messrs. O’Brien and Tully were informed of the Special Committee’s determinations.
On October 24, 2022, the Special Committee held a meeting attended by representatives of Morris Nichols and Houlihan Lokey. Representatives of Houlihan Lokey relayed to the Special Committee an update from Trean management on the continued work by members of Trean management (other than Mr. O’Brien) to finalize the projections discussed with the Special Committee on October 13.
On October 28, 2022, the Special Committee held a meeting attended by representatives of Morris Nichols and Houlihan Lokey. The representatives of Houlihan Lokey provided the Special Committee with certain preliminary observations related to Trean’s business model, recent financial performance (including as compared to performance guidance previously publicly disclosed), and the price performance of the common stock of Trean (including as compared to the price performance of the stock of certain companies identified by Houlihan Lokey as sharing certain business and operating characteristics with Trean). Representatives of Houlihan Lokey then reviewed with the Special Committee the Projections, as identified and defined in the section of this Proxy Statement captioned “Special Factors—Unaudited Prospective Financial Information of Trean,” which had been prepared and provided by members of Trean management (other than Mr. O’Brien) to Houlihan Lokey. Following discussion, the Special Committee determined that the Projections were reasonably prepared and requested that the representatives of Houlihan Lokey review certain preliminary financial analyses with the Special Committee, including selected companies analyses, selected transactions analyses and discounted cash flow analyses, which representatives of Houlihan Lokey proceeded to do. Following this presentation, the Special Committee considered whether to pursue a potential Transaction with Altaris or whether Trean should continue to operate as a stand-alone public enterprise and, if the Special Committee were to pursue a potential Transaction with Altaris, whether the Special Committee should simultaneously pursue alternative potential Transactions with other parties. Following discussion, the Special Committee determined that a potential Transaction with Altaris at a price at or above the price set forth in the September Altaris Proposal would likely maximize value for the Unaffiliated Stockholders, as compared to Trean continuing as a stand-alone enterprise, given, among other things: (i) the execution risk associated with meeting the Projections, particularly in light of the relatively recent changes in senior management; (ii) that senior management does not contemplate making significant strategic acquisitions or pursuing transformational growth opportunities requiring additional capital and is looking for primarily organic growth opportunities; (iii) that, even if the Board determined to pursue such significant strategic acquisitions or transformational growth opportunities, there is no guarantee such acquisitions would be accretive to stockholder value, particularly in light of the potential dilution to all stockholders that might occur in connection with capital raises to fund such acquisitions or transformational growth opportunities; and (iv) the uncertainty around whether Trean would be able to match or outperform its competitors in its business lines. The Special Committee also determined that a sale of Trean to a party other than Altaris would not be practicable, given, among other factors, the amount of Trean Common Stock owned by Altaris and Altaris’ statement that, in its capacity as a stockholder, it had no interest in selling control of Trean to a third party. Having made those determinations, the Special Committee next discussed potential strategies to obtain a price from Altaris in excess of the $6.00 per share of Trean Common Stock reflected in the September Altaris Proposal, including whether to provide Altaris a specific counterproposal, or ask Altaris for a revised offer (without a counterproposal provided by the Special Committee). The Special Committee determined to reconvene with its advisors prior to making a final determination. The closing price of Trean Common Stock on October 28, 2022 was $3.52, or approximately 19% less than the $4.34 closing price of Trean Common Stock on September 1, 2022, the date prior to which Altaris submitted the September Altaris Proposal.
On October 30, 2022, the Special Committee held a meeting with representatives of Morris Nichols. A Morris Nichols representative reviewed the fiduciary duties of the members of the Special Committee in considering a potential Transaction. The members of the Special Committee observed that Trean’s third quarter financial results were scheduled to be announced in early November and, if either such results or the near-term outlook were lower than the guidance provided in the Second Quarter Earnings Release, the Special Committee’s negotiating leverage with Altaris may be negatively impacted (including due to a potential decline in Trean’s stock price). Representatives of Houlihan Lokey then joined the meeting and a discussion ensued regarding the September Altaris Proposal and a proposed response. As part of this discussion, the Special Committee and its advisors considered various matters, including the preliminary financial analyses previously provided by Houlihan Lokey as well as pricing statistics in certain prior take-private transactions discussed at this meeting, such as premiums paid relative to the unaffected stock price and relative to the initial take-private proposal. With respect to the latter consideration, Houlihan Lokey and the Special Committee discussed that the premium implied by the September Altaris Proposal relative to Trean’s current stock price was materially higher than the mean and median premiums observed in the other take-private transactions discussed at this meeting. Following discussion, the Special Committee determined to return to Altaris with a specific counterproposal, taking into account, among other things, the preliminary financial analyses previously provided by Houlihan Lokey and the information discussed regarding other-take private transactions. Given the Special Committee’s prior determination that pursuing a Transaction with Altaris at a price at or above the price set forth in the September Altaris Proposal would likely be more beneficial to the Unaffiliated Stockholders than continuing to operate Trean as a stand-alone enterprise, the Special Committee determined that its initial counterproposal should leave room to negotiate downward from the counterproposal to a final price, but that the counterproposal should not be so high as to cause Altaris to reconsider its offer, particularly in light of the declining price of Trean Common Stock since the date of the September Altaris Proposal. The Special Committee observed that the September Altaris Proposal represented an attractive premium to the current price of Trean Common Stock, and the Special Committee expressed a belief that the price of Trean Common Stock likely would not return to a $6.00 per share level in the near term absent a potential Transaction with Altaris. Following discussion, the Special Committee directed Houlihan Lokey to convey to Altaris a counterproposal of $6.50 per share of Trean Common Stock, and Houlihan Lokey did so on October 30, 2022.
On October 31, 2022, a representative of Altaris called representatives of Houlihan Lokey and communicated a counterproposal of $6.125 per share of Trean Common Stock. During this call, the representative of Altaris stated that Altaris was unwilling to pay an amount exceeding $6.25 per share of Trean Common Stock inclusive of transaction fees, and its counterproposal of $6.125 per share of Trean Common Stock anticipated that the proposed per-share price, when combined with transaction fees, would reach that amount.
Later on October 31, 2022, the Special Committee held a meeting attended by representatives of Morris Nichols and Houlihan Lokey. A Houlihan Lokey representative summarized for the Special Committee such representative’s conversation with the representative of Altaris, and expressed the belief that it was unlikely that the Special Committee would obtain a significant increase above Altaris’ counterproposal of $6.125 per share of Trean Common Stock. The Special Committee again determined that it was unlikely that Trean Common Stock would reach the September Altaris Proposal price of $6.00 per share in the foreseeable future absent a potential Transaction with Altaris, and the Special Committee determined it would be desirable to reach agreement in principle on a potential purchase price quickly, particularly in light of the generally declining price of Trean’s Common Stock and the Special Committee’s concerns about Trean’s impending announcement of its third quarter financial results and updated outlook. Following discussion, the Special Committee instructed Houlihan Lokey to return to Altaris with a counterproposal of $6.15 per share of Trean Common Stock.
Shortly following this meeting, as directed by the Special Committee, a representative of Houlihan Lokey conveyed the counterproposal of $6.15 per share of Trean Common Stock. Later that day, a representative of Altaris called a representative of Houlihan Lokey and stated that Altaris would proceed with diligence and to negotiate definitive documentation based on the Special Committee’s proposed price of $6.15 per share of Trean Common Stock. Altaris subsequently delivered to the Board a revised offer letter dated October 31, 2022, reflecting the proposed price of $6.15 per share of Trean Common Stock (the “October Altaris Proposal”). The letter stated that the October Altaris Proposal represented a premium of 67.6% based on that day’s closing price for Trean Common Stock (which was $3.67) and an 80.1% premium based on the 30-day volume-weighted average price per share of Trean Common Stock of $3.42 as of October 31, 2022. The letter further stated that, like the September Altaris Proposal, Altaris would not move forward with the October Altaris Proposal unless it was approved by the Special Committee, and the October Altaris Proposal would be subject to a non-waivable condition requiring approval of Trean stockholders representing a majority of the aggregate voting power of the shares of Trean Common Stock not beneficially owned by Altaris. The letter reaffirmed that there would be no financing condition in the proposed transaction and did not specifically contemplate any third-party debt financing of the proposed transaction. Altaris also reiterated that, in its capacity as a stockholder, it had no interest in selling control of Trean to a third party, and that it would, at the appropriate time and with prior Board consent, seek to discuss the possibility of certain stockholders (as before, not specified in the October Altaris Proposal) rolling over their shares of Trean Common Stock in the proposed transaction.

On November 1, 2022, the Special Committee held a meeting attended by Ms. Ryan and representatives of Morris Nichols. The attendees discussed a proposed timeline for Altaris to conduct its legal and business due diligence.
During the period between November 1, 2022, and December 15, 2022, members of Trean management (excluding Mr. O’Brien), and representatives of Morris Nichols, Bass Berry, Kirkland & Ellis and Altaris, had various calls regarding confirmatory due diligence and drafting of the Merger Agreement, Voting and Support Agreement, Equity Commitment Letter and Limited Guarantee.
On November 2, 2022, Morris Nichols sent to Kirkland & Ellis a form of confidentiality agreement. Between November 2, 2022, and November 7, 2022, representatives of Morris Nichols, Bass Berry and Kirkland & Ellis negotiated the terms of the confidentiality agreement, which was executed as of November 8, 2022 (the “Confidentiality Agreement”). Among other things, the Confidentiality Agreement prohibits Altaris from initiating contact with Trean stockholders about the potential Transaction or with any officer of Trean relating to the employment of such officer following the effective time of any potential Transaction, any contribution or rollover arrangement with respect to any portion of such officer’s equity in Trean, or such officer’s equity ownership in the surviving company or its affiliates following the effective time of any potential Transaction, in each case without the prior consent of the Special Committee. Following execution of the Confidentiality Agreement, on November 10, 2022, a virtual data room was made available to Altaris and its representatives.
After market close on November 2, 2022, Trean issued its earnings release for the third quarter of 2023 (the “Third Quarter Earnings Release”). In the Third Quarter Earnings Release, Trean reported gross written premiums of $162.2 million, as compared to guidance of between $150 million and $160 million in the Second Quarter Earnings Release and adjusted net income of $5.5 million as compared to guidance of between $4.3 million and $5.3 million in the Second Quarter Earnings Release. Trean also updated its full-year 2022 guidance for, among other things: (i) gross written premiums to between $620 million and $630 million (as compared to between $615 million and $630 million in the Second Quarter Earnings Release); (ii) net earned premiums to between $263 million and $268 million (compared to between $255 million and $265 million in the Second Quarter Earnings Release); and (iii) total revenue to between $278 million and $283 million (as compared to between $268 million and $278 million in the Second Quarter Earnings Release). Trean also reaffirmed full-year 2022 expense ratio guidance of 32% to 33%. With respect to loss ratio performance, Trean reported a year-to-date loss ratio of 62.4%, up slightly from 61.5% at the end of 1H 2022, and provided guidance that its 4Q 2022 loss ratio would be consistent with its loss ratio in 3Q 2022. The closing price of Trean Common Stock on November 3, 2022, the trading day after the Third Quarter Earnings Release, was $2.93, down approximately 10% from the $3.26 closing price the prior trading day.
Following the issuance of the Third Quarter Earnings Release (and at various times thereafter), members of management (other than Mr. O’Brien) considered whether any updates to the Projections should be made in light of Trean’s updated results. Following discussion, the members of management informed Houlihan Lokey, who in turn informed the Special Committee, that management was not aware of any developments that would cause management to recommend changes to the Projections, and that the Projections continued to represent management’s best reasonable and good faith estimates and judgments as to the long-term future financial results and condition of Trean.
On November 3, 2022, a representative of Kirkland & Ellis contacted representatives of Morris Nichols to request that, in light of the parties’ agreement in principle on price, Altaris be permitted to engage in discussions regarding potential rollover arrangements with Mr. O’Brien, Steven Lee (another member of the Board and a former Senior Vice President of Trean) and members of senior Trean management who had not yet been identified by Altaris, including for purposes of Section 203 of the Delaware General Corporation Law, the Delaware antitakeover statute (“Section 203”).
On November 7, 2022, the Special Committee held a meeting attended by representatives of Morris Nichols and Houlihan Lokey. The Special Committee discussed the request made on behalf of Altaris on November 3, 2022. After discussion, the Special Committee determined that permitting such discussions between Altaris, on the one hand, and Messrs. O’Brien and Lee, on the other, was unlikely to result in a renegotiation of the October Altaris Proposal, and may be beneficial to the extent Altaris viewed such a rollover as financing a portion of the purchase price. Accordingly, the Special Committee determined to permit such discussions with Messrs. O’Brien and Lee. The Special Committee determined not to permit Altaris to conduct such discussions with other senior members of Trean management at that time, given that Altaris was just beginning to perform its confirmatory diligence and that such members of management would be intimately involved with that process. The Special Committee further determined that, prior to formally providing such consent, it would seek confirmation from the Board that the Special Committee’s authority included providing such consents for purposes of Section 203, which the Board provided on November 29, 2022. Altaris subsequently determined to pursue presigning rollover discussions only with Mr. O’Brien, and the Special Committee formally provided its consent to those discussions (including for purposes of Section 203) later in the day on November 29, 2022.
On November 22, 2022, the Special Committee held a meeting attended by Ms. Ryan and representatives of Morris Nichols, Houlihan Lokey and Bass Berry. A Houlihan Lokey representative reported on the status of Altaris’ confirmatory diligence. The Special Committee considered the key terms of a draft of the Merger Agreement, including those relating to Trean’s ability to respond to inquiries regarding potential alternative Transactions and the Board’s and Special Committee’s ability to change its recommendation that Trean’s stockholders vote to adopt the Merger Agreement in certain situations, as well as provisions regarding deal certainty. It was observed that this draft of the Merger Agreement did not include a proposal for the treatment of Trean equity awards. With respect to deal certainty, it was observed that the draft Merger Agreement contemplated Trean being able to seek specific performance of Altaris’ obligations to close the Transaction and pay the cash consideration (including through Trean being a third party beneficiary of the Equity Commitment Letter). In addition, following discussion, the Special Committee determined to propose the following with respect to remedies other than specific performance: (i) a termination fee equal to 2% of the total equity value of Trean (“Total Equity Value”), payable to Altaris by Trean in certain circumstances, including if the Merger Agreement were terminated by Trean to pursue a superior proposal, and (ii) if specific performance were not either sought or obtained by Trean, a limitation on damages payable to Trean by Altaris of up to 100% of the total equity commitment that Altaris would need to provide to consummate the merger and pay all applicable transaction expenses (the “Equity Commitment Amount”) for Altaris’ willful and material breach of, or intentional fraud in connection with, the Merger Agreement, and a limitation on damages payable to Trean by Altaris of up to 12% of the Equity Commitment Amount for any other breach of the Merger Agreement. After all participants other than the Special Committee members and representatives of Morris Nichols left the meeting, the Special Committee determined to direct Bass Berry to send a draft Merger Agreement to Kirkland & Ellis containing the terms discussed at this meeting.
On November 25, 2022, as directed by the Special Committee, Bass Berry sent a draft of the Merger Agreement to Kirkland & Ellis.
On December 1, 2022, the Special Committee held a meeting attended by Ms. Ryan and representatives of Morris Nichols and Bass Berry to consider the treatment of outstanding equity awards of Trean in connection with the potential Transaction. The Special Committee approved a proposal for the acceleration and vesting of Company Options, Company RSUs and Company MSUs and a proposal for pay-outs in respect of Company PSUs that would be based on projected future performance of Trean (as reflected in the Projections) and proration of payouts to reflect that the entire performance periods would not have elapsed by the effective date of the Merger. Noting that the $6.15 per share of Trean Common Stock purchase price in the October Altaris Proposal had been agreed (subject to negotiation and approval of definitive documents) and the low likelihood that such discussions would reopen purchase price negotiations, the Special Committee also approved (including for purposes of Section 203) of Trean management discussing with Altaris the proposed treatment for Trean equity awards, including any potential revisions to such proposed treatment, provided that the final treatment of such awards would be approved by the Special Committee. As directed by the Special Committee, Bass Berry communicated the proposals discussed at this meeting to Kirkland & Ellis following this meeting, and the treatment of outstanding equity awards reflected in the final Merger Agreement substantially conformed to this proposal.
On December 5, 2022, Kirkland & Ellis sent a revised draft of the Merger Agreement to Bass Berry and Morris Nichols. Among other things, this draft of the Merger Agreement proposed (i) a termination fee equal to 3% of the Total Equity Value that would be payable by Trean under certain circumstances, including if Trean terminated the Merger Agreement for a superior proposal; and (ii) if specific performance were not either sought or obtained by Trean, a limitation on damages payable to Trean by Altaris of up to 7% of the Equity Commitment Amount for Altaris’ willful and material breach of, or intentional fraud in connection with, the Merger Agreement, but no damages to be payable to Trean for any other breach of the Merger Agreement.
On December 9, 2022, the Special Committee held a meeting attended by Ms. Ryan and representatives of Morris Nichols, Houlihan Lokey and Bass Berry. The Special Committee reviewed with these attendees the key terms from the draft of the Merger Agreement sent by Kirkland & Ellis and proposed responses. Among other things, the Special Committee determined to (i) accept Altaris’ proposed termination fee amount in the event Trean terminated the Merger Agreement for a superior proposal; and (ii) propose that, if specific performance were not either sought or obtained by Trean, (y) damages would only be payable by Altaris in the event of Altaris’ willful and material breach or intentional fraud and would be limited to 12% of the Equity Commitment Amount and (z) Altaris would agree in the Voting and Support Agreement that the Special Committee would have the ability to declare a dividend, up to the amount of damages obtained from Altaris pursuant to the Merger Agreement, to Trean stockholders and that Altaris and transferees of its shares of Trean Common Stock would waive their entitlement to such a dividend (the “Dividend Waiver Provision”).
On December 11, 2022, as directed by the Special Committee, Bass Berry sent a revised draft of the Merger Agreement and an initial draft of the Voting and Support Agreement to Kirkland & Ellis reflecting the terms discussed at the December 9 meeting of the Special Committee.
On December 13, 2022, Kirkland & Ellis sent a revised draft of the Voting and Support Agreement to Bass Berry and Morris Nichols. Among other things, this draft deleted the Dividend Waiver Provision.
On December 14, 2022, Kirkland & Ellis sent a revised draft of the Merger Agreement to Bass Berry and Morris Nichols. Among other things, this draft included provisions that, if specific performance were not either sought or obtained by Trean, there would be a limitation on damages payable to Trean by Altaris of up to 6% of the Total Equity Value for Altaris’ willful and material breach of, or intentional fraud in connection with, the Merger Agreement and no damages payable to Trean by Altaris for any other breach of the Merger Agreement.
Also on December 14, 2022, Mr. Tully contacted Mr. Mayotte and informed Mr. Mayotte that Mr. Tully had recently been contacted by a representative from an investment banking firm noting that its client was interested in evaluating potential transactions in the insurance company space. On December 15, 2022, a representative of Houlihan Lokey contacted Mr. Tully to discuss the conversation Mr. Tully had with the representatives of such investment banking firm. Mr. Tully confirmed to the representative of Houlihan Lokey that the investment bank had not identified the client it had referenced, that no specific proposal or indication of interest regarding Altaris’ investment position in Trean had been made in the conversation, and that neither Mr. Tully nor Altaris intended to engage in further discussions with the investment banking firm regarding the outreach.
On December 14, 2022 and December 15, 2022, representatives of Morris Nichols, Bass Berry and Kirkland & Ellis finalized the terms of the Merger Agreement, the Voting and Support Agreement, the Equity Commitment Letter and the Limited Guarantee. During this time, representatives of Morris Nichols consulted with each of the members of the Special Committee regarding Altaris’ proposed revisions to the remedies provisions of the Merger Agreement and the Voting and Support Agreement (including the limitations on damages payable by Altaris and the elimination of the Dividend Waiver Provision), and each member of the Special Committee agreed to these provisions.
Later on December 15, 2022, the Board, other than Mr. Tully, held a meeting attended by members of Trean management and representatives of Bass Berry, Morris Nichols and Houlihan Lokey. Representatives of Morris Nichols reviewed the fiduciary duties of the directors under Delaware law and described the Special Committee’s process to date. Representatives of Bass Berry reviewed and discussed the terms of the Merger Agreement, Voting and Support Agreement, Equity Commitment Letter and Limited Guarantee. The Board then recessed its meeting.
During the recess, the Special Committee held a meeting attended by representatives of Morris Nichols and Houlihan Lokey. The meeting began with a summary of the conversations Mr. Mayotte and a representative of Houlihan Lokey each had with Mr. Tully over the preceding days. A representative of Houlihan Lokey reported to the Special Committee Houlihan Lokey’s view, in light of the nature of the outreach and lack of any specific proposal from the investment banking firm to Mr. Tully, that the investment bank was making a generic inbound call on behalf of an unidentified party to Mr. Tully, as a business person in the insurance space, and that the call did not appear to be a tailored inquiry to explore a potential business combination with Trean. The Special Committee determined, based on the preliminary and general nature of this outreach, its views of the benefits of the October Altaris Proposal to the Unaffiliated Stockholders, and the status of negotiations regarding the October Altaris Proposal, that no further action was warranted regarding this outreach. The representatives of Houlihan Lokey then reviewed certain materials containing updated financial analyses provided to the members of the Special Committee prior to this meeting. The Special Committee discussed management’s confirmation that the Projections continued to reflect management’s best currently available estimates and judgments as to the future financial results and condition of Trean and observed that Houlihan Lokey would assume so for purposes of its opinion. Following discussion, Houlihan Lokey orally delivered its opinion (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated December 15, 2022) that, subject to various assumptions and limitations discussed with the Special Committee at this meeting, the Transaction Consideration to be received by the Unaffiliated Stockholders pursuant to the Merger Agreement was fair to such stockholders from a financial point of view. The Special Committee then unanimously adopted resolutions: (i) determining that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of the Unaffiliated Stockholders and substantively and procedurally fair to the “unaffiliated security holders” (as defined in Rule 13e-3 of the Exchange Act); (ii) determining that it is in the best interests of the Unaffiliated Stockholders and declaring it advisable to enter into the Merger Agreement; and (iii) recommending that the Board approve and authorize the Merger Agreement, the Equity Commitment Letter, the Voting and Support Agreement and the Merger and recommend that the stockholders of Trean vote to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger. Acting in response to a request made by Altaris prior to this meeting, the Special Committee approved, for purposes of Section 203, of Altaris engaging in discussions with Trean stockholders regarding certain potential rollover arrangements, and granted its consent pursuant to the Confidentiality Agreement to permit Altaris to engage in rollover discussions with Mr. Lee.
The meeting of the Board then was reconvened. A representative of Morris Nichols informed the Board of the resolutions that the Special Committee had adopted, and that Houlihan Lokey had delivered its oral opinion to the Special Committee that, subject to the various assumptions and limitations discussed with the Special Committee at its meeting, the Transaction Consideration to be received by the Unaffiliated Stockholders pursuant to the Merger Agreement was fair to such stockholders from a financial point of view. The Board (other than Mr. Tully) then unanimously adopted resolutions approving and authorizing the Merger Agreement, the Equity Commitment Letter, the Voting and Support Agreement and the Merger, and recommending that the stockholders of Trean vote to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.
Following the meeting, the relevant parties executed the Merger Agreement, the Equity Commitment Letter, the Voting and Support Agreement and the Limited Guarantee.
On December 16, 2022, Trean issued a press release confirming that it had entered into the Merger Agreement. On December 19, 2022, Trean filed a current report on Form 8-K announcing the execution of the Merger Agreement.
Recommendation of the Special Committee; Reasons for the Merger
The Board (which, for purposes of this section of this Proxy Statement entitled “Special Factors—Recommendation of the Special Committee; Reasons for the Merger” and the section of this Proxy Statement entitled “Special Factors—Approval and Recommendations of the Board; Trean’s Position as to the Fairness of the Merger to Trean’s Unaffiliated Security Holders” means the Board, without the participation of Mr. Tully, who recused himself due to his affiliation with Altaris) formed the Special Committee, consisting of two of Trean’s non-management independent directors who are independent of, and not affiliated with, Altaris and its affiliates, to, among other things, review, negotiate and evaluate a Transaction with Altaris and strategic alternatives thereto, including maintaining the status quo.
After careful consideration, the Special Committee unanimously: (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Trean and the Unaffiliated Stockholders and substantively and procedurally fair to the “unaffiliated security holders” (as defined in Rule 13e-3 of the Exchange Act); (ii) determined that it is advisable and in the best interests of Trean and the Unaffiliated Stockholders to enter into, and approve, adopt and declare advisable, the Merger Agreement; and (iii) recommended that the Board (1) determine that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Trean and its stockholders (including the Unaffiliated Stockholders), (2) determine that it is in the best interests of Trean and its stockholders (including the Unaffiliated Stockholders) to enter into, and approve, adopt and declare advisable, the Merger Agreement, (3) approve the execution and delivery by Trean of the Merger Agreement, the performance by Trean of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (4) direct that the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, be submitted to the stockholders of Trean, and (5) recommend that the stockholders of Trean vote to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof.
In evaluating the Merger, the Special Committee consulted with independent legal and financial advisors and members of management (other than Mr. O’Brien), and the Special Committee considered a number of factors, including the following factors that it believed generally weighed in favor of the Merger (which are not necessarily listed in order of importance):
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Attractive Value. The Special Committee considered that the per share Transaction Consideration represents a premium of 95.2% to the closing price per share of Trean Common Stock on December 13, 2022, the reference date included in the materials presented at the December 15, 2022 meeting of the Special Committee, premiums of approximately 108.1%, 114.2%, 136.9%, 132.7%, 103.4%, 50.0%, and 28.9% to the five-day, 10-day, 20-day, 30-day, three-month, sixth-month, and one-year volume weighted average price per share of Trean Common Stock as of such date, and a premium of approximately 182.1% to the 52-week low closing price per share of Trean Common Stock as of such date (which occurred on November 18, 2022).

•
Best Alternative for Maximizing Stockholder Value. The Special Committee believed that the Transaction Consideration of $6.15 in cash per share of Trean Common Stock was more favorable to the Unaffiliated Stockholders than the potential value that might result from other alternatives reasonably available to Trean, including, but not limited to, the continued operation of Trean on a standalone basis, in light of a number of factors, including:

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Trean’s financial performance since the IPO, which has been characterized by general underperformance relative to the consensus of analyst estimates and occasions in which Trean had determined it necessary to adjust (and in some cases, Trean missed) previously issued financial guidance, particularly in response to unusually high loss activity in 2021 and lower realization of anticipated benefits from its significant Compstar acquisition;

•
the Special Committee’s assessment of Trean’s business, operations, strategic and competitive positioning, and projected financial performance, and the risks in achieving its prospects and plans, including the limited likelihood of effecting acquisitions or pursuing other transformational strategies in the near-term given Trean’s capital allocation objectives;

•	the impact on Trean of general, macro-economic risks, including those relating to the risks and uncertainties discussed in Trean’s public filings with the SEC;
•	the limited liquidity of the shares of Trean Common Stock due to Trean’s high concentration of ownership;
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the belief of the Special Committee that, after negotiations at the direction of the Special Committee and with the assistance of experienced independent legal and financial advisors, the Special Committee obtained an attractive valuation, as described above, and the best terms and highest and best Transaction Consideration that Altaris was willing to pay in connection with the Merger; and

•
the Special Committee’s assessment of the limited likelihood of other parties being willing and able to engage in an alternative strategic transaction with Trean that would deliver greater value to Trean’s stockholders, including in light of Altaris’ repeated statements that, in its capacity as a stockholder, it had no interest in selling control of Trean to a third party.

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Greater Certainty of Value. The Special Committee considered that the proposed Transaction Consideration is all cash, so that the transaction provides stockholders certainty of value and liquidity for their shares of Trean Common Stock, especially when viewed against the risks and uncertainties inherent in Trean’s business, including the internal and external risks associated with continuing to pursue Trean’s strategic plan.

•
Receipt of Fairness Opinion from Houlihan Lokey. The Special Committee considered the oral opinion of Houlihan Lokey, rendered to the Special Committee on December 15, 2022, which was subsequently confirmed by delivery of a written opinion dated the same date that, as of such date and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Transaction Consideration to be received by the Unaffiliated Stockholders in the Merger was fair to such Unaffiliated Stockholders from a financial point of view, as more fully described below in the section of this Proxy Statement entitled “Special Factors—Opinion of the Special Committee’s Financial Advisor.”
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High Likelihood of Completion. The Special Committee considered the likelihood of completion of the Merger to be high, particularly in light of the terms of the Merger Agreement and closing conditions, including:

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the absence of any conditions to the consummation of the Merger that are unlikely to be satisfied, including the absence of a financing condition (as more fully described under “Terms of the Merger Agreement—Conditions to the Closing of the Merger”);

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Trean’s ability, under circumstances specified in the Merger Agreement and the Equity Commitment Letter, to specifically enforce Parent’s obligation to cause the equity financing to be funded as contemplated by the Merger Agreement and the Equity Commitment Letter;

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provisions in the Merger Agreement providing that (i) for all purposes of the Merger Agreement, Trean (prior to the Effective Time) and the Board, as applicable, shall act, including with respect to the granting of any consent, permission or waiver or the making of any determination, only as directed by the Special Committee or its designees, (ii) prior to the Effective Time, without the consent of the Special Committee, the Board shall not (a) eliminate, revoke or diminish the authority of the Special Committee or (b) remove or cause the removal of any director of the Board that is a member of the Special Committee as a member of the Special Committee, and (iii) the Special Committee (and, for so long as the Special Committee is in existence, only the Special Committee) may pursue any action or litigation with respect to breaches of the Merger Agreement on behalf of Trean (as more fully described under “Terms of the Merger Agreement—Specific Performance”);

•
the commitment of Parent in the Merger Agreement to use its reasonable best efforts to take, or cause to be taken, as promptly as practicable, all actions necessary, proper or advisable to consummate the Transactions as promptly as practicable (as more fully described under “Terms of the Merger Agreement—Efforts to Close the Merger”); and

•
the commitment of Altaris and certain of its affiliates in the Voting and Support Agreement, who collectively own approximately 47% of Trean Common Stock, to affirmatively vote in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger (as more fully described under “Special Factors—Obligation of Altaris to Vote in Favor of the Merger” and “The Voting and Support Agreement”).

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Opportunity to Receive Unsolicited Acquisition Proposals and to Terminate the Merger Agreement in Order to Accept a Superior Proposal. The Special Committee considered the terms of the Merger Agreement permitting Trean to receive unsolicited acquisition proposals, and the other terms and conditions of the Merger Agreement, including:

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that until the time Trean’s stockholders approve the Merger Agreement Proposal, Trean is permitted to receive and consider unsolicited acquisition proposals and if the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that an unsolicited competing acquisition proposal constitutes or could reasonably be expected to lead to a “Company Superior Proposal” (as that term is defined in the Merger Agreement), Trean is permitted to engage in discussions or negotiations with third parties making such acquisition proposals (as more fully described under “Terms of the Merger Agreement—Restrictions on Solicitations of Other Offers” and “Terms of the Merger Agreement—Alternative Acquisition Agreements”); and

•
the ability of the Special Committee, subject to customary requirements included in the Merger Agreement, to effect a change of recommendation or of Trean to terminate the Merger Agreement to enter into a superior proposal, in each case, subject to payment to Parent of a termination fee of $9,450,000, which amount the Special Committee believed to be reasonable under the circumstances (as more fully described under “Terms of the Merger Agreement—Termination Fee”).

•	Financing-Related Terms. The Special Committee considered:
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that Parent and Merger Sub secured committed equity financing to be provided by investment funds affiliated with Altaris, the aggregate proceeds of which will be sufficient for Parent and Merger Sub to fund all amounts required to be paid by them in connection with the Merger Agreement at closing without the need for third-party debt financing; and

•	that Trean is a named third party beneficiary of the Equity Commitment Letter with respect to the enforcement of rights thereunder.
•	Other factors. The Special Committee also considered the following as generally supportive in making its determinations and recommendations to the Board:
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that Trean’s stockholders who do not vote to approve the Merger Agreement and who follow certain prescribed procedures are entitled to dissent from the Merger and demand payment of the “fair value” of their shares of Trean Common Stock, as and to the extent provided by Delaware law (as more fully described under “Appraisal Rights”);

•
that the terms of the Merger Agreement provide Trean sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger and the termination of the Merger Agreement (as more fully described under “Terms of the Merger Agreement—Conduct of Business Pending the Merger”); and

•	the fact that the Special Committee was fully informed about the extent to which the interests of Altaris and its affiliates in the Merger differ from those of the Unaffiliated Stockholders.
In the course of its deliberations, the Special Committee also considered a variety of uncertainties, risks and potentially negative factors, including:
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that the IPO was closed less than three years prior to signing the Merger Agreement at a price per share of Trean Common Stock of $15.00, or approximately 144% above the Transaction Consideration, the Secondary Offering was closed less than two years prior to signing the Merger Agreement at a price per share of Trean Common Stock of $14.00, or approximately 128% above the Transaction Consideration, and the Transaction Consideration represents a discount of approximately 32.9% to the 52-week high closing price per share of Trean Common Stock as of December 15, 2022 (which occurred on December 28, 2021);

•
that, following the completion of the Merger, the Unaffiliated Stockholders will not participate in potential further growth in Trean’s assets, future earnings growth or future appreciation in the value of the shares of Trean Common Stock;

•
the risk that the transactions contemplated by the Merger Agreement may not be consummated in a timely manner or at all, and the consequences thereof, including (1) the potential loss of value to Trean’s stockholders, (2) the potential negative impact on the operations and prospects of Trean, including the risk of loss of key personnel, and (3) that the market’s perception of Trean’s prospects could be adversely affected if such transactions were delayed or were not consummated;

•
the possible effects of the pendency or consummation of the transactions contemplated by the Merger Agreement, including the potential for suits, actions or proceedings in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement, the risk of any loss or change in the relationship of Trean and its subsidiaries with their respective regulators, employees, agents, customers and other business relationships, and any possible effect on Trean’s ability to attract and retain key employees, including that employees might choose not to remain employed with Trean prior to the completion of the Merger;

•
the restrictions placed on the conduct of Trean’s business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which could delay or prevent Trean from undertaking business opportunities that may arise or certain other actions it might otherwise take with respect to the operations of Trean absent the pending completion of the Merger;

•	that Trean’s directors, officers, and employees have expended and will expend extensive efforts attempting to complete the transactions contemplated by the Merger Agreement and such persons have experienced and will experience significant distractions from their work during the pendency of such transactions, and that Trean has incurred and will continue to incur substantial costs in connection with such transactions, even if such transactions are not consummated;
•	the risk that the equity financing contemplated by the Equity Commitment Letter will not be obtained, resulting in Parent and Merger Sub not having sufficient funds to complete the transaction;
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that Parent and Merger Sub are newly formed entities with essentially no assets other than the Equity Commitment Letter, and that the Limited Guarantee provides for the funding of monetary damages owed by Parent or Merger Sub to Trean as a result of certain breaches of the Merger Agreement only up to an aggregate amount of $18,900,000;

•
the restrictions in the Merger Agreement on Trean’s ability to solicit competing proposals from the date of the Merger Agreement (subject to certain exceptions to allow the Board (acting on the recommendation of the Special Committee) or the Special Committee to exercise its fiduciary duties and to accept a superior proposal upon the payment of Trean termination fee);

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that Altaris’ ownership interest in Trean would likely be taken into account by third parties considering whether to make unsolicited acquisition proposals prior to the receipt of the Requisite Stockholder Approvals;

•
the possibility that under certain limited circumstances, such as upon Trean’s termination of the Merger Agreement to enter into an alternative acquisition agreement providing for a superior proposal, Trean may be required to pay Parent a termination fee of $9,450,000 (as more fully described under “Terms of the Merger Agreement—Termination Fee”);

•	that the receipt of cash in exchange for shares of Company common stock in the Merger will be a taxable transaction for U.S. federal income tax purposes for certain stockholders of Trean; and
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the interests that Trean’s directors and executive officers may have in the Merger, which may be different from, or in addition to, those of Trean’s other stockholders, as described in the section of this Proxy Statement entitled “Special Factors—Interests of the Directors and Executive Officers of Trean in the Merger.”

The Special Committee also considered the following factors relating to the procedural safeguards that the Special Committee believes were and are present with respect to the fairness of the Merger, which the Special Committee believes support its decision and provide assurance as to the procedural fairness of the Merger to the Unaffiliated Stockholders:
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that, prior to engaging in any substantive economic negotiations or other substantive discussions regarding the Merger, Altaris agreed that it would not proceed with a Transaction unless it was approved by a special committee of independent directors appointed by the Board that was advised by independent legal and financial advisors, and that any Transaction would be subject to a non-waivable condition requiring approval of Trean stockholders representing a majority of the aggregate voting power of the shares of Trean Common Stock not beneficially owned by Altaris, and that Altaris stated that neither the failure of such a special committee to recommend a Transaction, nor the failure of Trean’s public stockholders to approve a Transaction, would adversely affect Altaris’ ongoing relationship with Trean;

•	that the Board formed the Special Committee, consisting of two of Trean’s independent directors who are independent of, and not affiliated with, Altaris and its affiliates;
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that the members of the Special Committee will not personally benefit from the consummation of the transactions contemplated by the Merger Agreement in a manner different from the Unaffiliated Stockholders, except for indemnification and continuing directors and officers liability insurance coverage, the vesting of certain Trean equity awards upon the closing, and the receipt of customary fees for service on the Special Committee as described in the section of this Proxy Statement entitled “Special Factors—Interests of the Directors and Executive Officers of Trean in the Merger”;

•
that the Special Committee’s mandate included, among other things, evaluation and consideration of any alternative proposals or other strategic alternatives that may be available to Trean, including the Merger;

•
that the Special Committee had the power to reject any transaction proposal from Altaris or otherwise arising out of the Special Committee’s process regardless of the wishes or the vote or objection of the other directors;

•
that the Special Committee retained independent financial and legal advisors to evaluate the Merger and alternatives thereto, and was empowered to review and negotiate the Merger Agreement and the transactions contemplated thereby, including the Merger, and any alternatives thereto, and to make a recommendation to the Board as to what actions, if any, should be taken by Trean with respect thereto, and that the Special Committee had the full authority to determine at any point that Trean should not engage in a potential Transaction with Altaris;

•
that the Special Committee engaged in a measured process, including allowing time for management to prepare the Projections and for Houlihan Lokey to analyze Trean’s business plan, financial model and projections and potential market value, and for the Special Committee to engage in analyses, deliberations and negotiations on an arm’s length basis;

•	that the Special Committee met 15 times prior to recommending that the Board approve the Merger Agreement, and each member of the Special Committee was actively engaged in the process;
•
that, at the direction of the Special Committee, the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, were extensively negotiated by the Special Committee and its independent financial and legal advisors, and were closely reviewed by the Special Committee, and negotiations occurred with Altaris regarding the potential Transaction Consideration resulting in an increase in the offered Transaction Consideration from $6.00 per share of Trean Common Stock to $6.15 per share of Trean Common Stock;

•
that the approval of the Merger Agreement Proposal is conditioned on both (i) the affirmative vote of the Unaffiliated Stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock beneficially owned by the Unaffiliated Stockholders entitled to vote thereon and (ii) the affirmative vote of Trean stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock entitled to vote thereon (as more fully described under “The Special Meeting—Vote Required; Abstentions and Broker Non-Votes”);

•
that the terms of the Merger Agreement included the ability of Trean to receive, negotiate and, under specified circumstances, terminate the Merger Agreement to accept, a “Company Superior Proposal” (as more fully described under “Terms of the Merger Agreement—Restrictions on Solicitations of Other Offers” and “Terms of the Merger Agreement—Alternative Acquisition Agreements”);

•
that the Special Committee made its evaluations of the Merger Agreement and the Merger based upon the factors discussed in this Proxy Statement and with the full knowledge of the interests of Altaris and its affiliates in the Merger;

•	that the Projections were prepared by the management team without any input from Messrs. Tully or O’Brien;
•
that, other than with respect to the meeting of the Board that occurred following the Special Committee’s recommendation that the Board approve the Merger Agreement, other directors of Trean recused themselves and were excluded from all deliberations with respect to the negotiation, evaluation and approval of the Merger, the Merger Agreement and the consideration of other strategic alternatives, deferring all decisions relating to the Merger and Trean’s potential strategic alternatives to the Special Committee (other than final approval of the Merger Agreement following the Special Committee’s recommendation); and

•	that Mr. Tully recused himself from the Board unanimous vote to approve the Merger Agreement.
After taking into account all of the factors set forth above, as well as others, the Special Committee concluded that the potential benefits of the Merger outweighed any negative or unfavorable considerations and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are (a) advisable, fair to, and in the best interests of the Unaffiliated Stockholders and (b) substantively and procedurally fair to the “unaffiliated security holders” (as defined in Rule 13e-3 under the Exchange Act).

This discussion of the information and factors considered by the Special Committee includes the material positive and negative factors considered by the Special Committee, but it is not intended to be exhaustive and may not include all the factors considered by the Special Committee. The Special Committee did not quantify or assign any specific weights to the various factors that it considered in reaching its determination to approve the Merger Agreement and the transactions contemplated thereby. Rather, the Special Committee viewed its position and recommendation as being based on the totality of the information presented to, and factors considered by, it. In addition, individual members of the Special Committee may have given differing weights to different factors. The explanation of the reasoning of the Special Committee and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section of this Proxy Statement entitled “Cautionary Statement Concerning Forward-Looking Statements.”
Approval and Recommendations of the Board; Trean’s Position as to the Fairness of the Merger to Trean’s Unaffiliated Security Holders
Following the receipt of the unanimous recommendation of the Special Committee discussed above, and acting in accordance with the unanimous recommendation of the Special Committee, the Board (other than the Recused Director) unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Trean and its stockholders (including the Unaffiliated Stockholders), (ii) determined that it is in the best interests of Trean and its stockholders (including the Unaffiliated Stockholders) to enter into, and approved, adopted and declared advisable, the Merger Agreement, (iii) approved the execution and delivery by Trean of the Merger Agreement, the performance by Trean of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iv) directed that the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, including the Merger, be submitted to the stockholders of Trean, and (v) resolved to recommend that the stockholders of Trean vote to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, at any meeting of the Trean stockholders held for such purpose and any adjournment or postponement thereof. In determining that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Trean and its stockholders (including the Unaffiliated Stockholders), and making its other determinations and recommendations, the Board considered a number of factors, including (1) the unanimous determination and recommendation of the Special Committee, and (2) the factors considered by the Special Committee, including the factors described above, under “Special Factors—Recommendation of the Special Committee; Reasons for the Merger.”
In addition, under the SEC rules governing “going private” transactions, Trean is engaged in a “going private” transaction and, therefore, is required to express its position as to the fairness of the Merger to Trean’s “unaffiliated security holders” (as defined under Rule 13e-3 under the Exchange Act). The Board, on behalf of Trean, is making the following statements solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. On behalf of Trean, on the basis of a number of factors, including (i) the unanimous determination and recommendation of the Special Committee, and (ii) the factors considered by the Special Committee, including the factors described above, under “Special Factors—Recommendation of the Special Committee; Reasons for the Merger,” the Board believes that the Merger (which is the Rule 13e-3 transaction for which a Transaction Statement on Schedule 13e-3 (the “Schedule 13E-3”) is being filed with the SEC) is both procedurally and substantively fair to Trean’s “unaffiliated security holders” (as defined in Rule 13e-3 under the Exchange Act). The Board did not retain an unaffiliated representative to act solely on behalf of Trean’s unaffiliated security holders for purposes of negotiating the terms of the Merger Agreement. However, the Board expressly adopted the analysis of the Special Committee (which was advised by Houlihan Lokey), among other factors considered, in the course of reaching its determination and recommendations.
Other than its review and adoption of the analysis of the Special Committee, the Board did not conduct a going-concern valuation of Trean in evaluating the Merger because of its belief that the financial analyses presented by Houlihan Lokey to the Special Committee, as more fully described below, under “Special Factors—Opinion of the Special Committee’s Financial Advisor,” represented potential valuations of Trean as it continues to operate its business as a going concern, which analyses the Board is not entitled to rely upon. The Board did not consider Trean’s current net book value on a stand-alone basis for purposes of reaching its determination and recommendations, because, in the Board’s view, Trean’s current net book value is primarily an indicator of historical costs and does not take into account Trean’s future prospects, market conditions and industry trends that may affect the future results of Trean’s business operated as a going concern. In the course of reaching its determination and recommendations, the Board did not consider the liquidation value of Trean because it considered Trean to be a viable, going concern and therefore did not consider liquidation value to be a relevant methodology.
The foregoing discussion is not intended to be exhaustive, but is intended to address the material information and principal factors considered by the Board in considering the Merger. In view of the various factors and information considered, the Board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was determinative of its ultimate determination, and individual members of the Board may have given different weights to different factors. The Board made its recommendation based on the totality of information presented to the Board. It should be noted that certain statements and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”
The Board, by a unanimous vote of the directors (other than the Recused Director), recommends that you vote (i) “FOR” the Merger Agreement Proposal and (ii) “FOR” the Adjournment Proposal.
Position of the Altaris Filing Parties as to the Fairness of the Merger
Under the SEC rules governing “going-private” transactions, each of the Altaris Filing Parties is an affiliate of Trean and, therefore, required to express their beliefs as to the fairness of the Merger to Trean’s “unaffiliated security holders” (as defined under Rule 13e-3 under the Exchange Act). The Altaris Filing Parties are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of the Altaris Filing Parties as to the fairness of the Merger should not be construed as a recommendation to any Trean stockholder as to how that stockholder should vote on the Merger Agreement Proposal. The Altaris Filing Parties have interests in the Merger that are different from, and in addition to, Trean’s unaffiliated security holders.
The Altaris Filing Parties did not participate in the deliberation of the Special Committee or the Board regarding, nor receive advice from the respective legal or other advisors of the Special Committee or the Board as to, the fairness of the Merger. While Daniel G. Tully, Co-Founder and Managing Director of Altaris, is a member of the Board, as discussed in the section of this Proxy Statement entitled “Special Factors—Background of the Merger,” such Recused Director abstained from participating in the deliberations or voting on the approval of the Merger Agreement. The Altaris Filing Parties have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Merger to Trean’s unaffiliated security holders. Based on, among other things, the factors considered by, and the analysis and resulting conclusions of, the Board and the Special Committee discussed in the section of this Proxy Statement entitled “Special Factors—Recommendation of the Special Committee; Reasons for the Merger” and the section of this Proxy Statement entitled “Special Factors—Approval and Recommendations of the Board; Trean’s Position as to the Fairness of the Merger to Trean’s Unaffiliated Security Holders” (which analysis and resulting conclusions the Altaris Filing Parties adopt), the Altaris Filing Parties believe that the Merger is substantively fair to Trean’s unaffiliated security holders. In particular, the Altaris Filing Parties considered the following:
•
the current and historical market prices of the shares of Trean Common Stock, including the market performance of the shares of Trean Common Stock relative to those of other participants in Trean’s industry and general market indices, and the fact that the Transaction Consideration of $6.15 in cash per share of Trean Common Stock represented (1) a premium of approximately 95.2% to the closing price of the Trean Common Stock on December 13, 2022, the reference date included in the materials presented at the December 15, 2022 meeting of the Special Committee, (2) premiums of approximately 108.1%, 114.2%, 136.9%, 132.7%, 103.4%, 50.0% and 28.9% to the five-day, 10-day, 20-day, 30-day, three-month, six-month and one-year volume weighted average price of the Trean Common Stock as of such date, and (3) a premium of approximately 182.1% to the 52-week low closing price of the Trean Common Stock as of such date (which occurred on November 18, 2022);

•
the fact that the Special Committee and the Board (other than the Recused Director) unanimously determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Trean and its stockholders (including the Unaffiliated Stockholders and Trean’s “unaffiliated security holders”, as defined under Rule 13e-3 under the Exchange Act);

•
the fact that the Transaction Consideration is all cash, thus allowing Trean’s unaffiliated security holders to immediately realize a certain and fair value for their shares of Trean Common Stock, which value represents a significant premium over the closing price of the shares of Trean Common Stock on the last trading day before the announcement of the Merger;

•
the fact that the Merger will provide liquidity for Trean’s unaffiliated security holders, particularly given the modest trading volume of Trean Common Stock prior to the disclosure of the proposal by Altaris to acquire Trean, and without incurring brokerage and other costs typically associated with market sales;

•
the fact that the Merger is not conditioned on any financing being obtained by Parent, increasing the likelihood that the Merger will be consummated and that the consideration to be paid to Trean’s unaffiliated security holders in the Merger will be received; and

•	the potential risks inherent in Trean continuing to have publicly traded common stock, including the risks of market volatility and global economic uncertainty.
The Altaris Filing Parties further believe that the Merger is procedurally fair to Trean’s unaffiliated security holders based upon, among other things, the following factors:
•	the fact that the Board was fully informed about the extent to which the interests of the Altaris Filing Parties in the Merger differed from those of Trean’s unaffiliated security holders;
•	the fact that the Recused Director abstained from participating in the deliberations or voting on the approval of the Merger Agreement;
•
the fact that the Board formed the Special Committee, consisting solely of non-management independent and disinterested members of the Board who are independent of, and not affiliated with Altaris or its affiliates, at the outset of discussions of a potential transaction between Trean and Altaris;

•
the fact that since the outset of discussion of a potential transaction with Trean, Altaris has conditioned the consummation of any such transaction on both approval by the Special Committee and a majority of the Unaffiliated Stockholders;

•	the fact that the Special Committee retained, and had the benefit of advice from, nationally recognized legal and financial advisors;
•	the fact that the Transaction Consideration was the result of the Special Committee’s arm’s-length negotiations with Altaris;
•	the fact that the Special Committee had the authority to reject any proposals made by Altaris;
•
notwithstanding the fact that Houlihan Lokey’s fairness opinion was not delivered to the Altaris Filing Parties and the Altaris Filing Parties are not entitled to rely on such opinion, the fact that the Special Committee received a fairness opinion from Houlihan Lokey, to the effect that, as of the date of such opinion and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Transaction Consideration to be received by the Unaffiliated Stockholders in the Merger was fair to such Unaffiliated Stockholders from a financial point of view, as more fully described in the section of this Proxy Statement entitled “Special Factors—Opinion of the Special Committee’s Financial Advisor;”

•
the fact that the Closing of the Merger is conditioned on Trean’s receipt of the Requisite Stockholder Approvals, including the adoption of the Merger Agreement by the affirmative vote of the majority of the Unaffiliated Stockholders;

•
Trean’s ability, under certain circumstances as set out in the Merger Agreement, to provide information to, or participate in discussions or negotiations with, third parties regarding acquisition proposals that constitute, or are reasonably likely to lead to, superior proposals;

•
Trean’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into a definitive agreement related to a superior proposal, subject to paying Parent a termination fee of $9,450,000 in cash, subject to and in accordance with the terms and conditions of the Merger Agreement; and

•
the availability of appraisal rights to the Trean stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their shares.

The Altaris Filing Parties also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the proposed Merger, including:
•
the fact that the IPO was closed less than three years prior to signing the Merger Agreement at a price per share of Trean Common Stock of $15.00, or approximately 144% above the Transaction Consideration, the Secondary Offering was closed less than two years prior to signing the Merger Agreement at a price per share of Trean Common Stock of $14.00, or approximately 128% above the Transaction Consideration, and the Transaction Consideration represents a discount of approximately 32.9% to the 52-week high closing price per share of the Trean Common Stock as of December 15, 2022 (which occurred on December 28, 2021);

•
the fact that Trean’s unaffiliated security holders will not participate in any future earnings, appreciation in value or growth of Trean’s business and will not benefit from any potential sale of Trean or its assets to a third party in the future;

•	the risk that the Merger might not be completed in a timely manner or at all;
•
the fact that Parent and Merger Sub are newly formed entities with essentially no assets other than the equity funding commitment of the Altaris Funds, subject to the terms and conditions of the Equity Commitment Letter and the Merger Agreement;

•
the restrictions on the conduct of Trean’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent Trean from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of Trean pending completion of the Merger;

•
the negative effect that the pendency of the Merger, or a failure to complete the Merger, could potentially have on Trean’s business and relationships with its employees, vendors, regulatory authorities, partners and insureds;

•
subject to the terms and conditions of the Merger Agreement, the fact that Trean and its subsidiaries are restricted from soliciting, initiating or knowingly encouraging the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal;

•
the possibility that the amounts that may be payable by Trean upon the termination of the Merger Agreement, including payment to Parent of a termination fee of $9,450,000 in cash, and the processes required to terminate the Merger Agreement, including the opportunity for Parent to make revisions to its merger proposal, could discourage other potential acquirors from making a competing bid to acquire Trean; and

•	the fact that an all cash transaction would be taxable to Trean’s stockholders that are U.S. Holders for U.S. federal income tax purposes.
The foregoing discussion of the information and factors considered and given weight by the Altaris Filing Parties in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Altaris Filing Parties did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger. Rather, the Altaris Filing Parties reached their position as to the fairness of the Merger after considering all of the foregoing as a whole. The Altaris Filing Parties believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the Merger to Trean’s “unaffiliated security holders” (as defined under Rule 13e-3 under the Exchange Act). This position should not, however, be construed as a recommendation to any Trean stockholder to approve the Merger Agreement Proposal. The Altaris Filing Parties make no recommendation as to how Trean stockholders should vote their shares relating to the Merger. The Altaris Filing Parties attempted to negotiate the terms of a transaction that would be most favorable to them, and not to Trean’s unaffiliated security holders, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such stockholders.
Based on the Altaris Filing Parties’ knowledge and analysis of available information regarding Trean, the Special Committee and the Board, as well as discussions with members of Trean’s senior management regarding Trean and its business and the factors considered by, and findings of, the Special Committee and the Board discussed in the section of this Proxy Statement entitled “Special Factors— Recommendation of the Special Committee; Reasons for the Merger” and the section of this Proxy Statement entitled “Special Factors —Approval and Recommendations of the Board; Trean’s Position as to the Fairness of the Merger to Trean’s Unaffiliated Security Holders,” the Altaris Filing Parties believe that the Merger is fair to Trean’s “unaffiliated security holders” (as defined under Rule 13e-3 under the Exchange Act).
Opinion of the Special Committee’s Financial Advisor
On December 15, 2022, Houlihan Lokey verbally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated December 15, 2022), to the effect that the Transaction Consideration to be received by the Unaffiliated Stockholders in the Merger pursuant to the Merger Agreement is fair to such stockholders from a financial point of view.
Houlihan Lokey’s opinion was directed to the Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the Unaffiliated Stockholders of the Transaction Consideration to be received by such stockholders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this Proxy Statement and describes certain of the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board, any security holder of Trean or any other person as to how to act or vote with respect to any matter relating to the Merger.
In arriving at its opinion, Houlihan Lokey, among other things:
•	reviewed the following agreements:
•	the Merger Agreement; and
•	the Voting and Support Agreement;
•
reviewed certain publicly available business and financial information relating to Trean that it deemed to be relevant, including certain publicly available research analyst estimates (and adjustments thereto) with respect to the future financial performance of Trean;

•
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Trean, including the Projections (as identified and defined in the section of this proxy statement titled “Special Factors – Unaudited Prospective Financial Information of Trean”) approved for Houlihan Lokey's use by the Special Committee;

•	spoke with certain members of the management of Trean regarding the business, operations, financial condition and prospects of Trean, the Merger and related matters;
•	compared the financial and operating performance of Trean with that of other public companies that Houlihan Lokey deemed to be relevant;

•	considered publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;
•
reviewed the current and historical market prices and trading volume for certain of Trean’s publicly traded securities, and the current and historical market prices of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.
Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, the management of Trean advised Houlihan Lokey, and Houlihan Lokey assumed at the direction of the Special Committee, that the Projections reviewed by Houlihan Lokey were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of Trean as to the future financial results and condition of Trean and the other matters covered thereby, and Houlihan Lokey expressed no opinion with respect to such projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Trean since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.
Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger that would be material to its analyses or opinion.
Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection, independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Trean or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Trean is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Trean is or may be a party or is or may be subject.
Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, business or operations of Trean or any other party, or any alternatives to the Merger, (b) identify or introduce to the Special Committee or Trean, or screen for creditworthiness, any prospective investors, lenders or other participants in the Merger or any other transaction, or (c) coordinate or facilitate due diligence efforts by third parties, other than such efforts by Parent and its affiliates. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, December 15, 2022. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after December 15, 2022.

The opinion was furnished for the use of the Special Committee (in its capacity as such) in connection with its evaluation of the Merger. The opinion was not intended to be, and does not constitute, a recommendation to the Special Committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.
Houlihan Lokey was not requested to opine as to, and the opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Board, Trean, its security holders or any other party to proceed with or effect the Merger; (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Transaction Consideration to the extent expressly specified in Houlihan Lokey’s opinion); (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of Trean, or to any other party, except if and only to the extent expressly set forth in the last sentence of the opinion; (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for Trean or any other party; (v) the fairness of any portion or aspect of the Merger to any one class or group of Trean’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Trean’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents); (vi) whether or not Trean, its security holders or any other party is receiving or paying reasonably equivalent value in the Merger; (vii) the solvency, creditworthiness or fair value of Trean or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Transaction Consideration or otherwise. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It was assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Special Committee, on the assessments by the Special Committee, the Board, Trean and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to Trean and the Merger or otherwise.
In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to Trean or the Merger and an evaluation of the results of those analyses is not entirely mathematical. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. The estimates contained in the Projections and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Trean. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.
Houlihan Lokey’s opinion was only one of many factors considered by the Special Committee in evaluating the Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Transaction Consideration or of the views of the Special Committee with respect to the Merger or the Transaction Consideration. Under the terms of its engagement by the Special Committee, neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the Merger or otherwise, should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to, or agency relationships with, the Special Committee, the Board, Trean, Parent, Merger Sub, any security holder or creditor of Trean, Parent or Merger Sub, or any other person, regardless of any prior or ongoing advice or relationships. The type and amount of Transaction Consideration payable in the Merger were determined through negotiation between the Special Committee and Altaris, and the decision to enter into the Merger Agreement was solely that of the Special Committee and, following the recommendation of the Special Committee, the Board.

Financial Analyses
In preparing its opinion to the Special Committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses are readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.
The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Special Committee on December 15, 2022. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.
For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including:
•
Equity Market Value—generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company, to the extent in-the-money).

•	Book Value (excluding AOCI)—generally, the value of shareholders’ equity, less the book value of preferred stock and accumulated other comprehensive income (“AOCI”) as per GAAP.
•
Adjusted Net Income—generally, earnings, adjusted for unrealized gains and losses, and certain unusual or non-recurring items; and in the case of Trean, earnings, adjusted for unrealized gains and losses, intangible asset amortization, stock-based compensation and certain unusual or non-recurring items.

Unless the context indicates otherwise, equity market values used in the selected companies analysis described below were calculated using the closing price of the common stock of the selected companies listed below as of December 13, 2022, and transaction value, for the selected transactions analysis described below, refers to an implied equity value of a target company, based on the announced transaction equity price and other public information available at the time of the announcement. The estimates of the future financial performance of Trean relied upon for the financial analyses described below were based on the Projections. The estimates of the future financial performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.
Selected Companies Analysis. Houlihan Lokey reviewed certain data for selected companies, with publicly traded equity securities, that Houlihan Lokey deemed relevant.
The financial data reviewed included:
•	Equity market value as a multiple of estimated calendar year 2022 (“CY 2022E”) adjusted net income;
•	Equity market value as a multiple of estimated calendar year 2023 (“CY 2023E”) adjusted net income; and
•	Equity market value as a multiple of book value for the most recently completed quarterly fiscal period for which financial information had been made public (“MRQ”), excluding AOCI.

The selected companies included the following workers’ compensation insurers and specialty insurers:
Workers’ Compensation Insurers:
•	AMERISAFE, Inc.
•	Employers Holdings, Inc.
Specialty Insurers:
•	Argo Group International Holdings, Ltd.
•	James River Group Holdings, Ltd.
•	Kinsale Capital Group, Inc.
•	Palomar Holdings, Inc.
•	ProAssurance Corporation
•	RLI Corp.
•	W. R. Berkley Corporation
Equity Market Value to
	Adjusted Net Income CY 2022E	Adjusted Net Income CY 2023E	Book Value (Excl. AOCI) MRQ
Low	14.7x	7.7x	0.61x
High	40.6x	31.7x	8.50x
Median	19.2x	15.1x	2.46x
Mean	22.6x	17.2x	2.68x
Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 11.0x to 16.0x CY 2022E adjusted net income, 9.0x to 14.0x CY 2023E adjusted net income, and 0.45x to 0.85x MRQ book value (excluding AOCI) to corresponding financial data for Trean. With respect to the selected companies analysis, representatives of Houlihan Lokey noted that the multiples to MRQ book value (excluding AOCI) and adjusted net income it selected for Trean were lower than the mean and median of such multiples implied by the stock prices of the selected companies that Houlihan Lokey had identified based on shared business and operating characteristics, given, among other factors, Trean’s lower return on equity as compared to most of those other companies. Other factors that were considered included, but were not limited to, other profitability metrics, earnings growth, volatility, size and financial strength. The selected companies analysis indicated implied per share value reference ranges of $4.89 to $7.11 per share of Trean Common Stock based on the selected range of multiples of CY 2022E adjusted net income, $4.69 to $7.30 per share of Trean Common Stock based on the selected range of multiples of CY 2023E adjusted net income, and $3.88 to $7.32 per share of Trean Common Stock based on the selected range of multiples of MRQ book value (excluding AOCI), as compared to the proposed Transaction Consideration of $6.15 per share of Trean Common Stock.
Selected Transactions Analysis. Houlihan Lokey considered certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant.
The financial data reviewed included transaction value as a multiple of book value (excluding AOCI) for the most recently completed quarterly fiscal period for which financial information had been made public.

The selected transactions included the following:
Date Announced	Target	Acquiror
2/16/2021	Protective Insurance Corporation	The Progressive Corporation

1/15/2021	ProSight Global, Inc. (nka:Coaction Global, Inc.)	TowerBrook Capital Partners L.P.; Further Global Capital Management

11/16/2018	EMC Insurance Group Inc	Employers Mutual Casualty Company

8/28/2018	Aspen Insurance Holdings Limited	Apollo Global Management, LLC

8/22/2018	The Navigators Group, Inc	The Hartford Financial Services Group, Inc

1/9/2018	AmTrust Financial Services, Inc.	Stone Point Capital LLC; Trident VII, L.P.

12/18/2016	Allied World Assurance Company Holdings, Ltd	Fairfax Financial Holdings Limited

7/26/2017	State National Companies, Inc.	Markel Corporation

5/2/2017	Intact Insurance Group USA Holdings Inc.	Intact Financial Corporation

12/5/2016	Ironshore Inc.	Liberty Mutual Group, Inc.

10/5/2016	Endurance Specialty Holdings Ltd	Sompo Holdings, Inc.

3/7/2016	National Interstate Corporation	Great American Insurance Company, Inc.

6/10/2015	HCC Insurance Holdings Inc.	Tokio Marine & Nichido Fire Insurance Co., Ltd.

12/30/2014	Meadowbrook Insurance Group, Inc. (nka:AmeriTrust Group, Inc.)	Fosun International Limited

12/17/2014	Catlin Group Ltd.	XL Group plc

1/9/2014	Summit Holding Southeast Inc	Great American Holding, Inc.

1/6/2014	Tower Group International, Ltd	American Capital Partners Re, Ltd.

9/24/2013	Eastern Insurance Holdings, Inc.	ProAssurance Corporation
Transaction Value to MRQ Book Value (Excl. AOCI)
Low	0.70x
High	2.90x
Median	1.31x
Mean	1.42x
Taking into account the results of the selected transactions analysis, Houlihan Lokey applied selected multiple ranges of 0.50x to 0.90x MRQ book value (excluding AOCI) to corresponding financial data for Trean. With respect to the selected transactions analysis, representatives of Houlihan Lokey noted that the multiples to MRQ book value (excluding AOCI) it selected for Trean were lower than the mean and median of such multiples implied by the multiples of the selected transactions that Houlihan Lokey had identified. Factors considered in the selection of multiples, among others, were size and profitability metrics of Trean as compared to targets in the selected transactions as well as situational observations related to the selected transactions. The selected transactions analysis indicated implied per share value reference ranges of $4.31 to $7.75 per share of Trean Common Stock based on the selected range of multiples of MRQ book value (excluding AOCI), as compared to the proposed Transaction Consideration of $6.15 per share of Trean Common Stock.
Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of Trean based on the Projections. Because the Projections did not contemplate any distributions over the projection period, there was no estimated net present value assigned to the projected cash flows of Trean. Houlihan Lokey calculated terminal values for Trean by applying a range of terminal book value multiples of 0.85x to 1.25x to Trean’s calendar year 2027 estimated year-end book value (excluding AOCI). The present values of Trean’s projected future cash flows and terminal values were then calculated using discount rates ranging from 13% to 15% based on the capital asset pricing model, taking into account the trading performance of the selected companies and Trean. The discounted cash flow analysis indicated an implied per share value reference range of $4.97 to $7.98 per share of Trean Common Stock, as compared to the proposed Transaction Consideration of $6.15 per share of Trean Common Stock.
Other Information
Houlihan Lokey observed certain additional information that was not considered part of its financial analysis for its opinion but was noted for illustrative purposes, including, among other things, the following:
Public Price Analysis. Houlihan Lokey calculated select implied premiums (discounts) indicated by the Transaction Consideration and the volume weighted average price (“VWAP”) of the Trean Common Stock over several periods ending December 13, 2022, as well as the select closing prices of the Trean Common Stock, as follows:
Trading Period (ending 12/13/22)	Selected Metric	Transaction Consideration	Implied Premium of Transaction Consideration over Selected Metric
1-Day Closing Price	$3.15	$6.15	95.2%
5-Day VWAP	$2.96	$6.15	108.1%
10-Day VWAP	$2.87	$6.15	114.2%
20-Day VWAP	$2.60	$6.15	136.9%
30-Day VWAP	$2.64	$6.15	132.7%
3-Month VWAP	$3.02	$6.15	103.4%
6-Month VWAP	$4.10	$6.15	50.0%
1-Year VWAP	$4.77	$6.15	28.9%
52-Week High (12/28/21 Closing Price)	$9.16	$6.15	(32.9%)
52-Week Low (11/18/22 Closing Price)	$2.18	$6.15	182.1%
Illustrative Selected Companies Analysis. Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 1.05x to 1.65x MRQ tangible book value (excluding AOCI) to corresponding financial data for Trean. Tangible book value (excluding AOCI) generally refers to the value of shareholders’ equity, less the book value of preferred stock, goodwill, intangible assets and AOCI as per GAAP. The selected companies analysis indicated implied per share value reference ranges of $4.75 to $7.46 per share of Trean Common Stock based on the selected range of multiples of MRQ tangible book value (excluding AOCI), as compared to the proposed Transaction Consideration of $6.15 per share of Trean Common Stock.
The illustrative selected companies analysis indicated the following:
Equity Market Value to MRQ Tangible Book Value (Excl. AOCI)
Low	0.67x
High	8.54x
Median	2.46x
Mean	2.79x
Illustrative Selected Transactions Analysis. Taking into account the results of the selected transactions analysis, Houlihan Lokey applied selected multiple ranges of 1.20x to 1.80x MRQ tangible book value (excluding AOCI) to corresponding financial data for Trean. The selected transactions analysis indicated implied per share value reference ranges of $5.43 to $8.14 per share of Trean Common Stock based on the selected range of multiples of MRQ tangible book value (excluding AOCI), as compared to the proposed Transaction Consideration of $6.15 per share of Trean Common Stock.
The illustrative selected transactions analysis indicated the following:
Transaction Value to MRQ Tangible Book Value (Excl. AOCI)
Low	0.88x
High	3.04x
Median	1.42x
Mean	1.50x
Illustrative Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of Trean based on the Projections. Because the Projections did not contemplate any distributions over the projection period, there was no estimated net present value assigned to the projected cash flows of Trean. Houlihan Lokey calculated terminal values for Trean by applying a range of terminal tangible book value multiples of 1.25x to 1.85x to Trean’s calendar year 2027 estimated year-end tangible book value (excluding AOCI). The present values of Trean’s projected future cash flows and terminal values were then calculated using discount rates ranging from 13% to 15%. The discounted cash flow analysis indicated an implied per share value reference range of $5.16 to $8.34 per share of Trean Common Stock, as compared to the proposed Transaction Consideration of $6.15 per share of Trean Common Stock.
Prior Presentation by Houlihan Lokey
In addition to the presentation made to the Special Committee on December 15, 2022, which will be filed with the SEC as an exhibit to the Schedule 13E-3 and is described above, copies of a presentation presented or delivered by Houlihan Lokey to the Special Committee on October 28, 2022, containing preliminary illustrative financial analyses, also will be attached as an exhibit to such Schedule 13E-3.
The preliminary financial analyses and other information in such preliminary presentation were based on information and data that was available as of the date of the presentation. Houlihan Lokey also continued to update and refine various aspects of its financial analyses in its subsequent presentation. Accordingly, the results and other information presented in such preliminary Houlihan Lokey presentation may differ from the Houlihan Lokey presentation dated December 15, 2022. The financial analyses performed by Houlihan Lokey in relation to its opinion dated December 15, 2022 supersede all analyses and information presented in the preliminary Houlihan Lokey presentation.
Miscellaneous
Houlihan Lokey was engaged by the Special Committee to act as its financial advisor in connection with the Merger and matters related thereto. The Special Committee’s determination to retain Houlihan Lokey was based on a number of factors, including Houlihan Lokey’s independence and experience in advising special committees and the strength of its presentation to the Special Committee on September 26, 2022. The Special Committee also took into account the familiarity and experience with Trean and its industry generally gained by Houlihan Lokey in serving as a financial advisor to Trean in connection with Altaris’ initial investment in Trean, while noting that such representation occurred seven years ago and that it did not believe Houlihan Lokey’s other disclosures with respect to relationships with Altaris constituted relationships that would compromise Houlihan Lokey’s independence. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Trean has paid aggregate fees to Houlihan Lokey pursuant to its engagement by the Special Committee, equal to $1,050,000 for services performed prior to December 31, 2022 ($750,000 of which was paid to Houlihan Lokey for rendering the opinion). Houlihan Lokey will receive additional fees of up to $1,700,000 prior to or upon consummation of the Merger. Trean has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses arising out of or related to Houlihan Lokey’s engagement.
In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations)

of, or investments in, Trean, Parent, or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.
Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and/or other financial or consulting services and are currently providing valuation advisory and consulting services to Altaris, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Altaris (collectively, with Altaris, the “Altaris Group”), for which Houlihan Lokey and its affiliates have received, and in the future may receive, compensation, including (i) having acted as financial advisor to Acclara Solutions, then a member of the Altaris Group, in connection with its sale transaction, which closed in 2020, and (ii) having provided and currently providing valuation advisory and consulting services to certain members of the Altaris Group for financial reporting purposes. Houlihan Lokey and its affiliates have received aggregate fees of no more than $3 million from January 1, 2020 to December 31, 2022 for the services described in the foregoing clauses (i) and (ii), and Houlihan Lokey expects that it and its affiliates will receive aggregate fees of no more $500,000 for the active valuation advisory and consulting services being provided as of December 31, 2022 to certain members of the Altaris Group. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to Trean, members of the Altaris Group, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of their respective employees may have committed to invest in private equity or other investment funds managed or advised by Altaris, other participants in the Merger or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with Trean, one or more members of the Altaris Group, other participants in the Merger or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Trean, members of the Altaris Group, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Purpose and Reasons of Trean for the Merger
Trean’s purpose for engaging in the Merger is to enable its stockholders to receive the Transaction Consideration, which represents (i) a premium of approximately 95.2% to the closing price of the Trean Common Stock on December 13, 2022, the reference date included in the materials presented at the December 15, 2022 meeting of the Special Committee, (ii) premiums of approximately 108.1%, 114.2%, 136.9%, 132.7%, 103.4%, 50.0% and 28.9% to the five-day, 10-day, 20-day, 30-day, three-month, six-month and one-year volume weighted average price of the Trean Common Stock as of such date, and (iii) a premium of approximately 182.1% to the 52-week low closing price of the Trean Common Stock as of such date (which occurred on November 18, 2022).
The Special Committee and the Board believe that the Merger provides the best opportunity to maximize stockholder value. Trean has determined to undertake the Merger at this time based on the analyses, determinations and conclusions of the Special Committee and the Board described in detail above under the section of this Proxy Statement entitled “Special Factors—Recommendation of the Special Committee; Reasons for the Merger.”
Purpose and Reasons of the Altaris Filing Parties for the Merger
Under the SEC rules governing “going-private” transactions, each of the Altaris Filing Parties is an affiliate of Trean and, therefore, required to express their reasons for the Merger to Trean’s “unaffiliated security holders” (as defined in Rule 13e-3 of the Exchange Act). The Altaris Filing Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.
For the Altaris Filing Parties, the primary purpose of the Merger is to allow Parent to own equity interests in Trean and to bear the rewards and risks of such ownership after the Merger is completed and the shares of Trean Common Stock cease to be publicly traded. The Altaris Filing Parties believe that, as a private company, Trean will be able to improve its ability to execute initiatives that over time will create additional enterprise value for Trean. The Altaris Filing Parties believe that this, along with Trean’s existing business and potential future opportunities, will allow the Altaris Filing Parties’ investment in Trean to achieve returns consistent with its investment objectives, which are in some cases more difficult for businesses to achieve as a public company due to the investment community’s focus on short-term, often quarterly, financial results. Further, absent the reporting and associated costs and burdens placed on public companies, the Altaris Filing Parties believe that Trean’s management and employees will be able to execute more effectively on future strategic plans. The Altaris Filing Parties believe that structuring the transaction as a merger is preferable to other transaction structures, because it (1) will enable Parent to acquire all of the shares of Trean Common Stock at the same time, (2) will allow Trean to cease to be a publicly registered and reporting company and (3) represents an opportunity for Trean’s unaffiliated security holders to receive the Transaction Consideration in cash, without interest and less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement.
Plans for Trean After the Merger
Following completion of the Merger, Merger Sub will have been merged with and into Trean, with Trean surviving the Merger as a wholly-owned subsidiary of Parent. The shares of Trean Common Stock are currently listed on the Nasdaq and registered under the Exchange Act. Following completion of the Merger, there will be no further market for the shares of Trean Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, the shares of Trean Common Stock will be delisted from the Nasdaq, deregistered under the Exchange Act and will cease to be publicly traded.
Given Altaris’ long-standing ownership stake in Trean, the Altaris Filing Parties currently anticipate that Trean’s strategy and operations will initially be conducted following completion of the Merger substantially as they are currently being conducted (except that Trean will cease to be a public company and will instead be a wholly-owned subsidiary of Parent). Following completion of the Merger, the Altaris Filing Parties will continue to assess Trean’s strategy, assets, capitalization, operations, business, properties and personnel to determine what additional changes, if any, would be desirable following the Merger to enhance Trean’s business and operations with the goal of improving Trean’s long-term earning potential. In addition, Parent may seek to buy or combine Trean or its subsidiaries with target companies that provide earnings and growth synergies; however, no definitive contracts, arrangements, plans, proposals, commitments or understanding currently exist. Although presently there are no definitive contracts, arrangements, plans, proposals, commitments or understandings regarding any such transactions, the Altaris Filing Parties and certain of their affiliates may seek, from and after the Effective Time, to acquire target companies or assets that operate in Trean’s industry.
From and after the Effective Time, the officers of Trean at the Effective Time will be the officers of the Surviving Corporation and the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, in each case, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal or until their respective successors have been duly elected or appointed and qualified in accordance with the DGCL or the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be. At the Effective Time, the certificate of incorporation and bylaws of Trean, as in effect immediately prior to the Effective Time, will be amended and restated in their entirety as set forth in Exhibit B and Exhibit C of the Merger Agreement, respectively, until thereafter changed or amended as provided therein or by applicable law.
Certain Effects of the Merger
Trean Common Stock
If the Requisite Stockholder Approvals are obtained and certain other conditions to the consummation of the Merger are either satisfied or waived, Merger Sub will merge with and into Trean, with Trean surviving the Merger as the Surviving Corporation. As a result of the Merger, Trean will become a wholly-owned subsidiary of Parent, and Trean Common Stock will no longer be publicly traded. In addition, Trean Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, in each case, in accordance with applicable laws, rules and regulations, and Trean will no longer file periodic reports with the SEC on account of Trean Common Stock. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Trean and Parent may agree and specify in the certificate of merger).

Trean Equity Awards
Treatment of Company Options
At the Effective Time, each option granted under the Trean Insurance Group, Inc. 2020 Omnibus Incentive Plan (“Trean’s Stock Plan”) to purchase shares of Trean Common Stock that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, from the Surviving Corporation with respect thereto equal to the product of (A) the number of shares of Trean Common Stock subject to such Company Option as of immediately prior to the Effective Time and (B) the excess, if any, of the Transaction Consideration over the exercise price per share of Trean Common Stock subject to such Company Option as of immediately prior to the Effective Time. Any Company Option with an exercise price equal to or in excess of the Transaction Consideration will be cancelled by virtue of the Merger without any action on the part of the holder thereof and without any payment to the holder thereof.
Treatment of Company PSUs
At the Effective Time, each Company PSU award granted under Trean’s Stock Plan that is outstanding as of immediately prior to the Effective Time will automatically become vested and will be cancelled without any action on the part of any holder or beneficiary thereof and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, from the Surviving Corporation with respect thereto equal to the product of (A) a prorated number of shares of Trean Common Stock (such prorated number for Company PSU awards granted in 2021 being two-thirds, and for Company PSU awards granted in 2022 being one-third) that would have vested pursuant to the terms of such Company PSU award based on projected performance through the Effective Time (such projected performance resulting in a payout of 111.9% of the target number of shares for Company PSU awards granted in 2021 and 200% of the target number of shares for Company PSU awards granted in 2022), and (B) the Transaction Consideration.
Treatment of Company MSUs
At the Effective Time, each Company MSU award granted under Trean’s Stock Plan that is outstanding as of immediately prior to the Effective Time will automatically become vested and will be cancelled without any action on the part of any holder or beneficiary thereof and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, from the Surviving Corporation with respect thereto equal to the product of (A) the number of shares of Trean Common Stock that would have vested pursuant to the terms of such Company MSU award based on actual performance through the Effective Time, and (B) the Transaction Consideration.
Treatment of Company RSUs
At the Effective Time, each Company RSU award, granted under Trean’s Stock Plan that is outstanding as of immediately prior to the Effective Time will automatically become fully vested and will be cancelled and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, from the Surviving Corporation with respect thereto equal to the product of (A) the number of shares of Trean Common Stock then underlying such Company RSU award as of immediately prior to the Effective Time and (B) the Transaction Consideration.
Benefits of the Merger for Trean’s Unaffiliated Security Holders
The primary benefit of the Merger to Trean’s “unaffiliated security holders,” as defined in Rule 13e-3 of the Exchange Act, will be their right to receive the Transaction Consideration of $6.15 in cash per share of Trean Common Stock, less applicable withholding taxes, as described above, which represents (i) a premium of approximately 95.2% to the closing price of the Trean Common Stock on December 13, 2022, the reference date included in the materials presented at the December 15, 2022 meeting of the Special Committee, (ii) premiums of approximately 108.1%, 114.2%, 136.9%, 132.7%, 103.4%, 50.0% and 28.9% to the five-day, 10-day, 20-day,

30-day, three-month, six-month and one-year volume weighted average price of the Trean Common Stock as of such date, and (iii) a premium of approximately 182.1% to the 52-week low closing price of the Trean Common Stock as of such date (which occurred on November 18, 2022). Additionally, such stockholders will avoid the risk after the Merger of any possible decrease in Trean’s future earnings, growth or value.
Detriments of the Merger to Trean’s Unaffiliated Security Holders
The primary detriments of the Merger to Trean’s “unaffiliated security holders,” as defined in Rule 13e-3 of the Exchange Act, include the lack of an interest of such stockholders in the potential future earnings, growth or value realized by Trean after the Merger. In addition, Trean’s unaffiliated security holders will not benefit from any sale of Trean or its assets to a third party in the future. Additionally, the receipt of cash in exchange for Trean Common Stock pursuant to the Merger will generally be a taxable sale transaction for U.S. federal income tax purposes to stockholders who surrender their shares of Trean Common Stock in the Merger to the extent that such stockholders have any gain on their shares of Trean Common Stock.
Certain Effects of the Merger for the Altaris Filing Parties
The benefits of the Merger to the Altaris Filing Parties include the fact that, following the completion of the Merger, Parent will directly own all of the outstanding equity interests of the Surviving Corporation and will therefore have a corresponding 100% interest in the Surviving Corporation’s net book value and net earnings. The table below sets forth the beneficial ownership of shares of Trean Common Stock and resulting interests of the Altaris Filing Parties in Trean’s net book value and net earnings prior to and immediately after the Merger, based on Trean’s net book value at September 30, 2022 and net earnings for the nine months ended September 30, 2022, as if the Merger were completed on such date.
	Beneficial Ownership of Trean Prior to the Merger(1)			Beneficial Ownership of Trean Immediately After the Merger(2)
($ in thousands)	% Ownership	Net Book Value at September 30, 2022(4)	Net Income for the Nine Months Ended September 30, 2022(5)	% Ownership	Net Book Value at September 30, 2022(4)	Net Income for the Nine Months Ended September 30, 2022(5)
Parent	—	$—	$—	100%	$403,056	$25,405
Altaris Filing Parties	46.9%(3)	189,045	11,916	100%	403,056	25,405
(1)	Based on 51,220,485 shares of Trean Common Stock outstanding as of September 30, 2022.
(2)
The actual interests of the Altaris Filing Parties following completion of the Merger will be based on the Altaris Filing Parties’ ownership of Trean Common Stock as of the date of completion. In addition, the post-Closing interest of the Altaris Filing Parties will be reduced to reflect any rollover of shares of Trean Common Stock.

(3)
Amount based on Schedule 13G/A filed on January 14, 2022 with the SEC by Altaris Partners, LLC. The Schedule 13G/A consists of (i) 19,545,133 shares of Trean Common Stock held by AHP-BHC LLC and 270 shares of Trean Common Stock held by AHP-TH LLC and (ii) 4,478455 shares of Trean Common Stock held by ACP-BH LLC and 61 shares of Trean Common Stock held by ACP-TH LLC. Daniel G. Tully and George E. Aitken-Davies are members of the board of managers of Altaris Partners, LLC, which has investment and voting control over the shares of Trean Common Stock held by the Altaris Filing Parties. Mr. Tully may be deemed to beneficially own any shares of Trean Common Stock owned by the Altaris Stockholders, because of his affiliation with Altaris Partners and its affiliated entities.

(4)	Based on total stockholders’ equity of $403.056 million as of September 30, 2022.
(5)	Based on net income of $25.405 million for the nine months ended September 30, 2022.
Additionally, following the Merger, the shares of Trean Common Stock will be delisted from the Nasdaq, will be deregistered under the Exchange Act and will cease to be publicly traded. See the section of this Proxy Statement entitled “Special Factors—Plans for Trean After the Merger.” As such, Trean will be relieved of the requirements applicable to public companies, including the pressure to meet analyst forecasts and the requirements and restrictions on trading that directors, officers and beneficial owners of more than 10% of the shares of Trean Common Stock face as a result of the provisions of Section 16 of the Exchange Act. Trean will also be relieved of the obligation to separately prepare and furnish information to its stockholders. Parent will benefit from any regulatory compliance cost savings realized by Trean after it becomes a private company.
The primary detriments of the Merger to Parent include the fact that all of the risk of any possible decrease in the future earnings, growth or value of Trean following the Merger will be borne by Parent. Additionally, Parent’s ownership of Trean will be illiquid, with no public trading market for such securities.

Certain Effects on Trean if the Merger Is Not Consummated
If the Requisite Stockholder Approvals are not obtained or if the Merger is not consummated for any other reason, Trean’s stockholders will not receive any payment for their shares of Trean Common Stock in connection with the Merger. Instead, Trean will remain an independent public company, the shares of Trean Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and Trean will continue to file periodic reports with the SEC on account of shares of Trean Common Stock. In addition, if the Merger is not consummated, Trean expects that Trean’s management will operate Trean’s business in a manner similar to that in which it is being operated today and that Trean’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. You should also read and consider carefully the other information in this Proxy Statement, the annexes to this Proxy Statement and the documents incorporated by reference herein, including the risk factors referenced in the section of this Proxy Statement entitled “Cautionary Statement Regarding Forward-Looking Statements” and the risk factors contained in Trean’s Annual Report on Form 10-K and other SEC filings (see the section of this Proxy Statement entitled “Where You Can Find More Information”).
Furthermore, if the Merger is not consummated, and depending on the circumstances that would have caused the Merger not to be consummated, it is possible that the price per share of Trean Common Stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price per share of Trean Common Stock would return to the price at which shares of Trean Common Stock are trading as of the date of this Proxy Statement.
Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Trean Common Stock. If the Merger is not consummated, the Board will continue to evaluate and review Trean’s business operations, capitalization and strategic alternatives to enhance stockholder value. If the Requisite Stockholder Approvals are not obtained or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Trean will be offered or that Trean’s business, financial condition, prospects or results of operation will not be adversely impacted.
In addition, under specified circumstances, Trean may be required to pay Parent a termination fee upon the termination of the Merger Agreement, as described in the section entitled “Terms of the Merger Agreement—Termination Fee.”
Unaudited Prospective Financial Information of Trean
Trean does not as a matter of course make public financial projections as to future performance, revenues, earnings or other results beyond its historical practice of releasing current fiscal year guidance regarding expected gross written premium, net earned premium, total revenue and expense ratio and next fiscal quarter guidance regarding expected gross written premium, adjusted net income and loss ratio because of, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates in such an exercise. In particular, Trean has not disclosed projections for extended periods beyond the current fiscal year because of the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. However, in connection with the Special Committee’s process, management (excluding Mr. O’Brien) prepared, at the request of the Special Committee, in October 2022 certain unaudited prospective financial information for fiscal year 2022 through fiscal year 2027, which information is referred to generally herein as the “Projections”. Trean has included the Projections in this Proxy Statement to give stockholders access to such information that was made available to the Special Committee in connection with its evaluation of the Merger and made available to Houlihan Lokey, and which Houlihan Lokey was authorized by the Special Committee to use in connection with preparing its financial analyses and rendering its opinion. The Projections were also made available to Altaris in connection with its due diligence review of a potential transaction.

The following tables present a summary of the Projections:
Trean Insurance Group, Inc. and Subsidiaries Consolidated Projected Financial Data (in millions)	Year Ended December 31,
	2022E	2023E	2024E	2025E	2026E	2027E
Gross written premiums	$640.4	$749.6	$934.6	$1,011.8	$1,084.6	$1,158.8
Growth %	1.0%	17.1%	24.7%	8.3%	7.2%	6.8%
Retention	42.2%	38.7%	32.6%	30.1%	29.9%	30.3%

Revenues
Net earned premiums	$269.2	$275.3	$285.6	$299.9	$318.5	$343.3
Net investment income	8.2	19.0	21.5	24.4	27.6	30.8
Net realized gains	0.4	—	—	—	—	—
Other revenue	8.7	9.2	9.9	10.4	11.0	11.5
Total Revenue	286.5	303.5	316.9	334.7	357.1	385.6

Net Income	$27.6	$21.0	$25.1	$33.6	$39.2	$45.8

Adjusted net income(1)	$22.9	$26.9	$32.1	$40.5	$46.0	$52.5

Beginning Book Value (Excl. AOCI)(2)		$445.2	$466.2	$491.3	$524.9	$564.0
Net Income		21.0	25.1	33.6	39.2	45.8
Dividends(3)	—	—	—	—	—	—
Ending Book Value (Excl. AOCI)(2)	445.2	466.2	491.3	524.9	564.0	609.8
Goodwill and Intangible Assets	(209.5)	(203.5)	(197.5)	(191.5)	(185.5)	(179.5)
Ending Tangible Book Value (Excl. AOCI)(2)	$235.7	$262.7	$293.8	$333.4	$378.6	$430.4
(1)
Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items, including noncash intangible asset amortization and stock compensation, non-cash changes in fair value of embedded derivatives, unrealized losses on equity securities, other expenses and gains or losses, all of which Trean believes do not reflect its core operating performance and may have a disproportionate effect in a given period, affecting comparability of Trean’s results across periods.

(2)
Book value (excluding AOCI) and Tangible Book Value (excluding AOCI), non-GAAP financial measures, are based on stockholders’ equity excluding the effect of accumulated comprehensive income (loss) (“AOCI”). Since AOCI fluctuates from period to period due to unrealized changes in the fair value of available-for-sale securities, Trean believes these non-GAAP financial measures provide useful information and enhance comparability of Trean's financial results across periods.

(3)
The Projections assume all future free cash flows of Trean's business would be reinvested to support growth of surplus capital of Trean’s insurance company subsidiaries and would not be paid as cash distributions to Trean’s stockholders.

The Projections are subjective in many respects. Although presented with numerical specificity, the Projections were based on numerous variables, assumptions and estimates as to future events made by Trean’s management (excluding Mr. O’Brien) that such management believed were reasonable at the time the Projections were prepared, taking into account the relevant information available to management at the time. These variables, assumptions and estimates are inherently uncertain and many are beyond the control of Trean. Important factors that may affect actual results and cause these internal financial projections not to be achieved include, but are not limited to, risks and uncertainties relating to general economic conditions in the markets in which Trean operates, the frequency of occurrence or severity of catastrophic or other insured events, fluctuating interest rates, claims made compared to loss reserves, competition in the industry, deviations from expected renewal rates of existing policies and contracts, investment performance, the cost of reinsurance coverage, and other risk factors referenced in the section of this Proxy Statement entitled “Cautionary Statement Regarding Forward-Looking Statements.” Various assumptions underlying the Projections may not prove to have been, or may no longer be, accurate. The Projections may not be realized, and actual results may differ materially from those projected in the Projections. The Projections also reflect assumptions as to certain business strategies or plans that are subject to change, including, but not limited to, management’s assumption that all future free cash flows of Trean’s business would be reinvested to support growth of surplus capital of Trean’s insurance company subsidiaries and would not be paid as cash distributions to Trean’s stockholders. The Projections do not take into account any circumstances or events occurring after the date they were prepared. The Projections summarized above do not give effect to the Merger. The Projections cover multiple years, and such information by its nature becomes less predictive with each successive year. As a result, the inclusion of the Projections in this Proxy Statement should not be relied on as necessarily predictive of actual future events and actual results may differ materially (and will differ materially if the Merger and the other transactions contemplated by the Merger Agreement are completed) from the Projections. For all of these reasons, the Projections, and the assumptions upon which they are based, are (i) not guarantees of future results; (ii) inherently speculative; and (iii) subject to a number of risks and uncertainties. As a result, actual results may differ materially from those contained in these Projections. Accordingly, there can be no assurance that the Projections will be realized.
The Projections were prepared solely for internal use and to assist the Special Committee with its consideration and evaluation of the Merger and alternatives thereto, and although they were prepared on an accounting basis consistent with Trean’s historical financial statements, they were not prepared with a view toward public disclosure or toward compliance with generally accepted accounting principles (GAAP), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Projections included in this document have been prepared by, and are the responsibility of, Trean. Neither Trean’s independent auditor nor any other independent accountant has compiled, examined or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Trean contained in Trean’s public filings with the SEC.
Adjusted Net Income (which Trean defines as Net Income excluding the impact of certain items, including non-cash intangible asset amortization and stock compensation, non-cash changes in fair value of embedded derivatives, unrealized losses on equity securities, other expenses and gains or losses) and Book Value (excluding AOCI) and Tangible Book Value (excluding AOCI) (which Trean defines as stockholders’ equity and tangible stockholders’ equity, respectively, excluding the effect of accumulated other comprehensive income (loss) for a particular period) contained in the Projections are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. The non-GAAP financial measures used in the Projections were relied upon by Houlihan Lokey for purposes of its opinion and by the Special Committee in connection its evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure presented publicly by Trean do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this Proxy Statement. Accordingly, Trean has not provided a reconciliation of the financial measures included in the Projections to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Trean may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.
None of Trean or any of its affiliates, advisors, officers, directors, partners, representatives or advisors (including Houlihan Lokey) can give you any assurance that actual results will not differ from these projections. Except as required by applicable law, none of Trean or any of its affiliates, advisors, officers, directors, partners, representatives or advisors (including Houlihan Lokey) undertakes any obligation to update or otherwise revise or reconcile the Projections (including the specific portions presented in this Proxy Statement) to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. In addition, none of Trean or any of its affiliates, advisors, officers, directors, partners, representatives or advisors (including Houlihan Lokey) has made, makes, or is authorized in the future to make, any representation to any stockholder or other person regarding Trean’s ultimate performance compared to the information contained in the Projections or that projected results will be achieved, and any statements to the contrary should be disregarded. Trean has made no representation to Parent or Altaris, in the Merger Agreement or otherwise, concerning the Projections.

For the foregoing reasons, the inclusion of specific portions of the Projections in this Proxy Statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and readers of this Proxy Statement are cautioned not to place undue, if any, reliance on the specific portions of the Projections set forth above.
Interests of the Directors and Executive Officers of Trean in the Merger
In considering the recommendation of the Board that Trean’s stockholder vote in favor of the Merger Agreement Proposal, our stockholders should be aware that certain of Trean’s executive officers and non-employee directors have interests in the Merger that may be different from, or in addition to, those of Trean’s stockholders generally. The Special Committee and the Board were aware of and considered these interests, among other matters, in approving the Merger Agreement and the Merger, and in recommending that Trean’s stockholders approve the Merger Agreement Proposal. These interests are described below.
In addition to the matters described below, one of the directors of Trean, Daniel G. Tully, is a Co-Founder and Managing Director of Altaris. Affiliates of Altaris will control Trean following the Merger. Mr. Tully recused himself from deliberations of the Board regarding the Merger due to his affiliation with Altaris.
For purposes of the discussion below, Trean’s executive officers are Andrew M. O’Brien (Executive Chairman), Julie A. Baron (Chief Executive Officer), Patricia A. Ryan (Chief Legal Officer and Corporate Secretary), Matthew J. Spencer (Chief Information and Security Officer) and Nicholas J. Vassallo (Chief Financial Officer and Treasurer) (each, an “Executive Officer”).
Compensation of the Special Committee
The Special Committee consists of two independent members of the Board, Randall D. Jones and Terry P. Mayotte. Pursuant to a written consent of the Board executed on November 1, 2022, the Board unanimously adopted resolutions providing that Mr. Mayotte, as Chairperson of the Special Committee, would receive a flat fee of $80,000 and Mr. Jones would receive a flat fee of $70,000, as compensation for their service on the Special Committee. These fees are not dependent on the Closing or on the Special Committee’s or the Board’s approval of, or recommendations with respect to, the Merger.
Treatment and Quantification of Trean Equity Awards
Treatment of Company Options
Each Company Option, whether or not vested, that is outstanding as of immediately prior to the Effective Time will be cancelled and will entitle the holder, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, to receive an amount in cash (without interest and subject to applicable withholding taxes) from the Surviving Corporation equal to the product of (A) the number of shares of Trean Common Stock subject to such Company Option as of immediately prior to the Effective Time and (B) the excess, if any, of the Transaction Consideration over the exercise price per share of Trean Common Stock subject to such Company Option as of immediately prior to the Effective Time. If the exercise price per share of a Company Option is equal to or greater than the Transaction Consideration, such Company Option shall be cancelled by virtue of the Merger without any action on the part of, and without any payment to, the Company Option holder.
Treatment of Company PSUs
Each Company PSU award outstanding as of immediately prior to the Effective Time will automatically become vested, will be cancelled without any action on the part of any holder or beneficiary thereof, and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash (without interest and subject to applicable withholding taxes) from the Surviving Corporation equal to the product of (A) a prorated number of shares of Trean Common Stock (such prorated number for Company PSU awards granted in 2021 being two-thirds, and for Company PSU awards granted in 2022 being one-third) that would have vested pursuant to the terms of such Company PSU award based on projected performance through the Effective Time (such projected performance resulting in a payout of 111.9% of the target number of shares for Company PSU awards granted in 2021 and 200% of the target number of shares for Company PSU awards granted in 2022), and (B) the Transaction Consideration.

Treatment of Company MSUs
Each Company MSU award outstanding as of immediately prior to the Effective Time will automatically become vested, will be cancelled without any action on the part of any holder or beneficiary thereof, and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash (without interest and subject to applicable withholding taxes) from the Surviving Corporation equal to the product of (A) the number of shares of Trean Common Stock that would have vested pursuant to the terms of such Company MSU award based on actual performance through the Effective Time, and (B) the Transaction Consideration.
Treatment of Company RSUs
Each Company RSU award outstanding as of immediately prior to the Effective Time will automatically become fully vested, will be cancelled and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash (without interest and subject to applicable withholding taxes) from the Surviving Corporation equal to the product of (A) the number of shares of Trean Common Stock then underlying such Company RSU award as of immediately prior to the Effective Time and (B) the Transaction Consideration.
Quantification of Trean Equity Awards
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•	The Effective Time is January 13, 2023, which is the assumed date of the closing of the Merger solely for purposes of the disclosure in this section;
•
The potential payments and benefits described in this section are not at a level subject to a “cutback” to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Code; and

•	A price per share of Trean Common Stock of $6.15, which is equal to the Transaction Consideration payable in the Merger.
As the amounts provided below are estimates based on multiple assumptions that may or may not actually occur or be accurate as of the date referenced, the actual amounts, if any, that may be paid or become payable may materially differ from the amounts set forth below.
Each Company Option held by an Executive Officer has an exercise price greater than the Transaction Consideration of $6.15 per share and therefore would be canceled by virtue of the Merger without any payment to such Executive Officers. None of the non-employee directors of Trean hold any Company Options.
Each Company MSU held by an Executive Officer has a threshold performance target greater than the Transaction Consideration of $6.15 per share and therefore would be canceled by virtue of the Merger without any payment to such Executive Officers. None of the non-employee directors of Trean hold any Company MSUs.

The estimated value of unvested Company RSUs and Company PSUs held by each executive officer and non-employee director as of January 13, 2023 that would vest as a result of the Merger are set forth in the following table:
	Company RSUs		Company PSUs(1)
Name	Shares(#)	Value($)	Shares (#)	Value($)	Total Value of Accelerated Vesting($)(2)
Executive Officers
Andrew M. O’Brien(3)	—	—	—	—	—
Julie A. Baron	16,416	$100,958	9,944	$61,156	$162,114
Patricia A. Ryan	4,224	$25,978	2,815	$17,312	$43,290
Matthew J. Spencer	9,850	$60,578	5,966	$36,691	$97,269
Nicholas J. Vassallo	9,507	$58,468	5,994	$36,863	$95,331
Non-Employee Directors
Mary A. Chaput	3,720	$22,878	—	—	$22,878
Randall D. Jones	3,720	$22,878	—	—	$22,878
Steven B. Lee	3,720	$22,878	—	—	$22,878
Terry P. Mayotte	3,720	$22,878	—	—	$22,878
Philip I. Smith	3,720	$22,878	—	—	$22,878
Daniel G. Tully(4)	—	—	—	—	—
(1)
In accordance with the Merger Agreement, vesting and payout of Company PSUs assumes (i) a proration for Company PSU awards granted in 2021 of two-thirds of the target number of shares, and for Company PSU awards granted in 2022 of one-third of the target number of shares, and (ii) projected performance resulting in a payout of 111.9% of the target number of shares for Company PSU awards granted in 2021 and 200% of the target number of shares for Company PSU awards granted in 2022.

(2)
The amounts payable in respect of unvested Company RSUs and Company PSUs at the Effective Time and in accordance with the terms of the Merger Agreement are “single-trigger” payments, which means that the amounts will become payable solely as a result of continued employment through the Effective Time.

(3)
Mr. O’Brien has not received equity compensation in connection with his employment or service as a director given his substantial equity ownership in Trean, and therefore does not have any outstanding equity awards.

(4)	As a representative of the Altaris Funds on our Board, Mr. Tully does not receive separate compensation for his services as a director, and therefore does not have any outstanding equity awards.
Arrangements with Parent
As permitted by the Special Committee, following the execution of the Merger Agreement, representatives of Altaris have had preliminary discussions with Andrew O’Brien, Executive Chairman and a director of Trean, regarding potential rollover arrangements with respect to shares of Trean Common Stock held by Mr. O’Brien and Steven B. Lee, director of Trean. Each of Mr. O’Brien and Mr. Lee are expected to be deemed “Rollover Stockholders” for purposes of the Merger Agreement. As of [    ], 2023, the Record Date for the Special Meeting, Mr. O’Brien and Mr. Lee beneficially owned, respectively, [    ] and [    ] shares of Trean Common Stock entitled to vote at the Special Meeting, or approximately [  ]% and [  ]% of the voting power of all the outstanding shares of Trean Common Stock. Based on preliminary discussions held to date, Altaris expects that, prior to the Closing, each of Mr. O’Brien and Mr. Lee will enter into rollover agreements or arrangements with Parent or one of its affiliates with respect to all or a portion of their shares of Trean Common Stock, but, as of the date of this Proxy Statement, there is no understanding as to the amount of shares of Trean Common Stock that would be subject to such rollover agreements or arrangements, and no definitive agreement or arrangement has been entered into between Mr. O’Brien or Mr. Lee, on the one hand, and Parent or its affiliates, on the other hand, regarding such potential rollover, and there can be no assurances that the terms of any such agreements or arrangements will be agreed upon with Mr. O’Brien or Mr. Lee.
In addition, Altaris expects that, following the Closing, Julie A. Baron, Trean’s President and Chief Executive Officer, will remain President and Chief Executive Officer of Trean as the Surviving Corporation, and that Mr. O’Brien will continue to serve on the board of directors of Trean as the Surviving Corporation. As of the date of this Proxy Statement, the terms of Ms. Baron’s employment following the Closing, if any, have not been discussed, and no definitive agreement or arrangement has been entered into between Ms. Baron or Mr. O’Brien, on the one hand, and Parent or its affiliates, on the other hand, regarding such potential positions, and there can be no assurances that the terms of any such agreements or arrangements will be agreed upon with Ms. Baron or Mr. O’Brien.

Other than as described above, as of the date of this Proxy Statement, none of Trean’s executive officers, other employees or non-employee directors have discussed or entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity plans or arrangements of, Parent, the Surviving Corporation or one or more of their affiliates. Prior to or following the Closing, however, certain of Trean’s executive officers, other employees and non-employee directors may discuss or enter into agreements with Parent or its affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates (including the Surviving Corporation).
Insurance and Indemnification of Directors and Executive Officers
The Executive Officers and non-employee directors of Trean are entitled to certain insurance and indemnification rights in connection with the Merger. See “Terms of the Merger Agreement—Indemnification and Insurance.”
Intent to Vote in Favor of the Merger
Our directors and executive officers have informed us that, as of the date of this Proxy Statement, they intend to vote all of the shares of Trean Common Stock owned directly by them in favor of the Special Meeting Proposals. As of [  ], 2023, the Record Date for the Special Meeting, our directors (other than Mr. Tully) and executive officers directly owned, in the aggregate, [  ] shares of Trean Common Stock entitled to vote at the Special Meeting, or approximately [  ]% of the voting power of all the outstanding shares of Trean Common Stock. Mr. Tully is a director of Trean, and he may be deemed to beneficially own any shares of Trean Common Stock held by Altaris Partners and its affiliated entities, which collectively own approximately 47% of the voting power of the issued and outstanding shares of Trean Common Stock entitled to vote at the Special Meeting, because of his affiliation with Altaris Partners and its affiliated entities. See the section of this Proxy Statement entitled “The Voting and Support Agreement”. As discussed below in the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement,” the approval of the Merger Agreement Proposal requires the Requisite Stockholder Approvals. Our Section 16 Officers will be excluded from the Unaffiliated Stockholder Approval.
Obligation of Altaris to Vote in Favor of the Merger
Pursuant to the Voting and Support Agreement, which is discussed in more detail under the section entitled “The Voting and Support Agreement,” affiliates of Altaris agreed to, unless the Board (acting upon the recommendation of the Special Committee) or the Special Committee has made a change of recommendation that amounts to a recommendation against the Merger Agreement and that has not been rescinded or withdrawn (in which case Altaris’ affiliates will be permitted to vote their shares of Trean Common Stock in any manner they choose in their sole discretion), among other things, vote or cause to be voted any shares of Trean Common Stock owned by them in favor of the Merger and the adoption of the Merger Agreement and against any action or agreement that would reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled.
Provisions for Trean’s Unaffiliated Security Holders
No provision has been made to grant Trean’s “unaffiliated security holders,” as defined in Rule 13e-3 of the Exchange Act, access to the corporate files of Trean or any other party to the Merger or any of their respective affiliates, or to obtain counsel or appraisal services at the expense of Trean or any other such party or affiliate.
U.S. Federal Income Tax Consequences of the Merger
The following is a summary of the U.S. federal income tax consequences of the Merger to holders of Trean Common Stock whose shares of Trean Common Stock are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Code, U.S. Department of Treasury Regulations promulgated under the Code (the “Treasury Regulations”), court decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this Proxy Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of Trean Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). For purposes of this discussion, a “holder” means either a U.S. Holder (as defined below) or a Non-U.S. Holder (as defined below) or both, as the context may require.

This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, nor does it address any consequences to holders subject to special treatment under the U.S. federal income tax laws, such as tax-exempt entities, S corporations, partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) and partners therein, financial institutions, insurance companies, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, regulated investment companies, real estate investment trusts, persons who are subject to the alternative minimum tax, certain former citizens or long-term residents of the United States, entities that are expatriated entities, surrogate foreign corporations or inverted corporations for U.S. federal income tax purposes, persons who actually or constructively own 5% of more of Trean Common Stock, persons who acquire their shares of Trean Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, persons who hold their shares of Trean Common Stock as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment or other risk-reduction transaction for U.S. federal income tax purposes, and persons whose functional currency is not the U.S. dollar. This discussion does not address any U.S. federal estate, gift or other non-income tax consequences or any state, local or non-U.S. tax consequences, or the consequences of the Medicare tax on net investment income. If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Trean Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Trean Common Stock and partners therein are urged to consult their own tax advisors regarding the consequences of the Merger to their particular circumstances.
No ruling has been or will be sought from the IRS regarding the U.S. federal income tax consequences of the Merger described herein. This summary is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Trean Common Stock who is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person as defined in section 7701(a)(30) of the Code.

The receipt of cash by a U.S. Holder in exchange for shares of Trean Common Stock pursuant to the Merger will be a taxable transaction and the U.S. Holder generally will recognize gain or loss as a result of such exchange. In general, a U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that the U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period in the shares of Trean Common Stock is more than one year at the time of the Merger. Long-term capital gains of a non-corporate U.S. Holder are subject to preferential income tax rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of Trean Common Stock who is neither a U.S. Holder nor treated as a partnership for U.S. federal income tax purposes.

Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment, such as “controlled foreign corporations” or “passive foreign investment companies.” Non-U.S. Holders are urged to consult their tax advisors to determine the U.S. federal, state, local and non-U.S. tax consequences that may be relevant to them in light of their particular circumstances.
Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to a U.S. Holder, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the Merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty).

Information Reporting and Backup Withholding
Information reporting and backup withholding (currently, at a rate of 24%) may apply to the proceeds received by a holder of Trean Common Stock pursuant to the Merger. Backup withholding generally will not apply to (i) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (ii) a Non-U.S. Holder that provides a certification of such Non-U.S. Holder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Holders of Trean Common Stock are urged to consult their own tax advisors regarding the tax consequences of the Merger to their particular circumstances, including the applicability and effect of any state, local, foreign or other tax laws.
Fees and Expenses
The estimated fees and expenses incurred or expected to be incurred by Trean in connection with the Merger are as follows:
Description	Amount
Financial advisory fees and expenses	$[ ]
Legal, accounting and other professional fees and expenses	$[ ]
SEC filing fees	$38,464.78
Printing, proxy solicitation and mailing costs	$[ ]
Miscellaneous	$[ ]
Total	$[ ]
It is also expected that Merger Sub and/or Parent will incur approximately $[  ] million of legal, financial and other advisory fees.
The estimate for legal fees set forth in this Proxy Statement does not include any amounts attributable to any existing or future litigation challenging the Merger. All costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Merger Agreement and the Merger and any other transactions contemplated by the Merger Agreement, will be paid by the party incurring such expense, except that (i) Parent shall be responsible for the payment of any and all filings under the HSR Act and (ii) Parent and the Surviving Corporation agreed to assume liability and pay any sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and any similar taxes, as well as any transfer, recording, registration and other similar fees that may be imposed upon, payable or incurred in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

THE SPECIAL MEETING
Date, Time and Place of the Special Meeting
This Proxy Statement is being furnished to Trean stockholders by Trean as a part of the solicitation of proxies by the Board for use at the Special Meeting to be held at Trean’s corporate headquarters, located at 150 Lake Street West, Wayzata, Minnesota 55391, on [  ], 2023 at [  ] [a.m.] / [p.m.], Central Time, unless the meeting is adjourned or postponed.
Purpose of the Special Meeting
At the Special Meeting, Trean stockholders will be asked to consider and vote on proposals to approve:
(i)	the Merger Agreement Proposal, which asks Trean stockholders to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement; and
(ii)
the Adjournment Proposal, which asks Trean stockholders to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or to seek a quorum if one is not initially obtained.

Record Date; Shares Entitled to Vote; Quorum
Only Trean stockholders of record as of the close of business on [  ], 2023 are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof.
The inspector of elections appointed for the Special Meeting will tabulate votes cast by proxy or by ballot at the Special Meeting. The inspector of elections will also determine whether a quorum is present. The holders of a majority of Trean Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at the Special Meeting for the transaction of business. Abstentions will be counted as present for the purpose of determining the presence of a quorum. Broker non-votes will not be counted for purposes of determining whether a quorum is present.
With respect to shares held in “street name,” your broker, bank or other nominee generally has the discretionary authority to vote uninstructed shares on “routine” matters, but cannot vote such uninstructed shares on “non-routine” matters. A “broker non-vote” will occur if your broker, bank or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker, bank or other nominee chooses not to vote on a matter for which it does have discretionary voting authority.
Vote Required; Abstentions and Broker Non-Votes
The Requisite Stockholder Approvals, which consists of (1) the affirmative vote of Trean stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock beneficially owned by the Unaffiliated Stockholders entitled to vote thereon and (2) the affirmative vote of Trean stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock entitled to vote thereon, are required to adopt the Merger Agreement. The affirmative vote of Trean stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock present or represented by proxy, at the Special Meeting and entitled to vote thereon is required to approve the Adjournment Proposal. The failure of any stockholder of record to grant a proxy electronically over the Internet or by telephone, submit a signed proxy card, or to vote by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and will not have any effect on the Adjournment Proposal. Abstentions will be counted as votes “AGAINST” the Merger Agreement Proposal and the Adjournment Proposal. Because each of the Special Meeting Proposals presented to stockholders will be considered non-discretionary, there will not be any broker non-votes at the Special Meeting. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and will have no effect on the Adjournment Proposal.
Shares Held by Trean’s Directors and Executive Officers
At the close of business on the Record Date, Trean’s directors (other than Mr. Tully) and executive officers beneficially owned [  ] shares of Trean Common Stock, which represented approximately [  ]% of the shares of outstanding Trean Common Stock on that date. The directors and executive officers have informed

Trean that they currently intend to vote all of their shares of Trean Common Stock “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal. Mr. Tully is a director of Trean, and may be deemed to beneficially own any shares of Trean Common Stock owned by Altaris Partners and its affiliated entities, which collectively own approximately 47% of the voting power of the issued and outstanding shares of Trean Common Stock entitled to vote at the Special Meeting, because of his affiliation with Altaris Partners and its affiliated entities. See the section of this Proxy Statement entitled “The Voting and Support Agreement”.
Voting of Proxies
For Stockholders of Record
If your shares of Trean Common Stock are held in your name by Trean’s transfer agent, Equiniti Trust Company, you can vote:
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Via the Internet—If you choose to vote via the Internet, go to the website indicated on the enclosed proxy card and follow the instructions. You will need the control number shown on your proxy card to vote.

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Via Telephone—If you choose to vote via telephone, use a touch-tone telephone to call the toll-free phone number indicated on the enclosed proxy card and follow the voice prompts. You will need the control number shown on your proxy card to vote.

For purposes of expediency, we encourage all stockholders to vote electronically, if possible. However, if you do not have access to a touch-tone phone or the Internet, you can vote:
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Via Mail—If you choose to vote via mail, mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Proxy cards that are returned without a signature will not be counted as present at the Special Meeting and cannot be voted. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board.

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At the Special Meeting—Stockholders of record may vote in person by following the procedures described above to attend the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy card designating that person. Any previously submitted proxies will be superseded by the vote cast at the Special Meeting.

Voting instructions are included on your enclosed proxy card. All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholders. Properly executed proxies that do not contain voting instructions will be voted “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.
For Beneficial Owners
If your shares of Trean Common Stock are held in “street name” and you do not instruct your broker, bank or other nominee how to vote your shares, then, because all of the Special Meeting Proposals are “non-routine matters,” your broker, bank or other nominee would not have discretionary authority to vote your shares on the Special Meeting Proposals. If your shares of Trean Common Stock are held in “street name,” your broker, bank or other nominee has enclosed a voting instruction form with this Proxy Statement. We encourage you to authorize your broker, bank or other nominee to vote your shares “FOR” each of the Special Meeting Proposals by following the instructions provided on the voting instruction form. If you do not vote via the Internet or telephone through your broker, bank or other nominee or do not return your bank’s, broker’s or other nominee’s voting form, or do not attend the Special Meeting and vote with a proxy from your broker, bank or other nominee, it will be counted as a vote “AGAINST” the Merger Agreement Proposal and will not have any effect on the Adjournment Proposal.
How You May Revoke or Change Your Vote
Stockholders of record retain the power to revoke their proxy or change their vote at any time before it is voted at the Special Meeting, even if they sign the proxy card or voting instruction card in the form accompanying this Proxy Statement, via telephone or via the Internet. Stockholders of record can revoke their proxy or change their vote at any time before it is exercised by giving written notice specifying such revocation, to the attention of our

Corporate Secretary at Trean Insurance Group, Inc., 150 Lake Street West, Wayzata, Minnesota 55391, so that it is received prior to 11:59 p.m., Central Time, on the night before the Special Meeting. Stockholders of record may also change their vote by timely delivery of a valid, later-dated proxy signed and returned by mail prior to 11:59 p.m., Central Time, on the night before the Special Meeting or by voting by ballot in person at the Special Meeting. Simply attending the Special Meeting will not constitute revocation of your proxy.
If your shares of Trean Common Stock are held in the name of a broker, bank or other nominee, you should follow the instructions of such broker, bank or other nominee regarding the revocation of proxies. If you have voted via the Internet or via telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions.
Any adjournment, recess or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Trean stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting which was adjourned, recessed or postponed.
Adjournments and Postponements
In addition to the Merger Agreement Proposal, Trean stockholders are also being asked to approve the Adjournment Proposal that will give the Board authority to adjourn the Special Meeting from time to time, if necessary or appropriate in the view of the Board, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or to seek a quorum if one is not initially obtained. In addition, the Special Meeting may be adjourned or postponed by the chairman of the Special Meeting or by the Board in accordance with Trean’s bylaws.
If a quorum is not present or if there are not sufficient votes for the approval of the adoption of the Merger Agreement, Trean expects that the Special Meeting will be adjourned in order to solicit additional proxies in accordance with the Merger Agreement. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.
If the Special Meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting if announced at the Special Meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or the Board fixes a new record date for the Special Meeting. At any adjourned meeting, any business may be transacted that might have been transacted at the original Special Meeting.
Tabulation of Votes
A representative of Broadridge Financial Solutions will serve as the inspector of elections for the Special Meeting. All votes will be tabulated by the inspector of elections appointed for the Special Meeting. The inspector of elections will separately tabulate affirmative and negative votes and abstentions.
Solicitation of Proxies
The cost of this proxy solicitation will be borne by Trean. Our directors, officers and employees may solicit proxies by mail, telephone, facsimile and email, or by other electronic means. We will pay these directors, officers and employees no additional compensation for these services. We will reimburse banks, brokers and other nominees for their reasonable, out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of Trean Common Stock.
Trean has retained Okapi Partners as its proxy solicitor. Okapi Partners will solicit proxies by mail, telephone, facsimile and email, or by other electronic means. Under Trean’s agreement with Okapi Partners, Okapi Partners will receive an estimated fee of approximately $51,000 plus reimbursement of its customary out-of-pocket expenses for its services. In addition, Okapi Partners and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.
Anticipated Date of Consummation of the Merger
Assuming timely satisfaction of necessary closing conditions, including, among other things, the Requisite Stockholder Approvals and receipt of required regulatory approvals, we currently anticipate that the Merger will be consummated in the first half of 2023.

Attending the Special Meeting
Only stockholders of record or beneficial owners of Trean Common Stock as of the close of business on the Record Date or their duly appointed proxies are entitled to attend the Special Meeting. If you plan to attend the Special Meeting, please note that you will need to provide proof of ownership of Trean Common Stock and provide a government-issued picture identification card, such as your driver’s license. If you hold shares through an account with a broker, bank or other nominee, please bring to the Special Meeting your statement evidencing your beneficial ownership of Trean Common Stock as of the Record Date and provide a government-issued picture identification card, such as your driver’s license. Please note that if you hold shares through a broker, bank or other nominee and plan to attend the Special Meeting in person and would like to vote there, you will need to contact your broker, bank or other nominee and request a “legal proxy.” If your shares are held through a broker, bank or other nominee and you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Trean Common Stock, to:
Trean Insurance Group, Inc.
150 Lake Street West
Wayzata, Minnesota 55391
Attention: Corporate Secretary
All stockholders and beneficial owners should bring a government-issued picture identification card, such as your driver’s license, as you will also be asked to provide a government-issued identification card at the registration desk on the day of the Special Meeting or any adjournment or postponement of the Special Meeting. Everyone who attends the Special Meeting must abide by the rules for the conduct of the Special Meeting. These rules will be printed on the Special Meeting agenda. Even if you plan to attend the Special Meeting, please submit your proxy and vote by telephone, Internet or mail so your vote will be counted if you later decide not to (or are otherwise unable to) attend the Special Meeting. No cameras, recording equipment, other electronic devices, large bags or packages will be permitted in the Special Meeting.
Assistance
If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Okapi Partners, our proxy solicitor, by calling (844) 203-3605. Banks and brokers may call collect at (212) 297-0720.
Rights of Stockholders Who Seek Appraisal
If the Merger is completed, stockholders of record and beneficial owners who did not vote in favor of the Merger Agreement Proposal, submitted a written demand for appraisal prior to the vote on the Merger Agreement Proposal and otherwise complied with all other applicable requirements of the DGCL, will have the right to seek appraisal of the fair value of their shares of Trean Common Stock in accordance with Section 262. This means that holders of shares of Trean Common Stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash for the “fair value” of their shares of Trean Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest on the amount determined to be fair value, if any, as determined by the court. Trean stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in further detail in this Proxy Statement in the section entitled “Appraisal Rights,” and Section 262 regarding appraisal rights is reproduced and attached as Annex C to this Proxy Statement.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares.
To exercise your appraisal rights, you must, among other things, submit a written demand for appraisal in accordance with Section 262 to Trean before the vote is taken on the adoption of the Merger Agreement, you must not vote (in person or by proxy) in favor of the Merger Agreement Proposal and you must continue to hold your shares of Trean Common Stock through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this Proxy Statement in the section entitled “Appraisal Rights,” and Section 262 regarding appraisal rights is reproduced and attached as Annex C to this Proxy Statement.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

THE MERGER
The discussion of the Merger in this section and elsewhere in this Proxy Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and is incorporated into this Proxy Statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Additional information about Trean may be found elsewhere in this Proxy Statement and in Trean’s other public filings. See the section entitled “Where You Can Find More Information.”
Parties Involved in the Merger
Trean Insurance Group, Inc.
150 Lake Street West
Wayzata, Minnesota 55391
(952) 974-2200
Trean is an established, growth-oriented company providing products and services to the specialty insurance market. Historically, Trean has focused on underserved specialty casualty markets where Trean’s expertise allows it to achieve higher rates, such as niche workers’ compensation markets and small- to mid-sized specialty casualty insurance programs. Trean underwrites specialty casualty insurance products both through its Program Partners and its owned managing general agents. Trean also provides its Program Partners with a variety of services including issuing carrier services, claims administration and reinsurance brokerage. Trean carefully selects its Program Partners to ensure that they share closely aligned interests allowing growth and expansion of these relationships over time. Trean believes it has a competitive advantage in claims management for longer-tailed lines, specifically workers’ compensation, where our in-house capabilities and differentiated philosophy enable us to have lower claims costs and to settle claims more quickly than many of our competitors. Trean seeks to support its business strategy through robust controls surrounding program design and underwriting, ongoing monitoring and reinsurance and collateral management as evidenced by Trean’s “A” (Excellent) financial strength rating, with a stable outlook, by A.M. Best Company, a leading rating agency for the insurance industry. This rating is based on matters of concern to policyholders and is not designed or intended for use by investors in evaluating Trean’s securities.
Trean’s management team has decades of insurance industry experience across underwriting as well as program administration, reinsurance, claims and distribution. Trean and its subsidiaries are licensed and/or authorized to write business in all 50 states and the District of Columbia. Trean seeks to write business in states through select distribution outlets with the potential for attractive underwriting margins, and focus on markets with higher than average premium growth trends. California, Texas and Michigan are Trean’s largest markets, representing approximately 25%, 12% and 7%, respectively, of Trean’s gross written premiums for the nine months ended September 30, 2022.
Trean Common Stock is currently listed on Nasdaq under the symbol “TIG.”
Treadstone Parent Inc.
c/o Altaris, LLC
10 East 53rd Street, 31st Floor
New York, New York 10022
(212) 931-0250
Parent is a Delaware corporation, formed on December 9, 2022 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger. Parent has not conducted any business operations except in furtherance of this purpose and activities incident to its formation.

Treadstone Merger Sub, Inc.
c/o Altaris, LLC
10 East 53rd Street, 31st Floor
New York, New York 10022
(212) 931-0250
Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent, formed on December 9, 2022 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger. Merger Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon the consummation of the Merger, Merger Sub will cease to exist.
Parent and Merger Sub are affiliates of the Altaris Funds, which are managed by Altaris. At the Effective Time, Trean, as the Surviving Corporation, will be indirectly owned by the Altaris Funds.
In connection with the transactions contemplated by the Merger Agreement, the Altaris Funds have provided Parent the Equity Financing in an aggregate amount of $175,000,000. In addition, the Altaris Funds have agreed to guarantee the payment of any monetary damages payable by Parent, Merger Sub or any of their affiliates under the Merger Agreement, solely to the extent such damages are determined to be so due and payable by a court of competent jurisdiction, subject to an aggregate cap equal to $18,900,000 and subject to the other terms and conditions of the Merger Agreement. For more information, please see the section entitled “The Merger—Financing of the Merger.”
Effects of the Merger
The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver (in accordance with the terms of the Merger Agreement) of the conditions set forth in the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Trean, whereupon the separate existence of Merger Sub shall cease, and Trean will continue as the Surviving Corporation and will continue to be governed by the laws of Delaware.
Certain Effects on Trean if the Merger Is Not Consummated
If the Requisite Stockholder Approvals are not obtained or if the Merger is not consummated for any other reason, Trean stockholders will not receive any payment for their shares of Trean Common Stock. Instead, Trean will remain an independent public company, Trean Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and Trean will continue to file periodic reports with the SEC on account of Trean Common Stock. In addition, if the Merger is not consummated, Trean expects that Trean’s management will operate the business in a manner similar to that in which it is being operated today.
Furthermore, if the Merger is not consummated, and depending on the circumstances that would have caused the Merger not to be consummated, it is possible that the price of Trean Common Stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Trean Common Stock would return to the price at which it trades as of the date of this Proxy Statement.
Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Trean Common Stock. If the Merger is not consummated, the Board will continue to evaluate and review Trean’s business operations, properties, capitalization and strategic alternatives to enhance stockholder value. If the Requisite Stockholder Approvals are not obtained or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Trean will be offered or that Trean’s business, prospects or results of operation will not be adversely impacted.
In addition, under specified circumstances, Trean may be required to pay Parent a termination fee upon the termination of the Merger Agreement, as described in the section entitled “Terms of the Merger Agreement—Termination Fee.”
Transaction Consideration
Upon the consummation of the Merger, each share of Trean Common Stock issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares and any Dissenting Shares) will be converted into the right to receive Transaction Consideration.

Financing of the Merger
The total amount of funds necessary to consummate the Merger and related transactions, including payment of related fees and expenses, will be approximately $175,000,000.
Equity Commitment
In connection with the Merger Agreement, Parent and the Altaris Funds have entered into the Equity Commitment Letter, pursuant to which the Altaris Funds provided commitments to contribute to Parent, subject to the terms and conditions set forth therein, an aggregate amount of $175,000,000 in immediately available funds, solely for the purpose of permitting Parent and/or Merger Sub to fund (together with “Company Cash on Hand” (as defined in the Merger Agreement)) payment of (i) the aggregate Transaction Consideration required to be paid by Parent and/or Merger Sub under the Merger Agreement and all consideration required to be paid under the Merger Agreement in respect of Trean stock awards and (ii) all fees and expenses required to be paid by Parent and/or Merger Sub at or prior to the Closing in connection with the transactions contemplated by the Merger Agreement, in each case, subject to the terms and conditions of the Merger Agreement. Trean is a third-party beneficiary of the Equity Commitment Letter solely for the purpose and to the extent of Trean seeking specific performance of the rights granted to Parent under the Equity Commitment Letter to cause the Altaris Funds to fund their respective equity financing commitments, subject to the terms and conditions of such Equity Commitment Letter and the Merger Agreement.
The several (and not joint or joint and several) obligation of each of the Altaris Funds to fund its respective equity commitment is subject to satisfaction of each of the following conditions: (i) the satisfaction or waiver (in accordance with the terms of the Merger Agreement) of all of the conditions to the obligations of Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement (other than those conditions that by their nature are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or waiver (in accordance with the terms of the Merger Agreement) of such conditions) and (ii) the substantially concurrent consummation of the Closing in accordance with the terms of the Merger Agreement.
Limited Guarantee
In connection with the Merger Agreement, Parent and Merger Sub have delivered to Trean the duly executed limited guarantee of each of the Altaris Funds (the “Limited Guarantee”), pursuant to which the Altaris Funds have guaranteed to Trean each of their pro rata portions of the obligation to pay monetary damages payable by Parent, Merger Sub or any of their affiliates under the Merger Agreement, solely to the extent such damages are determined to be so due and payable by a court of competent jurisdiction, subject to an aggregate cap equal to $18,900,000 and subject to the other terms and conditions of the Merger Agreement.
Closing and Effective Time
The Closing will take place no later than the third business day following the satisfaction or waiver (in accordance with the terms of the Merger Agreement) of the last of the conditions to the Closing set forth in the Merger Agreement (as described in the section entitled “Terms of the Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their nature are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or waiver (in accordance with the terms of the Merger Agreement) of such conditions at the Closing.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Regulatory Approvals Required for the Merger
Under the Merger Agreement, the Merger cannot be consummated until the applicable waiting period under the HSR Act has expired or been terminated, and all required insurance regulatory approvals (or the applicable regulatory authorities’ non-objection to requests for exemptions in respect thereof) have been obtained.
HSR Act and U.S. Antitrust Matters
Under the HSR Act and the rules promulgated thereunder by the U.S. Federal Trade Commission (the “FTC”), the Merger cannot be consummated until Trean and Parent each file a premerger notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) under the HSR Act, and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be consummated until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms, unless extended by a request for additional information or the waiting period is terminated earlier. Trean and Parent made the filings required under the HSR Act on December 23, 2022.
At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as either deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
Insurance Regulatory Approvals
The insurance laws and regulations of the states of Arkansas, California, Kansas, South Carolina and Utah, jurisdictions where insurance company subsidiaries of Trean are domiciled or “commercially domiciled,” generally require that prior to the acquisition of control of an insurance company domiciled or “commercially domiciled” in those respective jurisdictions, the acquiring party must file an application (a “Form A”) seeking prior approval from the insurance regulators of those jurisdictions.
Generally, state insurance statutes provide that control over a domestic insurer is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing 10% or more of the voting securities of the domestic insurer. Because a person acquiring 10% or more of our common stock would indirectly control the same percentage of the stock of our insurance subsidiaries, the insurance change of control laws apply to the acquisition of Trean’s Common Stock by Parent pursuant to the Merger Agreement. Prior to granting approval of an application to acquire control of a domestic insurer, the state insurance commissioner generally will consider such factors as the financial strength of the applicant, the integrity and management of the applicant’s board of directors and executive officers, the acquirer’s plans for the future operations of the domestic insurer and any anti-competitive results that may arise from the consummation of the acquisition of control. Alternatively, state insurance statutes generally grant the insurance regulators discretion to exempt a transaction from the change of control prior approval requirements if the insurance regulator determines that the transaction has not been made or entered into for the purpose and does not have the effect of changing or influencing the control of a domestic insurer.
Since affiliates of Altaris currently control approximately 47% of the outstanding Trean Common Stock, in anticipation of the potential acquisition of remaining Trean Common Stock in the Merger (if the Merger receives the Requisite Stockholder Approvals and is subsequently consummated), Parent has filed Form A exemption requests with the insurance departments of the States of Arkansas, California, Kansas, South Carolina and Utah. Although Trean and Parent expect these insurance regulatory authorities to approve the Form A exemption requests there is no assurance that Trean and Parent will obtain all required regulatory approvals (or exemptions therefrom) on a timely basis, if at all.
Legal Proceedings Regarding the Merger
As of the date of this Proxy Statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to Trean, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is that no order, judgment, or injunction, whether temporary, preliminary or permanent, by any court or other tribunal of competent jurisdiction (including any insurance regulator) will have been entered and will continue to be in effect, and no law will have been adopted or be effective, in each case that restrains, enjoins, prevents, prohibits or makes illegal the consummation of the transactions contemplated by the Merger Agreement, including the Merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the transactions contemplated by the Merger Agreement, including the Merger, on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.
Voting and Support Agreement
Pursuant to the Voting and Support Agreement unless the Board (acting upon the recommendation of the Special Committee) or the Special Committee has made a change of recommendation that amounts to a recommendation against the Merger Agreement and that has not been rescinded or withdrawn (in which case Altaris’ affiliates will be permitted to vote their shares of Trean Common Stock in any manner they choose in their sole discretion), which is discussed in more detail under the section entitled “The Voting and Support Agreement,” affiliates of Altaris agreed to, and to cause their affiliates to, among other things, affirmatively vote or execute consents with respect to all shares of Trean Common Stock owned by them in favor of adoption of the Merger Agreement.
Affiliates of Altaris collectively own approximately 47% of the voting power of the issued and outstanding shares Trean Common Stock entitled to vote at the Special Meeting.
Vote Required and Board Recommendation
Both (1) the affirmative vote of Unaffiliated Stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock beneficially owned by the Unaffiliated Stockholders and (2) the affirmative vote of Trean stockholders representing a majority of the aggregate voting power of the outstanding shares of Trean Common Stock entitled to vote thereon are required to approve the Merger Agreement Proposal. The failure of any stockholder of record to grant a proxy electronically over the Internet or by telephone, submit a signed proxy card, or to vote by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Abstentions will be counted as votes “AGAINST” the Merger Agreement Proposal. Because the Merger Agreement Proposal presented to stockholders will be considered non-discretionary, there will not be any broker non-votes at the Special Meeting. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. The Board (other than the Recused Director) recommends a vote “FOR” the Merger Agreement Proposal.

TERMS OF THE MERGER AGREEMENT
The discussion of the terms of the Merger Agreement in this section and elsewhere in this Proxy Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and is incorporated into this Proxy Statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Explanatory Note Regarding the Merger Agreement
The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Annex A hereto. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Trean, Parent, Merger Sub or Altaris or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after December 15, 2022, which subsequent information may or may not be reflected in Trean’s public disclosures. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Trean and its business. Please see the section entitled “Where You Can Find More Information.”
Effects of the Merger
The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver (in accordance with the terms of the Merger Agreement) of the conditions set forth in the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Trean, whereupon the separate existence of Merger Sub will cease, and Trean will continue as the Surviving Corporation and will continue to be governed by the laws of Delaware.
Closing and Effective Time
The Closing will take place on the third business day after the satisfaction or waiver (in accordance with the terms of the Merger Agreement) of the last of the conditions to the Closing set forth in the Merger Agreement (as described in the section entitled “Terms of the Merger Agreement—Conditions to the Closing of the Merger”), other than those conditions that by their nature are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or waiver (in accordance with the terms of the Merger Agreement) of such conditions, or at such other date and time as Trean and Parent may agree in writing. As soon as practicable on the closing date, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The Merger will become effective at such time as the certificate of merger is filed with the Secretary of State of the State of Delaware or on such later date and time as will be agreed to by Trean and Parent and specified in the Certificate of Merger.
Directors and Officers; Certificate of Incorporation; Bylaws
Immediately prior to and conditional upon the occurrence of, the Effective Time, each of the directors of Trean’s Board will resign as a director of Trean effective as of the Effective Time. The Merger Agreement provides that the parties will take all necessary action such that the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation from and as of the Effective Time and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

The Merger Agreement provides that the parties will take all necessary action such that the officers of Trean immediately prior to the Effective Time will be the officers of the Surviving Corporation from and as of the Effective Time and will hold such offices until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
At the Effective Time, the certificate of incorporation and bylaws of Trean, as in effect immediately prior to the Effective Time, will be amended and restated in their entirety as set forth in Exhibit B and Exhibit C of the Merger Agreement, respectively, until thereafter changed or amended as provided therein or by applicable law.
Transaction Consideration
Common Stock
At the Effective Time, subject to applicable withholding tax, each share of Trean Common Stock issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares and any Dissenting Shares) will be automatically converted into the right to receive the Transaction Consideration.
Outstanding Trean Equity Awards
The Merger Agreement provides that Trean’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment as of the Effective Time:
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Company Options. At the Effective Time, each option granted under Trean’s Stock Plan to purchase shares of Trean Common Stock that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, from the Surviving Corporation with respect thereto equal to the product of (A) the number of shares of Trean Common Stock subject to such Company Option as of immediately prior to the Effective Time and (B) the excess, if any, of the Transaction Consideration over the exercise price per share of Trean Common Stock subject to such Company Option as of immediately prior to the Effective Time. Any Company Option with an exercise price equal to or in excess of the Transaction Consideration will be cancelled by virtue of the Merger without any action on the part of the holder thereof and without any payment to the holder thereof.

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Company PSUs. At the Effective Time, each Company PSU award granted under Trean’s Stock Plan that is outstanding as of immediately prior to the Effective Time will automatically become vested and will be cancelled without any action on the part of any holder or beneficiary thereof and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, from the Surviving Corporation with respect thereto equal to the product of (A) a prorated number of shares of Trean Common Stock (such prorated number for Company PSU awards granted in 2021 being two-thirds, and for Company PSU awards granted in 2022 being one-third) that would have vested pursuant to the terms of such Company PSU award based on projected performance through the Effective Time (such projected performance resulting in a payout of 111.9% of the target number of shares for Company PSU awards granted in 2021 and 200% of the target number of shares for Company PSU awards granted in 2022), and (B) the Transaction Consideration. To the extent that any Company PSU award constitutes nonqualified deferred compensation subject to Section 409A of the Code, however, such cash payment will be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of such award that will not result in the application of a tax or penalty under Section 409A of the Code, including payment in accordance with any applicable exception or permitted payment event under Section 409A of the Code and Section 1.409A-3(j) of the Treasury Regulations.

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Company MSUs. At the Effective Time, each Company MSU award granted under Trean’s Stock Plan that is outstanding as of immediately prior to the Effective Time will automatically become vested and will be cancelled without any action on the part of any holder or beneficiary thereof and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, from the Surviving Corporation with respect thereto equal to the product of (A) the number of shares of Trean Common Stock that would have vested pursuant to the terms of such Company MSU award based on actual performance through the Effective Time, and (B) the Transaction Consideration. To the extent that any Company MSU award constitutes nonqualified deferred compensation subject to Section 409A of the Code, however, such cash payment will be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of such award that will not result in the application of a tax or penalty under Section 409A of the Code, including payment in accordance with any applicable exception or permitted payment event under Section 409A of the Code and Section 1.409A-3(j) of the Treasury Regulations.
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Company RSUs. At the Effective Time, each Company RSU award, granted under Trean’s Stock Plan that is outstanding as of immediately prior to the Effective Time will automatically become fully vested and will be cancelled and will entitle the holder to receive, on or before the later of (i) five business days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash, without interest and subject to applicable withholding taxes, from the Surviving Corporation with respect thereto equal to the product of (A) the number of shares of Trean Common Stock then underlying such Company RSU award as of immediately prior to the Effective Time and (B) the Transaction Consideration. To the extent that any Company RSU award constitutes nonqualified deferred compensation subject to Section 409A of the Code, however, such cash payment will be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of such award that will not result in the application of any additional tax under Section 409A of the Code, including payment in accordance with any applicable exception or permitted payment event under Section 409A of the Code and Section 1.409A-3(j) of the Treasury Regulations.

Exchange and Payment Procedures
Prior to the Effective Time, Parent will appoint a bank or trust company reasonably acceptable to Trean to act as paying agent (the “Paying Agent”) for the payment of the Transaction Consideration in the Merger and will enter into an agreement relating to the Paying Agent’s responsibilities under the Merger Agreement in form and substance reasonably satisfactory to Trean. Prior to or concurrently with the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate Transaction Consideration payable in the Merger to holders of Trean Common Stock (other than the Excluded Holders), provided that Trean will, and will cause its subsidiaries to, at the written request of Parent, deposit with the Paying Agent at the Closing such portion of the aggregate Transaction Consideration from Trean’s cash on hand as specified in such request.
Upon surrender of certificates (or affidavit of loss in lieu thereof) or book-entry shares to the Paying Agent together with the letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such certificates or book-entry shares will be entitled to receive in exchange therefor the Transaction Consideration. In the event of a transfer of ownership of shares of Trean Common Stock that is not registered in the transfer or stock records of Trean, any cash to be paid upon due surrender of the certificate (or affidavit of loss in lieu thereof) or book-entry share formerly representing such shares of Trean Common Stock may be paid or issued, as the case may be, to such a transferee if such certificate (or affidavit of loss in lieu thereof) or book-entry share is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other similar taxes have been paid or are not applicable. No interest will be paid or will accrue on the Transaction Consideration payable upon surrender of any certificate (or affidavit of loss in lieu thereof) or book-entry share. Until surrendered as contemplated by the Merger Agreement, each certificate and book-entry share will be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Transaction Consideration. Any holder of book-entry shares will not be required to deliver a certificate or an executed letter of transmittal to the Paying Agent to receive the Transaction Consideration that such holder is entitled to receive pursuant to the Merger Agreement. In lieu thereof, each holder of record of one or more book-entry shares whose shares of Trean Common Stock were converted into the right to receive the Transaction Consideration will upon receipt by the Paying Agent of an “agent’s message” in customary form or such other evidence, if any, as the Paying Agent may reasonably request, be entitled to receive, and Parent will cause the Paying Agent to exchange and deliver as promptly as reasonably practicable after the Effective Time, the Transaction Consideration in respect of each such share of Trean Common Stock, and the book-entry shares of such holder will thereupon be cancelled.
Any portion of the payment fund, including any interest or other amounts received with respect thereto, that remains unclaimed by, or otherwise undistributed to, the holders of certificates and book-entry shares for 12 months after the Effective Time will be delivered to Parent, upon Parent’s demand, and any holder of certificates or book-entry shares who has not prior to such date complied with these procedures must thereafter look only to Parent or the Surviving Corporation for satisfaction of its claim for Transaction Consideration which such holder has the right to receive pursuant to the Merger Agreement.
The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. If any certificate has been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, in form and substance reasonably acceptable to Parent, and, if required by the Surviving Corporation, Parent or the Paying Agent, the posting by such person of a bond in customary amount as Parent or the Paying Agent may reasonably require as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such certificate, the Paying Agent, or, if subsequent to the termination of the payment fund, Parent, will deliver, in exchange for such lost, stolen or destroyed certificate, the Transaction Consideration to which the holder thereof is entitled pursuant to the exchange procedures in the Merger Agreement had such lost, stolen or destroyed certificate been surrendered.
These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.
Representations and Warranties
The Merger Agreement contains representations and warranties of Trean, Parent and Merger Sub.
Certain of the representations and warranties in the Merger Agreement made by Trean are qualified by knowledge and/or “materiality” qualifications or a “Company Material Adverse Effect” clause. For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to Trean, any event, change, circumstance or effect that, individually or in the aggregate with any other event, change, circumstance or effect, has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of Trean and its subsidiaries, taken as a whole. No event, change, circumstance or effect will be deemed to constitute, nor will any of the foregoing be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect, to the extent that such event, change, circumstance or effect results from, arises out of, or relates to:
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any changes in general United States or global economic conditions, except to the extent that such changes have a disproportionate adverse effect on Trean and its subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which Trean or any of its subsidiaries operates;

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any changes in conditions generally affecting any industry or geographic region in which Trean or any of its subsidiaries operates, except to the extent that such changes have a disproportionate adverse effect on Trean and its subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which Trean or any of its subsidiaries operates;

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any decline in the market price or trading volume of Trean Common Stock, however, Parent is not precluded from asserting that the facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect;

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any changes in regulatory, legislative or political conditions or securities, credit, financial, debt or other capital markets conditions, including interest or currency exchange rates, except to the extent that such changes or conditions have a disproportionate adverse effect on Trean and its subsidiaries, taken as a whole, relative to the adverse effect such changes or conditions have on others operating in the industries in which Trean or any of its subsidiaries operates;

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any failure, in and of itself, by Trean to meet any internal or published projections, forecasts, estimates or predictions, or analysts’ estimates, in respect of revenues, earnings or other financial or operating metrics for any period, however, Parent is not precluded from asserting that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect;

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the execution and delivery of the Merger Agreement or the public announcement or pendency of the Merger Agreement, the Merger or the taking of any action expressly required by the Merger Agreement or the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective subsidiaries or affiliates, including the impact of any of the foregoing on the relationships, contractual or otherwise, of Trean or any of its subsidiaries with customers, suppliers, officers or employees;

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any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any law following December 15, 2022, except to the extent such changes have a disproportionate adverse effect on Trean and its subsidiaries, taken as a whole, relative to the adverse effect such changes or conditions have on others operating in the industries in which Trean or any of its subsidiaries operates;

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any change in accounting requirements or principles required by GAAP (or authoritative interpretations thereof) following December 15, 2022, except to the extent such changes have a disproportionate adverse effect on Trean and its subsidiaries, taken as a whole, relative to the adverse effect such changes or conditions have on others operating in the industries in which Trean or any of its subsidiaries operates;

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any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, acts of war, sabotage, terrorism or military action threatened or underway as of December 15, 2022, except to the extent that such changes or conditions have a disproportionate adverse effect on Trean and its subsidiaries, taken as a whole, relative to the adverse effect such changes or conditions have on others operating in the industries in which Trean or any of its subsidiaries operates;

•	any taking of any action at the written request of Parent or Merger Sub or with the prior written consent of Parent or Merger Sub;
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any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural disaster, epidemics, disease outbreaks, pandemics or other public health emergencies (including COVID-19), acts of God or any change resulting from weather events, conditions or circumstances;

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COVID-19 or any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar law, directive, restrictions, guidelines, responses or recommendations of or promulgated by any governmental entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or related or associated epidemics, pandemics or disease outbreaks (collectively, “COVID-19 Measures”), including any change, effect, event, occurrence, development, condition or fact with respect to COVID-19 or the COVID-19 Measures or any escalation or worsening thereof (including any subsequent waves), except to the extent that such changes or conditions have a disproportionate adverse effect on Trean and its subsidiaries, taken as a whole, relative to the adverse effect such changes or conditions have on others operating in the industries in which Trean or any of its subsidiaries operates; or

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any litigation arising from allegations of a breach of fiduciary duty or violation of applicable law solely relating to the Merger Agreement, the Merger or the other transactions contemplated the Merger Agreement.

In addition, for purposes of the Merger Agreement, “Parent Material Adverse Effect” means any event, change, circumstance or effect that, individually or in the aggregate with any other event, change, circumstance or effect, materially impairs, or would reasonably be expected to materially impair, the ability of Parent or Merger Sub to perform their respective obligations under the Merger Agreement or prevent or materially delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

In the Merger Agreement, Trean has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in Trean’s disclosure letter to the Merger Agreement delivered in connection therewith. These representations and warranties relate to, among other things:
•	the valid existence, good standing and authority and qualification to conduct business with respect to Trean and its subsidiaries;
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the capital structure of Trean, Trean’s and its subsidiaries’ ownership of its subsidiaries, voting agreements or agreements restricting transfer of the capital stock of Trean or its subsidiaries to which Trean or its subsidiaries are party, Trean’s and its subsidiaries’ ownership of equity or debt interests other than of subsidiaries of Trean;

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Trean’s corporate authority, assuming the Requisite Stockholder Approvals have been obtained, to enter into, perform its covenants and obligations under, and consummate the transactions contemplated by, the Merger Agreement and the enforceability of the Merger Agreement;

•	the approval of, and recommendation by, the Special Committee and the Board in favor of the Merger Agreement Proposal;
•	the absence of conflicts with laws, Trean’s and its subsidiaries’ organizational documents and Trean’s and its subsidiaries’ contracts;
•	required consents and regulatory filings and approvals (including pursuant to U.S. antitrust laws and insurance laws) in connection with the Merger Agreement;
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the accuracy of Trean’s SEC filings and financial statements, and Trean’s disclosure controls and procedures and internal control over financial reporting and the absence of outstanding or unresolved comments in comment letters received by Trean or any of its subsidiaries and any ongoing SEC review, outstanding SEC comment or outstanding SEC investigation with respect to Trean’s SEC filings and financial statements;

•	the absence of specified undisclosed liabilities of Trean and its subsidiaries;
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the conduct of business of Trean and its subsidiaries in the ordinary course, the absence of any event, change, effect, development or occurrence that would have a Company Material Adverse Effect and the absence of certain specified events or actions by Trean, in each case, since December 31, 2021;

•	Trean’s possession of necessary permits and Trean’s compliance with laws;
•	the absence of actions or other legal proceedings relating to Trean and its subsidiaries;
•	the accuracy of the information supplied by or on behalf of Trean or any of its subsidiaries for inclusion in this Proxy Statement and the Schedule 13E-3;
•	the filing of tax returns, the payment of taxes and certain other tax matters related to Trean and its subsidiaries;
•	Trean’s employee benefit plans;
•	the existence and enforceability of, and compliance with, specified categories of Trean’s material contracts;
•	intellectual property rights (including privacy, data protection and other cybersecurity matters);
•	certain real property matters;
•	certain environmental matters;
•	certain matters regarding the insurance policies covering Trean and its subsidiaries;
•	certain labor and employment matters;
•	Trean’s statutory financial statements, insurance regulators, regulatory filings, insurance permits and certain other insurance matters;

•	the inapplicability of anti-takeover statutes to the Merger;
•	payment of fees to brokers in connection with the Merger Agreement;
•	the Special Committee’s receipt of a fairness opinion from its financial advisor;
•	certain matters relating to international trade and anti-corruption laws;
•	the absence of certain related party transactions; and
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the acknowledgment by Trean of the absence of any other representations and warranties of Parent, Merger Sub or any person on behalf of Parent or Merger Sub, other than as set forth in the Merger Agreement.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Trean that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	the due organization, valid existence, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;
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Parent’s and Merger Sub’s authority to enter into, perform their covenants and obligations under, and consummate the transactions contemplated by, the Merger Agreement and the enforceability of the Merger Agreement with respect to Parent and Merger Sub;

•	the absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s, Merger Sub’s or their subsidiaries’ contracts;
•	required consents, regulatory filings and approvals (including pursuant to U.S. antitrust laws and insurance laws) in connection with the Merger Agreement;
•	Parent’s, Merger Sub’s and their subsidiaries’ compliance with laws;
•	the absence of actions or other legal proceedings related to Parent, Merger Sub or any of their subsidiaries;
•	Merger Sub’s purpose and the absence of any business activities by Merger Sub not contemplated by the Merger Agreement;
•	the absence of any required vote of Parent’s stockholders to consummate the transactions contemplated by the Merger Agreement;
•	the accuracy of the information supplied by or on behalf of Parent for inclusion in this Proxy Statement and the Schedule 13E-3;
•	payment of fees to brokers in connection with the Merger Agreement;
•	matters with respect to Parent’s financial capacity;
•	the solvency of Parent and the Surviving Corporation at and following the consummation of the Merger and the transactions contemplated by the Merger Agreement;
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the absence of agreements or obligations or understandings between Parent or Merger Sub or any of their affiliates, on the one hand, and any member of Trean’s management or the Board, on the other hand, relating in any way to Trean, Trean’s subsidiaries or the transactions contemplated by the Merger Agreement, and as of December 15, 2022, the absence of any agreements pursuant to which any Trean stockholder would receive consideration other than the Transaction Consideration or agrees to vote to approve the Merger Agreement Proposal or agrees to vote against any Company Superior Proposal (as defined in the section entitled “Terms of the Merger Agreement—Restrictions on Solicitations of Other Offers”);

•	ownership of Trean Common Stock;
•	the enforceability of the Limited Guarantee and the Voting and Support Agreement;

•	Parent’s investment intention with respect to Trean and Parent’s direction by sophisticated persons under Rule 506(b)(2)(ii) promulgated under the Securities Act; and
•	the acknowledgment by Parent and Merger Sub of the absence of any other representations and warranties of Trean or any person on behalf of Trean, other than as set forth in the Merger Agreement.
None of the representations and warranties contained in the Merger Agreement survive the consummation of the Merger, other than as set forth in the Merger Agreement.
Conduct of Business Pending the Merger
The Merger Agreement provides that, from December 15, 2022 until the earlier of the Effective Time and the termination of the Merger Agreement, except (i) as may be required by applicable law, (ii) for any actions taken in good faith that Trean determines are necessary or advisable in response to COVID-19 or COVID-19 Measures (subject to certain exceptions), (iii) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), (iv) as may be required or expressly permitted by the Merger Agreement, or (v) as set forth in Trean’s disclosure letter, Trean and its subsidiaries (a) will use commercially reasonable efforts to conduct the businesses of Trean and its subsidiaries in the ordinary course, and to the extent consistent therewith, Trean will use commercially reasonable efforts to preserve in all material respects its existing relationships with key customers, suppliers, governmental entities (including insurance regulators) and other persons with which it has material business relations and (b) will not:
•	amend Trean’s or any of its subsidiaries’ organizational documents;
•	declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its capital stock;
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adjust, split, combine, subdivide or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities (including any Trean stock awards, warrants or any similar security exercisable for, or convertible into, such other security) in respect of, in lieu of, or in substitution for, shares of its capital stock;

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repurchase, redeem or otherwise acquire any shares of the capital stock of Trean or any of its subsidiaries, or any other Trean stock awards or equity interests or any rights, warrants or options to acquire any such shares or interests;

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subject to certain exceptions, issue, sell, grant, pledge or otherwise encumber any shares of its capital stock or other securities (including any Trean stock awards, warrants or any similar security exercisable for, or convertible into, such capital stock or similar security);

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sell, assign, lease, license, abandon, permit to lapse, transfer or otherwise dispose of any material intellectual property rights, including disclosing any material trade secrets of Trean or its subsidiaries (including source code);

•	merge or consolidate with any other person; or acquire any material assets from or make a material investment in (whether through the acquisition of stock, assets or otherwise) any other person;
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sell, lease, license, subject to a material lien, or otherwise dispose of any material assets, product lines or businesses of Trean or any of its subsidiaries (including capital stock or other equity interests of any subsidiary of Trean);

•	subject to certain exceptions, make capital expenditures in excess of $1,000,000 in the aggregate;
•	make any loans, advances or capital contributions to any other person in excess of $1,000,000 in any 12-month period;
•	subject to certain exceptions, create, incur, guarantee or assume any indebtedness for borrowed money in excess of $2,000,000 in the aggregate;
•	cancel any material debts of any person to Trean or any of its subsidiaries or waive any material claims or rights of value;
•	subject to certain exceptions, increase the compensation or other benefits payable or provided to Trean’s or its subsidiaries’ officers or other employees;

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subject to certain exceptions, enter into any employment, consulting, change of control, severance, separation, stay bonus or retention agreement with any employee or other individual service provider of Trean;

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establish, adopt, enter into, terminate or amend any of Trean’s employee benefit plans, or increase or accelerate the funding, payment or vesting of the compensation or benefits provided under any of Trean’s employee benefit plans;

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settle or compromise any material claim involving Trean or its subsidiaries equal to or greater than $350,000 in the aggregate, other than settlements or compromises solely funded by Trean’s insurance carriers or in the ordinary course of Trean’s business;

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enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any material claim or audit that would materially restrict the operations of the business of Trean and its subsidiaries taken as a whole after the Effective Time;

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except in the ordinary course of Trean’s business consistent with past practice and subject to certain exceptions, enter into any material contract or amend or terminate any material contract of Trean, in each case in a manner that would be material and adverse to Trean and its subsidiaries, taken as a whole;

•	alter or amend in any material respect any existing accounting methods, principles or practices, except as may be required by U.S. generally accepted accounting principles or applicable law;
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make, change or revoke any material tax election or material tax method of accounting; amend any material tax return; surrender any claim for a refund of material taxes; settle or compromise any material tax claim or assessment; or enter into any closing agreement with respect to any material tax;

•	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Trean or any of its subsidiaries; or
•	enter any contract, or otherwise obligate itself in a legally binding manner, to take any of the foregoing actions.
Restrictions on Solicitations of Other Offers
In the Merger Agreement, Trean agreed that it will, and will cause its subsidiaries and each of its and their respective directors and officers to, and will instruct and use its reasonable best efforts to cause its and its subsidiaries’ other representatives to, after December 15, 2022:
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immediately cease and cause to be terminated any solicitation, discussions or negotiations with any persons, other than Parent and its representatives, that are ongoing with respect to a Company Takeover Proposal (as defined below) or any inquiry, discussion or request that would reasonably be expected to lead to a Company Takeover Proposal;

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promptly (and in any event within two business days following December 15, 2022) request in writing the prompt return or destruction of all non-public information previously furnished to any third party or its representatives;

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not, directly or indirectly through intermediaries, solicit, initiate or knowingly encourage (including by way of furnishing non-public information relating to Trean or any of its subsidiaries) the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal;

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not, directly or indirectly through intermediaries, conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with, or for the purpose of knowingly encouraging, a Company Takeover Proposal, other than, solely in response to an unsolicited inquiry, to refer the inquiring person to the relevant provision of the Merger Agreement;

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not, directly or indirectly through intermediaries, execute or enter into any binding letter of intent, acquisition agreement, merger agreement, joint venture agreement or similar contract, whether written, oral, binding or non-binding, with respect to a Company Takeover Proposal (other than an “Acceptable Confidentiality Agreement” as defined in the Merger Agreement); and

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not, directly or indirectly through intermediaries, grant any waiver, amendment or release (to the extent not automatically waived, amended or released upon announcement of, or entering into, the Merger Agreement) of any third party under any standstill or confidentiality agreement; provided that Trean will be permitted to grant a waiver of any standstill or similar obligation of any third party with respect to Trean or any of its subsidiaries to allow such third party to make a Company Takeover Proposal.

None of the foregoing will prohibit Trean or its representatives from contacting any person or group of persons that has made a Company Takeover Proposal after December 15, 2022, solely to ascertain the facts or request the clarification of the terms and conditions thereof so as to determine whether the Company Takeover Proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal or to request that any Company Takeover Proposal made orally be in writing.
Notwithstanding anything to the contrary contained in the Merger Agreement, if, at any time prior to obtaining the Requisite Stockholder Approvals, Trean or any of its representatives receives a bona fide, written Company Takeover Proposal from any person, which did not result from a material breach of the relevant terms of the Merger Agreement, and if the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel (including the Special Committee’s financial advisor and outside legal counsel), that such Company Takeover Proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal and that the failure to take such action is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, then Trean, its subsidiaries and their respective representatives may (i) furnish information with respect to Trean and its subsidiaries to the person who has made such Company Takeover Proposal, including non-public information, if Trean receives from such person an executed confidentiality agreement containing terms that are not materially less restrictive in the aggregate to the other party than those contained in the confidentiality agreement with Altaris; provided, that Trean will promptly, and in any event within 48 hours following the delivery to such person, make available to Parent any non-public information concerning Trean or any of its subsidiaries that is provided or made available to such person or its representatives unless such non-public information has been previously provided to Parent and (ii) engage in or otherwise participate in discussions or negotiations with the person making such Company Takeover Proposal, its representatives and any prospective debt and equity financing sources regarding such Company Takeover Proposal. In addition to Trean’s obligations under other provisions of the Merger Agreement, Trean will promptly, and in any event within 24 hours, notify Parent and Merger Sub if Trean commences furnishing non-public information or commences discussions or negotiations as provided for in the Merger Agreement.
In addition, Trean agreed:
•
to promptly, and in no event later than 24 hours after receipt, notify Parent in writing in the event that Trean or any of its representatives receives a Company Takeover Proposal or any inquiry, proposal or request that would reasonably be expected to lead to any Company Takeover Proposal, including the identity of the person making the Company Takeover Proposal or such inquiry, proposal or request and the material terms and conditions thereof (including, if applicable, copies of any written proposals or offers, including proposed term sheet and agreements);

•
to keep Parent reasonably informed, on a prompt basis (and in no event later than 24 hours after receipt), regarding any material changes to the status and material terms of any such inquiry, proposal or offer, including, if applicable, by providing Parent with copies of related written documentation; and

•
along with its subsidiaries, not to enter into any agreement with any person subsequent to December 15, 2022, that prohibits Trean from providing any information to Parent in accordance with, or otherwise complying with the non-solicitation provisions of the Merger Agreement.

For purposes of the Merger Agreement:
•
a “Company Takeover Proposal” is any proposal or offer from any person or group of persons (other than Parent, Merger Sub or any of their affiliates) to Trean or any of its representatives relating to (A) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture or other similar transaction involving Trean or any of its subsidiaries that would result in such other person directly or indirectly acquiring (x) beneficial ownership of 20% or more of the outstanding Trean Common Stock or securities of Trean representing more than 20% of the voting power of Trean or (y) assets or businesses that constitute 20% or more of the consolidated assets, net revenues or net income of Trean and its subsidiaries (based on the fair market value thereof, as determined in good faith by the Board (acting upon the recommendation of the Special Committee) or the Special Committee), (B) any acquisition, in one transaction or a series of related transactions, of the beneficial ownership or the right to acquire beneficial ownership, directly or indirectly, of 20% or more of the outstanding Trean Common Stock or securities of Trean representing more than 20% of the voting power of Trean, (C) any direct or indirect acquisition, purchase or license (including the acquisition of stock in any subsidiary of Trean), in one transaction or a series of related transactions, of assets or businesses of Trean or its subsidiaries, including pursuant to a joint venture, representing 20% or more of the consolidated assets, net revenues or net income of Trean and its subsidiaries (based on the fair market value thereof, as determined in good faith by the Board (acting upon the recommendation of the Special Committee) or the Special Committee), (D) any tender offer or exchange offer or any other similar transaction or series of transactions that if consummated would result in any person or group directly or indirectly acquiring beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding Trean Common Stock or securities of Trean representing more than 20% of the voting power of Trean or (E) any combination of the foregoing; and
•
a “Company Superior Proposal” is a bona fide, written Company Takeover Proposal (but substituting “50%” for all references to “20%” in the definition of such term) which did not result from a material breach of the non-solicitation provision of the Merger Agreement that the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel (including the Special Committee’s financial advisor and outside legal counsel), taking into account the timing, likelihood of consummation, legal, financial, regulatory and other aspects of such Company Takeover Proposal, including the financing terms thereof, and such other factors as the Board (acting upon the recommendation of the Special Committee) or the Special Committee considers to be appropriate, and taking into account any revisions to the terms of the Merger Agreement to which Parent has committed in writing in response to such Company Takeover Proposal in accordance with the relevant provision of the Merger Agreement, is reasonably likely to be consummated in accordance with its terms (but excluding whether any stockholders affiliated with Altaris would vote in favor of, tender into or otherwise support such Company Takeover Proposal), and if consummated would be more favorable, from a financial point of view, to the stockholders of Trean than the transactions contemplated by the Merger Agreement.

Alternative Acquisition Agreements
Notwithstanding anything in the Merger Agreement, prior to, but not after, obtaining the Requisite Stockholder Approvals, the Board (acting upon the recommendation of the Special Committee) or the Special Committee may, in respect of a Company Superior Proposal, either or both (1) make a Company Adverse Recommendation Change (as defined below) or (2) terminate the Merger Agreement in order to enter into a definitive agreement for such Company Superior Proposal, in each case, if and only if, prior to taking such action, the Board (acting upon the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with its independent financial adviser and outside legal counsel (including the Special Committee’s financial advisor and outside legal counsel), that the failure to take such action is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law; provided, however, that, prior to taking either such action:
•
Trean has given Parent at least four business days’ prior written notice of its intention to take such action, including the terms and conditions of and the basis for such action, and the identity of the person making any such Company Superior Proposal and has contemporaneously provided with such notice to Parent a copy of the Company Superior Proposal or any proposed acquisition agreements (or if not provided in writing to Trean, a written summary of the terms thereof) and a summary of any related financing commitments in Trean’s possession;

•
to the extent requested in writing by Parent, Trean (acting through the Special Committee) has negotiated, and has caused its representatives to negotiate, in good faith with Parent during such four business day period concerning any revisions to the terms of the Merger Agreement proposed by Parent; and

•
following the end of such four business days’ notice period, the Board (acting upon the recommendation of the Special Committee) or the Special Committee has determined, after consultation with its financial advisor and outside legal counsel (including the Special Committee’s financial advisor and outside legal counsel), and giving due consideration to the revisions to the terms of the Merger Agreement to which Parent has committed in writing, that the Company Superior Proposal would nevertheless continue to constitute a Company Superior Proposal, assuming the revisions committed to by Parent in writing were to be given effect.

Any change to the financial terms or any other material terms of such Company Superior Proposal requires a new notice thereof and Trean will be required to comply again with the requirements described in the paragraph immediately above (except that the four business day period above will be a three business day period).
Notwithstanding anything to the contrary contained in the Merger Agreement, neither Trean nor any of its subsidiaries will enter into any acquisition agreement relating to a Company Superior Proposal unless the Merger Agreement has been terminated in accordance with its terms and the termination fee (as described below) has been paid in accordance with the terms of the Merger Agreement.
Adverse Recommendation Changes
As described above, and subject to the provisions described below, the Board (acting upon the unanimous recommendation of the Special Committee) has made the unanimous recommendation that Trean stockholders vote “FOR” the Merger Agreement Proposal (the “Company Board Recommendation”). Additionally, the Special Committee has made the unanimous recommendation that the Trean stockholders vote “FOR” the Merger Agreement Proposal (“Special Committee Recommendation”). The Merger Agreement provides that the Board will not effect a Company Adverse Recommendation Change (as defined below) except as described below.
Under the terms of the Merger Agreement, the Board may not:
•
(i) fail to include the Special Committee Recommendation and the Company Board Recommendation in this Proxy Statement when it is disseminated to Trean’s stockholders, (ii) withhold, withdraw or modify, or authorize or publicly propose to withhold, withdraw or modify, in any such case in a manner adverse to Parent, the Company Board Recommendation, (iii) publicly make any recommendation in support of a tender offer or exchange offer that constitutes a Company Takeover Proposal or fail to recommend against any such tender offer or exchange offer, (iv) publicly adopt, approve or recommend, or publicly propose to adopt, approve or recommend, to stockholders of Trean a Company Takeover Proposal or (v) fail to publicly recommend against any Company Takeover Proposal or fail to publicly reaffirm the Company Board Recommendation, in each case, within five business days after Parent so requests in writing following a publicly announced Company Takeover Proposal, provided that Parent may only make such request once with respect to any particular Company Takeover Proposal or any material publicly announced or disclosed amendment or modification thereto (any action described in this clause being referred to as a “Company Adverse Recommendation Change”); or

•
authorize, cause or permit Trean or any of its subsidiaries to enter into any binding letter of intent, memorandum of understanding or agreement, including an acquisition agreement, merger agreement, joint venture agreement or other agreement, with respect to any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement).

Notwithstanding anything in the Merger Agreement to the contrary, other than in connection with a Company Takeover Proposal (as discussed above), the Board (acting upon the recommendation of the Special Committee) or the Special Committee may otherwise only, at any time prior to, but not after, obtaining the Requisite Stockholder Approvals, make a Company Adverse Recommendation Change in response to an event, development or change in circumstances that was not known or reasonably foreseeable to the Special Committee (or if known, the consequences of which were not known or reasonably foreseeable to the Special Committee) as of or prior to December 15, 2022, which event, development or change in circumstances becomes known to the Special Committee prior to the Stockholder Meeting (an “Intervening Event”), if, prior to taking such action, the Board (acting upon the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with its financial advisor and outside legal counsel (including the Special Committee’s financial advisor and outside legal counsel), that the failure to take such action is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law; provided, however, that, prior to taking such action:
•
Trean has given Parent at least four business days’ prior written notice of its intention to take such action, and specifying in reasonable detail the Intervening Event and the potential reasons that the Board (acting upon the recommendation of the Special Committee) or the Special Committee is proposing to effect a Company Adverse Recommendation Change;

•
to the extent requested in writing by Parent, Trean (acting through the Special Committee) has negotiated, and has caused its representatives to negotiate, in good faith with Parent during such four business day period to enable Parent to propose revisions to the terms of the Merger Agreement such that it would cause the Board (acting upon the recommendation of the Special Committee) or the Special Committee not to make such Company Adverse Recommendation Change; and

•
following the end of such four business days’ period, the Board (acting upon the recommendation of the Special Committee) or the Special Committee has considered in good faith any revisions to the terms of the Merger Agreement to which Parent has committed in writing, and will have determined, after consultation with its financial advisor and outside legal counsel, assuming the revisions committed to by Parent in writing were to be given effect, that the failure to make a Company Adverse Recommendation Change is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law.

The Merger Agreement does not restrict Trean or the Board (acting upon the recommendation of the Special Committee) or the Special Committee from complying with its disclosure obligations under federal or state law with regard to a Company Takeover Proposal, including (i) taking and disclosing to the stockholders of Trean a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation MA promulgated under the Exchange Act or (ii) making any “stop, look and listen” communication to the stockholders of Trean pursuant to Rule 14d-9(f) under the Exchange Act if, in either case, the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with outside legal counsel (including the Special Committee’s outside legal counsel), that the failure to do so is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law or obligations of Trean, the Board or the Special Committee under applicable federal securities law.
Financing Efforts
Parent has agreed not to, without Trean’s prior written consent, permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Equity Commitment Letter that would, or would reasonably be expected to, (i) reduce the aggregate amount of the Equity Financing; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing; (iii) adversely impact the ability of Parent or Merger Sub, as applicable, to enforce its rights against the other party to the Equity Commitment Letter; or (iv) prevent, impede or materially delay the timely consummation of the Equity Financing or the Closing.
Each of Parent and Merger Sub has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Equity Financing on the terms and conditions set forth in the Equity Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof, (ii) satisfy on a timely basis all conditions to funding applicable to and within the control of Parent or Merger Sub in the Equity Commitment Letter, (iii) if all conditions precedent to the funding of the Equity Financing set forth in the Equity Commitment Letter are satisfied, consummate the Equity Financing at or prior to the closing of the transactions contemplated by the Merger Agreement, (iv) comply with its obligations pursuant to the Equity Commitment Letter and (v) enforce its rights pursuant to the Equity Commitment Letter.
Parent and Merger Sub will give Trean prompt written notice of any actual or threatened breach or default by any party thereto of which Parent or Merger Sub becomes aware under the Equity Commitment Letter and that, in each case, could reasonably be expected to adversely impact the ability of Parent and Merger Sub to obtain all or a portion of the Equity Financing prior to the Closing, or of any actual or purported termination or repudiation of any provision under the Equity Commitment Letter.
Neither Parent nor Merger Sub is required to (i) bring any enforcement action against any source of the Equity Financing to enforce its rights pursuant to the Equity Commitment Letter (other than any enforcement rights granted to Trean under the Equity Commitment Letter); or (ii) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.
Employee Matters
Until the first anniversary of the Effective Time (or, if earlier, the termination date of the applicable Continuing Employee (as defined below)) (the “Benefits Continuation Period”), the Surviving Corporation will provide, or cause to be provided, for those employees of Trean and its subsidiaries who continue as employees of the Surviving Corporation or any of its subsidiaries during all or a portion of the Benefits Continuation Period (the “Continuing Employees”), compensation (including base salary, hourly wages and annual bonus opportunities) and employee benefits (excluding any defined benefit pension, equity or equity-based, nonqualified deferred compensation, or retiree health or retiree welfare benefits) to each Continuing Employee that will not be materially less favorable in the aggregate than the compensation and employee benefits provided by Trean or the applicable subsidiary to such Continuing Employee immediately prior to the Effective Time, subject to the same exclusions. Nothing in the Merger Agreement will be deemed to be a guarantee of employment for any current or former employee of Trean or any of its subsidiaries, or other than as provided in any applicable employment agreement or other contract, to restrict the right of Parent or the Surviving Corporation to terminate the employment of any such employee. From and after the Effective Time, Parent must honor, and cause its subsidiaries to honor, in accordance with its terms, (i) each employment, change in control, severance and termination protection plan, policy or agreement of or between Trean or any of its subsidiaries and any current or former officer, director or employee and (ii) all obligations in effect as of the Effective Time pursuant to Trean’s employee benefit plans.
Under the Merger Agreement, Parent must cause the Surviving Corporation and each of its subsidiaries, for a period commencing at the Effective Time and ending 90 days thereafter, not to effectuate a “plant closing” or “mass layoff” as those terms are defined in the WARN Act affecting in whole or in part any site of employment, facility, or operating unit of the Surviving Corporation or any of its subsidiaries, and must cause the Surviving Corporation and each of its subsidiaries not to take any such action after such 90 day period without complying in all material respects with the WARN Act.
Notwithstanding any other provision of the Merger Agreement to the contrary, Parent will or will cause the Surviving Corporation to provide Continuing Employees whose employment terminates during the Benefits Continuation Period with severance benefits no less favorable than the severance benefits that would have been provided in accordance with Trean’s past practices or any severance plans, policies or commitments applicable to such Continuing Employee immediately prior to the Effective Time, if any.
The Surviving Corporation will (i) waive, or cause to be waived, any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Surviving Corporation or any of its affiliates in which a Continuing Employee is eligible to participate following the Effective Time to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such Continuing Employee immediately prior to the Effective Time under the analogous Trean employee benefit plan in which such Continuing Employee participated, (ii) provide, or cause to be provided, each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given under the analogous Trean employee benefit plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements, and (iii) recognize, or cause to be recognized, service prior to the Effective Time with Trean or any of its subsidiaries for purposes of eligibility to participate, vesting (for the avoidance of doubt, other than with respect to Trean stock awards), determination of level of benefits and benefits accrual to the same extent such service was recognized by Trean or any of its subsidiaries under the analogous Trean employee benefit plan in which such Continuing Employee participated immediately prior to the Effective Time.
Nothing contained in the Merger Agreement, whether express or implied, (i) will be treated as an amendment or other modification of any of Trean’s employee benefit plans, (ii) will create any third-party beneficiary rights in any person in respect of continued employment by Trean, Parent, any of their respective affiliates or otherwise, or (iii) subject to the requirements of the Merger Agreement, will limit the right of Parent or the Surviving Corporation or any of its subsidiaries to amend, terminate or otherwise modify any of Trean’s employee benefit plans following the closing date.
Efforts to Close the Merger
Trean, Parent and Merger Sub have agreed to use, and to cause their respective subsidiaries to use, their respective reasonable best efforts to take, or cause to be taken, as promptly as practicable, all actions necessary, proper or advisable to consummate the Merger as promptly as practicable, including to use their respective reasonable best efforts to, as promptly as practicable, (i) cause all of the conditions to the Closing set out in the Merger Agreement to be satisfied, (ii) prepare and file all necessary, proper or advisable filings and submissions under insurance laws and the HSR Act, (iii) obtain all necessary, proper or advisable governmental approvals (including under applicable insurance laws) and the expiration or termination of any waiting periods under the HSR Act, (iv) obtain all necessary material consents or waivers from non-governmental entity third parties (provided, that in no event will Trean or its subsidiaries be obligated to pay or to commit to pay to any person whose consent or waiver is being sought any cash or other consideration, or make any accommodation or commitment or incur any liability or other obligation to such person in connection with such consent or waiver) and (v) execute and deliver any additional agreements, documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and fully carry out the purposes of, the Merger Agreement.
In accordance with the terms and subject to the conditions of the Merger Agreement, Parent and Merger Sub have agreed to take and to cause their respective controlled affiliates to take, in each case as promptly as practicable (and in any event prior to the End Date), all steps necessary to avoid, eliminate or resolve each and every impediment under any antitrust law or insurance law that may be asserted by any governmental entity and obtain all clearances, consents, approvals and waivers under antitrust laws or insurance laws that may be required by any governmental entity (including complying with all restrictions and conditions, if any, imposed or requested by any governmental entity in connection with granting any necessary consent, approval, order, actions or nonactions, waiver or clearance, or terminating any applicable waiting period), so as to enable the parties to close the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable (and in any event no later than the End Date), including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, trust, or otherwise:
•
the sale, divestiture, license or other disposition of any subsidiaries, operations, divisions, businesses, product lines, customers or assets of Parent or any of its controlled affiliates (including Trean or any of its subsidiaries after the Effective Time);

•
any limitation or modification of any of the businesses, services, products or operations of Parent or any of its controlled affiliates (including Trean or any of its subsidiaries after the Effective Time);

•
the termination, relinquishment, modification, or waiver of existing relationships, ventures, contractual rights, obligations or other arrangements of Parent or any of its controlled affiliates (including Trean or any of its subsidiaries after the Effective Time); and/or

•
the creation of any relationships, ventures, contractual rights, obligations or other arrangements of Parent or any of its controlled affiliates (including Trean or any of its subsidiaries after the Effective Time).

Notwithstanding the preceding paragraph, Parent will not be required to take any of the actions identified in the bullets above that is not conditioned upon consummation of the Merger.
In accordance with the terms and subject to the conditions of the Merger Agreement, Parent will, and will cause its controlled affiliates to, take all actions (i) necessary to defend, including through pursuing litigation on the merits, any administrative or judicial action or proceeding asserted or threatened by any governmental entity or any other person under antitrust laws or insurance laws (including pursuing all available avenues of administrative and/or judicial appeal) that seeks, or would reasonably be expected to seek, to prevent, restrain, impede, delay, enjoin, or otherwise prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement and (ii) necessary in order to avoid entry of, or to have vacated or terminated, any order (whether temporary, preliminary or permanent) entered, issued or threatened that would prevent, restrain, impede, delay, enjoin or otherwise prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement prior to the End Date or otherwise materially delaying the closing or delaying the Effective Time beyond the End Date.
Access to Information
For the sole purpose of furthering the transactions contemplated by the Merger Agreement and integration planning related thereto, Trean will upon reasonable advance notice, afford Parent and its representatives (at Parent’s and its representatives’ sole cost and expense) reasonable access during normal business hours, throughout the period prior to the Effective Time, in a manner that does not unreasonably interfere with the business of Trean or any of its subsidiaries, to personnel, properties, contracts, books and records (other than any of the foregoing that relate to the negotiation and execution of the Merger Agreement, the process that led to the negotiation and execution of the Merger Agreement or, subject to the disclosure requirements of the relevant provisions of the Merger Agreement, any Company Takeover Proposal), and, during such period, Trean will, and will cause its subsidiaries to, without limitation to the preceding obligations, make available to Parent subject to the same terms and conditions all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that Trean will be permitted to redact any information or documentation provided to the extent that such information or documentation includes competitively sensitive information; and, provided, further, that Trean may restrict the foregoing access to those persons who have entered into or are bound by a confidentiality agreement with it.
Notwithstanding the foregoing, Trean will not be required to provide access to or make available to any person any document or information that, in the reasonable judgment of Trean, (i) would violate any of its obligations with respect to any applicable law or order, (ii) would violate any of its material obligations with respect to confidentiality or the terms of any contract or (iii) is subject to any attorney-client or work-product privilege.
Indemnification and Insurance
Under the Merger Agreement, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and related rights to advancement of expenses now existing in favor of any present or former director or officer of Trean as of the Effective Time and any of its subsidiaries and any other person entitled to indemnification under Trean’s or its subsidiaries respective organizational documents (collectively, the “Company Indemnified Parties”) or any indemnification agreements in existence as of the date of the Merger Agreement between such Company Indemnified Party and Trean or any of its subsidiaries, will survive the transactions contemplated by the Merger Agreement and will continue in full force and effect in accordance with their terms, and will not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of such Company Indemnified Parties.
From and after the Effective Time, Parent will, and Parent will cause the Surviving Corporation to, jointly and severally indemnify and hold harmless, to the fullest extent permitted by applicable law, each Company Indemnified Party against any costs or expenses or other liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to the fact that such person is or was a Company Indemnified Party and pertaining to matters existing or occurring or actions or omissions taken at or prior to the Effective Time, including (i) the transactions contemplated by the Merger Agreement, and (ii) actions to enforce indemnification rights provided for by the Merger Agreement and any other indemnification or advancement right of any Company Indemnified Party, and Parent will, and Parent will cause the Surviving Corporation to, also advance expenses to the Company Indemnified Parties as incurred to the fullest extent permitted by applicable law; provided, that, to the extent required by applicable law, the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a final and nonappealable judicial determination that such Company Indemnified Party is not entitled to indemnification.
Prior to the Effective Time, Trean may and, if Trean does not, Parent must cause the Surviving Corporation to, promptly following the Effective Time, obtain and fully pay the premium for the extension of the directors’ and officers’ liability coverage of Trean’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of at least six years from and after the Effective Time from an insurance carrier with the same or better credit rating as Trean’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (“D&O Insurance”) with terms, conditions, retentions and limits of liability that are no less favorable to the Company Indemnified Parties than Trean’s existing policies. If neither Trean nor the Surviving Corporation obtains such a “tail” insurance policy as of the Effective Time, then, for a period of six years after the Effective Time, the Surviving Corporation must cause to be maintained in effect the D&O Insurance in place as of the date of the Merger Agreement with terms, conditions, retentions and limits of liability that are no less favorable to the Company Indemnified Parties than those provided in Trean’s existing policies as of the date of the Merger Agreement (provided, that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of similar national reputation that have at least the same coverage and amounts as the D&O Insurance in place on the date of the Merger Agreement and containing terms, conditions, retentions and limits of liability which are no less favorable in the aggregate to the Company Indemnified Parties than those of the D&O Insurance in place on the date of the Merger Agreement) with respect to claims arising from facts or events, or actions or omissions, which occurred or are alleged to have occurred at or before the Effective Time; provided, however, that the Surviving Corporation will not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the premiums paid in 2022 by Trean for such insurance, and if such premiums for such insurance would at any time exceed such amount, then the Surviving Corporation must cause to be maintained policies of insurance which, in the Surviving Corporation’s good faith determination, provide the maximum coverage available at an annual premium equal to such amount.
Other Covenants
Stockholder Meeting
As promptly as reasonably practicable after the SEC advises that it has no further comments on this Proxy Statement and the Schedule 13E-3 or that Trean may commence mailing this Proxy Statement and the Schedule 13E-3, Trean, acting through the Board or any committee thereof, and in accordance with applicable law and the rules and regulations of Nasdaq, will, subject to the applicable provisions of the Merger Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of the stockholders of Trean (which will in no event be scheduled for later than the 30th day following the first mailing of the Proxy Statement to the stockholders of Trean) for the purpose of seeking the Requisite Stockholder Approvals (the “Stockholder Meeting”).
Conditions to the Closing of the Merger
The respective obligations of each party to effect the Merger will be subject to the fulfillment (or waiver by Trean and Parent, to the extent permissible under applicable law, except that the condition below with respect to obtaining the Requisite Stockholder Approvals is not waivable) on or prior to the closing date of the following conditions:
•	Trean will have obtained the Requisite Stockholder Approvals;
•
No order, judgment, or injunction, whether temporary, preliminary or permanent, by any court or other tribunal of competent jurisdiction (including any insurance regulator) will have been entered and will continue to be in effect, and no law will have been adopted or be effective, in each case that restrains, enjoins, prevents, prohibits or makes illegal the consummation of the Merger; and

•
Any required insurance regulatory approvals will have been obtained and any waiting period (and extensions thereof, including any timing agreements entered into with a governmental entity to extend any waiting period) applicable to the Merger under the HSR Act will have expired or been terminated.

The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable law, waiver by Parent on or prior to the closing date of the Merger of the following conditions:
•
Each of the representations and warranties of Trean contained in the Merger Agreement, without regard to any materiality or Company Material Adverse Effect (as defined in the section entitled “Terms of the Merger Agreement—Representations and Warranties”) qualification, must be true and correct as of December 15, 2022, and as of the Effective Time, except for such failures to be true and correct as have not had a Company Material Adverse Effect (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such particular date); provided, however, that certain representations and warranties of Trean:

•
regarding the absence of a Company Material Adverse Effect (as defined in the section entitled “Terms of the Merger Agreement—Representations and Warranties”) must be true and correct in all respects at and as of December 15, 2022, and as of the Effective Time;

•
regarding its capital structure must be true and correct at and as of December 15, 2022, and at and as of the Effective Time (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such particular date), except for any de minimis inaccuracies; and

•
regarding (i) its and its subsidiaries’ existence and good standing, (ii) its power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, and (iii) brokers fees must be true and correct in all material respects as of December 15, 2022, and as of the Effective Time (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such particular date);

•
Trean must have performed and complied in all material respects with all covenants and agreements required by the Merger Agreement to be performed or complied with by Trean prior to the Effective Time;

•	Since December 15, 2022, there must not have occurred any Company Material Adverse Effect (as defined in the section entitled “Terms of the Merger Agreement—Representations and Warranties”); and
•
Trean must have delivered to Parent a certificate, dated the Effective Time, certifying to the effect that the foregoing conditions relating to Trean’s representations and warranties and Trean’s performance and compliance with the covenants and agreements required by the Merger Agreement have been satisfied.

The obligations of Trean to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable law, waiver by Trean on or prior to the closing date of the Merger of the following conditions:
•
Each of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement, without giving effect to any materiality or Parent Material Adverse Effect (as defined in the section entitled “Terms of the Merger Agreement—Representations and Warranties”) qualification, must be true and correct in all respects as of the closing date of the Merger as though made on and as of such date, except as such failures to be true and correct has not had a Parent Material Adverse Effect (except to the extent such representations and warranties address matters only as of a particular date, in which case such representations and warranties must be so true and correct as of such particular date); provided, however, that the representations and warranties of Parent and Merger Sub regarding their (i) due organization, existence, good standing and power and authority, and (ii) power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, must, if qualified by materiality or Parent Material Adverse Effect qualifications, be true and correct in all respects or, if not so qualified, be true and correct in all material respects, as of the closing date as though made on and as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date);

•
Each of Parent and Merger Sub must have performed or complied in all material respects with all agreements and covenants required to be performed by Parent or Merger Sub, as applicable, under the Merger Agreement at or prior to the Closing; and

•	Trean must have received a certificate from an executive officer of Parent confirming the satisfaction of the foregoing conditions.
Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger may be abandoned prior to the Effective Time, only as follows, and subject to any required authorizations of the Board (acting upon the recommendation of the Special Committee) or the board of directors of Merger Sub to the extent required by the DGCL, as applicable:
•	by mutual written consent of Trean (upon approval of the Special Committee) and Parent;
•	by either Trean (upon approval of the Special Committee) or Parent if:
•	the Requisite Stockholder Approvals are not obtained upon a vote taken thereon at the Stockholder Meeting or at any adjournment or postponement thereof;
•
the Closing has not occurred on or prior to the End Date, regardless of whether the Requisite Stockholder Approvals have been obtained; provided, however, that this right to terminate the Merger Agreement may not be exercised by any party whose failure to perform any covenant or obligation under the Merger Agreement has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or prior to the End Date; or

•
an order by a governmental entity of competent jurisdiction has been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order has become final and nonappealable; provided, however, that this right to terminate the Merger Agreement will not be available to a party if such order (or such order becoming final and nonappealable) was due to the material breach of such party of any representation, warranty, covenant or agreement of such party set forth in the Merger Agreement;

•	by Trean (upon approval of the Special Committee) if:
•
Parent or Merger Sub has breached or failed to perform any of its covenants, representations or warranties contained in the Merger Agreement, which breach or failure to perform (A) would give rise to the failure of any condition to the obligations of Trean to effect the Merger; and (B) the relevant breach, failure to perform or inaccuracy referred to in clause (A) is either not curable or is not cured by the earlier of (x) the End Date and (y) the date that is 30 calendar days following written notice from Trean to Parent describing such breach or failure or inaccuracy in reasonable detail (provided that Trean is not then in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement such that any condition to the obligations of Parent or Merger Sub to effect the Merger (other than the requirement of an officer’s certificate) would not be satisfied);

•
prior to obtaining the Requisite Stockholder Approvals, in order to enter into a definitive agreement providing for a Company Superior Proposal (after compliance in all material respects with the applicable terms of the Merger Agreement) either concurrently with or immediately following such termination; provided, that immediately prior to or concurrently with (and as a condition to) the termination of the Merger Agreement, Trean pays to Parent the termination fee in the manner provided in the relevant provisions of the Merger Agreement; or

•
(i) all of the conditions to Parent’s and Merger Sub’s obligations to effect the Merger have been satisfied (other than conditions which are to be satisfied by actions taken at the Closing, but which will then be capable of satisfaction if the Closing were to occur on such date) have been and continue to be satisfied, (ii) Trean has notified Parent in writing that all such conditions have been satisfied or, with respect to the conditions solely applicable to Parent’s and Merger Sub’s obligations to effect the Merger Sub, validly waived (or would be satisfied or validly waived if the Closing were to occur on the date of such notice and other than the conditions applicable to each of Trean’s, Parent’s and Merger Sub’s obligations to effect the Merger, which may not be waived by any party) and it stands ready, willing and able to consummate the Merger at such time, (iii) Trean has given Parent written notice at least three business days prior to such termination stating that Trean’s intention is to terminate the Merger Agreement and (iv) Parent fails to consummate the Closing on or prior to the day after such three business day period.
•	by Parent if:
•
Trean has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform, if it occurred or was continuing to occur at the Effective Time, would result in a failure of a condition to the obligations of Parent or Merger Sub to effect the Merger (other than the requirement of an officer’s certificate), and such breach, failure to perform or inaccuracy is not curable or is not cured by the earlier of (x) the End Date and (y) the date that is 30 days following written notice from Parent to Trean describing such breach or failure in reasonable detail (provided that Parent is not then in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement such that any condition to the obligations of Parent or Merger Sub to effect the Merger (other than the requirement of an officer’s certificate) would not be satisfied); or

•	prior to obtaining the Requisite Stockholder Approvals, a Company Adverse Recommendation Change has occurred
In the event of termination of the Merger Agreement pursuant to the relevant provisions thereof, the Merger Agreement will terminate and become void and of no effect (except that the confidentiality agreement between the parties and the provisions relating to the absence of any other representations or warranties by Trean, Parent and Merger Sub, the effect of termination, the termination fee, and certain other procedural provisions will survive any termination), and there will be no other liability on the part of Trean, on the one hand, or Parent or Merger Sub, on the other hand, to the other except as provided in provisions of the Merger Agreement relating to the termination fee and; provided, however, that, subject to those provisions, if such termination should result from the willful and material breach of any provision of the Merger Agreement or any fraud by any party, such party will not be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of the Merger Agreement or its fraud.
Damages Cap
Notwithstanding anything to the contrary in the Merger Agreement, in no event will the aggregate monetary liability of Trean or any of its affiliates on the one hand, or Parent, Merger Sub or any of their affiliates on the other hand, relating to or arising out of the Merger Agreement, any related agreement or the transactions contemplated by the Merger Agreement or any such related agreement (including monetary damages in lieu of specific performance, damages for willful and material breach or fraud by such party and any consequential, special, indirect, punitive or other damages) exceed the Damages Cap of $18,900,000, and under no circumstances will any person be entitled to seek or obtain any monetary recovery or award (including monetary damages in lieu of specific performance, damages for willful and material breach or fraud by such party or any consequential, special, indirect, punitive or other damages) in the aggregate in excess of the Damages Cap against Trean or any of its affiliates on the one hand, or Parent, Merger Sub or their respective affiliates on the other hand, for, or with respect to, the Merger Agreement or the transactions contemplated by the Merger Agreement (including any claim for breach (including a willful and material breach) or fraud), the termination of the Merger Agreement, the failure to consummate the transactions contemplated by the Merger Agreement or any claims or actions under applicable law arising under the Merger Agreement or otherwise.
Termination Fee
Trean may be required to pay a termination fee to Parent in the amount of $9,450,000 if:
•	the Merger Agreement is terminated by Trean to enter into a definitive agreement providing for a Company Superior Proposal;
•	the Merger Agreement is terminated by Parent because a Company Adverse Recommendation Change has occurred prior to obtaining the Requisite Stockholder Approvals; and
•	(i) a Company Takeover Proposal has been publicly disclosed by any person after the date of the Merger Agreement and not withdrawn prior to a termination of the Merger Agreement as contemplated by its terms and thereafter the Merger Agreement is terminated (x) by Parent or Trean because the Closing has not occurred on or prior to the End Date and at the time of such termination the conditions to the parties’ obligations to effect the Merger relating to the absence of legal prohibitions, obtaining insurance regulatory approvals and the expiration of applicable waiting periods under the HSR Act have been satisfied, (y) by Parent because of the breach of any representation, warranty, covenant or other agreement under the Merger Agreement by Trean, which breach would give rise to the failure of any conditions to the obligations of Parent to effect the Merger or (z) by Parent or Trean if the Requisite Stockholder Approvals have not been obtained upon a vote taken thereon at the Stockholder Meeting or any adjournment or postponement thereof, and (ii) at any time on or prior to the 12 month anniversary of such termination, Trean or any of its subsidiaries enters into a definitive agreement with respect to any transaction included within the definition of Company Takeover Proposal that is subsequently consummated (whether within such 12 month period or thereafter); provided, that for the purposes of this provision, all references in the definition of Company Takeover Proposal to 20% will instead be references to 50%.
Specific Performance
Parent, Merger Sub and Trean are entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement (including the obligation of the parties to consummate the transactions contemplated by the Merger Agreement and the obligation of Parent and Merger Sub to pay, and Trean’s stockholders’ right to receive, the aggregate consideration payable to them pursuant to the transactions contemplated by the Merger Agreement, in each case in accordance with the terms and subject to the conditions of the Merger Agreement), without proof of actual damages and in addition to any other remedy to which any party is entitled at law or in equity.
Notwithstanding the foregoing, under the Merger Agreement, the right of Trean to an injunction, specific performance or other equitable remedies enforcing Parent’s and Merger Sub’s obligations to cause the Equity Financing to be funded and to effect the Closing will only be available if: (i) the conditions to the obligations of Parent and the Merger Sub to effect the Merger have been and continue to be satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which must be capable of being satisfied at the Closing and will be satisfied at the closing of the Merger), (ii) Trean has irrevocably confirmed in a written notice that (x) Trean is ready, willing and able to consummate the Closing and (y) all of the conditions to the obligations of Parent and Merger Sub to effect the Merger have been satisfied or waived (other than conditions that are to be satisfied by actions taken at the Closing, which will be capable of being satisfied at the Closing and will be satisfied at the Closing) and that if specific performance is granted and the Equity Financing is funded, then Trean would take such actions required of it by the Merger Agreement to cause the Closing to occur, and (iii) Parent fails to cause the Equity Financing to be funded and consummate the Closing by the end of the third business day following such notice.
Fees and Expenses
Whether or not the Merger is consummated, all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses. However, Parent will be responsible for all filing fees under the HSR Act.
Amendments; Waivers and Extension
The Merger Agreement provides that, at any time prior to the Effective Time, any provision of the Merger Agreement may be amended or waived, but only if such amendment or waiver is in writing and signed, in the case of an amendment, by Trean, Parent and Merger Sub or, in the case of a waiver, by the party waiving such provision; provided, however, that in the event that the Merger Agreement has been approved by the stockholders of Trean in accordance with the DGCL, no amendment will be made to the Merger Agreement that requires the approval of such stockholders without such approval.
At any time and from time to time prior to the Effective Time, either Trean, on the one hand, or Parent and Merger Sub, on the other hand, may, to the extent permissible by applicable law and except as otherwise set forth in the Merger Agreement, (a) extend the time for the performance of any of the obligations or other acts of

Parent or Merger Sub, in the case of an extension by Trean, or of Trean, in the case of an extension by Parent and Merger Sub, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, and (c) waive compliance with any of the agreements or conditions for the benefit of any such party contained in the Merger Agreement.
Notwithstanding the foregoing, no failure or delay by any party to the Merger Agreement in exercising any right of amendment, waiver or extension will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right under the Merger Agreement.
Jurisdiction
Trean, Parent and Merger Sub have each irrevocably agreed that any legal suit, action or proceeding with respect to the Merger Agreement and the rights and obligations arising thereunder, or recognition and enforcement of any judgment in respect of the Merger Agreement and the rights and obligations arising thereunder brought by the other party to the Merger Agreement or its successors or assigns, must be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties to the Merger Agreement has irrevocably submitted to the personal jurisdiction of such courts and agrees that it will not bring any action relating to the Merger Agreement or the transactions contemplated by the Merger Agreement in any court other than such courts. Each of the parties to the Merger Agreement has irrevocably waived, and agreed not to assert (i) any claim that it is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) the Merger Agreement, or the subject matter thereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable law, each of the parties to the Merger Agreement has consented to the service of process in accordance with the relevant provisions of the Merger Agreement.
Governing Law
The Merger Agreement and all claims or causes of action (whether at law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to the Merger Agreement or the negotiation, execution or performance thereof, will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

PROPOSAL 2: ADJOURNMENT
Adjournment Proposal
Trean stockholders are being asked to approve a proposal providing for one or more adjournments of the Special Meeting from time to time, if necessary or appropriate in the view of the Board, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or to seek a quorum if one is not initially obtained. If this proposal is approved, the Special Meeting could be successively adjourned to another time and place. Pursuant to the Merger Agreement, Trean may adjourn, delay or postpone the Special Meeting: (1) with the consent of Parent, (2) if, as of the time the Special Meeting is scheduled, there are insufficient shares of Trean Common Stock represented (either in person or by proxy) to constitute a quorum necessary to do business at the Special Meeting, (3) if, as of the time of the Special Meeting is scheduled, there are insufficient shares of Trean Common Stock with respect to which proxies have been submitted to obtain the Requisite Stockholder Approvals, (4) if the Board determines in its good faith judgment (acting upon the recommendation of the Special Committee after consultation with its legal advisors) that failure to adjourn, delay or postpone the Special Meeting would be inconsistent with the fiduciary duties of the Board (or the Special Committee) under applicable law, or (5) if the Board determines in its good faith judgment (acting upon the recommendation of the Special Committee after consultation with its legal advisors) that such adjournment, delay or postponement is necessary for the filing and mailing of any supplemental or additional disclosure reasonably likely to be necessary or appropriate under applicable law to be disseminated to and reviewed by Trean stockholders prior to the Special Meeting. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. In addition, each of the chairman of the Special Meeting and the Board also has the power to adjourn the Special Meeting from time to time and to postpone the Special Meeting before it commences.
The vote on the Adjournment Proposal is a vote separate and apart from the Merger Agreement Proposal. Trean does not anticipate calling a vote on this proposal if the Merger Agreement Proposal is approved by the Requisite Stockholder Approvals at the Special Meeting.
Voting and Support Agreement
Pursuant to the Voting and Support Agreement, which is discussed in more detail under the section entitled “The Voting and Support Agreement,” affiliates of Altaris agreed to, and to cause its applicable affiliates to, among other things, affirmatively vote or execute consents with respect to all shares of Trean Common Stock owned by them in favor of the adjournment of any meeting of Trean’s stockholders in accordance with the Merger Agreement unless the Board (acting upon the recommendation of the Special Committee) or the Special Committee has made a change of recommendation that amounts to a recommendation against the Merger Agreement and that has not been rescinded or withdrawn (in which case Altaris’ affiliates will be permitted to vote their shares of Trean Common Stock in any manner they choose in their sole discretion).
Affiliates of Altaris collectively own approximately 47% of the voting power of the issued and outstanding shares Trean Common Stock entitled to vote at the Special Meeting.
Vote Required and Board Recommendation
Approval of the Adjournment Proposal requires the affirmative vote of Trean stockholders representing a majority of the aggregate voting power of outstanding shares of the Trean Common Stock present or represented by proxy at the Special Meeting and entitled to vote thereon. The failure of any stockholder of record to grant a proxy electronically over the Internet or by telephone, submit a signed proxy card, or to vote by ballot at the Special Meeting will not have any effect on the Adjournment Proposal. Abstentions will be counted as votes “AGAINST” the Adjournment Proposal. Because the proposals presented to stockholders will be considered non-discretionary, there will not be any broker non-votes at the Special Meeting. Broker non-votes, if any, will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on the Adjournment Proposal.
The Board (other than the Recused Director) recommends a vote “FOR” the Adjournment Proposal.

THE VOTING AND SUPPORT AGREEMENT
The following describes the material provisions of the Voting and Support Agreement, which is attached as Annex D to this Proxy Statement and which is incorporated by reference within this Proxy Statement. The description in this section and elsewhere in this Proxy Statement is qualified in its entirety by reference to the Voting and Support Agreement. This summary does not purport to be complete and may not contain all of the information about the Voting and Support Agreement that is important to you. You are encouraged to read carefully the Voting and Support Agreement in its entirety.
Concurrently with the execution of the Merger Agreement on December 15, 2022, affiliates of Altaris, who collectively own approximately 47% of the issued and outstanding shares of Trean Common Stock, entered into the Voting and Support Agreement with Trean, with respect to all shares of Trean Common Stock owned by affiliates of Altaris (collectively, the “Owned Shares”).
Pursuant to the Voting and Support Agreement, affiliates of Altaris agreed to, and to cause their applicable affiliates to, affirmatively vote all of the Owned Shares as follows, unless the Board (acting upon the recommendation of the Special Committee) or the Special Committee has made a change of recommendation that amounts to a recommendation against the Merger Agreement and that has not been rescinded or withdrawn (in which case Altaris’ affiliates will be permitted to vote the Owned Shares in any manner they choose in their sole discretion):
•
in favor of (1) the Merger and the adoption of the Merger Agreement; (2) each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement; and (3) the adjournment of any meeting of Trean’s stockholders in accordance with the Merger Agreement; and

•	against any action or agreement that would reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled.
The Voting and Support Agreement will terminate upon the earlier to occur of (1) the Effective Time (2) the valid termination of the Merger Agreement in accordance with its terms and (3) the mutual written agreement of the parties to the Voting and Support Agreement.

OTHER IMPORTANT INFORMATION REGARDING TREAN
Directors and Executive Officers of Trean
The Board presently consists of eight members. The persons listed below are the directors and executive officers of Trean as of the date of this Proxy Statement. The Merger Agreement provides, however, that the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation from and after the Effective Time. The Merger Agreement provides that the officers of Trean at the Effective Time will, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the certificate of incorporation and the bylaws of Trean.
Neither any of these persons nor Trean has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons have been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.
All of the directors and executive officers can be reached c/o Trean Insurance Group, Inc., 150 Lake Street West, Wayzata, Minnesota 55391, (952) 974-2200, and each of the directors and executive officers is a citizen of the United States.
Directors
Name	Age	Position
Andrew M. O’Brien	71	Executive Chairman and Director
Julie A. Baron	56	President, Chief Executive Officer and Director
Mary A. Chaput	72	Director
Randall D. Jones	69	Director
Steven B. Lee	71	Director
Terry P. Mayotte	63	Director
Philip I. Smith	55	Director
Daniel G. Tully	62	Director
Andrew M. O’Brien. Mr. O’Brien has served a director since he founded Trean in 1996 and as the Executive Chairman of the Board since July 2022. He served as our President from 1996 until June 2021 and as Chief Executive Officer from 1996 until July 2022. Prior to founding Trean, Mr. O’Brien served as a General Partner, Executive Vice President and director of E.W. Blanch Company. Mr. O’Brien has also served as a director of the Health Care Insurance Facility, First Dakota Indemnity Company and SAFE, Inc., a holding company for an accident and health insurer. Mr. O’Brien holds a B.A. in Sociology from the University of Minnesota, a J.D. from the University of Minnesota Law School and a Chartered Property Casualty Underwriter designation.
Julie A. Baron. Ms. Baron has served as our Chief Executive Officer and as a director since July 2022. Previously, Ms. Baron served as President and Chief Operating Officer from June 2021 to July 2022. From March of 2015 through June of 2021, Ms. Baron served as the Treasurer and Chief Financial Officer of Trean. From November 2007 to March 2015, Ms. Baron served as the Controller for Benchmark Insurance Company, one of Trean’s subsidiaries. Prior to joining Trean, Ms. Baron was the controller for Ala Carte Broker Services, LLC, a mortgage broker and title company in the Twin Cities. Ms. Baron holds a B.S. in Accounting from Arizona State University and is a Certified Public Accountant (inactive).
Mary A. Chaput. Ms. Chaput has served as a director of Trean since August 2020. Since May 2018, Ms. Chaput has served as a member of the board of directors of Clearwater Compliance LLC, a healthcare cybersecurity and compliance company. From December 2011 to May 2018, Ms. Chaput served as Chief Financial Officer and Chief Compliance Officer of Clearwater Compliance LLC. From October 2001 to December 2011, Ms. Chaput served as Executive Vice President and Chief Financial Officer of Healthways, Inc. (now known as Tivity Health, Inc.). While at Healthways, Ms. Chaput led the global finance organization, including acquisitions, legal, treasury activities, accounting, and tax planning. Ms. Chaput received a B.A. in Mathematics from Russell Sage College and an M.B.A., summa cum laude, from State University of New York, Albany. She is also a graduate of the General Electric Financial Management Program.

Randall D. Jones. Mr. Jones has served as a director of Trean since 2008 and has been in the insurance business for 46 years, with the majority of his experience in the specialty lines insurance market. After starting his career as a claims adjuster with a standard lines insurer, Mr. Jones has extensive specialty lines experience as a wholesale broker and in underwriting, product management and executive positions, including as the chief executive officer of two specialty lines insurers for approximately 10 years. Mr. Jones has served in various company and industry board roles including associations such as Wholesale & Specialty Insurance Association, PCI and the MN Insurance Federation, including serving as the consulting education director for NAPSLO (known now as Wholesale & Specialty Insurance Association) after many years as a volunteer instructor for the organization. Mr. Jones currently conducts select strategic consulting and executive coaching for clients in the reinsurance, alternative and surplus lines marketplaces, including an ongoing consulting role with Wholesale & Specialty Insurance Association. Mr. Jones holds a B.S. in Administration of Justice from Southern Illinois University and a M.Ed. in Adult Learning & Curriculum from Central Michigan University.
Steven B. Lee. Mr. Lee has served as a director of Trean since December 1996. Mr. Lee also served as the Senior Vice President for Trean Reinsurance Services, LLC, one of Trean’s subsidiaries, from December 2016 through December 2020. Mr. Lee has 38 years of experience in the reinsurance and insurance industry focusing on workers’ compensation, casualty and professional liability. Mr. Lee holds a B.A. in Psychology from St. Olaf College, an M.B.A. from the University of Wisconsin and a J.D. from the Mitchel Hamline School of Law.
Terry P. Mayotte. Mr. Mayotte has served as a director of Trean of since July 2021. Mr. Mayotte founded Oasis Outsourcing Holdings Inc. and served as the Chief Financial Officer from July 2016 to December 2018, when it was acquired by Paychex, Inc. (Nasdaq: PAYX). Mr. Mayotte currently serves as the President of Oasis Outsourcing, a subsidiary of Paychex, Inc. Mr. Mayotte has extensive experience in workers’ compensation, a core product of Oasis Outsourcing Holdings Inc. Mr. Mayotte holds a B.A. in Finance from Emory University.
Philip I. Smith. Mr. Smith has served as a director of Trean since March 2022. Mr. Smith has been an Operating Partner of Altaris, LLC since June 2022. Prior to joining Altaris, Mr. Smith was a Managing Director, Investment Banking with Duff and Phelps, LLC, an investment banking firm, from December 2016 to May 2022, during which time Mr. Smith principally provided advisory services in the area of healthcare mergers and acquisitions. Prior to joining Duff & Phelps, Mr. Smith was a Managing Director with BMO Capital Markets (formerly Greene Holcomb and Fisher) where he focused on healthcare mergers and acquisitions. Before that, he was a member of the medical device investment banking team at Piper Jaffray in Minneapolis. Mr. Smith served as an executive officer for a number of medical technology companies, including DGIMED Ortho, Vital Images, Thermonix and Image-Guided Neurologics. He has also served on the board of directors of Delta Dental of Minnesota, MGC Diagnostics (formerly Angeion Corp) and currently serves on the board of directors of Intricon Corp and Nortech Systems Incorporated (Nasdaq: NSYS). Mr. Smith received an MBA from the Wharton School of the University of Pennsylvania and a B.S. in electrical engineering from the University of Florida.
Daniel G. Tully. Mr. Tully has served as a director of Trean since July 2015 and previously served as the Chairman of our Board until July 2022. Mr. Tully is a Managing Director at Altaris, LLC, which he co-founded in 2002. Mr. Tully has extensive experience serving on audit, compensation, and compliance committees. Prior to the formation of Altaris, Mr. Tully held various positions with Merrill Lynch, including serving as the firm’s global head of healthcare equity capital markets and as a member of Merrill Lynch’s private equity and investment banking groups. Mr. Tully has also served as a director of Tivity Health, Inc., a formerly publicly traded provider of health solutions, from August 2019 to September 2020. Mr. Tully received a B.S. in Economics from the University of Pennsylvania, Wharton Undergraduate Program.
Executive Officers
Name	Age	Position
Andrew M. O’Brien	71	Executive Chairman
Julie A. Baron	56	Chief Executive Officer
Patricia A. Ryan	53	Chief Legal Officer and Corporate Secretary
Matthew J. Spencer	46	Chief Information & Security Officer
Nicholas J. Vassallo	59	Chief Financial Officer and Treasurer
Information concerning the business experience of Ms. Baron and Mr. O’Brien is provided under the section titled “Directors” above.

Patricia A. Ryan. Ms. Ryan has served as our Chief Legal Officer and Corporate Secretary since September of 2021. Prior to joining Trean, Ms. Ryan served as Chief Legal Officer and Head of Employee Engagement for HDI Global Insurance Company from August 2019 through September 2021. From April 2017 to August 2019, Ms. Ryan was a partner in the law firm of Johnson & Bell, LLC and was acting as outside general counsel for American Overseas Group, a Bermuda-domiciled insurance holding company, for whom she previously served as Executive Vice President and General Counsel, as well as an Officer and Director of its operating subsidiaries from April 2013 through April 2017. Ms. Ryan also held positions in the legal departments of Allianz and QBE Insurance Company. Ms. Ryan holds a BA in Economics and History from the University of Illinois in Urbana Champaign, and a JD from Loyola University of Chicago.
Matthew J. Spencer. Mr. Spencer has served as our Chief Information & Security Officer since October 2018. Mr. Spencer served as our Vice President of Business Technology from April 2015 to October 2018. Prior to joining Trean, Mr. Spencer served as the Senior Project Office Manager for MMIC Insurance, Inc. from July 2013 to March 2015. Mr. Spencer holds a B.S. in Quantitative Methods in Computer Science and a B.A. in Business Administration and Management from the University of St. Thomas.
Nicholas J. Vassallo. Mr. Vassallo has served as our Treasurer and Chief Financial Officer since June of 2021. From May of 2020 to June of 2021, Mr. Vassallo served as Chief Accounting Officer of Trean. Prior to joining Trean, Mr. Vassallo served as Chief Accounting Officer for iMedia Brands, Inc. from May 2018 to October 2019 and as Senior Vice President – Corporate Controller since October 2015 and Vice President – Corporate Controller since 2001, having first joined iMedia Brands, Inc. as director of financial reporting in October 1996. Mr. Vassallo began his career with Arthur Andersen LLP, where he spent eight years in its audit practice group. Mr. Vassallo holds a B.S. in Accounting from St. John’s University and is a Certified Public Accountant (inactive).
Book Value per Share
As of September 30, 2022, the book value per share of Trean Common Stock was $7.87. Book value per share is computed by dividing total equity at $403,056,000 by the total shares of Trean Common Stock outstanding on that date, 51,220,485 shares of Trean Common Stock.
Market Price of Common Stock and Dividends
Trean Common Stock is listed on the Nasdaq Global Select Market under the symbol “TIG.” Trean has not declared or paid any cash dividends on shares of Trean Common Stock in the last two years. Further, the terms of the Merger Agreement do not allow us to declare or pay a dividend until the earlier of the consummation of the Merger or the termination of the Merger Agreement. See the section entitled “Terms of the Merger Agreement—Conduct of Business Pending the Merger.”
On January 13, 2023, the most recent practicable date before this Proxy Statement was distributed to our stockholders, the closing price for shares of Trean Common Stock on the Nasdaq was $6.01 per share. On December 15, 2022, the closing price for shares of Trean Common Stock on the Nasdaq was $3.12 per share. We view December 15, 2022 as the last trading day on which the trading price of Trean Common Stock was unaffected by the potential acquisition of Trean in light of the fact it was the day before Trean and Altaris announced that the Special Committee and Altaris had agreed to pursue a transaction at $6.15 per share. You are encouraged to obtain current market quotations for shares of Trean Common Stock in connection with voting your shares of Trean’s capital stock at the Special Meeting.

The following table sets forth, for the periods indicated, the high and low sales price of shares of Trean Common Stock on the Nasdaq.
Fiscal Year	High	Low	Dividend Paid
2021
First Quarter	$19.57	$12.95	—
Second Quarter	$18.45	$13.75	—
Third Quarter	$15.44	$8.41	—
Fourth Quarter	$10.87	$7.60	—
2022
First Quarter	$9.14	$3.19	—
Second Quarter	$7.34	$3.99	—
Third Quarter	$6.47	$3.32	—
Fourth Quarter	$6.03	$2.12	—
If the Merger is completed, the Trean Common Stock will be delisted from the Nasdaq, will be deregistered under the Exchange Act and will cease to be publicly traded.
Prior Public Offerings
On July 20, 2020, Trean closed the sale of 10,714,286 shares of Trean Common Stock in its IPO, comprised of 7,142,857 shares issued and sold by Trean and 3,571,429 shares sold by selling stockholders. On July 22, 2020, Trean closed the sale of an additional 1,207,142 shares by certain selling stockholders in the IPO pursuant to the exercise of the underwriters’ option to purchase additional shares to cover over-allotments. The initial public offering price per share was $15.00, generating net proceeds of approximately $93.1 million after deducting underwriting discounts and commissions of $7.5 million and estimated offering expenses of $6.5 million. The shares began trading on the Nasdaq Global Select Market on July 16, 2020 under the symbol “TIG.” The offer and sale was pursuant to a registration statement on Form S-1 (File No. 333-239291), which was declared effective by the SEC on July 15, 2020. Prior to that, there was no public market for Trean Common Stock.
Upon the closing of the IPO, Trean entered into the Director Nomination Agreement with the Altaris Stockholders. So long as the Altaris Stockholders collectively own 35% or more of the outstanding Trean Common Stock, the Altaris Stockholders have the right (but not the obligation) to nominate three individuals to Trean’s Board; so long as the Altaris Stockholders collectively own 20% or more but less than 35% of the outstanding Trean Common Stock, the Altaris Stockholders have the right (but not the obligation) to nominate two individuals to Trean’s Board; and so long as the Altaris Stockholders collectively own 10% or more but less than 20% of the outstanding Trean Common Stock, the Altaris Stockholders have the right (but not the obligation) to nominate one individual to Trean’s Board. Subject to limited exceptions, Trean will include these nominees in the slate of nominees recommended to Trean’s stockholders for election as directors.
In addition, and in conjunction with the IPO, Trean issued 6,613,606 shares of Trean Common Stock with a market price of $15 per share on the date of the acquisition, to acquire the remaining 55% ownership in Compstar Holding Company LLC. Prior to the acquisition on July 15, 2020, Trean held a 45% ownership interest in Compstar Holding Company LLC.
On May 19, 2021, Trean closed the sale of 5,000,000 shares of Trean Common Stock, comprised entirely of shares sold by selling stockholders at an offering price per share of $14.00. Trean did not receive any proceeds from the sale of shares of Trean Common Stock by the selling stockholders in this offering, and the selling stockholders received approximately $66.5 million in proceeds, before expenses. As a result of the offering, affiliates of Altaris no longer beneficially owned more than 50% of the outstanding Trean Common Stock, and Trean was no longer a “controlled company” within the meaning of the Nasdaq listing rules.
Certain Transactions in the Shares of Trean Common Stock
Other than the Merger Agreement, as discussed in the section of this Proxy Statement entitled “Terms of the Merger Agreement,” Trean, Altaris and their respective affiliates have not executed any transactions with respect to shares of Trean Common Stock during the past 60 days.

The following table sets forth the amount of the Trean Common Stock purchased by Trean and its respective affiliates during the past two years:
	Total Number of Shares Purchased	Range of Prices Paid per Share	Average Price Paid per Share
2020 Q3	5,315	$15.51	$15.51
2020 Q4	—	—	—
2021 Q1	—	—	—
2021 Q2	319	$17.83	$17.83
2021 Q3	6,262	$10.53 to $14.46	$14.07
2021 Q4	—	—	—
2022 Q1	1,652	$4.55	$4.55
2022 Q2	—	—	—
2022 Q3	2,986	$4.17 to $5.39	$5.19
2022 Q4	—	—	—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to those persons that we know to be the “beneficial owners” (as defined by Rule 13d-3 under the Exchange Act) of more than 5% of the outstanding shares of Trean Common Stock, our only voting security, and with respect to the beneficial ownership of Trean Common Stock by all directors, each of the named executive officers and all of our executive officers and directors as a group. The information set forth below is based on ownership information we received as of January 13, 2023 (except as otherwise noted below). The percentage of beneficial ownership is based upon 51,222,485 shares of Trean Common Stock outstanding as of January 13, 2023. Unless specified otherwise, the shares indicated are presently outstanding, and each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise noted, the address of each beneficial owner is c/o Trean Insurance Group, Inc., 150 Lake Street West, Wayzata, Minnesota 55391.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
5% Stockholders
Altaris Filing Parties 10 East 53rd Street, 31st Floor New York, New York 10022	24,023,919(2)	46.9%
Blake Baker Enterprises Entities 25736 Oak Meadow Dr. Valencia, California 91381	4,341,008(3)	8.5%
Royce & Associates 745 Fifth Avenue New York, New York 10151	4,065,525(4)	7.9%
Named executive officers and directors
Andrew M. O’Brien(c)	3,509,120(5)	6.9%
Julie A. Baron(c)	37,518(6)	*
Mary A. Chaput(a)	4,152	*
Randall D. Jones(a)	137,344	*
Steven B. Lee(a)	1,065,186(7)	2.1%
Terry P. Mayotte(a)	4,152	*
Patricia A. Ryan(b)	10,316(8)	*
Philip I. Smith(a)	—	—
Daniel G. Tully(a)	24,023,919(2)	46.9%
Nicholas J. Vassallo(b)	15,979(10)	*
All directors and executive officers as a group (11 persons)	28,828,414(11)	56.2%
*	Less than one percent
(a)	Director of Trean
(b)	Named Executive Officer
(c)	Director and Named Executive Officer
(1)
Pursuant to the rules of the SEC, certain shares of Trean Common Stock that an individual owner set forth in this table has a right to acquire within 60 days after January 13, 2023, pursuant to the exercise or vesting of Company Options, Company RSUs, or other securities are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner shown in the table. Likewise, the shares subject to Company Options, Company RSUs, or other securities held by our other directors and executive officers that are exercisable within 60 days after January 13, 2023, are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers, directors and director nominees as a group.

(2)
Information with respect to stock ownership is based on a Schedule 13G/A filed on January 14, 2022, with the SEC by Altaris Partners, LLC. The Schedule 13G/A consists of (i) 19,545,133 shares of Trean Common Stock held by AHP-BHC LLC and 270 shares of Trean Common Stock held by AHP-TH LLC and (ii) 4,478,455 shares of Trean Common Stock held by ACP-BH LLC and 61 shares of Trean Common Stock held by ACP-TH LLC. Daniel G. Tully and George E. Aitken-Davies are members of the board of managers of Altaris Partners, LLC, which has investment and voting control over the shares held by the Altaris Stockholders and their affiliates. Mr. Tully may be deemed to beneficially own any shares of Trean Common Stock owned by the Altaris Stockholders because of his affiliation with Altaris Partners and its affiliated entities.

(3)
Information with respect to stock ownership is based on Schedule a 13G/A filed on February 2, 2022, with the SEC by the Blake Baker Enterprises Entities. The Schedule 13G/A consists of (i) 2,762,424 shares of Trean Common Stock held by Blake Baker Enterprises I, Inc., (ii) 789,292 shares of Trean Common Stock held by Blake Baker Enterprises II, Inc. and (iii) 789,292 shares of

Trean Common Stock held by Blake Baker Enterprises III, Inc. (such entities, collectively, the “Blake Baker Enterprises Entities”). The Blake Baker Enterprises Entities are owned by The Baker Family Trust, dated July 8, 2019, of which Blake Baker is the sole settlor and trustee. As trustee, Mr. Baker has sole voting and dispositive power over 4,341,008 shares of Trean Common Stock.
(4)
Information with respect to stock ownership is based on Schedule 13G filed on January 25, 2022, with the SEC by Royce & Associates, L.P. The Schedule 13G states that Royce & Associates, L.P. has sole voting power with respect to 4,065,525 shares of Trean Common Stock and sole dispositive power with respect to 4,065,525 shares of Trean Common Stock.

(5)	Consists of 3,509,120 shares of Trean Common Stock held by the Andrew M. O’Brien Premarital Trust, of which Mr. O’Brien is the trustee.
(6)
Includes 14,059 shares of Trean Common Stock that, as of January 13, 2023, were issuable upon the exercise of outstanding Company Options or will become exercisable within 60 days after January 13, 2023. Also includes 2,346 shares of Trean Common Stock issuable upon vesting of Company RSUs within 60 days after January 13, 2023.

(7)
Consists of 61,235 shares of Trean Common Stock held by Mr. Lee individually, 97,935 shares of Trean Common Stock held by the Steven B. Lee 2020 GRAT, of which Mr. Lee is trustee and 906,016 shares of Trean Common Stock held by the Lee 2020 GST Dynasty Trust, of which Mr. Lee is investment trustee.

(8)
Includes 1,408 shares of Trean Common Stock that, as of January 13, 2023, were issuable upon the exercise of outstanding Company Options or will become exercisable within 60 days after January 13, 2023. Also includes 1,408 shares of Trean Common Stock issuable upon vesting of Company RSUs within 60 days after January 13, 2023.

(9)
Includes 6,625 shares of Trean Common Stock that, as of January 13, 2023, were issuable upon the exercise of outstanding Company Options or will become exercisable within 60 days after January 13, 2023. Also includes 1,877 shares of Trean Common Stock issuable upon vesting of Company RSUs within 60 days after January 13, 2023.

(10)
Includes 30,528 shares of Trean Common Stock that, as of January 13, 2023, were issuable upon the exercise of outstanding Company Options or will become exercisable within 60 days after January 13, 2023. Also includes 7,039 shares of Trean Common Stock issuable upon vesting of Company RSUs within 60 days after January 13, 2023.

OTHER IMPORTANT INFORMATION REGARDING THE ALTARIS FILING PARTIES
This section sets forth certain information about the Altaris Filing Parties. Unless otherwise indicated, the current business address of each entity or person listed in this section is c/o 10 East 53rd Street, 31st Floor, New York, New York 10022, and its telephone number is (212) 931-0250. None of the Altaris Filing Parties nor any other persons listed in this section have been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons have been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.
Altaris Filing Parties
Merger Sub. Merger Sub is a Delaware corporation, and its principal business is to engage in the transactions contemplated by the Merger Agreement. The sole stockholder of Merger Sub is Parent.
Parent. Parent is a Delaware corporation, and its principal business is to hold the capital stock of Merger Sub and engage in the transactions contemplated by the Merger Agreement. Following the consummation of the Merger, Parent will own all of the outstanding capital stock of the Surviving Corporation. The sole stockholder of Parent is Upper Parent.
Upper Parent. Treadstone Upper Parent Inc. (“Upper Parent”) is a Delaware corporation, and its principal business is to hold the capital stock of Parent. The sole stockholder of Parent is Aggregator.
Aggregator. Treadstone Aggregator L.P. (“Aggregator”) is a Delaware limited partnership, and its principal business is to hold the capital stock of Upper Parent.
Altaris Health Partners V. Altaris Health Partners V, L.P. (“Altaris Health Partners V”) is a Delaware limited partnership, and holds limited partnership interests in Aggregator. Its principal business is to achieve long-term capital growth through the provision of risk capital.
Altaris Health Partners V-A. Altaris Health Partners V-A, L.P. (“Altaris Health Partners V-A”) is a Delaware limited partnership, and holds limited partnership interests in Aggregator. Its principal business is to achieve long-term capital growth through the provision of risk capital.
AHP V GP. AHP V GP, L.P. (“AHP V GP”) is a Delaware limited partnership, and its principal business is to serve as the general partner of Aggregator, Altaris Health Partners V, Altaris Health Partners V-A and other affiliated entities.
AHP-TH. AHP-TH LLC (“AHP TH”) is a Delaware limited liability company, and its principal business is to own shares of Trean Common Stock.
AHP-BHC. AHP-BHC LLC (“AHP BHC”) is a Delaware limited liability company, and its principal business is to own shares of Trean Common Stock.
ACP-TH. ACP-TH LLC (“ACP-TH”) is a Delaware limited liability company, and its principal business is to own shares of Trean Common Stock.
ACP-BHC. ACP-BHC LLC (“ACP-BHC”) is a Delaware limited liability company, and its principal business is to own shares of Trean Common Stock.
Altaris Health Partners III. Altaris Health Partners III, L.P. (“Altaris Health Partners III”) is a Delaware limited partnership, and is the sole owner of each of AHP-TH and AHP-BHC. Its principal business is to achieve long-term capital growth through the provision of risk capital.
AHP III GP. AHP III GP. L.P. (“AHP III GP”) is a Delaware limited partnership, and its principal business is to serve as the general partner of Altaris Health Partners III and other affiliated entities.
Altaris Constellation Partners. Altaris Constellation Partners, L.P. (“Altaris Constellation Partners”) is a Delaware limited partnership, and is the sole owner of each of ACP-TH and ACP-BHC. Its principal business is to achieve long-term capital growth through the provision of risk capital.

AHP Constellation GP. AHP Constellation GP, L.P. (“AHP Constellation GP”) is a Delaware limited partnership, and its principal business is to serve as the general partner of Altaris Constellation Partners and other affiliated entities.
Altaris Partners. Altaris Partners, LLC (“Altaris Partners”) is a Delaware limited liability company, and its principal business is to serve as the general partner of each of AHP III GP, AHP Constellation GP, AHP V GP and other affiliated entities. George E. Aitken-Davies and Daniel G. Tully are members of the board of managers of Altaris Partners.
Each of the Altaris Filing Parties is ultimately controlled by Mr. Aitken-Davies and Mr. Tully, as the members of the board of managers of Altaris Partners.
Directors, Executive Officers and Managers
The names and material occupations, positions, offices or employment during the past five years of Merger Sub’s, Parent’s and Upper Parent’s directors and executive officers, and Altaris Partners’ members of the board of managers, are set forth below.
Name	Citizenship	Material Occupations, Positions, Offices or Employment During the Past Five Years
George E. Aitken-Davies	U.S.
Mr. Aitken-Davies is a member of the board of managers of Altaris Partners, a director and the Vice President and Secretary of Merger Sub and Parent and a director and Secretary of Upper Parent. Mr. Aitken-Davies is a Managing Director at Altaris, which he co-founded in November 2002.

Daniel G. Tully	U.S.
Mr. Tully is a member of the board of managers of Altaris Partners, and a director and the President of Merger Sub, Parent and Upper Parent. Mr. Tully has served as a director of Trean since July 2015 and was Chairman of the Board from July 2020 until July 2022. Mr. Tully is a Managing Director at Altaris, which he co-founded in November 2002. Mr. Tully has also served as a director of Tivity Health, Inc., a publicly traded provider of health solutions, from August 2019 to September 2020.

APPRAISAL RIGHTS
If the Merger is consummated, shares of Trean Common Stock held by Trean stockholders who do not vote in favor of the adoption of the Merger Agreement, who continuously hold their shares of Trean Common Stock through the Effective Time of the Merger, who properly demand appraisal of their shares (and who do not withdraw or otherwise lose their appraisal rights), and who otherwise comply with the procedures of Section 262 shall not be converted into the right to receive Transaction Consideration, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262.
The following summarizes Delaware law pertaining to appraisal rights in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262, which is attached to this Proxy Statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that you exercise your appraisal rights under Section 262.
Any person contemplating the exercise of such appraisal rights should carefully review the provisions of Section 262, which are attached hereto as Annex C, particularly the procedural steps required to properly demand and perfect such rights. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights. All references in this summary to (i) a “stockholder” are to the record holder of shares of Trean Common Stock, (ii) a “beneficial owner” are to a person who is the beneficial owner of shares of Trean Common Stock held either in voting trust or by a nominee on behalf of such person, and (iii) a “person” are to an individual, corporation, partnership, unincorporated association or other entity. Under Section 262, stockholders desiring to exercise their right to appraisal must (1) properly submit a written demand for an appraisal of their shares of Trean Common Stock to Trean prior to the stockholder vote on the Merger Agreement Proposal; (2) not submit a proxy or otherwise vote in favor of the Merger Agreement Proposal; (3) hold shares of Trean Common Stock upon the making of a demand under clause (1) and continue to hold their shares of Trean Common Stock through the effective date of the Merger; (4) not thereafter withdraw their demand for appraisal of their shares or otherwise lose their appraisal rights, in each case in accordance with the DGCL; and (5) otherwise meet the criteria and follow the procedures set forth in Section 262. A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with the procedures of subsection (d)(1) of Section 262 summarized above, provided that (i) such beneficial owner continuously owns such shares through the effective date of the Merger and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262, and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Trean under Section 262 and to be set forth on the Verified List (defined below). The shares of Trean Common Stock are currently listed on a national securities exchange, and, assuming such shares remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of Trean Common Stock who are otherwise entitled to appraisal rights unless (x) the total number of shares of Trean Common Stock entitled to appraisal exceeds one percent of the outstanding shares of Trean Common Stock eligible for appraisal or (y) the value of the aggregate consideration offered pursuant to the Merger Agreement in respect of such total number of shares exceeds $1,000,000. We refer to these conditions as the “Minimum Conditions.”
Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment; provided, however, that at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case any such interest will accrue after the time of such payment only on the amount that equals the sum of (1) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery and (2) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the Transaction Consideration.
Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of the corporation’s stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This Proxy Statement constitutes such notice that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this Proxy Statement as Annex C. In connection with the Merger, any person who wishes to exercise appraisal rights or who wishes to preserve such person’s right to do so should review Annex C carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the Transaction Consideration. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal, we believe that if a person considers exercising such rights, that person should seek the advice of legal counsel.
Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of Trean Common Stock must strictly comply with Section 262. In addition, a stockholder of record, a beneficial owner or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.
Because receipt of a signed proxy that does not contain voting instructions will, unless timely revoked, be voted in favor of the Merger Agreement Proposal, a stockholder who votes by proxy and who wishes to exercise appraisal rights should not return a blank proxy, but rather must vote against the Merger Agreement Proposal, abstain or not vote his, her or its shares. Beneficial owners should consult with their bank, broker or other nominee regarding methods of voting.
Filing Written Demand
Any stockholder or beneficial owner wishing to exercise appraisal rights must deliver to Trean, before the vote on the Merger Agreement Proposal at the Special Meeting, a written demand for the appraisal of such person’s shares. Neither voting against the Merger Agreement Proposal nor abstaining from voting or failing to vote on the Merger Agreement Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Agreement Proposal. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger Agreement Proposal at the Special Meeting will constitute a waiver of appraisal rights.
Record Holders
A demand for appraisal by a holder of record must be executed by or on behalf of the holder of record and must reasonably inform us of the identity of the stockholder and state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the Merger. If a holder of record is submitting a demand with respect to shares owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A holder of record, such as a brokerage firm, bank, trust or other nominee, who holds shares of Trean Common Stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of Trean Common Stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of Trean Common Stock as to which appraisal is sought. Where no number of shares of Trean Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Trean Common Stock held in the name of the holder of record.
Beneficial Owners
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with the procedures of subsection (d)(1) of Section 262 summarized above, provided that (i) such beneficial owner continuously owns such shares through the effective date of the Merger and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262, and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Trean under Section 262 and to be set forth on the Verified List (defined below).
Although not expressly required by Section 262, Trean reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 with respect to any person sharing beneficial ownership of the shares for which such demand is submitted.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Trean Insurance Group, Inc.
150 Lake Street West
Wayzata, Minnesota 55391
Attention: Corporate Secretary
Demands for appraisal may not be submitted by electronic transmission.
Actions After Completion of the Merger
If the Merger is completed, within 10 days after the effective date of the Merger, the Surviving Corporation will notify each holder of Trean Common Stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the Merger Agreement Proposal, and any beneficial owner who has properly demanded appraisal, of the effective date of the Merger. At any time within 60 days after the effective date of the Merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the Transaction Consideration offered pursuant to the Merger Agreement by delivering to Trean a written withdrawal of the demand for appraisal. Within 120 days after the effective date of the Merger, the Surviving Corporation or any person who has complied with Section 262 and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder of record or beneficial owner, demanding a determination of the fair value of the shares held by all Trean’s stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and no person should assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Trean Common Stock. Accordingly, any stockholders or beneficial owners who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Trean Common Stock within the time and in the manner prescribed in Section 262. The failure of a record holder or beneficial owner of shares of Trean Common Stock to file such a petition within the period specified in Section 262 could result in the loss of appraisal rights.
Within 120 days after the effective date of the Merger, any person who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement Proposal and with respect to which we have received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand on his, her or its own behalf, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting stockholder or beneficial owner within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a record holder of shares of Trean Common Stock or a beneficial owner and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “Verified List”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the stockholders shown on the Verified List at the addresses stated therein. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs of these notices shall be borne by the Surviving Corporation.
After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal of their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.
In addition, assuming Trean Common Stock remained listed on a national securities exchange immediately prior to the Effective Time, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all holders of Trean Common Stock who assert appraisal rights unless one of the Minimum Conditions is met.
Determination of Fair Value
After determining the persons entitled to appraisal, the Delaware Court of Chancery will determine the “fair value” of the shares of Trean Common Stock subject to appraisal, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value (subject, in the case of interest payments, to any voluntary cash payments made by the Surviving Corporation pursuant to subsection (h) of Section 262 that have the effect of limiting the sum on which interest accrues as described above). In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Persons considering seeking appraisal should be aware that the fair value of their shares of Trean Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the Transaction Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Trean Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration offered pursuant to the Merger Agreement is not an opinion as to, and may not in any manner address, “fair value” under Section 262. Although we believe the Transaction Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and persons considering exercising appraisal rights should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Transaction Consideration.

Neither Trean nor Parent anticipates offering more than the consideration offered pursuant to the Merger Agreement to any holder of shares of Trean Common Stock exercising appraisal rights, and Trean and Parent each reserve the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Trean Common Stock is less than the Transaction Consideration. If a demand for appraisal is duly withdrawn, a petition for appraisal is not timely filed, or other requirements imposed by Section 262 to perfect and seek appraisal are not satisfied, then the right to an appraisal will cease.
Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.
The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.
The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Verified List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of jurisdiction under Subsection (k) of Section 262. In the absence of such an order, each party bears its own expenses.
If any person who demands appraisal of his, her or its shares of Trean Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such person’s right to appraisal, such person’s shares of Trean Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Transaction Consideration, without interest. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger or if the person delivers to the Surviving Corporation a written withdrawal of the person’s demand for appraisal in accordance with Section 262.
From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares of Trean Common Stock will be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares, except dividends or other distributions payable to stockholders of record as of a time prior to the Effective Time. If no petition for an appraisal is filed, if the person who has made a demand for appraisal delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal in respect of some or all of such person’s shares within 60 days after the Effective Time in accordance with Section 262 or, with respect to holders of Trean Common Stock, if neither of the Minimum Conditions is met (assuming the Trean Common Stock remained listed on a national securities exchange immediately prior to the Effective Time), then the right of such person to an appraisal of such shares shall cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, no appraisal proceeding shall be dismissed as to any person without the approval of the Delaware Court of Chancery and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262; provided that this sentence does not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the effective date of the Merger.
Failure to comply with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s or beneficial owner’s statutory appraisal rights. Consequently, any stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

OTHER MATTERS
The sole business that may be considered at the Special Meeting are the matters set forth in the Notice of Special Meeting accompanying this Proxy Statement.
FUTURE STOCKHOLDER PROPOSALS
Trean does not currently expect to hold an annual meeting of stockholders in 2023 (the “2023 Annual Meeting”) because it will not be a public company after the Merger is completed. However, if the Merger is not completed, Trean stockholders will continue to be entitled to attend and participate in Trean’s annual meeting of stockholders, and Trean will hold the 2023 Annual Meeting, in which case Trean will provide notice of or otherwise publicly disclose the date on which the 2023 Annual Meeting will be held. If the 2023 Annual Meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for consideration at the 2023 Annual Meeting (“2023 Annual Proxy Statement”) in accordance with Rule 14a-8 under the Exchange Act and Trean’s bylaws, as described below.
Stockholders may present proper proposals for inclusion in the 2023 Annual Proxy Statement by submitting their proposals in writing to Trean in a timely manner. As described in Trean’s annual proxy statement for the 2022 annual meeting of stockholders filed on April 5, 2022, Trean stockholders had the opportunity to submit proper proposals for inclusion in the 2023 Annual Proxy Statement and for consideration at the 2023 Annual Meeting by submitting their proposals to Trean’s Corporate Secretary at 150 Lake Street West, Wayzata, Minnesota 55391, before the close of business on December 6, 2022, and otherwise complying with the requirements of Rule 14a-8 of the Exchange Act. However, if the 2023 Annual Meeting is held and the date of the 2023 Annual Meeting is more than 30 days after May 17, 2023, then the deadline will be a reasonable time before Trean begins to print and send its proxy materials for the 2023 Annual Meeting.
Notices of stockholders’ proposals (including nominations) submitted outside the processes of Rule 14a-8 will be considered timely (but not considered for inclusion in the 2023 Annual Proxy Statement), pursuant to the advance notice requirement set forth in Trean’s bylaws, if such notices were filed with Trean’s Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting of stockholders (i.e., not earlier than January 17, 2023, and not later than February 16, 2023). However, in the event that the 2023 Annual Meeting is held and the date of such meeting is not within 30 days before or 60 days after May 17, 2023, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which notice of the date of the 2023 Annual Meeting was mailed or public disclosure of the date of the 2023 Annual Meeting was made, whichever first occurs.
If the 2023 Annual Meeting is held, in addition to satisfying the requirements under Trean’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Trean’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2023. If the date of the 2023 Annual Meeting is changed by more than 30 days from May 17, 2023, then notice must be provided by the later of 60 days prior to the date of the annual meeting or within 10 days of Trean’s first public announcement of the date of the 2023 Annual Meeting.

HOUSEHOLDING INFORMATION
Certain stockholders who share the same address may receive only one copy of this Proxy Statement in accordance with a notice delivered from such stockholders’ broker, bank or other nominee, unless the applicable broker, bank or other nominee received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. Stockholders owning their shares through a broker, bank or other nominee who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the Proxy Statement, either by contacting their broker, bank or other nominee at the telephone number or address provided in the above referenced notice, or contacting Trean by telephone at (952) 974-2200 or in writing at Corporate Secretary, Trean Insurance Group, Inc., 150 Lake Street West, Wayzata, Minnesota 55391. Stockholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other nominee and their account information.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that Trean can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that Trean has previously filed with the SEC. These documents contain important information about Trean and its financial condition and are incorporated by reference into this Proxy Statement.
The following Trean filings with the SEC are incorporated by reference (provided, that, Trean is not incorporating by reference any information furnished to, but not filed with, the SEC):
•
Trean’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022 (including information specifically incorporated by reference from Trean’s Definitive Proxy Statement on Schedule 14A relating to our April 5, 2022 annual meeting of stockholders);

•	Trean’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 9, 2022;
•	Trean’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 9, 2022;
•	Trean’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 8, 2022; and
•	Trean’s Current Reports on Form 8-K, filed with the SEC on March 10, 2022, May 18, 2022, August 30, 2022, October 4, 2022, December 16, 2022 and December 19, 2022.
Trean also incorporates by reference into this Proxy Statement, but not into the Schedule 13E-3, additional documents that it may file with the SEC between the date of this Proxy Statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials, but does not include any information furnished to, but not filed with, the SEC. We will amend the Schedule 13E-3 to incorporate by reference any additional documents that Trean may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Proxy Statement to the date of the Special Meeting to the extent required to fulfill Trean’s obligations under the Exchange Act. The information provided on Trean’s website is not part of this Proxy Statement, and therefore is not incorporated by reference into this Proxy Statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any document we file without charge through the SEC website at www.sec.gov, on our website at https://investors.trean.com or upon written request to Corporate Secretary, Trean Insurance Group, Inc., 150 Lake Street West, Wayzata, Minnesota 55391. Exhibits will be provided upon request.
Because the Merger is a “going private” transaction, Trean and the Altaris Filing Parties are filing with the SEC concurrently with this Proxy Statement a Transaction Statement on Schedule 13E-3 with respect to the proposed Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
If you have any questions about this Proxy Statement, the Special Meeting, the Merger Agreement or the Merger or need assistance with voting procedures, you should contact:
Okapi Partners, LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others Call Toll-Free: (844) 203-3605
Email: info@okapipartners.com

MISCELLANEOUS
Trean has supplied all information relating to Trean, and Parent has supplied, and Trean has not independently verified, all of the information relating to Parent and Merger Sub contained in the sections entitled “Summary Term Sheet—Parties Involved in the Merger,” “Summary Term Sheet—Financing of the Merger,” “Special Factors—Position of the Altaris Filing Parties as to the Fairness of the Merger” “Special Factors—Purpose and Reasons of the Altaris Filing Parties for the Merger” “Special Factors—Certain Effects of the Merger for the Altaris Filing Parties” “Proposal 1: Adoption of the Merger Agreement—Parties Involved in the Merger,” “The Merger—Financing of the Merger” and “Other Important Information Regarding the Altaris Filing Parties.”
The cost of this proxy solicitation will be borne by Trean. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. We will pay these directors, officers and employees no additional compensation for these services. We will reimburse banks, brokers and other nominees for their reasonable, out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions relating to such materials from beneficial owners of Trean Common Stock.
You should not send in your Trean stock certificates, if your shares are certificated, or other documents evidencing your ownership until you receive transmittal materials after the Merger is consummated.
You should rely only on the information contained in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement to vote on the Merger. Trean has not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated [  ], 2023. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement) and the mailing of this Proxy Statement to stockholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Trean, Parent, Merger Sub and Altaris or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after December 15, 2022, which subsequent information may or may not be reflected in Trean’s public disclosures. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Trean and its business. Please see the section entitled “Where You Can Find More Information.”
AGREEMENT AND PLAN OF MERGER

by and among

TREADSTONE PARENT INC.,
TREADSTONE MERGER SUB INC.,

and

TREAN INSURANCE GROUP, INC.

Dated as of December 15, 2022

Exhibit A	Guarantors
Exhibit B	Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation
Exhibit C	Form of Amended and Restated Bylaws of the Surviving Corporation

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 15, 2022, is by and among Trean Insurance Group, Inc., a Delaware corporation (the “Company”), Treadstone Parent Inc., a Delaware corporation (“Parent”), and Treadstone Merger Sub Inc., a Delaware corporation and direct, wholly owned Subsidiary of Parent (“Merger Sub”). Parent, Merger Sub and the Company are each sometimes referred to herein as a “Party” and collectively as the “Parties.”
WITNESSETH:
WHEREAS, subject to the terms and conditions of this Agreement, the Parties intend that Merger Sub be merged with and into the Company, with the Company surviving the Merger as a wholly-owned Subsidiary of Parent (the “Merger”) pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), on the terms and subject to the conditions of this Agreement and in accordance with the DGCL;
WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has established a special committee (the “Special Committee”), consisting solely of members of the Company Board of Directors that are disinterested and independent of Parent, Merger Sub, the Affiliated Stockholders (as defined herein) and their respective Affiliates (as defined herein) to, among other things, negotiate the terms of this Agreement and the transactions contemplated hereby, including the Merger (the “Transactions”), and to make a recommendation to the Company Board of Directors as to whether the Company should enter into this Agreement;
WHEREAS, the Special Committee has unanimously (a) determined that the terms of this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the holders of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (other than the Affiliated Stockholders, Parent, Merger Sub, any Rollover Stockholders (as defined herein) or any Company Section 16 Officers (as defined herein) or any of their respective Affiliates, “associates” or members of their “immediate family” (as such terms are defined in Rules 12b-2 and 16a-1 of the Exchange Act (as defined herein))) (the “Unaffiliated Stockholders”), (b) determined that it is advisable and in the best interests of the Company and the Unaffiliated Stockholders to enter into, and approve, adopt and declare advisable, this Agreement and (c) recommended that the Company Board of Directors (i) determine that the terms of this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (including the Unaffiliated Stockholders), (ii) determine that it is in the best interests of the Company and its stockholders (including the Unaffiliated Stockholders) to enter into, and approve, adopt and declare advisable, this Agreement, (iii) approve the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained herein, (iv) direct that the adoption of this Agreement and the approval of the Transactions, including the Merger, be submitted to the stockholders of the Company, and (v) recommend that the stockholders of the Company vote to adopt this Agreement and approve the Transactions, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof (such recommendation, the “Special Committee Recommendation”);
WHEREAS, the Company Board of Directors, acting upon the unanimous recommendation of the Special Committee, by unanimous vote of the Non-Recused Directors (as defined below) (a) determined that the terms of this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (including the Unaffiliated Stockholders), (b) determined that it is in the best interests of the Company and its stockholders (including the Unaffiliated Stockholders) to enter into, and approved, adopted and declared advisable, this Agreement, (c) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained herein, (d) directed that the adoption of this Agreement and the approval of the Transactions, including the Merger, be submitted to the stockholders of the Company, and (e) resolved to recommend that the stockholders of the Company vote to adopt this Agreement and approve the Transactions, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof (such recommendation, the “Company Board Recommendation”);
WHEREAS, the board of directors of Parent has unanimously approved this Agreement and the Transactions, including the Merger, and the performance by it of its covenants and agreements contained herein;

WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that the terms of the Transactions, including the Merger, are advisable, fair to, and in the best interests of, Merger Sub and its sole stockholder, (b) determined that it is in the best interests of Merger Sub to enter into, and approved, adopted and declared advisable, this Agreement, (c) approved the execution and delivery, by Merger Sub, of this Agreement, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions contained herein, and (d) resolved to recommend that Parent, as the sole stockholder of Merger Sub, vote to adopt this Agreement and approve the Transactions, including the Merger, by written consent;
WHEREAS, as an inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, each of the parties set forth on Exhibit A (the “Guarantors”) has delivered to the Company (a) a limited guarantee (the “Limited Guarantee”), pursuant to which the Guarantors have agreed to guarantee certain of the obligations of Parent and Merger Sub hereunder, subject to the terms and conditions of the Limited Guarantee, and (b) the Equity Commitment Letter (as defined below) pursuant to which the Guarantors have agreed to provide to Parent on the Closing Date the Equity Financing (as defined below), subject to the terms and conditions of the Equity Commitment Letter;
WHEREAS, (i) as of the date hereof, the Sponsor and the Specified Stockholders (each, as defined herein) collectively own 24,023,919 shares of Company Common Stock (the “Specified Stockholder Shares”), which shares constitute all of the shares of Company Common Stock owned by the Affiliated Stockholders, and (ii) as a condition and inducement to the Company’s willingness to enter into this Agreement, the Sponsor, the Specified Stockholders and the Company have entered into a voting and support agreement (the “Support Agreement”) in connection with the Transactions; and
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements specified herein in connection with the Merger and the other Transactions and to prescribe certain conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I
THE MERGER
Section 1.1 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub will cease, with the Company surviving the Merger (the Company, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Corporation”), such that following the Merger, the Surviving Corporation will be a direct, wholly owned Subsidiary of Parent. The Merger shall have the effects provided in this Agreement and as specified in the DGCL.
Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, Tennessee or, at the election of the Company or Parent, by the electronic exchange of documents, at 10:00 a.m., local time, on the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the last of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
Section 1.3 Effective Time. As soon as practicable on the Closing Date, the Parties shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) as provided under the DGCL and make any other filings, recordings or publications required to be made by the Company or Merger Sub under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary or on such later date and time as shall be agreed to by the Company and Parent and specified in the Certificate of Merger (such date and time being hereinafter referred to as the “Effective Time”).

Section 1.4 Effects of the Merger. The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL.
Section 1.5 Organizational Documents of the Surviving Corporation.
(a) At the Effective Time, the Company Certificate, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety as set forth in Exhibit B until thereafter changed or amended as provided therein or by applicable Law (but subject to Section 5.10).
(b) The Parties shall take all necessary action such that, at the Effective Time, the Company Bylaws, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety as set forth in Exhibit C until thereafter changed or amended as provided therein or by applicable Law (but subject to Section 5.10).
Section 1.6 Directors. Immediately prior to, but conditioned on the occurrence of, the Effective Time, each of the directors of the Company Board of Directors shall resign as a director of the Company with effect as of the Effective Time, and the Parties shall take all necessary action such that the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and as of the Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
Section 1.7 Officers. The Parties shall take all necessary action such that the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and as of the Effective Time and shall hold such offices until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
ARTICLE II
CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES
Section 2.1 Effect on Capital Stock.
(a) At the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder of any shares of Company Common Stock or Merger Sub Common Stock:
(i) Conversion of Company Common Stock. At the Effective Time, subject to any applicable withholding Tax, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares and any Dissenting Shares) shall be automatically converted into the right to receive $6.15 in cash, without interest (the “Transaction Consideration”). From and after the Effective Time, all such shares of Company Common Stock shall no longer be outstanding, and each applicable holder of such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Transaction Consideration upon the surrender of such shares of Company Common Stock in accordance with Section 2.2, into which such shares of Company Common Stock have been converted pursuant to this Section 2.1(a).
(ii) Cancellation of Company Common Stock. At the Effective Time, each share of Company Common Stock that immediately prior to the Effective Time (x) is held in the treasury of the Company, (y) is owned by Parent or any direct or indirect wholly-owned Subsidiary of Parent (including Merger Sub), or (z) is to be treated as otherwise agreed to in writing before the Effective Time between Parent or its Affiliates and the holder thereof, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist (such shares described in the foregoing clauses (x), (y) and (z), the “Cancelled Shares”), and no consideration shall be delivered in exchange therefor.
(iii) Treatment of Merger Sub Shares. At the Effective Time, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Common Stock”) shall be automatically converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, any certificates representing shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
All of the shares of Company Common Stock converted into the right to receive the Transaction Consideration pursuant to this Article II shall no longer be outstanding and upon the conversion thereof shall cease to exist as of the Effective Time, and uncertificated shares of Company Common Stock represented by book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (each, a “Certificate”) shall thereafter represent only the right to receive the Transaction Consideration into which the shares of Company Common Stock represented by such Book-Entry Share or Certificate have been converted pursuant to this Section 2.1(a).
(b) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a Person (a “Dissenting Stockholder”) who has not voted in favor of the adoption of this Agreement and who has complied with all the provisions of the DGCL concerning the right of holders of shares of Company Common Stock to demand appraisal of their shares (the “Appraisal Provisions”) of Company Common Stock (“Dissenting Shares”), to the extent the Appraisal Provisions are applicable, shall not be converted into the right to receive the Transaction Consideration as described in Section 2.1(a)(i), but such holder shall be entitled to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the procedures set forth in Section 262 of the DGCL. To the extent such Dissenting Stockholder, whether before, at or after the Effective Time, effectively withdraws its demand for appraisal with respect to one or more shares of Company Common Stock or fails to perfect or otherwise loses its right of appraisal, in any case pursuant to the DGCL, each of such Dissenting Stockholder’s shares of Company Common Stock so withdrawn or with respect to which there is a loss or failure to perfect rights of appraisal shall thereupon be treated as though such shares of Company Common Stock had been converted as of the Effective Time into the right to receive the Transaction Consideration pursuant to Section 2.1(a)(i) and such shares shall not be deemed to be Dissenting Shares. The Company shall give Parent prompt notice of any demands for appraisal of shares of Company Common Stock received by the Company, withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL and shall give Parent the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, without the prior written consent of Parent, voluntarily make any payment to any Dissenting Stockholder with respect to, or settle or offer to settle, or approve the withdrawal of, any such demands. Solely for purposes of this Section 2.1(b), a holder of shares of Company Common Stock shall include a “beneficial owner” (as defined in Section 262 of the DGCL) to the extent, and solely to the extent, such a beneficial owner is permitted to demand and perfect an appraisal of shares of Company Common Stock pursuant to the Appraisal Provisions.
(c) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding shares of Company Common Stock shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split) or similar event, or combination, exchange or readjustment of shares or any stock dividend or distribution with a record date during such period, the Transaction Consideration shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.1(c) shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
Section 2.2 Exchange of Certificates and Book-Entry Shares.
(a) Appointment of Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company (which bank or trust company shall be reasonably acceptable to the Company) to act as paying agent (the “Paying Agent”) for the payment of the Transaction Consideration in the Merger and shall enter into an agreement relating to the Paying Agent’s responsibilities under this Agreement, which shall be in form and substance reasonably satisfactory to the Company.
(b) Deposit of Transaction Consideration. Parent shall deposit, or cause to be deposited, with the Paying Agent, prior to or concurrently with the Effective Time, cash sufficient to pay the aggregate Transaction Consideration payable in the Merger to holders of Company Common Stock, other than

Cancelled Shares and Dissenting Shares (such cash, the “Payment Fund”); provided, that the Company shall, and shall cause its Subsidiaries to, at the written request of Parent, deposit with the Paying Agent at the Closing such portion of the aggregate Transaction Consideration from the Company Cash on Hand as specified in such request.
(c) Exchange Procedures.
(i) Certificates. Promptly after the Effective Time (and in any event within three (3) Business Days thereafter), Parent shall, and shall cause the Surviving Corporation to, cause the Paying Agent to mail to each holder of record of shares of a Certificate (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall otherwise be in such form and contain such provisions as are customary and reasonably acceptable to the Company) (the “Letter of Transmittal”) and (ii) instructions for use in effecting the surrender of Certificates in exchange for the payment of the Transaction Consideration payable in the Merger.
(ii) Book-Entry Shares. Promptly after the Effective Time (and in any event within three (3) Business Days thereafter), Parent shall, and shall cause the Surviving Corporation to, cause the Paying Agent to mail to each holder of record of Book-Entry Shares not held through The Depository Trust Company (and to deliver to The Depository Trust Company, in the case of holders of Book-Entry Shares held through The Depository Trust Company) (i) a Letter of Transmittal and (ii) instructions for use in effecting the surrender of Book-Entry Shares in exchange for payment of the Transaction Consideration payable in the Merger. Notwithstanding anything to the contrary contained in this Agreement, no holder of Book-Entry Shares shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed Letter of Transmittal to the Paying Agent to receive the Transaction Consideration that such holder is entitled to receive pursuant to this Article II.
(iii) Parent shall cause the Paying Agent to make, and the Paying Agent shall make, delivery of the Transaction Consideration out of the Payment Fund in accordance with this Agreement. The Payment Fund shall not be used for any purpose that is not expressly provided for in this Agreement.
(d) Surrender of Certificates or Book-Entry Shares. Upon surrender of Certificates (or affidavit of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Transaction Consideration. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer or stock records of the Company, any cash to be paid upon due surrender of the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share formerly representing such shares of Company Common Stock may be paid or issued, as the case may be, to such a transferee if such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other similar Taxes have been paid or are not applicable. No interest shall be paid or shall accrue on the Transaction Consideration payable upon surrender of any Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Transaction Consideration. Notwithstanding anything to the contrary in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed Letter of Transmittal to the Paying Agent to receive the Transaction Consideration that such holder is entitled to receive pursuant to this Article II. In lieu thereof, each holder of record of one or more Book-Entry Shares whose shares of Company Common Stock were converted into the right to receive the Transaction Consideration shall, upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), be entitled to receive, and Parent shall cause the Paying Agent to exchange and deliver as promptly as reasonably practicable after the Effective Time, the Transaction Consideration in respect of each such share of Company Common Stock, and the Book-Entry Shares of such holder shall forthwith be cancelled.

(e) No Further Ownership Rights in Company Common Stock. The Transaction Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, (i) all holders of Certificates and Book-Entry Shares shall cease to have any rights as stockholders of the Company other than the right to receive the Transaction Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement upon the surrender of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share in accordance with Section 2.2(d), without interest, and (ii) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. From and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, at any time after the Effective Time, any Certificates (or affidavit of loss in lieu thereof) or Book-Entry Shares formerly representing shares of Company Common Stock are presented to the Surviving Corporation, Parent or the Paying Agent for any reason, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article II, subject to applicable Law in the case of Dissenting Shares.
(f) Investment of Payment Fund. The Paying Agent shall invest any cash included in the Payment Fund as directed by Parent; provided, that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. No such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II, and following any losses from any such investment, or to the extent the Payment Fund otherwise diminishes for any reason below the level required for the Paying Agent to make payments pursuant to this Article II, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of shares of Company Common Stock at the Effective Time in the amount of such losses or other shortfall (and add or cause the Company to add sufficient cash to the Payment Fund in the event Dissenting Shares lose their status as such in accordance with the second sentence of Section 2.1(b)), which additional funds will be deemed to be part of the Payment Fund. Any interest and other income resulting from such investment shall become a part of the Payment Fund, and any cash amounts in excess of the amounts payable under Section 2.1 shall be promptly returned to Parent.
(g) Termination of Payment Fund. Any portion of the Payment Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Book-Entry Shares for twelve (12) months after the Effective Time shall be delivered to Parent, upon Parent’s demand, and any holder of Certificates or Book-Entry Shares who has not theretofore complied with this Article II shall thereafter look only to Parent or the Surviving Corporation for satisfaction of its claim for Transaction Consideration which such holder has the right to receive pursuant to this Article II.
(h) No Liability. None of Parent, the Company, Merger Sub or the Paying Agent shall be liable to any Person in respect of any portion of the Payment Fund or the Transaction Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share shall not have been surrendered immediately prior to the date on which any cash in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Entity, any such cash in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.
(i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, in form and substance reasonably acceptable to Parent, and, if required by the Surviving Corporation, Parent or the Paying Agent, the posting by such Person of a bond in customary amount as Parent or the Paying Agent may reasonably require as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 2.2(g), Parent) shall deliver, in exchange for such lost, stolen or destroyed Certificate, the Transaction Consideration and any dividends and distributions deliverable in respect thereof pursuant to this Agreement had such lost, stolen or destroyed Certificate been surrendered.
Section 2.3 Company Stock Awards. Except as otherwise agreed by Parent and an individual holder of Company Stock Awards:
(a) Company Options. At the Effective Time, each option granted under the Company Stock Plan to purchase shares of Company Common Stock that is outstanding as of immediately prior to the Effective Time, whether vested or unvested (any such option, a “Company Option”), shall be cancelled and shall entitle the holder to receive, on or before the later of (i) five (5) Business Days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash (without interest and subject to applicable withholding Taxes) from the Surviving Corporation with respect thereto equal to the product of (A) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (B) the excess, if any, of the Transaction Consideration over the exercise price per share of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time. For the avoidance of doubt, any Company Option with an exercise price equal to or in excess of the Transaction Consideration shall be cancelled by virtue of the Merger without any action on the part of the holder thereof and without any payment to the holder thereof. The amounts described in this Section 2.3(a) shall be deemed to have been paid in full satisfaction of any and all rights pertaining to the Company Options.
(b) Company PSU Awards. At the Effective Time, each performance stock unit award (a “Company PSU Award”) granted under the Company Stock Plan that is outstanding as of immediately prior to the Effective Time shall automatically become vested and shall be cancelled without any action on the part of any holder or beneficiary thereof and shall entitle the holder to receive, on or before the later of (i) five (5) Business Days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash (without interest and subject to applicable withholding Taxes) from the Surviving Corporation with respect thereto equal to the product of (A) a pro-rated number of shares of Company Common Stock (with such proration calculated as set forth on Section 2.3(b) of the Company Disclosure Letter) that would have vested pursuant to the terms of such Company PSU Award based on projected performance through the end of the applicable performance period as set forth on Section 2.3(b) of the Company Disclosure Letter, and (B) the Transaction Consideration; provided, however, that to the extent that any Company PSU Award constitutes nonqualified deferred compensation subject to Section 409A of the Code, such cash payment shall be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of such award that will not result in the application of a Tax or penalty under Section 409A of the Code, including payment in accordance with any applicable exception or permitted payment event under Section 409A of the Code and Section 1.409A-3(j) of the Treasury Regulations. The amounts described in this Section 2.3(b) shall be deemed to have been paid in full satisfaction of any and all rights pertaining to the Company PSU Awards.
(c) Company MSU Awards. At the Effective Time, each market stock unit award (a “Company MSU Award”) granted under the Company Stock Plan that is outstanding as of immediately prior to the Effective Time shall automatically become vested and shall be cancelled without any action on the part of any holder or beneficiary thereof and shall entitle the holder to receive, on or before the later of (i) five (5) Business Days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash (without interest and subject to applicable withholding Taxes) from the Surviving Corporation with respect thereto equal to the product of (A) the number of shares of Company Common Stock that would have vested pursuant to the terms of such Company MSU Award based on actual performance through the Effective Time, and (B) the Transaction Consideration; provided, however, that to the extent that any Company MSU Award constitutes nonqualified deferred compensation subject to Section 409A of the Code, such cash payment shall be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of such award that will not result in the application of a Tax or penalty under Section 409A of the Code, including payment in accordance with any applicable exception or permitted payment event under Section 409A of the Code and Section 1.409A-3(j) of the Treasury Regulations. The amounts described in this Section 2.3(c) shall be deemed to have been paid in full satisfaction of any and all rights pertaining to the Company MSU Awards.
(d) Company RSU Awards. At the Effective Time, each restricted stock unit award (a “Company RSU Award” and together with the Company Options, Company PSU Awards and Company MSU Awards, the “Company Stock Awards”) granted under the Company Stock Plan, that is outstanding as of immediately prior to the Effective Time shall automatically become fully vested and shall be cancelled and shall entitle the holder to receive, on or before the later of (i) five (5) Business Days following the Effective Time and (ii) the Surviving Corporation’s first payroll date after the Effective Time, an amount in cash (without interest and subject to applicable withholding Taxes) from the Surviving Corporation with respect thereto equal to the product of (A) the number of shares of Company Common Stock then underlying such Company RSU Award as of immediately prior to the Effective Time and (B) the Transaction Consideration; provided, however, that to the extent that any Company RSU Award constitutes nonqualified deferred compensation subject to Section 409A of the Code, such cash payment shall be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of such award that will not result in the application of a Tax or penalty under Section 409A of the Code, including payment in accordance with any applicable exception or permitted payment event under Section 409A of the Code and Section 1.409A-3(j) of the Treasury Regulations. The amounts described in this Section 2.3(d) shall be deemed to have been paid in full satisfaction of any and all rights pertaining to the Company RSU Awards.
(e) Prior to the Effective Time, the Company, the Company Board of Directors or the appropriate committee thereof, as applicable, shall adopt any resolutions and take any actions (excluding the payment of additional compensation in excess of the amounts provided for in this Section 2.3) which are reasonably necessary to effectuate the provisions of this Section 2.3. Prior to the Effective Time, the Company shall take the actions set forth in Section 2.3(e) of the Company Disclosure Letter.
Section 2.4 Tax Withholding. Notwithstanding anything to the contrary contained herein, each of the Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent (and each of their respective agents or Affiliates) shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, such amounts as may be required to be deducted or withheld with respect to the making of such payment under any applicable Law. Any amounts so deducted or withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as (x) disclosed in all reports, schedules, forms, statements and other documents (in each case, including all exhibits and schedules thereto and documents incorporated by reference therein) filed or furnished (as applicable) by the Company with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) and the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”) since February 11, 2020 (collectively, the “Company SEC Documents”) (but excluding any risk factors or forward-looking disclosures set forth under the heading “Risk Factors” or under the heading “Forward-Looking Statements,” or in any such case, similarly titled captions, and any other disclosures that are cautionary, predictive or forward-looking in nature, in any such Company SEC Documents); provided, that, nothing in the Company SEC Documents shall be deemed to be disclosures against clause (b)(ii) of Section 3.8; or (y) set forth in the disclosure letter delivered by the Company to Parent and Merger Sub concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”) (it being agreed that (i) disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any section of this Agreement or any other section or subsection of the Company Disclosure Letter to which the relevance of such disclosure is reasonably apparent on its face, and (ii) the mere inclusion of an item in such Company Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission (A) of the materiality of such item or that such item did not arise in the ordinary course of business, or that such item rose to any particular threshold, or (B) of any non-compliance with, or violation or breach of, any Contract, any other third-party rights (including any Intellectual Property rights) or any Law or Order, such disclosures having been made solely for the purposes of creating exceptions to the representations made herein and/or disclosing information required to be disclosed pursuant to this

Agreement), and whether or not any particular representation or warranty refers to or excepts therefrom any specific section or subsection of the Company Disclosure Letter, the Company represents and warrants to Parent and Merger Sub as follows:
Section 3.1 Corporate Organization.
(a) Each of the Company and its Subsidiaries is a corporation or other entity validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to be validly existing or in good standing would not have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly licensed, qualified or otherwise authorized to do business, and, to the extent applicable, is in good standing, in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Company Material Adverse Effect.
(b) Section 3.1(b) of the Company Disclosure Letter lists all of the Subsidiaries of the Company.
(c) Section 3.1(c) of the Company Disclosure Letter lists all of the Subsidiaries of the Company engaged in the business of insuring or reinsuring risk (the “Insurance Subsidiaries”).
(d) The copies of the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Company Certificate”), and the Amended and Restated Bylaws of the Company, as amended (the “Company Bylaws,” and collectively with the Company Certificate, the “Company Organizational Documents”), made available to Parent are true, complete and correct copies of such documents as in effect as of the date of this Agreement.
Section 3.2 Capitalization.
(a) The authorized capital stock of the Company consists of 600,000,000 shares of Company Common Stock, and 100,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). As of the close of business on December 14, 2022 (the “Capitalization Date”), (i) 51,222,485 shares of Company Common Stock were issued and outstanding (not including shares held in treasury), (ii) no shares of Company Common Stock were held in treasury or by any Subsidiary of the Company, (iii) no shares of Company Preferred Stock were issued and outstanding, (iv) Company Options with respect to an aggregate of 164,723 shares of Company Common Stock were outstanding, (v) Company RSU Awards with respect to an aggregate of 147,552 shares of Company Common Stock were outstanding, (vi) Company PSU Awards with respect to which an aggregate of (A) 105,712 shares of Company Common Stock were outstanding, determined assuming target performance levels were achieved and (B) 211,424 shares of Company Common Stock were outstanding, determined assuming maximum performance levels were achieved, and (vii) Company MSU Awards with respect to which an aggregate of (A) 105,716 shares of Company Common Stock were outstanding, determined assuming target performance levels were achieved and (B) 211,432 shares of Company Common Stock were outstanding, determined assuming maximum performance levels were achieved. As of the close of business on December 14, 2022, an aggregate of 4,962,418 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plan.
(b) Except as set forth above or in Section 3.2(b) of the Company Disclosure Letter, or as expressly permitted by Section 5.1(b) after the date of this Agreement, there are not any outstanding securities, options, warrants, calls, rights, commitments, agreements, derivative contracts, forward sale contracts or undertakings of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking, or obligating the Company or any of its Subsidiaries to make any payment based on or resulting from the value or price of Company Common Stock or of any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking. Except as set forth in Section 3.2(b) of the Company Disclosure Letter and except for acquisitions, or deemed acquisitions, of Company Common Stock or other equity securities of the Company in connection with (i) the payment of the exercise price of Company Options with Company Common Stock (including in connection with “net” exercises), (ii) Tax withholding in connection with the exercise of Company Options or vesting of Company RSU Awards, Company PSU Awards or Company MSU Awards, and (iii) forfeitures of Company Options, Company RSU Awards, Company PSU Awards or Company MSU Awards, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or Company Preferred Stock or the capital stock of any of its Subsidiaries.
(c) Section 3.2(c) of the Company Disclosure Letter sets forth, with respect to each Company Stock Award that is outstanding as of the Capitalization Date: (i) the name of the holder of such Company Stock Award, (ii) the total number of shares of Company Common Stock that are subject to each Company Stock Award, (iii) the exercise price per share of Company Common Stock purchasable under Company Options, (iv) the grant date, (v) the vesting schedule and current vesting status for such Company Stock Award and (vi) for Company MSU Awards, the number of shares of Company Common Stock that would have vested pursuant to the terms of such Company MSU Award based on actual performance through the Effective Time, assuming performance equal to the Transaction Consideration.
(d) All outstanding shares of Company Common Stock have been, and all shares of Company Common Stock that may be issued upon the settlement or exercise (as applicable) of Company Stock Awards will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and will be fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.
(e) The Company or a Subsidiary of the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each of its Subsidiaries, and all of such shares and equity interests are duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive rights in favor of any Person other than the Company or a direct or indirect wholly owned Subsidiary of the Company. No Subsidiary of the Company owns any shares of Company Common Stock.
(f) Except as set forth in Section 3.2(f) of the Company Disclosure Letter, there are no existing and outstanding (i) voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity or voting interests of the Company or any of its Subsidiaries or (ii) contractual obligations or agreements restricting the transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights with respect to any capital stock of the Company or capital stock of (or other equity or voting interest in) the Company’s Subsidiaries.
(g) Except as set forth in Section 3.2(g) of the Company Disclosure Letter, since the Capitalization Date through the date hereof, the Company has not (1) issued any Company Common Stock or other capital stock of the Company or incurred any obligation to make any payments to any Person based on the price or value of any Company Common Stock, other capital stock of the Company or any instrument issued pursuant to the Company Stock Plan, other than in connection with any awards made pursuant to the Company Stock Plan outstanding as of the close of business on the Capitalization Date in accordance with their terms, or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Company Common Stock or other capital stock of the Company. As of the date hereof, no dividends or similar distributions have accrued or been declared but are unpaid on any Company Common Stock or other capital stock of the Company, and the Company is not subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of any Company Common Stock or other capital stock of the Company (in each case, other than with respect to dividends to be paid by any wholly owned Subsidiary of the Company to the Company).

(h) Except as set forth in Section 3.2(h) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust or other entity, other than a Subsidiary of the Company, which interest or investment is material to the Company and its Subsidiaries, taken as a whole.
Section 3.3 Corporate Authorization.
(a) Assuming the accuracy of the representations and warranties in Section 4.14, the Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, including the Merger. Assuming the accuracy of the representations and warranties in Section 4.14, the execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions, including the Merger, have been duly and validly authorized by the Company Board of Directors and, other than as set forth in Section 3.3(b), Section 3.3(c) and Section 3.3(d), no other corporate proceedings on the part of the Company or vote of the Company’s stockholders are necessary to authorize the consummation of the Transactions, including the Merger.
(b) The Special Committee has unanimously (i) determined that the terms of this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Stockholders, (ii) determined that it is advisable and in the best interests of the Company and the Unaffiliated Stockholders to enter into, and approve, adopt and declare advisable, this Agreement and (iii) made the Special Committee Recommendation.
(c) The Company Board of Directors (acting upon the unanimous recommendation of the Special Committee) has by unanimous vote of the Non-Recused Directors (as defined below) (i) determined that the terms of this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (including the Unaffiliated Stockholders), (ii) determined that it is in the best interests of the Company and its stockholders (including the Unaffiliated Stockholders) to enter into, and approved, adopted and declared advisable, this Agreement, (iii) approved the execution and delivery by the Company of this Agreement (including the “agreement of merger,” as such term is used in Section 251 of the DGCL), the performance by the Company of its covenants and agreements contained herein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions contained herein, (iv) directed that the adoption of this Agreement and the approval of the Transactions, including the Merger, be submitted to the holders of Company Common Stock at the Company Stockholder Meeting, and (v) resolved to make the Company Board Recommendation.
(d) Assuming the accuracy of the representations and warranties in Section 4.14, the Requisite Company Stockholder Approvals are the only votes of the holders of any class or series of Company capital stock that are necessary under the DGCL and the Company Organizational Documents to adopt, approve or authorize this Agreement and to consummate the Transactions, including the Merger.
(e) This Agreement has been duly executed and delivered by the Company and, assuming the accuracy of the representations and warranties in Section 4.14, and assuming due power and authority of, and due execution and delivery by, Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a Proceeding in equity or at Law) (together, the “Bankruptcy and Equity Exception”).
Section 3.4 No Conflicts. Assuming the accuracy of the representations and warranties in Section 4.14 and except as set forth on Section 3.4 of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company does not and the consummation by the Company of the Transactions, including the Merger will not, assuming the Requisite Company Stockholder Approvals are obtained in accordance with the DGCL, (a) conflict with or violate any provision of the Company Organizational Documents or any of the similar Organizational Documents of any of its Subsidiaries or (b) assuming that the authorizations, consents and approvals referred to in Section 3.5 are obtained, (i) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, give rise to a right of termination, cancellation or acceleration of any right or obligation under, or result in the creation of any Lien, other than any Permitted Liens, upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any Contract to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets are bound or affected or (ii) conflict with or violate any Laws applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (b), any such violation, conflict, loss, default, right or Lien that would not have a Company Material Adverse Effect or materially impair the ability of the Company to perform its obligations hereunder or otherwise prevent or materially delay the consummation of the Transactions, including the Merger.
Section 3.5 Governmental Approvals. Other than in connection with or in compliance with (a) the filing of the Certificate of Merger with the Delaware Secretary, (b) the filing with the SEC of (i) a proxy statement to be mailed to the Company’s stockholders relating to the Company Stockholder Meeting (such proxy statement, as amended or supplemented from time to time, the “Proxy Statement”) and (ii) a Rule 13e-3 transaction statement on Schedule 13E-3 relating to the adoption of this Agreement by the Company’s stockholders (such Rule 13e-3 transaction statement, as amended or supplemented from time to time, the “Schedule 13E-3”), (c) the Exchange Act, (d) the Securities Act, (e) applicable state securities, takeover and “blue sky” Laws, (f) the rules and regulations of the Nasdaq Global Select Market (“Nasdaq”), (g) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), (h) the filing of applications and notices with the applicable federal and state regulatory authorities governing insurance and the approval of such applications or the grant of required licenses by such authorities or the expiration of any applicable waiting periods thereunder, and (i) such other authorizations, consents, Orders, licenses, Permits, approvals, registrations, declarations and notice filings, the failure of which to be obtained would not have a Company Material Adverse Effect or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions, including the Merger, no authorization, consent, Order, license, Permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary for the consummation by the Company of the Transactions, including the Merger.
Section 3.6 Company SEC Filings; Financial Statements; Controls.
(a) Since February 11, 2020, the Company has filed or furnished (as applicable) with the SEC all reports, schedules, forms, statements and other documents (in each case, including all exhibits and schedules thereto and documents incorporated by reference therein) required to be filed or furnished prior to the date hereof by it. As of their respective dates or, if amended prior to the date of this Agreement, as of the date of the last such amendment, the Company SEC Documents (i) were prepared in all material respects in accordance with the requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations promulgated thereunder, applicable to such Company SEC Documents and (ii) did not, at the time they were filed, or, if amended or superseded prior to the date of this Agreement, as of the date of such subsequent filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received by the Company or any of its Subsidiaries from the SEC or its staff. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.
(c) The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 and Rule 15d-15 under the Exchange Act) substantially as required by Rules 13a-15 and 15d-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. The Company’s management has completed an assessment of the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. The Company has disclosed based on its most recently completed evaluation of the Company’s internal control over financial reporting prior to the date of this Agreement to the Company’s auditors and the audit committee of the Company Board of Directors (i) any “significant deficiencies” and “material weaknesses” in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The terms “significant deficiencies” and “material weaknesses” have the meanings assigned to such terms in Rule 12b-2 of the Exchange Act.
(d) The consolidated financial statements (including all related notes thereto) of the Company included in the Company SEC Documents (if amended, as of the date of the last such amendment filed prior to the date of this Agreement) (the “Company SEC Financial Statements”) comply in all material respects as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company SEC Financial Statements fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to the absence of information or notes not required by GAAP to be included in interim financial statements), all in conformity with GAAP (except as permitted by Regulation S-X or, with respect to pro forma information, subject to the qualifications stated therein) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).
Section 3.7 No Undisclosed Liabilities. Except as set forth in Section 3.7 of the Company Disclosure Letter, there are no liabilities or obligations of the Company or any of its Subsidiaries of any nature, whether accrued, contingent, absolute or otherwise, in each case, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries other than: (a) liabilities or obligations reflected or reserved against in the Company’s audited consolidated balance sheet as of December 31, 2021 included in the Company SEC Documents (including the notes thereto), (b) liabilities or obligations that were incurred since December 31, 2021 in the ordinary course of business, (c) liabilities or obligations relating to or arising under any Contract to which the Company or any of its Subsidiaries is a party (other than to the extent arising from a breach thereof by the Company or such Subsidiary of the Company), (d) liabilities or obligations which would not have a Company Material Adverse Effect, and (e) liabilities or obligations arising or incurred in connection with this Agreement and the Transactions, including the Merger. There are no off-balance sheet arrangements of any type required to be disclosed pursuant to Item 303 of Regulation S-K promulgated under the Securities Act.
Section 3.8 Absence of Certain Changes or Events. Since December 31, 2021 through the date hereof, except (x) in connection with modifications, suspensions or alterations of operations resulting from, or determined by the Company and its Subsidiaries to be advisable in response to, COVID-19 and COVID-19 Measures, and (y) for liabilities or obligations incurred in connection with, or permitted or contemplated by, this Agreement and the Transactions, including the Merger, (a) the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice, (b) there has not been any event, change, effect, development or occurrence that would have a Company Material Adverse Effect, and (c) except as set forth in Section 3.8(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has taken any action that would have required the prior written consent of Parent under clauses (ii), (v), (viii), (x), (xii) and (xiii) of Section 5.1 had such action been taken after the date of this Agreement.
Section 3.9 Compliance with Laws; Permits. Other than those violations or allegations that would not have a Company Material Adverse Effect, the Company and its Subsidiaries are not in violation of, and since December 31, 2020 have not violated, any Laws or Orders applicable to the Company, any of its Subsidiaries or any assets owned or used by any of them. Each of the Company and its Subsidiaries have all required governmental licenses, permits, certificates, approvals and authorizations of a Governmental Entity, including all insurance and reinsurance licenses required by any Governmental Entity (“Permits”) necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and each of the Permits is valid, subsisting and in full force and effect, except where the failure to have or maintain such Permit would not have a Company Material Adverse Effect. To the Knowledge of the Company, since December 31,

2020, none of the Company or its Subsidiaries has received written notice from any Governmental Entity with respect to any default or violation of any Law applicable to the Company or any of its Subsidiaries, except for any such defaults or violations that would not have a Company Material Adverse Effect.
Section 3.10 Litigation. Except as set forth on Section 3.10 of the Company Disclosure Letter, as of the date of this Agreement, there are no Proceedings pending or, to the Knowledge of the Company, threatened in writing, by or against the Company or any of its Subsidiaries or any present or former officer, director, manager or employee of the Company or any of its Subsidiaries (in such individuals’ capacity as such), which would have a Company Material Adverse Effect or prevent or materially impair the ability of the Company to perform its obligations hereunder or prevent or materially delay the consummation of the Transactions, including the Merger. As of the date of this Agreement, there is no Order outstanding against the Company or any of its Subsidiaries that would have a Company Material Adverse Effect or prevent or materially impair the ability of the Company to perform its obligations hereunder or prevent or materially delay the consummation of the Transactions, including the Merger. As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of the Company, threatened in writing seeking to prevent, enjoin, modify, materially delay or challenge the Merger or any of the other Transactions.
Section 3.11 Information Supplied. The Proxy Statement and Schedule 13E-3 will comply in all material respects with the applicable requirements of the Exchange Act and any other applicable federal securities Laws. The Proxy Statement and Schedule 13E-3 will not, at the time the Proxy Statement (and any amendment or supplement thereto) is mailed to the stockholders of the Company, or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The representations and warranties in this Section 3.11 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement and Schedule 13E-3 based upon information supplied to the Company by Parent or Merger Sub for use or inclusion therein.
Section 3.12 Taxes.
(a) Except as would not have a Company Material Adverse Effect:
(i) All Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been duly filed when due (taking into account applicable extensions) in accordance with all applicable Laws, and all such Tax Returns are true, correct and complete.
(ii) The Company and each of its Subsidiaries have duly and timely paid or have duly and timely withheld and remitted to the appropriate Taxing Authority all Taxes required to be paid or withheld and remitted by them, or where payment is being contested in good faith pursuant to appropriate procedures, have established an adequate reserve in accordance with GAAP reflected in the most recent financial statements contained in the Company SEC Documents filed prior to the date hereof.
(iii) There is no Proceeding pending or threatened in writing, against or with respect to the Company or any of its Subsidiaries in respect of any Tax.
(iv) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Liens for Taxes not yet due and payable or that may thereafter be paid without penalty.
(v) Neither the Company nor any of its Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or collection of, any Tax.
(vi) Neither the Company nor any of its Subsidiaries is liable for Taxes of any Person (other than the Company and its Subsidiaries) as a result of being (i) a member of an affiliated, consolidated, combined or unitary group that includes such Person as a member, (ii) a transferee or successor of such Person or (iii) a party to a Tax sharing, Tax allocation or Tax indemnity agreement or arrangement with such Person, other than such agreements with customers, vendors, lessors or the like entered into in the ordinary course of business and other customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes.
(vii) Neither the Company nor any of its Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

(b) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to be governed by Section 355 or 361 of the Code in the two (2) years prior to the date of this Agreement.
(c) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2).
Section 3.13 Employee Benefit Plans and Related Matters; ERISA.
(a) Section 3.13(a) of the Company Disclosure Letter sets forth as of the date of this Agreement a list of all Company Benefit Plans, including all Company Benefit Plans subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). With respect to each material Company Benefit Plan, the Company has made available to Parent a true and complete copy of such written Company Benefit Plan and, to the extent applicable, (i) all material trust agreements, insurance contracts or other funding arrangements, (ii) the most recent actuarial and trust reports for both ERISA funding and financial statement purposes, (iii) the most recent Form 5500 with all attachments filed with the Internal Revenue Service (“IRS”) or the Department of Labor, (iv) the most recent IRS determination letter (or opinion or advisory letter upon which the Company is entitled to rely), and (v) all material current summary plan descriptions. “Company Benefit Plans” means each employee benefit plan, program, policy, arrangement or contract (including any “employee benefit plan,” as defined in Section 3(3) of ERISA, and any bonus, commission, deferred compensation, stock bonus, stock purchase, restricted stock, stock option or other equity-based arrangement, and any employment, individual consulting, termination, retention, bonus, change in control or severance agreement, plan, program, policy, arrangement or contract) under which any current or former director, officer or employee of the Company or any of its Subsidiaries has any present or future right to benefits, that is maintained, sponsored or contributed to by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has any obligation to maintain, sponsor or contribute, or with respect to which the Company or any of its Subsidiaries would incur any direct or indirect liability.
(b) Each Company Benefit Plan has been administered and operated in accordance with its terms and with applicable Law, except as would not have a Company Material Adverse Effect.
(c) No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, in each instance, which would have a Company Material Adverse Effect. As used in this Agreement, “ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 4001(b) of ERISA.
(d) There are no pending actions or claims with respect to any of the Company Benefit Plans by any employee or otherwise involving any such plan or the assets of any such plan (other than routine claims for benefits), except as would not have a Company Material Adverse Effect.
(e) No Company Benefit Plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or is a “multiple employer plan” within the meaning of Sections 4063 or 4064 of ERISA. Neither the Company nor any of its Subsidiaries has at any time during the last six (6) years contributed to or been obligated to contribute to any such type of plan.
(f) Except as set forth on Section 3.13(f) of the Company Disclosure Letter, and except as provided in this Agreement or as required by applicable Law, the consummation of the Transactions, including the Merger will not (i) entitle any current or former director, officer, employee or other service provider of the Company or of any of its Subsidiaries to severance or separation pay or any similar payment or increase in any such payment under any Company Benefit Plan, (ii) result in any payment becoming due, result in any funding (through a grantor trust or otherwise) of any compensation or benefits, or accelerate the time of payment or vesting, or increase the amount of compensation due to any such director, officer, employee or other service provider, under any Company Benefit Plan, or (iii) limit or restrict the right of the Company or any of its Subsidiaries to merge, amend or terminate any Company Benefit Plan.
(g) No amount under any such Company Benefit Plan has been or is expected to be subject to any interest or additional Taxes imposed under Section 409A of the Code.

(h) No payment or benefit which could be made with respect to any current or former director, officer, employee or other service provider of the Company or of any of its Subsidiaries who is a “disqualified individual” (as defined in Section 280G of the Code and the regulations thereunder) could be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code, excluding the effect of any binding arrangement entered into by any Parent Related Party with any disqualified individual after the date hereof.
(i) There is no Contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is bound to provide a gross-up or otherwise reimburse any current or former director, officer, employee or other service provider of the Company or of any of its Subsidiaries for Taxes, including pursuant to Sections 409A or 4999 of the Code.
Section 3.14 Material Contracts.
(a) Except as set forth in Section 3.14(a) of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract that is:
(i) a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act), that has been, or was required to be, filed with the SEC with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 or any Company SEC Document filed after the date of such Form 10-K until the date of this Agreement;
(ii) a Contract with the Company’s program partners that resulted in (A) gross written premiums in excess of $12,000,000 during the twelve (12) months prior to the date of this Agreement, or (B) net profit (before losses and general and administrative expenses) in excess of $2,000,000 during the twelve (12) months prior to the date of this Agreement;
(iii) a Contract pursuant to which the Company or any of its Subsidiaries has purchased during the twelve (12) months prior to the date of this Agreement products or services that involved payments by the Company and its Subsidiaries in excess of $1,000,000 during such period, in each case other than purchase orders and other Contracts entered into in the ordinary course of business;
(iv) a Contract that is a license, royalty or similar Contract with respect to Intellectual Property (other than generally commercially available “off-the-shelf” software programs) that involved payments by or to the Company and its Subsidiaries in excess of $1,000,000 during the twelve (12) months prior to the date of this Agreement;
(v) a joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any material joint venture, partnership or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;
(vi) a mortgage, indenture, guarantee, loan, or credit agreement, security agreement, or other Contracts, in each case relating to Indebtedness for borrowed money, whether as borrower or lender, in each case with an outstanding principal balance as of the date of this Agreement in excess of $2,000,000, other than (A) accounts receivable and accounts payable in the ordinary course of business and (B) intercompany loans owed by the Company or any direct or indirect wholly owned Subsidiary of the Company to any other direct or indirect wholly owned Subsidiary of the Company, or by any direct or indirect wholly owned Subsidiary to the Company;
(vii) a Contract that provides for the acquisition or disposition of any assets (other than acquisitions or dispositions in the ordinary course of business) or business (whether by merger, sale of stock, sale of assets or otherwise) or capital stock or other equity interests of any Person, (A) for aggregate consideration in excess of $2,000,000 that was entered into after December 31, 2019, or (B) pursuant to which any earn-out or other deferred or contingent payment obligations remain outstanding;
(viii) a Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which the Company or any of its Subsidiaries will have any material outstanding obligation after the date of this Agreement;

(ix) (A) a reinsurance or coinsurance treaty or agreement (other than any quota share agreements) with an annual premium in excess of $2,000,000, or (B) a quota share agreement entered into after December 31, 2020, in connection with a Contract set forth on Section 3.14(a)(ii) of the Company Disclosure Letter;
(x) any Contract with the top ten (10) producers of the Company, based on the total gross written premium produced for the Company and its Subsidiaries, taken as a whole, by such producer for the year to date fiscal year period through September 30, 2022 and each of the fiscal years ended December 31, 2020 and December 31, 2021;
(xi) a Contract that involves the provision of material third-party administration or other policy or claims administration services with respect to any Insurance Contracts, or an investment management Contract pursuant to which assets of the Company or any of its Subsidiaries valued at $10,000,000 or greater are managed;
(xii) provide for the outsourcing of any material function or part of the business of the Company or any of its Subsidiaries that is necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, other than general agency agreements or managing general agent agreements; or
(xiii) a Contract that requires the Company or any of its Subsidiaries to provide products or services (or to act in any manner) on an exclusive basis, or containing “most favored nation” provisions or a covenant that materially limits the right of the Company or any of its Subsidiaries to engage or compete in any line of business.
Each Contract of the type described in this Section 3.14(a), whether or not set forth in Section 3.14(a) of the Company Disclosure Letter and whether or not entered into on or prior to the date of this Agreement, is referred to herein as a “Company Material Contract.”
(b) Except as would not have a Company Material Adverse Effect, (i) each Company Material Contract is valid, binding and in full force and effect with respect to the Company and any of its Subsidiaries to the extent a party thereto and, to the Knowledge of the Company, each other party thereto, in each case, subject to the Bankruptcy and Equity Exception, and (ii) neither the Company nor any of its Subsidiaries is in breach of or default under any Company Material Contract and, to the Knowledge of the Company, no other party to a Company Material Contract is in breach of or default under any such Company Material Contract.
(c) Except as set forth in Section 3.14(c) of the Company Disclosure Letter, complete and correct copies of each Company Material Contract (other than any immaterial omissions), as amended and supplemented, have been filed with the SEC or made available by the Company to Parent, in each case prior to the date hereof.
Section 3.15 Intellectual Property.
(a) Except as would not have a Company Material Adverse Effect, the Company or a Subsidiary of the Company exclusively owns all Company Intellectual Property, and licenses or otherwise possesses adequate rights to use all other Intellectual Property used in connection with or necessary for the business of the Company and its Subsidiaries as currently conducted, in each case, free and clear of all Liens, other than Permitted Liens.
(b) Except as set forth on Section 3.15(b) of the Company Disclosure Letter and except as would not have a Company Material Adverse Effect, (i) to the Knowledge of the Company, the conduct of the business conducted by the Company and its Subsidiaries does not infringe, misappropriate, or otherwise violate, and since December 31, 2020, has not infringed, misappropriated, or otherwise violated, any Person’s Intellectual Property, and there is no such claim pending or, to the Knowledge of the Company, threatened, against the Company or its Subsidiaries; and (ii) to the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Company Intellectual Property and no such claims are pending or threatened against any Person by the Company or its Subsidiaries.
(c) Section 3.15(c) of the Company Disclosure Letter contains for the Company Intellectual Property an accurate and complete list of the issued patents, pending patent applications, registered copyrights, pending copyright registrations, registered trademarks, and pending applications for registration of trademarks owned by the Company or any of its Subsidiaries (referred to collectively as the “Company Registered Intellectual Property”), and all of which are, to the Knowledge of the Company, valid and enforceable. No registrations or applications for Company Registered Intellectual Property have expired or been cancelled or abandoned, except (i) in accordance with the expiration of the term of such rights, (ii) intentional cancellations and abandonments in the ordinary course of business, or (iii) as would not have a Company Material Adverse Effect.
(d) Except as would not have a Company Material Adverse Effect, and since December 31, 2020, the Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of the trade secrets of the Company and its Subsidiaries.
(e) Except as would not have a Company Material Adverse Effect, (i) the Company and its Subsidiaries maintain and enforce commercially reasonable policies, procedures and rules regarding data privacy, protection and security as required under applicable Laws, and (ii) the Company and its Subsidiaries are, and at all times since December 31, 2020 have been, in compliance with all Data Security Requirements. To the Knowledge of the Company, since December 31, 2020, there have been no (A) actual incidents of security breaches or unauthorized access or use of any of the IT Assets or trade secrets of the Company or any of its Subsidiaries that would result in a violation of Data Security Requirements or (B) actual unauthorized access to or collection, use, processing, storage, sharing, distribution, transfer, disclosure, destruction or disposal of any such trade secrets or other confidential information, in each case except as would not have a Company Material Adverse Effect.
Section 3.16 Properties.
(a) Section 3.16(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all Owned Real Property, which list includes the address for each parcel of Owned Real Property. Except as set forth on Section 3.16(a) of the Company Disclosure Letter, (i) the Company or its applicable Subsidiary owns such Owned Real Property in fee simple, free and clear of all Liens (other than Permitted Liens) and (ii) the Company or its applicable Subsidiary has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof.
(b) Each Leased Real Property is disclosed in Section 3.16(b) of the Company Disclosure Letter. Except as would not have a Company Material Adverse Effect, with respect to each Leased Real Property that is material to the business operations of the Company and its Subsidiaries, taken as a whole: (i) each lease for the Leased Real Property is valid, binding and in full force and effect with respect to the Company and any of its Subsidiaries to the extent a party thereto and, to the Knowledge of the Company, each other party thereto, subject to the Bankruptcy and Equity Exception and (ii) neither the Company nor any of its Subsidiaries is in breach of or default under any lease with respect to Leased Real Property, and, to the Knowledge of the Company, no other party is in breach of or default under any lease with respect to Leased Real Property.
Section 3.17 Environmental Matters. Except as would not have a Company Material Adverse Effect:
(a) The Company and its Subsidiaries are, and have been since December 31, 2020, in compliance with all applicable Environmental Laws, including possessing and complying with all Permits required for their respective ownership and operations under applicable Environmental Laws;
(b) There is no Proceeding pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries under or pursuant to any Environmental Law. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice from any Person, including any Governmental Entity, alleging that the Company or such Subsidiary has been or is in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved. Neither the Company nor any of its Subsidiaries is a party or subject to any administrative or judicial Order pursuant to any Environmental Law; and
(c) To the Knowledge of the Company, with respect to any real property that is currently or was formerly owned or leased, as the case may be, by the Company or its Subsidiaries, there have been no releases, spills or discharges of Hazardous Substances on or underneath any of such real property that would be reasonably likely to result in a liability or obligation on the part of the Company or any of its Subsidiaries.

(d) The representations and warranties contained in this Section 3.17 constitute the sole and exclusive representations and warranties of the Company regarding compliance with or liability under Environmental Laws.
Section 3.18 Company Insurance Policies. Except as would not have a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance policies covering the Company and its Subsidiaries that, together with adequately capitalized self-insured or retention arrangements, provide coverage in such amounts and with respect to such risks and losses as is customary for the industries in which the Company and its Subsidiaries operate and that management of the Company has in good faith determined to be adequate for the respective businesses and operations of the Company and its Subsidiaries, (b) each such insurance policy is in full force and effect, and (c) neither the Company nor any of its Subsidiaries is in breach or default (including any such breach or default with respect to the payment of premiums) under any such policy. Section 3.18 of the Company Disclosure Letter contains a list of the material insurance policies covering the Company and its Subsidiaries maintained by the Company in effect as of the date hereof.
Section 3.19 Labor and Employment Matters.
(a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract covering employees in the United States. Except as would not have a Company Material Adverse Effect, (i) the Company and its Subsidiaries are in compliance with all applicable Laws relating to employment and employment practices, (ii) neither the Company nor its Subsidiaries are the subject of any Proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization, nor, to the Knowledge of the Company, is any such Proceeding threatened, and (iii) as of the date of this Agreement, there is no work stoppage, labor strike or lockout by the employees of the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened.
(b) The Company and its Subsidiaries have reasonably investigated all sexual harassment, or other discrimination or retaliation allegations reported in accordance with the Company and its Subsidiaries’ policies. With respect to each allegation reported in good faith, the Company or its applicable Subsidiary has taken prompt corrective action that is reasonably calculated to prevent further improper conduct as necessary. Neither the Company nor any of its Subsidiaries reasonably expects any material liability with respect to any such allegations.
Section 3.20 Statutory Statements.
(a) Except as would not have a Company Material Adverse Effect, since December 31, 2020, each of the Insurance Subsidiaries has filed or submitted all material annual and quarterly statutory financial statements required by applicable Insurance Law to be filed with or submitted to the appropriate Insurance Regulator of each jurisdiction in which it is licensed, authorized or otherwise eligible with respect to the conduct of the business of insurance or reinsurance, as applicable (collectively, the “Statutory Statements”).
(b) The financial statements included in such Statutory Statements were prepared in accordance with Applicable SAP, applied on a consistent basis, except as may have been noted therein, during the periods involved, and fairly present in all material respects the statutory financial position of the relevant Insurance Subsidiary as of the respective dates thereof and the results of operations and changes in capital and surplus of such Insurance Subsidiary for the respective periods then ended, and, to the Knowledge of the Company, no material deficiency has been asserted in writing by any Insurance Regulator with respect to any of such Statutory Statements that has not been cured or otherwise resolved prior to the date hereof. Except as indicated in the Statutory Statements, all assets that are reflected therein comply with (i) all applicable Insurance Laws regulating the investments of the Insurance Subsidiaries and (ii) all applicable Insurance Laws with respect to admitted assets and are in amounts at least equal to the minimum amounts required by applicable Insurance Laws except, in the case of clauses (i) and (ii), as would not have a Company Material Adverse Effect.
(c) There are no unpaid claims or assessments made in writing or, to the Knowledge of the Company, threatened in writing against the Insurance Subsidiaries by any insurance guaranty associations or similar organizations in connection with such association’s or other organization’s insurance guaranty fund, other than unpaid claims or assessments (i) disclosed, provided for, reflected in, reserved against or otherwise described in the Statutory Statements or (ii) as would not have a Company Material Adverse Effect.
(d) The statutory policy reserves with respect to the Insurance Contracts of each Insurance Subsidiary contained in the Statutory Statements (i) were, except as otherwise noted in the applicable Statutory Statement, determined in accordance with generally accepted actuarial standards, (ii) were computed on the basis of methodologies consistent with those used in computing the corresponding reserves or provisions in prior fiscal years, except as otherwise noted in the Statutory Statements, and (iii) satisfied the requirements of all applicable Insurance Laws, except, in the case of clauses (i), (ii) and (iii), as would not have a Company Material Adverse Effect.
Section 3.21 Insurance Regulators. Except (x) as required by Insurance Laws of general applicability and the insurance or reinsurance licenses maintained by the Insurance Subsidiaries, or as set forth in Section 3.21 of the Company Disclosure Letter, or (y) as would not have a Company Material Adverse Effect, (a) there is no (i) written agreement, memorandum of understanding, commitment letter or similar undertaking with any Insurance Regulator that is binding on the Company or any of its Insurance Subsidiaries, or (ii) Order or directive by, or supervisory letter or cease-and-desist order from, any Insurance Regulator that is binding on the Company or any of its Insurance Subsidiaries and (b) neither the Company nor any of its Insurance Subsidiaries has adopted any board resolution at the request of any Insurance Regulator, in the case of each of clauses (a) and (b), that (A) limits in any material respect the ability of the Insurance Subsidiaries to issue or enter into Insurance Contracts or other reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements, (B) requires the divestiture of any material investment of the Insurance Subsidiaries, (C) limits in any material respect the ability of the Insurance Subsidiaries to pay dividends, (D) requires any material investment of the Insurance Subsidiaries to be treated as a “nonadmitted asset” (or the local equivalent) or (E) imposes an obligation to maintain capital or surplus amounts or levels, except for any such requirements or restrictions under applicable Laws of general application. Except for regular periodic assessments in the ordinary course of business consistent with past practice or assessments based on developments which are publicly known within the insurance industry, to the Knowledge of the Company, no claim or assessment is pending or threatened against the Insurance Subsidiaries that is peculiar or unique to any such Insurance Subsidiary by any state insurance guaranty associations in connection with such association’s fund relating to insolvent insurers which if determined adversely, would have a Company Material Adverse Effect. Since December 31, 2020, no material fine or penalty has been imposed on the Company or any of its Insurance Subsidiaries by any Insurance Regulator.
Section 3.22 Insurance Generally.
(a) Since December 31, 2020, all policy and Contract forms and rates used by the Insurance Subsidiaries for Insurance Contracts, and all amendments, applications, marketing materials, brochures, illustrations and certificates pertaining thereto, have, to the extent required by applicable Law, been approved by all applicable Governmental Entities or filed with such Governmental Entities, and all premiums charged by the Insurance Subsidiaries conform to the premiums so filed or approved, except, in each case, as would not have a Company Material Adverse Effect.
(b) Except as would not have a Company Material Adverse Effect, the Insurance Subsidiaries and, to the Knowledge of the Company, the producers and third-party administrators acting on behalf of the Insurance Subsidiaries, have since December 31, 2020 marketed, sold and issued their Insurance Contracts in compliance with applicable Insurance Law, including (i) all applicable requirements and prohibitions relating to suitability of sales and replacement of policies, (ii) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance, (iii) all applicable requirements relating to insurance product projections and illustrations and (iv) all applicable requirements relating to the advertising, sales and marketing of insurance products.
(c) To the extent permissible under applicable Law, the Company has made available to Parent complete and accurate copies of (i) the Statutory Statements and all other material statements, reports, forms or other documents required by Law to be filed with any Insurance Regulator with respect to the Insurance Subsidiaries, including any actuarial opinions and reports, management discussion and analysis, and insurance company holding system statements (collectively, the “Regulatory Filings”), in each case, submitted by the Insurance Subsidiaries to any Insurance Regulator since December 31, 2020, and any financial examination or market conduct examination reports of any Insurance Regulators received by the Insurance Subsidiaries on or after December 31, 2020, and (ii) all analyses and reports submitted by the Insurance Subsidiaries to an Insurance Regulator from December 31, 2020 through the date hereof relating to risk-based capital calculations. Except as would not have a Company Material Adverse Effect, all material deficiencies or violations noted in the examination reports described in clause (i) of the preceding sentence have been resolved in all material respects to the reasonable satisfaction of the Insurance Regulator that noted such deficiencies or violations.
(d) Except as would not have a Company Material Adverse Effect, (i) the Insurance Subsidiaries have appropriately taken credit in their Statutory Statements pursuant to Insurance Laws for all reinsurance, coinsurance or excess insurance ceded pursuant to any reinsurance contract to which it is a party, (ii) none of the Company or any of its Insurance Subsidiaries or, to the Knowledge of the Company, any reinsurer under any reinsurance contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (iii) no written notice of intended cancellation has been received by any of the Insurance Subsidiaries from any such reinsurer, and there are no disputes under any reinsurance contract other than disputes in the ordinary course of business for which adequate loss reserves have been established and (iv) all reinsurance premiums due under the reinsurance contracts (other than any amounts disputed in good faith) have been paid in full or were adequately accrued or reserved for by the Insurance Subsidiaries.
(e) Section 3.22(e) of the Company Disclosure Letter lists the material Certificates of Authority issued by the Insurance Regulator of each state in which each Insurance Subsidiary is eligible, authorized or qualified as of the date hereof to issue Insurance Contracts. The Certificates of Authority set forth on Section 3.22(e) of the Company Disclosure Letter (the “Insurance Permits”), constitute all the Certificates of Authority required for the conduct of the Insurance Subsidiaries’ businesses as now conducted, and each are in full force and effect, except where the failure to have or maintain any such Certificates of Authority would not have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, since December 31, 2020, the Company has not received from any Insurance Regulator any written notice of suspension, cancellation, revocation, denial, or termination in connection with any Insurance Permit, or any subpoena or other written notice of investigation of any current or prior business practice of the Company in relation to any Insurance Permit.
Section 3.23 Takeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 4.14, the Company Board of Directors and the Special Committee have adopted such resolutions and taken all actions so that no “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (including Section 203 of the DGCL) (each, a “Takeover Statute”), or any comparable anti-takeover provision of the Company Certificate or Company Bylaws, is applicable to this Agreement or the Transactions, including the Merger.
Section 3.24 Brokers and Finders’ Fees. Except for the fees and expenses payable to Houlihan Lokey Capital, Inc., the financial advisor of the Special Committee (“Houlihan Lokey”), as set forth on Section 3.24 of the Company Disclosure Letter, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has delivered to Parent a complete, correct and unredacted copy of its engagement letter among the Company, the Special Committee and Houlihan Lokey entered into in connection with the Merger, as in effect on the date hereof.
Section 3.25 Opinion of Financial Advisor. The Special Committee has received an opinion from Houlihan Lokey to the effect that, as of the date of this Agreement and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Transaction Consideration to be received by the Unaffiliated Stockholders in the Merger is fair to such Unaffiliated Stockholders from a financial point of view, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 3.26 International Trade and Anti-Corruption. Except as would not have a Company Material Adverse Effect or where the conduct at issue does not pertain to the business of the Company:
(a) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective officers, directors, employees or agents is currently or has since December 31, 2020 been: (i) a Sanctioned Person; (ii) operating in, organized in, conducting business with, or otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in or for the benefit of any Sanctioned Country in a manner that would violate applicable Sanctions and Export Control Laws; or (iii) otherwise in violation of any applicable Sanctions and Export Control Laws or U.S. anti-boycott requirements (“Trade Controls”).
(b) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective officers, directors, employees or agents, has since December 31, 2020 violated or is currently violating any Anti-Corruption Laws.
(c) Neither the Company nor any of its Subsidiaries is, or has been since December 31, 2020, the subject of any Action regarding any offense or alleged offense under Trade Controls or Anti-Corruption Laws, and no such Action is pending or, to the Knowledge of the Company, threatened.
Section 3.27 Related Party Transactions. As of the date hereof, except as disclosed in the Company SEC Documents, no relationship exists that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.
Section 3.28 No Other Representations and Warranties; Disclaimers. Except for the representations and warranties expressly contained in Article IV, the Company agrees and acknowledges that none of Parent, Merger Sub or any Person on behalf of Parent or Merger Sub is making or has made, and the Company hereby agrees it is not relying upon, any other express or implied representation or warranty or statement (including with respect to the accuracy or completeness thereof) with respect to Parent, Merger Sub, any of their respective Subsidiaries or any of their respective businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects or with respect to any other information provided or made available to the Company in connection with the Transactions, including information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information. The provisions of this Section 3.28 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Person contemplated hereby.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the corresponding subsection of the disclosure letter delivered by Parent to the Company immediately prior to the execution and delivery of this Agreement (the “Parent Disclosure Letter”) (it being agreed that (a) disclosure of any item in any section of this Agreement or any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of the Parent Disclosure Letter to which the relevance of such disclosure is reasonably apparent on its face, and (b) the mere inclusion of an item in such Parent Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission (i) of the materiality of such item, or (ii) of any non-compliance with, or violation or breach of, any Contract, any other third-party rights (including any Intellectual Property rights) or any Law or Order, such disclosures having been made solely for the purposes of creating exceptions to the representations made herein and/or disclosing information required to be disclosed pursuant to this Agreement), and whether or not any particular representation or warranty refers to or excepts therefrom any specific section or subsection of the Parent Disclosure Letter, Parent and Merger Sub represent and warrant to the Company as follows:
Section 4.1 Corporate Organization.
(a) Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, has the requisite corporate or other entity power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to be in good standing or to have such power and authority would not have a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly licensed, qualified or otherwise authorized to do business and, to the extent applicable, is in good standing in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Parent Material Adverse Effect.
(b) The copies of the certificate of incorporation of Parent (the “Parent Certificate”) and the bylaws of Parent (the “Parent Bylaws”) made available to the Company are true, complete and correct copies of such documents as in effect as of the date of this Agreement. The copies of the certificate of incorporation of Merger Sub (the “Merger Sub Certificate”) and the bylaws of Merger Sub (the “Merger Sub Bylaws”) made available to the Company are true, complete and correct copies of such documents as in effect as of the date of this Agreement.
Section 4.2 Corporate Authorization. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, including the Merger. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by each of them of the Transactions, including the Merger have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and, except for the approval and adoption of this Agreement by Parent, in its capacity as sole stockholder of Merger Sub, and as set forth in Section 4.4, no other corporate actions on the part of Parent or Merger Sub are necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation of the Transactions, including the Merger, subject, in the case of the consummation of the Merger, to the filing of the Certificate of Merger with the Delaware Secretary in accordance with the DGCL. The board of directors of Parent has unanimously approved this Agreement and the Transactions, including the Merger, and the performance by it of its covenants and agreements contained herein. The board of directors of Merger Sub has unanimously (i) determined that the terms of the Transactions, including the Merger are advisable, fair to, and in the best interests of, Merger Sub and its sole stockholder, (ii) determined that it is in the best interests of Merger Sub to enter into, and approved, adopted and declared advisable, this Agreement, (iii) approved the execution and delivery, by Merger Sub, of this Agreement (including the “agreement of merger,” as such term is used in Section 251 of the DGCL), the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions contained herein and (iv) resolved to recommend that Parent, as the sole stockholder of Merger Sub, vote to adopt of this Agreement and approve the Transactions, including the Merger. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 4.3 No Conflicts. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Transactions, including the Merger will not, (a) conflict with or violate any provision of the Parent Certificate, Parent Bylaws, Merger Sub Certificate or Merger Sub Bylaws or (b) assuming that the authorizations, consents and approvals referred to in Section 4.4 are obtained, (i) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, give rise to a right of termination under, or result in the creation of any Lien, other than any Permitted Liens, upon any of the respective properties or assets of Parent or Merger Sub under, any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets are bound or affected or (ii) conflict with or violate any Laws applicable to Parent or Merger Sub or any of their respective properties or assets, other than, in the case of clause (b), any such violation, conflict, loss, default, right or Lien that would not have a Parent Material Adverse Effect or materially impair the ability of Parent or Merger Sub to perform its obligations hereunder or otherwise prevent or materially delay the consummation of the Transactions, including the Merger.
Section 4.4 Governmental Approvals. Other than in connection with or in compliance with (a) the filing of the Certificate of Merger with the Delaware Secretary, (b) the Exchange Act, (c) the Securities Act, (d) applicable state securities, takeover and “blue sky” Laws, (e) the HSR Act, (f) the filing of applications and notices with the applicable federal and state regulatory authorities governing insurance and the approval of such applications or the grant of required licenses by such authorities or the expiration of any applicable waiting periods thereunder and (g) such other authorizations, consents, Orders, licenses, Permits, approvals, registrations, declarations and notice filings, the failure of which to be obtained would have a Parent Material Adverse Effect, no authorization, consent, Order, license, Permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary for the consummation by Parent or Merger Sub of the Transactions, including the Merger.
Section 4.5 Compliance with Laws. Other than those violations or allegations that would not have a Parent Material Adverse Effect, none of Parent, Merger Sub or any of their respective Subsidiaries are in violation of, or since December 31, 2020 have violated, any Laws or Orders applicable to Parent, Merger Sub or any of their respective Subsidiaries, or any assets owned or used by any of them.
Section 4.6 Litigation. As of the date of this Agreement, there are no Proceedings pending, or to the Knowledge of Parent, threatened in writing, against Parent, Merger Sub or any of their respective Subsidiaries before any Governmental Entity, which would have a Parent Material Adverse Effect. As of the date of this Agreement, there is no Order outstanding against Parent, Merger Sub or any of their respective Subsidiaries that would have a Parent Material Adverse Effect.
Section 4.7 Operations of Merger Sub. Merger Sub is a wholly owned Subsidiary of Parent, was formed solely for the purpose of engaging in the Transactions, including the Merger, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.
Section 4.8 No Vote of Parent Stockholders. No vote of the stockholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by Law, the Parent Certificate or Parent Bylaws for Parent to consummate the Transactions, including the Merger.
Section 4.9 Information Supplied. The information supplied by Parent for use or inclusion in the Proxy Statement and Schedule 13E-3 will not, at the time the Proxy Statement (and any amendment or supplement thereto) is mailed to the stockholders of the Company, or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 4.10 Brokers and Finders’ Fees. Except for fees and expenses that will be paid exclusively by Parent or Merger Sub, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions, including the Merger based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.
Section 4.11 Financial Capacity. Parent has delivered to the Company a true and complete copy of the executed Equity Commitment Letter, which has not been amended or modified prior to the execution of this Agreement. The aggregate proceeds of the Equity Financing, along with the Company Cash on Hand, will be sufficient to fund (i) the payment of the aggregate Transaction Consideration for the acquisition or conversion of all shares of Company Common Stock (other than the Cancelled Shares) pursuant to the Merger (assuming no Dissenting Shares) and all consideration payable pursuant to this Agreement in respect of Company Stock Awards, and (ii) the payment of all fees and expenses required to be paid by Parent or Merger Sub at Closing in connection with the Transactions (such amount, the “Required Funding Amount”). As of the date hereof, the commitment contained in the Equity Commitment Letter has not been withdrawn, modified or rescinded in any respect. The Equity Commitment Letter is in full force and effect against Parent and, to the Knowledge of Parent, each other party thereto and represents valid, binding and enforceable obligations of Parent and, to the Knowledge of Parent, each other party thereto (subject to the Bankruptcy and Equity Exception). As of the date of this Agreement, assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, no event has occurred of which Parent is aware that, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or any other party thereto under any term of the Equity Commitment Letter that would reasonably be expected to materially impair or adversely affect the Equity Financing and the timely receipt of the proceeds thereof. As of the date of this Agreement, assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, Parent has no reason to believe that it or any other party to the Equity Commitment Letter will be unable to satisfy on a timely basis any applicable Financing Condition or their respective obligations under the Equity Commitment Letter. Except as set forth in the Equity Commitment Letter, there are no conditions precedent or other contingencies related to the funding of the full amount of the Equity Financing other than the applicable Financing Conditions. As of the date of this Agreement, assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, Parent has no reason to believe that (i) any of the Financing Conditions will not be satisfied or (ii) the Equity Financing will not be made available in full to Parent on the Closing Date. Parent and Merger Sub expressly agree and acknowledge that their obligations hereunder, including Parent’s and Merger Sub’s obligations to consummate the Merger, are not subject to, or conditioned on, Parent’s or Merger Sub’s receipt of any financing.
Section 4.12 Solvency. None of Parent, Merger Sub or the Guarantors is entering into the Transactions with the intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub, any Guarantor or any of their respective Subsidiaries (which, for purposes of this Section 4.12, shall include the Company and its Subsidiaries). Each of Parent and Merger Sub is Solvent as of the date hereof and assuming (a) the representations and warranties in Article III are true and correct in all respects, and (b) the Company and its Subsidiaries, taken as a whole, are Solvent immediately prior to the Effective Time, each of Parent and the Surviving Corporation will, after giving effect to all of the Transactions, including the Equity Financing, and any alternative financing, be Solvent at and immediately after the Effective Time. As used in this Section 4.12, the term “Solvent” means, with respect to a particular date, that on such date, (a) Parent and Merger Sub, and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries, each are able to pay their respective Indebtedness and other liabilities, contingent or otherwise, as the Indebtedness and other liabilities become due in the usual course of business, (b) each of Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries have total assets not less than the sum of such entity’s total liabilities and (c) each of Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries has sufficient capital and liquidity with which to conduct its business. For purposes of this Section 4.12, the amount of any contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
Section 4.13 Absence of Certain Agreements. Except for the Support Agreement, there are no Contracts (whether oral or written) or commitments to enter into Contracts (whether oral or written) (a) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the Company Board of Directors, on the other hand, as of the date hereof that relate to the Company, any of the Company’s Subsidiaries or the Transactions, or (b) as of the date hereof pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Transaction Consideration or pursuant to which any stockholder of the Company agrees to vote to approve this Agreement or the Merger or agrees to vote against any Company Superior Proposal.
Section 4.14 Ownership of Company Common Stock. As of the date hereof, the Specified Stockholders own the Specified Stockholder Shares and, except as set forth on the Schedule 13G filed with the SEC on January 14, 2022 by the Sponsor, the Specified Stockholders and the other filers thereunder, none of Parent, Merger Sub or any Affiliated Stockholder (i) owns (as such term is defined in Section 203 of the DGCL), directly or indirectly, any other shares of Company Common Stock or other securities convertible into, exchangeable for, or exercisable for shares of Company Common Stock or any securities of any Subsidiary of the Company or (ii) has any rights to acquire any shares of Company Common Stock except pursuant to this Agreement.
Section 4.15 Limited Guarantee and Support Agreement. Concurrently with the execution of this Agreement, the Guarantors have delivered to the Company a true, complete and correct copy of the duly executed Limited Guarantee and the Sponsor and the Specified Stockholders have delivered to the Company a true, complete and correct copy of their duly executed Support Agreement. The Limited Guarantee and the Support Agreement are in full force and effect, have not been amended or modified and constitute a legal, valid and binding obligation of the Guarantors, the Sponsor and the Specified Stockholders, respectively, enforceable against them in accordance with their terms, subject to the Bankruptcy and Equity Exception. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of the Guarantors, the Sponsor or the Specified Stockholders pursuant to the Limited Guarantee or the Support Agreement, as applicable.
Section 4.16 Investment Intention; Acknowledgement and Sophistication.
(a) Parent is acquiring through the Merger the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation will not be registered under the Securities Act or any “blue sky” Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable “blue sky” Laws or pursuant to an exemption from any such registration.
(b) Parent hereby represents and warrants that Parent is directed by Persons who are sophisticated as contemplated by Rule 506(b)(2)(ii) promulgated under the Securities Act and that Parent has such knowledge and experience in financial and business matters that Parent is capable of evaluating the merits and risks of the Transactions, including the Merger.
Section 4.17 No Other Representations and Warranties; Disclaimers.
(a) Each of Parent and Merger Sub acknowledges and agrees that it (i) has had the opportunity to meet with the management of the Company and to discuss the business, assets and liabilities of the Company and its Subsidiaries, (ii) has had access to such books and records, facilities, equipment, contracts and other assets of the Company and its Subsidiaries which it and its Affiliates and Representatives have desired or requested to review, (iii) has had access to the data room maintained by the Company for purposes of the Transactions, (iv) has been afforded the opportunity to ask questions of and receive answers from officers of the Company, and (v) has conducted to its satisfaction its own independent investigation of the Company and its Subsidiaries, their respective businesses, assets and liabilities and the Transactions and, in making its determination to proceed with the Transactions, including the Merger, each of Parent and Merger Sub has relied on the results of its own independent investigation.
(b) Except for the representations and warranties expressly contained in Article III, each of Parent and Merger Sub agrees and acknowledges that neither the Company nor any Person on behalf of the Company is making or has made, and each of Parent and Merger Sub hereby agrees it is not relying upon, any other express or implied representation or warranty or statement (including with respect to the accuracy or completeness thereof) with respect to the Company, any of its Subsidiaries or any of their respective businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects or with respect to any other information provided or made available to Parent or Merger Sub in connection with the Transactions, including information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information. The provisions of this Section 4.17 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Person contemplated hereby.
ARTICLE V
COVENANTS AND AGREEMENTS
Section 5.1 Conduct of Business.
(a) During the period from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except (1) as may be prohibited or required by applicable Law or by a Governmental Entity, (2) for any actions taken in good faith that the Company determines are necessary or advisable in response to COVID-19 or COVID-19 Measures, (3) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), (4) as may be required or expressly permitted (but for this Section 5.1) by this Agreement or (5) as set forth in Section 5.1 of the Company Disclosure Letter, the Company shall use commercially reasonable efforts to conduct the businesses of the Company and its Subsidiaries in the ordinary course, and to the extent consistent therewith, the Company shall use commercially reasonable efforts to preserve in all material respects its existing relationships with key customers, suppliers, Governmental Entities (including Insurance Regulators) and other Persons with which it has material business relations; provided, however, that no failure by the Company or any of its Subsidiaries to take any action prohibited by any provision of Section 5.1(b) shall constitute a breach under this Section 5.1(a).
(b) During the period from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except (1) as may be required by applicable Law, (2) for any actions taken in good faith that the Company determines are necessary or advisable in response to COVID-19 or COVID-19 Measures (provided, that such exception shall not apply to subsections (i), (ii), (iii), (iv), (v) or (viii) below), (3) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), (4) as may be required or expressly permitted by this Agreement, or (5) as set forth in Section 5.1(b) of the Company Disclosure Letter, the Company and its Subsidiaries shall not:
(i) (x) amend or otherwise change the Company Organizational Documents or (y) amend or otherwise change the Organizational Documents of the Company’s Subsidiaries (in any material respect);
(ii) (A) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its capital stock, except for dividends or distributions by any direct or indirect wholly owned Subsidiary of the Company to the Company or to any other direct or indirect wholly owned Subsidiary of the Company, (B) adjust, split, combine, subdivide or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities (including any Company Stock Awards, warrants or any similar security exercisable for, or convertible into, such other security) in respect of, in lieu of, or in substitution for, shares of its capital stock, except with respect to the capital stock or securities of any direct or indirect wholly owned Subsidiary, in connection with transactions among the Company and its direct or indirect wholly owned Subsidiaries or among the Company’s direct or indirect wholly owned Subsidiaries, or (C) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries, or any other Company Stock Awards or equity interests or any rights, warrants or options to acquire any such shares or interests, except (1) for acquisitions, or deemed acquisitions, of shares of Company Common Stock or other equity securities of the Company in connection with forfeitures of Company Stock Awards, the exercise of Company Options or in connection with the vesting or settlement of Company PSU Awards, Company MSU Awards or Company RSU Awards (including in satisfaction of any amounts required to be deducted or withheld under applicable Law), in each case outstanding as of the date of this Agreement or awarded after the date of this Agreement in accordance with the terms of this Agreement, or (2) with respect to the capital stock or securities of any Subsidiary, in connection with transactions among the Company and one or more of its direct or indirect wholly owned Subsidiaries or among the Company’s direct or indirect wholly owned Subsidiaries;
(iii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock or other securities (including any Company Stock Awards, warrants or any similar security exercisable for, or convertible into, such capital stock or similar security), except for (A) the issuance of shares of Company Common Stock pursuant to Contracts (other than any Contract governing Company Stock Awards) in effect prior to the execution and delivery of this Agreement, (B) the issuance of shares of Company Common Stock in connection with the exercise of Company Options or the vesting or settlement of Company PSU Awards, Company MSU Awards or Company RSU Awards in each case outstanding as of the date of this Agreement, (C) issuances by a wholly owned Subsidiary of the Company of capital stock to such Subsidiary’s parent, the Company or another wholly owned Subsidiary of the Company, (D) Liens granted by the Company and its Subsidiaries in connection with the Credit Agreement, or (E) any issuance, sale or other disposition of capital stock or other securities of any Subsidiary of the Company to the Company or another Subsidiary of the Company (other than with respect to Company Stock Awards);
(iv) (A) sell, assign, lease, license, abandon or permit to lapse, transfer or otherwise dispose of any Company Intellectual Property that is material to the Company and its Subsidiaries taken as a whole, other than the expiration of Intellectual Property at the end of its statutory term or pursuant to a non-exclusive license granted in the ordinary course of business; (B) disclose any trade secrets (including source code) that is material to the Company and its Subsidiaries taken as a whole, other than pursuant to a written non-disclosure agreement entered into in the ordinary course of business;
(v) (A) merge or consolidate with any other Person, or (B) acquire any material assets from or make a material investment in (whether through the acquisition of stock, assets or otherwise) any other Person (excluding Subsidiaries of the Company), except in any such case for (1) any such merger, consolidation, acquisition or investment where the consideration is not in excess of $1,000,000 individually or $3,000,000 in the aggregate, or (2) any capital expenditures permitted by Section 5.1(b)(vii);

(vi) sell, lease, license, subject to a material Lien, except for a Permitted Lien or Liens granted by the Company and its Subsidiaries in connection with the Credit Agreement, or otherwise dispose of any material assets, product lines or businesses of the Company or any of its Subsidiaries (including capital stock or other equity interests of any Subsidiary), except (A) pursuant to Contracts in effect prior to the execution and delivery of this Agreement and ordinary course renewals thereof, (B) any such transaction involving assets of the Company or any of its Subsidiaries with a fair market value not in excess of $500,000 individually or $1,000,000 in the aggregate, (C) sales, leases or licenses of inventory, equipment and other assets in the ordinary course of business, (D) dispositions of obsolete inventory, equipment and other assets consistent with past practice, or (E) sales, leases, licenses or other dispositions to the Company or any of its Subsidiaries;
(vii) make capital expenditures in excess of $1,000,000 in the aggregate;
(viii) (A) make any loans, advances or capital contributions to any other Person (except with respect to advancement or indemnification of expenses or losses incurred by a Company Indemnified Party) in excess of $1,000,000 in any twelve (12) month period; (B) create, incur, guarantee or assume any Indebtedness for borrowed money in excess of $2,000,000 in the aggregate, except for, in the case of each of clause (A) and clause (B), (1) transactions among the Company and its direct or indirect wholly-owned Subsidiaries or among the Company’s direct or indirect wholly owned Subsidiaries, (2) net borrowings under the revolving credit facility of the Credit Agreement that (i) do not exceed $2,000,000 in the aggregate and (ii) are incurred in the ordinary course of business, (3) letters of credit, surety bonds, security time deposits, guarantees of Indebtedness for borrowed money or similar instruments issued in the ordinary course of business, (4) Indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing Indebtedness and in amounts not materially in excess of such existing Indebtedness and on terms and conditions as or more favorable to the Company than such existing Indebtedness, (5) any hedging, swap or similar arrangement entered into in the ordinary course of business consistent with past practice, or (6) the entry into capitalized lease obligations in the ordinary course of business consistent with past practice; or (C) cancel any material debts of any Person to the Company or any of its Subsidiaries or waive any material claims or rights of value, except for cancellations or waivers in the ordinary course of business consistent with past practice that are not material to the Company and its Subsidiaries taken as a whole;
(ix) except as required by Contracts and Company Benefit Plans as in effect prior to the date of this Agreement and disclosed on Section 3.13(a) of the Company Disclosure Letter or applicable Law, (A) increase the compensation or other benefits payable or provided to the Company’s or its Subsidiaries’ officers or other employees outside of the ordinary course of business consistent with past practice (the ordinary course including, for this purpose, the employee salary, bonus and equity compensation review process and related adjustments substantially as conducted prior to the date hereof and any such increases in connection with promotions) which, for purposes of clarity, may not exceed the amount set forth on Section 5.1(b)(ix) of the Company Disclosure Letter; (B) enter into any employment, consulting, change of control, severance, separation, stay bonus or retention agreement with any employee or other individual service provider of the Company (except (1) for any arrangement with an employee earning less than $150,000 per year, (2) for an agreement with an employee who has been hired to replace a similarly situated employee who was party to such an agreement on substantially the same terms, or (3) for renewals or replacements of existing agreements with current employees upon expiration of the term of the applicable agreement on substantially the same terms as the previous agreement) or (C) establish, adopt, enter into, terminate or amend any Company Benefit Plan or any other benefit or compensation plan, policy, program, contract, agreement or arrangement that would be an Company Benefit Plan if in effect on the date hereof, or increase or accelerate the funding, payment or vesting of the compensation or benefits provided under any Company Benefit Plan or any other benefit or compensation plan, agreement, contract, program, policy or arrangement that would be an Company Benefit Plan if in effect on the date hereof;
(x) other than in respect of claims, liabilities or obligations in connection with any stockholder litigation against the Company and/or its officers, directors, employees and Representatives relating to this Agreement, the Merger and/or the Transactions in accordance with Section 5.13, (A) settle or compromise any material Action or Proceeding, except (1) for any settlements or compromises involving total aggregate payments not in excess of $350,000, (2) for any settlements or compromises involving payments solely funded by insurance carriers or (3) in the ordinary course of business and consistent with past practice, including any settlements or compromises in connection with claims litigation in the ordinary course of business and waivers of rights with respect to suppliers or customers in the ordinary course of business; or (B) enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any material claim or audit that would materially restrict the operations of the business of the Company and its Subsidiaries taken as a whole after the Effective Time;
(xi) except, in each case, in the ordinary course of business consistent with past practice, (A) enter into any Contract that would be a Company Material Contract if in existence on the date hereof or (B) amend, waive any material right under, or terminate any Company Material Contract, in each case in a manner that would be material and adverse to the Company and its Subsidiaries, taken as a whole;
(xii) alter or amend in any material respect any existing accounting methods, principles or practices, except as may be required by (or, in the reasonable good faith judgment of the Company, advisable under) GAAP or applicable Law;
(xiii) (A) make, change or revoke any material Tax election; (B) make any material change in its Tax accounting methods; (C) amend any Tax Return relating to material Taxes; (D) surrender any claim for a refund of a material amount of Taxes; (E) enter into any closing agreement with a Taxing Authority with respect to any material Tax; or (F) settle or compromise any claim or assessment in respect of material Taxes;
(xiv) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries; or
(xv) enter any Contract, or otherwise obligate itself in a legally binding manner, to take any of the foregoing actions.
Section 5.2 Access.
(a) For the sole purpose of furthering the Transactions and integration planning related thereto, the Company shall upon reasonable advance notice, afford Parent and its Representatives (at Parent’s and its Representatives’ sole cost and expense) reasonable access during normal business hours, throughout the period prior to the Effective Time, in a manner that does not unreasonably interfere with the business of the Company or any of its Subsidiaries, to personnel, properties, Contracts, books and records (other than any of the foregoing that relate to the negotiation and execution of this Agreement, the process that led to the negotiation and execution of this Agreement or, subject to the disclosure requirements of Section 5.5, any Company Takeover Proposal), and, during such period, the Company shall, and shall cause its Subsidiaries to, without limitation to the preceding obligations, make available to Parent subject to the same terms and conditions all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company will be permitted to redact any information or documentation provided to the extent that such information or documentation includes competitively sensitive information; and, provided, further, that the Company may restrict the foregoing access to those Persons who have entered into or are bound by a confidentiality agreement with it. Notwithstanding the foregoing, the Company shall not be required to provide access to or make available to any Person any document or information that, in the reasonable judgment of the Company, (i) would violate any of its obligations with respect to any applicable Law or Order, (ii) would violate any of its material obligations with respect to confidentiality or the terms of any Contract or (iii) is subject to any attorney-client or work-product privilege. All requests for access or information made pursuant to this Section 5.2(a) shall be directed to an executive officer or other Person designated by the Company. Notwithstanding anything to the contrary herein, the Company may satisfy its obligations set forth above by electronic means if physical access is not reasonably feasible or would not be permitted under the applicable Law (including as a result of COVID-19 or any COVID-19 Measures).

(b) In conducting any inspection of any properties of the Company and its Subsidiaries, Parent and its Representatives shall not damage any property or any portion thereof. Prior to the Effective Time, Parent and its Representatives shall not have the right to conduct environmental testing or sampling at any of the facilities or properties of the Company or any of its Subsidiaries.
(c) No investigation by Parent or its Representatives shall affect or be deemed to modify or waive the representations and warranties of the Company set forth in this Agreement. No rights under this Section 5.2 can be exercised by Parent or any of its Representatives to prepare for, or otherwise in connection with, any Action relating to this Agreement.
(d) The Parties hereto hereby agree that all information provided to them or their respective Representatives in connection with this Agreement and the consummation of the Transactions shall be governed in accordance with the confidentiality agreement, dated November 8, 2022 (the “Confidentiality Agreement”), between the Company and Sponsor.
Section 5.3 Preparation of the Proxy Statement and Schedule 13E-3.
(a) As soon as reasonably practicable following the date of this Agreement (and in any event no later than thirty-five (35) days following the date of this Agreement) (i) the Company shall prepare and file the Proxy Statement with the SEC in preliminary form, and (ii) the Company and Parent shall jointly prepare and file the Schedule 13E-3. Each of the Company and Parent shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement and Schedule 13E-3 or that is customarily included in proxy statements or Rule 13E-3 transaction statements prepared in connection with transactions of the type contemplated by this Agreement.
(b) The Company shall promptly notify Parent of the receipt of any comments from the SEC staff and of any request by the SEC staff for amendments or supplements to the Proxy Statement or the Schedule 13E-3 or any request from the SEC staff for additional information, and shall supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC staff, on the other hand, with respect to the Proxy Statement or the Schedule 13E-3. If the Company receives comments from the SEC staff on the preliminary Proxy Statement or the Schedule 13E-3, (i) each of the Company and Parent shall use their reasonable best efforts to respond as promptly as reasonably practicable to such comments or any request from the SEC staff for amendments or supplements to the Proxy Statement or the Schedule 13E-3, (ii) each of the Company and Parent shall use its reasonable best efforts to have the SEC advise the Company as promptly as reasonably practicable that the SEC has no further comments on the Proxy Statement and the Schedule 13E-3, and (iii) the Company shall file the Proxy Statement in definitive form with the SEC and cause the definitive Proxy Statement and the Schedule 13E-3 to be mailed to the stockholders of the Company as promptly as reasonably practicable, and in no event more than five (5) Business Days, following confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 p.m., New York City time, on the tenth (10th) calendar day following such filing with the SEC that the SEC will or will not be reviewing the Proxy Statement. Except in the case of a filing, amendment or supplement to the Proxy Statement or Schedule 13E-3 solely to the extent relating to a Company Adverse Recommendation Change or any dispute between the Parties regarding this Agreement, the Merger or the other Transactions, no filing of, or amendment or supplement to, the Proxy Statement or the Schedule 13E-3 or any response to any comment from the SEC with respect thereto shall be made by the Company, without providing Parent and its counsel a reasonable opportunity to review and comment thereon (it being understood that Parent and its counsel shall provide any comments thereon as promptly as reasonably practicable) and considering any such comments in good faith.
(c) If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company.
(d) Unless a Company Adverse Recommendation Change has been made in accordance with Section 5.5, the Company shall include the Special Committee Recommendation and the Company Board Recommendation in any iteration of the Proxy Statement filed in preliminary or definitive form.
Section 5.4 Stockholders Meeting; Company Board Recommendation. As promptly as reasonably practicable after the SEC advises that it has no further comments on the Proxy Statement and the Schedule 13E-3 or that the Company may commence mailing the Proxy Statement and the Schedule 13E-3, the Company, acting through the Company Board of Directors or any committee thereof, and in accordance with applicable Law, the Company Organizational Documents and the rules and regulations of Nasdaq, shall, subject to Section 5.5, use its reasonable best efforts to establish a record date for, duly call, give notice of, convene and hold a meeting of the stockholders of the Company (which shall in no event be scheduled for later than the thirtieth (30th) day following the first mailing of the Proxy Statement to the stockholders of the Company) for the purpose of seeking the Requisite Company Stockholder Approvals (the “Company Stockholder Meeting”) and shall, unless a Company Adverse Recommendation Change has been made, use its reasonable best efforts to solicit proxies from the stockholders of the Company and obtain the Requisite Company Stockholder Approvals; provided, however, that the Company (acting upon the recommendation of the Special Committee) shall be permitted to adjourn, delay or postpone convening the Company Stockholder Meeting from time to time (a) with the consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (b) if as of the time for which the Company Stockholder Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Company Stockholder Meeting, (c) if as of the time for which the Company Stockholder Meeting is scheduled, there are insufficient shares of Company Common Stock with respect to which proxies have been submitted to vote in favor of the adoption of this Agreement to obtain either the Company Stockholder Approval or the Company Unaffiliated Stockholder Approval, (d) if in the good faith judgment of the Company Board of Directors (acting upon the recommendation of the Special Committee after consultation with its outside legal advisors) failure to adjourn, delay or postpone the Company Stockholder Meeting would be inconsistent with the fiduciary duties of the Company Board of Directors (or the Special Committee) under applicable Law, or (e) if in the good faith judgment of the Company Board of Directors (acting upon the recommendation of the Special Committee after consultation with its independent legal advisors), additional time is necessary for the filing and mailing of any supplemental or additional disclosure reasonably likely to be necessary or appropriate under applicable Law to be disseminated and reviewed by the stockholders of the Company prior to the Company Stockholder Meeting. In furtherance of the foregoing, as promptly as practicable after the date hereof, the Company shall, in consultation with Parent, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act and take all action necessary to establish a record date for the Company Stockholder Meeting. Notwithstanding anything in this Agreement to the contrary, the Company may adjourn or postpone the Company Stockholder Meeting to a date no later than the third (3rd) Business Day after the expiration of the notice periods contemplated by Section 5.5(f). Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is terminated in accordance with its terms, the obligations of the Company under this Section 5.4 shall continue in full force and effect. Without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Requisite Company Stockholder Approvals, the stockholder advisory vote contemplated by Rule 14a-21(c) under the Exchange Act, and adjournment shall be the only matters (other than procedural matters) which the Company shall propose to be acted on by the holders of Company Common Stock at the Company Stockholder Meeting.
Section 5.5 No Solicitation.
(a) Except as otherwise permitted by this Section 5.5, the Company shall, and shall cause each of its Subsidiaries and the respective directors and officers of the Company and each wholly owned Subsidiary, and shall instruct and use its reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries: (i) to immediately cease and cause to be terminated any solicitation, discussions or negotiations with any Persons (other than Parent and its Representatives) that are ongoing with respect to a Company Takeover Proposal or any inquiry, discussion or request that would reasonably be expected to lead to a Company Takeover Proposal, (ii) promptly (and in any event within two (2) Business Days following the date hereof) request in writing that any third party that has previously executed a confidentiality or similar agreement with respect to a Company Takeover Proposal promptly return to the Company or destroy all non-public information previously furnished to such third party or any of its Representatives by or on behalf of the Company or its Representatives in accordance with the terms of such agreement and (iii) not to, directly or indirectly through intermediaries, (A) solicit, initiate or knowingly encourage (including by way of furnishing non-public information relating to the Company or any of its Subsidiaries) the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (B) conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information in connection with, or for the purpose of knowingly encouraging, a Company Takeover Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring Person to this Section 5.5), (C) execute or enter into any binding letter of intent, acquisition agreement, merger agreement, joint venture agreement or similar Contract (whether written, oral, binding or non-binding) with respect to a Company Takeover Proposal (other than an Acceptable Confidentiality Agreement) or (D) grant any waiver, amendment or release (to the extent not automatically waived, amended or release upon announcement of, or entering into, this Agreement) of any third party under any standstill or confidentiality agreement; provided, that, notwithstanding the foregoing, the Company shall be permitted to grant a waiver of any “standstill” or similar obligation of any third party with respect to the Company or any of its Subsidiaries to allow such third party to make a Company Takeover Proposal. None of the foregoing shall prohibit the Company or its Representatives from contacting any Person or group of Person that has made a Company Takeover Proposal after the date hereof solely to ascertain the facts or request the clarification of the terms and conditions thereof so as to determine whether the Company Takeover Proposal constitutes or could reasonably be expect to lead to a Company Superior Proposal or to request that any Company Takeover Proposal made orally be in writing, and any such actions shall not be a breach of this Section 5.5.
(b) Notwithstanding anything to the contrary contained in this Agreement, if, at any time after the date of this Agreement and prior to obtaining the Requisite Company Stockholder Approvals, the Company or any of its Representatives receives a bona fide, written Company Takeover Proposal from any Person, which did not result from a material breach of this Section 5.5, and if the Company Board of Directors (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel (which shall include the Special Committee’s financial advisor and outside legal counsel), that such Company Takeover Proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal and that the failure to take such action is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law, then the Company, its Subsidiaries and their respective Representatives may, (i) furnish information with respect to the Company and its Subsidiaries to the Person who has made such Company Takeover Proposal, including non-public information, if the Company receives from such Person an executed confidentiality agreement containing terms that are not materially less restrictive in the aggregate to the other party than those contained in the Confidentiality Agreement (it being understood and agreed that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making or amendment of a Company Takeover Proposal) (such confidentiality agreement, an “Acceptable Confidentiality Agreement”); provided, that the Company shall promptly, and in any event within forty-eight (48) hours following the delivery to such Person, make available to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided or made available to such Person or its Representatives unless such non-public information has been previously provided to Parent and (ii) engage in or otherwise participate in discussions or negotiations with the Person making such Company Takeover Proposal, its Representatives and any prospective debt and equity financing sources regarding such Company Takeover Proposal. In addition to the Company’s obligations pursuant to Section 5.5(c), the Company shall promptly (and in any event within twenty-four (24) hours) notify Parent and Merger Sub if the Company commences furnishing non-public information or commences discussions or negotiations as provided in this Section 5.5(b).
(c) The Company shall promptly (and in no event later than twenty-four (24) hours after receipt) notify Parent in writing in the event that the Company or any of its Representatives receives a Company Takeover Proposal or any inquiry, proposal or request that would reasonably be expected to lead to any Company Takeover Proposal, including the identity of the Person making the Company Takeover Proposal or such inquiry, proposal or request and the material terms and conditions thereof (including, if applicable, copies of any written requests, proposals or offers, including proposed term sheets and agreements relating thereto). The Company shall keep Parent reasonably informed, on a prompt basis (and in no event later than twenty-four (24) hours after receipt), regarding any material changes to the status and material terms of any such inquiry, proposal or offer (and shall provide Parent with a copy of any written documents or agreements delivered to the Company or its Representatives that contain any material amendments thereto or any material change to the scope or material terms or conditions thereof (or, if not delivered in writing, a summary of any such material amendments or material changes)). The Company agrees that it and its Subsidiaries will not enter into any agreement with any Person subsequent to the date of this Agreement that prohibits the Company from providing any information to Parent in accordance with, or otherwise complying with, this Section 5.5.
(d) Except as permitted by this Section 5.5, the Company Board of Directors shall not (i)(A) fail to include the Special Committee Recommendation and the Company Board Recommendation in the Proxy Statement when disseminated to the Company’s stockholders, (B) withhold, withdraw or modify (or authorize or publicly propose to withhold, withdraw or modify), in any such case in a manner adverse to Parent, the Company Board Recommendation, (C) publicly make any recommendation in support of a tender offer or exchange offer that constitutes a Company Takeover Proposal or fail to recommend against any such tender offer or exchange offer, (D) publicly adopt, approve or recommend, or publicly propose to adopt, approve or recommend, to stockholders of the Company a Company Takeover Proposal or (E) fail to publicly recommend against any Company Takeover Proposal or fail to publicly reaffirm the Company Board Recommendation, in each case, within five (5) Business Days after Parent so requests in writing following a publicly announced Company Takeover Proposal, provided that Parent may only make such request once with respect to any particular Company Takeover Proposal or any material publicly announced or disclosed amendment or modification thereto (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”), or (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any binding letter of intent, memorandum of understanding or agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement) with respect to any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement) (a “Company Acquisition Agreement”).
(e) Notwithstanding anything to the contrary contained in this Agreement, prior to, but not after, obtaining the Requisite Company Stockholder Approvals, the Company Board of Directors (acting upon the recommendation of the Special Committee) or the Special Committee may, in respect of a Company Superior Proposal, either or both (1) make a Company Adverse Recommendation Change or (2) terminate this Agreement in accordance with Section 7.1(f) in order to enter into a definitive agreement for such Company Superior Proposal (in each case, if and only if, prior to taking such action, the Company Board of Directors (acting upon the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with its independent financial advisor and outside legal counsel (which shall include the Special Committee’s financial advisor and outside legal counsel), that the failure to take such action is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law); provided, however, that, prior to taking either such action, (w) the Company has given Parent at least four (4) Business Days’ prior written notice of its intention to take such action, including the terms and conditions of and the basis for such action, and the identity of the Person making, any such Company Superior Proposal and has contemporaneously provided with such notice to Parent a copy of the Company Superior Proposal or any proposed Company Acquisition Agreements (or if not provided in writing to the Company, a written summary of the terms thereof) and a summary of any related financing commitments in the Company’s possession, (x) to the extent requested in writing by Parent, the Company (acting through the Special Committee) has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such four (4) Business Day period concerning any revisions to the terms of this Agreement proposed by Parent, and (y) following the end of such four (4) Business Days’ notice period, the Company Board of Directors (acting upon the recommendation of the Special Committee) or the Special Committee shall have determined, after consultation with its financial advisor and outside legal counsel (which shall include the Special Committee’s financial advisor and outside legal counsel), and giving due consideration to the revisions to the terms of this Agreement to which Parent has committed in writing, that the Company Superior Proposal would nevertheless continue to constitute a Company Superior Proposal (assuming the revisions committed to by Parent in writing were to be given effect), and (z) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Company Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (w) above of this proviso and a new notice period under clause (w) of this proviso shall commence (except that the four (4) Business Day notice period referred to above shall instead be equal to three (3) Business Days) during which time the Company shall be required to comply with the requirements of this Section 5.5(e) anew with respect to such additional notice, including clauses (w) through (z) above of this proviso. Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Subsidiaries shall enter into any Company Acquisition Agreement unless this Agreement has been terminated in accordance with its terms and the Company Termination Fee has been paid in the manner provided in Section 7.3.
(f) Notwithstanding anything to the contrary contained in this Agreement, other than in connection with a Company Takeover Proposal, the Company Board of Directors (acting upon the recommendation of the Special Committee) or the Special Committee may, at any time prior to, but not after, obtaining the Requisite Company Stockholder Approvals, make a Company Adverse Recommendation Change in response to an Intervening Event if, prior to taking such action, the Company Board of Directors (acting upon the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with its financial advisor and outside legal counsel (which shall include the Special Committee’s financial advisor and outside legal counsel), that the failure to take such action is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law, provided, however, that, prior to taking such action, (i) the Company has given Parent at least four (4) Business Days’ prior written notice of its intention to take such action, and specifying in reasonable detail the Intervening Event and the potential reasons that the Company Board of Directors (acting upon the recommendation of the Special Committee) or the Special Committee is proposing to effect a Company Adverse Recommendation Change, (ii) to the extent requested in writing by Parent, the Company (acting through the Special Committee) has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such four (4) Business Day period to enable Parent to propose revisions to the terms of this Agreement such that it would cause the Company Board of Directors (acting upon the recommendation of the Special Committee) or the Special Committee not to make such Company Adverse Recommendation Change, and (iii) following the end of such four (4) Business Days period, the Company Board of Directors (acting upon the recommendation of the Special Committee) or the Special Committee shall have considered in good faith any revisions to the terms of this Agreement to which Parent has committed in writing, and shall have determined, after consultation with its financial advisor and outside legal counsel (assuming the revisions committed to by Parent in writing were to be given effect), that the failure to make a Company Adverse Recommendation Change is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law.
(g) Nothing contained in this Section 5.5 shall prohibit the Company or the Company Board of Directors (acting upon the recommendation of the Special Committee) or the Special Committee from complying with its disclosure obligations under United States federal or state Law with regard to a Company Takeover Proposal, including (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation MA promulgated under the Exchange Act or (ii) making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act if, in either case, the Company Board of Directors (acting upon the recommendation of the Special Committee) or the Special Committee, as applicable, determines in good faith, after consultation with outside legal counsel (which shall include the Special Committee’s outside legal counsel), that the failure to do so is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law or obligations of the Company or the Company Board of Directors or the Special Committee, as applicable, under applicable federal securities Law; provided, however, that this Section 5.5(g) shall not permit the Company Board of Directors to effect a Company Adverse Recommendation Change except to the extent otherwise permitted by this Section 5.5.
(h) For purposes of this Section 5.5, the Company shall not be responsible for any breach of this Agreement by, or directly caused by, the Persons set out in Section 5.5(h) of the Company Disclosure Letter.

Section 5.6 Employee Matters.
(a) Until the first anniversary of the Effective Time (or, if earlier, the termination date of the applicable Continuing Employee) (the “Benefits Continuation Period”), the Surviving Corporation shall provide, or cause to be provided, for those employees of the Company and its Subsidiaries who continue as employees of the Surviving Corporation or any of its Subsidiaries during all or a portion of the Benefits Continuation Period (the “Continuing Employees”), compensation (including base salary, hourly wages and annual target and maximum bonus opportunities) and employee benefits (excluding any defined benefit pension, equity or equity-based, nonqualified deferred compensation, or retiree health or retiree welfare benefits) to each Continuing Employee that shall not be materially less favorable in the aggregate than the compensation and employee benefits provided by the Company or the applicable Subsidiary to such Continuing Employee immediately prior to the Effective Time (subject to the same exclusions). Nothing herein shall be deemed to be a guarantee of employment for any current or former employee of the Company or any of its Subsidiaries, or other than as provided in any applicable employment agreement or other Contract, to restrict the right of Parent or the Surviving Corporation to terminate the employment of any such employee.
(b) The Surviving Corporation shall (i) waive, or cause to be waived, any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Surviving Corporation or any of its Affiliates in which a Continuing Employee is eligible to participate following the Effective Time to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such Continuing Employee immediately prior to the Effective Time under the analogous Company Benefit Plan in which such Continuing Employee participated, (ii) provide, or cause to be provided, each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements, and (iii) recognize, or cause to be recognized, service prior to the Effective Time with the Company or any of its Subsidiaries for purposes of eligibility to participate, vesting (for the avoidance of doubt, other than with respect to Company Stock Awards), determination of level of benefits and benefits accrual to the same extent such service was recognized by the Company or any of its Subsidiaries under the analogous Company Benefit Plan in which such Continuing Employee participated immediately prior to the Effective Time.
(c) From and after the Effective Time, Parent shall honor, and shall cause its Subsidiaries to honor, in accordance with its terms, (i) each employment, change in control, severance and termination protection plan, policy or agreement of or between the Company or any of its Subsidiaries and any current or former officer, director or employee, including those identified in Section 5.6(c) of the Company Disclosure Letter and (ii) all obligations in effect as of the Effective Time pursuant to the Company Benefit Plans.
(d) Parent shall cause the Surviving Corporation and each of its Subsidiaries, for a period commencing at the Effective Time and ending ninety (90) days thereafter, not to effectuate a “plant closing” or “mass layoff” as those terms are defined in WARN affecting in whole or in part any site of employment, facility, or operating unit of the Surviving Corporation or any of its Subsidiaries, and shall cause the Surviving Corporation and each of its Subsidiaries not to take any such action after such ninety (90) day period without complying in all material respects with WARN.
(e) Notwithstanding any other provision of this Agreement to the contrary, Parent shall or shall cause the Surviving Corporation to provide Continuing Employees whose employment terminates during the Benefits Continuation Period with severance benefits no less favorable than the severance benefits that would have been provided in accordance with the Company’s past practices or any severance plans, policies or commitments applicable to such Continuing Employee immediately prior to the Effective Time, if any, to the extent set forth on Section 5.6(e) of the Company Disclosure Letter.
(f) Nothing contained in this Agreement, whether express or implied, (i) shall be treated as an amendment or other modification of any Company Benefit Plan, (ii) shall create any third-party beneficiary rights in any Person in respect of continued employment by the Company, Parent, any of their respective Affiliates or otherwise, or (iii) subject to the requirements of this Section 5.6, shall limit the right of Parent or the Surviving Corporation or any of its Subsidiaries to amend, terminate or otherwise modify any Company Benefit Plan following the Closing Date.

Section 5.7 Regulatory Approvals; Efforts.
(a) Upon the terms and subject to the conditions set forth in this Agreement, Parent, Merger Sub and the Company shall, and shall cause their respective Subsidiaries to, use their respective reasonable best efforts to take, or cause to be taken, as promptly as practicable, all actions necessary, proper or advisable to consummate the Transactions as promptly as practicable, including to use their respective reasonable best efforts to, as promptly as practicable, (i) cause all of the conditions to Closing set out in Article VI to be satisfied, (ii) prepare and file all necessary, proper or advisable Filings (including under Insurance Laws and the HSR Act), (iii) obtain all necessary, proper or advisable Governmental Approvals (including under applicable Insurance Laws) and the expiration or termination of any waiting periods under the HSR Act, (iv) obtain all necessary material consents or waivers from non-Governmental Entity third parties (provided, that in no event shall the Company or its Subsidiaries be obligated to pay or to commit to pay to any Person whose consent or waiver is being sought any cash or other consideration, or make any accommodation or commitment or incur any liability or other obligation to such Person in connection with such consent or waiver), and (v) execute and deliver any additional agreements, documents or instruments necessary, proper or advisable to consummate the Transactions and to fully carry out the purposes of this Agreement. In furtherance and not in limitation thereof, not later than ten (10) Business Days following the date of this Agreement, (y) the Company and Parent shall each make an appropriate filing of a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the Merger and the other Transactions and (z) Parent shall file a Form A Statement or Form A exemption request, as applicable, with the Insurance Regulators listed on Section 6.1(c) of the Company Disclosure Letter. Parent and the Company shall promptly notify the other Party of any notice or other communication from any Governmental Entity received by such Party alleging that such Governmental Entity’s consent is or may be required in connection with or as a condition to the consummation of the Merger or any other Transaction.
(b) The Company and Parent shall use reasonable best efforts to (i) cooperate and coordinate with the other Party in the taking of the actions contemplated by Section 5.7(a), (ii) provide such assistance as the other Party may reasonably request in connection with the foregoing, including supplying the other Party with any information (except for any notification and report form filed pursuant to the HSR Act) that the other Party may reasonably request in order to effectuate the taking of such actions, and (iii) keep the other Party reasonably and timely informed of any developments, meetings, or discussions with any Governmental Entity, and any inquiries or requests for additional information, from any Governmental Entity. If the Company or Parent receives a formal or informal request for additional information or documentary material from any Governmental Entity with respect to the Merger or the other Transactions, then it shall use reasonable best efforts to make, or cause to be made, as promptly as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request. In addition, to the extent practicable, none of the Parties hereto shall participate in any substantive meeting or conference (telephone, video, in-person or otherwise) with any Governmental Entity, or any member of the staff of any Governmental Entity, in respect of any Filing, Action, investigation (including any settlement of the investigation) or other inquiry unless it provides reasonable prior notice of such meeting or conference and consults with the other Party in advance and, where permitted by such Governmental Entity, allows the other Party to participate. To the extent reasonably practicable, legal counsel for Parent and for the Company shall have the right to review in advance, and will consult with the other Party on and consider in good faith the views of the other Party in connection with any substantive filing made with, or substantive written materials submitted to, any third party or Governmental Entity in connection with the Merger and the other Transactions. In exercising the foregoing rights, each of Parent and the Company shall act reasonably and as promptly as practicable. Information disclosed pursuant to this Section 5.7 shall be subject to the Confidentiality Agreement. However, (A) each of Parent and the Company may designate any information or material shared under this Section 5.7 as restricted to “Outside Counsel Only” and any such information or material shall not be shared with employees, officers, managers or directors or their equivalents of the other Party without approval of the disclosing Party, and (B) materials may be redacted (x) to remove references concerning the valuation of the Company, (y) as necessary to comply with contractual arrangements or applicable Law, and (z) as necessary to address reasonable attorney-client or other privilege concerns. Neither Parent nor the Company shall be required to comply with any of the foregoing provisions of this Section 5.7(b) to the extent that such compliance would be prohibited by applicable Law. The Company shall not voluntarily extend any waiting period under the HSR Act or associated with any consent of any Governmental Entity or enter into any agreement with any Governmental Entity not to consummate the Merger and the other Transactions, except with the prior written consent of Parent. The Parties acknowledge and agree that Parent shall have the principal responsibility for devising and implementing the strategy for obtaining any requisite regulatory approvals and be entitled to direct, control and lead communications, discussions, and negotiations under this Section 5.7, and the Company will cooperate reasonably, subject to applicable Law, therewith; provided, however, that Parent shall consult in advance (to the extent reasonably practicable) with the Company, and give due consideration in good faith to the Company’s views regarding such strategy, communications, discussions, and negotiations.
(c) In furtherance and not in limitation of the other provisions in this Section 5.7, Parent and Merger Sub agree to take, and to cause their respective controlled Affiliates to take, in each case as promptly as practicable (and in any event prior to the End Date), any and all steps necessary to avoid, eliminate or resolve each and every impediment that may be asserted by any Governmental Entity under any Antitrust Laws or Insurance Laws and obtain all clearances, consents, approvals and waivers under any Antitrust Laws or Insurance Laws that may be required by any Governmental Entity (including complying with all restrictions and conditions, if any, imposed or requested by any Governmental Entity in connection with granting any necessary consent, approval, Order, actions or nonactions, waiver or clearance, or terminating any applicable waiting period), so as to enable the Parties to close the Merger and the other Transactions as soon as practicable (and in any event no later than the End Date), including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, trust, or otherwise, (i) the sale, divestiture, license or other disposition of any Subsidiaries, operations, divisions, businesses, product lines, customers or assets of Parent or any of its controlled Affiliates (including the Company or any of its Subsidiaries after the Effective Time), (ii) any limitation or modification of any of the businesses, services, products or operations of Parent or any of its controlled Affiliates (including the Company or any of its Subsidiaries after the Effective Time), (iii) the termination, relinquishment, modification, or waiver of existing relationships, ventures, contractual rights, obligations or other arrangements of Parent or any of its controlled Affiliates (including the Company or any of its Subsidiaries after the Effective Time), and/or (iv) the creation of any relationships, ventures, contractual rights, obligations or other arrangements of Parent or any of its controlled Affiliates (including the Company or any of its Subsidiaries after the Effective Time) (each, a “Remedial Action”); provided, however, that Parent will not be required to take any Remedial Action that is not conditioned upon consummation of the Merger. In addition, in furtherance and not in limitation of the other provisions in this Section 5.7, Parent shall, and shall cause its controlled Affiliates to, take all actions (A) necessary to defend, including through pursuing litigation on the merits, any administrative or judicial Action or Proceeding asserted or threatened by any Governmental Entity or any other Person under Antitrust Laws or Insurance Laws (including pursuing all available avenues of administrative and/or judicial appeal) that seeks, or would reasonably be expected to seek, to prevent, restrain, impede, delay, enjoin, or otherwise prohibit the consummation of the Merger or any of the other Transactions, and (B) necessary in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) entered, issued or threatened that would prevent, restrain, impede, delay, enjoin or otherwise prohibit the consummation of the Merger or any of the other Transactions prior to the End Date or otherwise materially delaying the Closing or delaying the Effective Time beyond the End Date; provided, however, that the obligations set forth in this sentence shall not limit the obligation of Parent to take, and/or to cause its controlled Affiliates to take, any Remedial Action or to otherwise comply with its obligations set forth in this Section 5.7(c). The entry by any Governmental Entity of an Order requiring any Remedial Action shall not be deemed to constitute or result in a breach of any representation, warranty or covenant in this Agreement or a failure of any condition to the Transactions to be satisfied.
(d) Neither Parent nor Merger Sub shall, nor shall they permit their respective Subsidiaries to, acquire or agree to acquire any rights, assets, business, Person or divisions thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition would or would reasonably be expected to materially delay the obtaining of, or materially increase the risk of not obtaining, any Governmental Approval necessary, proper or advisable to consummate the Transactions, including the Merger.
Section 5.8 Takeover Statutes. Except as set forth on Section 5.8 of the Company Disclosure Letter, none of Parent, the Company or their respective Subsidiaries shall take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Statute. If any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state anti-takeover Laws and regulations may become, or may purport to be, applicable to the Merger or any other Transactions, each of the Company and Parent and their respective boards of directors (including, as applicable, the Special Committee) shall grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.
Section 5.9 Public Announcements. Unless a Company Adverse Recommendation Change has occurred, the Parties shall consult with one another prior to issuing, and provide each other with the opportunity to review and comment upon, any public announcement, statement or other disclosure with respect to this Agreement or the Transactions and shall not issue any such public announcement or statement prior to such consultation, except as may be required by Law or by the rules and regulations of Nasdaq; provided, that each of the Company and Parent may make any public statements in response to questions by the press, analysts, investors or analyst or investor calls, so long as such statements are not inconsistent with previous statements made jointly by the Company and Parent (or made by one Party after having consulted with the other Party); provided, further, that the Company need not consult with Parent, and Parent need not consult with the Company, in connection with any public announcement, statement or other disclosure with respect to any Company Takeover Proposal (including any “stop, look and listen” communication), Company Superior Proposal, Company Adverse Recommendation Change or dispute among the Parties regarding this Agreement. The Company and Parent agree to issue a joint press release announcing the execution and delivery of this Agreement; provided, further, that Parent, Merger Sub and their respective Affiliates may, without consultation or consent, make ordinary course disclosure and communication to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions.
Section 5.10 Indemnification and Insurance.
(a) From and after the Effective Time, Parent shall, and Parent shall cause the Surviving Corporation to, jointly and severally indemnify and hold harmless, to the fullest extent permitted by applicable Law, each present and former director and officer of the Company as of the Effective Time and any of its Subsidiaries and any other Person entitled to indemnification under the Company Organizational Documents or Organizational Documents of the Company’s Subsidiaries (in each case, solely when acting in such capacity) (collectively, together with their respective heirs, executors and administrators, the “Company Indemnified Parties”) against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, Proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to the fact that such Person is or was a Company Indemnified Party and pertaining to matters existing or occurring or actions or omissions taken at or prior to the Effective Time, including (i) the Transactions, and (ii) actions to enforce this Section 5.10 and any other indemnification or advancement right of any Company Indemnified Party, and Parent shall, and Parent shall cause the Surviving Corporation to, also advance expenses to the Company Indemnified Parties as incurred to the fullest extent permitted by applicable Law; provided, that, to the extent required by applicable Law, the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a final and nonappealable judicial determination that such Company Indemnified Party is not entitled to indemnification.
(b) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Company Indemnified Party or as provided in the Company Organizational Documents (or Organizational Documents of the Company’s Subsidiaries) or any indemnification agreements in existence as of the date hereof between such Company Indemnified Party and the Company or any of its Subsidiaries, shall survive the Transactions and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of such Company Indemnified Parties.
(c) Prior to the Effective Time, the Company may and, if the Company does not, Parent shall cause the Surviving Corporation to, promptly following the Effective Time, obtain and fully pay the premium for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’

insurance policies for a claims reporting or discovery period of at least six (6) years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (“D&O Insurance”) with terms, conditions, retentions and limits of liability that are no less favorable to the Company Indemnified Parties than the Company’s existing policies. If neither the Company nor the Surviving Corporation obtains such a “tail” insurance policy as of the Effective Time, then, for a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are no less favorable to the Company Indemnified Parties than those provided in the Company’s existing policies as of the date hereof (provided, that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of similar national reputation that have at least the same coverage and amounts as the D&O Insurance in place on the date hereof and containing terms, conditions, retentions and limits of liability which are no less favorable in the aggregate to the Company Indemnified Parties than those of the D&O Insurance in place on the date hereof) with respect to claims arising from facts or events, or actions or omissions, which occurred or are alleged to have occurred at or before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the premiums paid in 2022 by the Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap.
(d) The rights of each Company Indemnified Party pursuant to this Section 5.10 shall be in addition to, and not in limitation of, any other rights such Company Indemnified Party may have under the Company Organizational Documents (or the Organizational Documents of the Company’s Subsidiaries) or under any applicable Contracts or Law.
(e) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or Surviving Corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 5.10.
(f) The provisions of this Section 5.10 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party. The Company Indemnified Parties are expressly intended as third-party beneficiaries of this Section 5.10 and from and after the Effective Time, the provisions of this Section 5.10 shall not be terminated or modified in any manner that adversely affects any Company Indemnified Party without such Person’s prior written consent.
Section 5.11 Control of Operations. Without in any way limiting any Party’s rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, the right to control or direct the other Party’s operations (or the operations of the other Party’s Subsidiaries) prior to the Effective Time and (b) prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
Section 5.12 Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Transactions by each Person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company (including any director designated by any such Person and including any Person to the extent deemed a director by deputization) or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.13 Transaction Litigation. The Company shall give Parent the opportunity to participate (at Parent’s sole cost and expense) in the defense or settlement of any stockholder Action against the Company or its current or former directors or executive officers relating to the Transactions, including the Merger; provided, that this Section 5.13 shall not give Parent the right to control such defense, and that the Company shall control such defense. Each of Parent and the Company shall notify the other promptly (and in any event within forty-eight (48) hours) of the commencement of any such stockholder Action of which it has received notice. Notwithstanding the foregoing, the Company shall not settle any such litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). Prior to the Effective Time, Parent shall not settle any Action, or Proceeding related to the Transactions, including the Merger, unless such settlement provides a full and unconditional release for the Company and each officer and director of the Company party to such litigation.
Section 5.14 Exchange Delisting. The Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the delisting of the Company Common Stock from Nasdaq and the termination of its registration under the Exchange Act, in each case, as promptly as reasonably practicable after the Effective Time, provided, that such delisting and termination shall not be effective until after the Effective Time.
Section 5.15 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the Parties to the Merger, the officers of the Surviving Corporation shall be authorized to, in the name and on behalf of the Company, execute and deliver such deeds, bills of sale, assignment or assurances and take all such other action as may be necessary in connection therewith.
Section 5.16 Advice of Changes. The Company and Parent shall each promptly advise the other Party of (a) any notice or other written communication received from any counterparty to a material Contract with regard to any action, consent, approval or waiver that is required to be taken or obtained with respect to such Contract in connection with the consummation of the Transactions (and provide a copy thereof), or (b) any notice or other written communication from any other Person alleging that the consent of such Person is or may be required in connection with the Transactions (and provide a copy thereof). The Company shall promptly notify Parent of any written notice or other written communication from any party to any Company Material Contract to the effect that such party has terminated or intends to terminate or otherwise materially adversely modify its relationship with the Company or any Subsidiary of the Company as a result of the Transactions.
Section 5.17 Agreements Concerning Parent and Merger Sub.
(a) Parent shall cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Transactions upon the terms and subject to the conditions set forth in this Agreement.
(b) Parent shall, immediately following execution of this Agreement, approve this Agreement in its capacity as sole stockholder of Merger Sub by written consent in accordance with Section 228 of the DGCL and the articles of incorporation and bylaws (or other applicable Organizational Documents) of such Merger Sub.
(c) During the period from the date of this Agreement through the Effective Time, Merger Sub shall not engage in any activity of any nature except for activities related to or in furtherance of the Transactions.
Section 5.18 Resignations. The Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the Effective Time and effective upon the Effective Time.
Section 5.19 Equity Financing.
(a) Each of the Parties acknowledges and agrees that it shall not be a condition to the Closing for Parent to obtain the Equity Financing. Subject to the terms and conditions of this Agreement, Parent shall not, without the Company’s prior written consent, permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Equity Commitment Letter that would, or would reasonably be expected to, (i) reduce the aggregate amount of the Equity Financing; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing; (iii) adversely impact the ability of Parent or Merger Sub, as applicable, to enforce its rights against the other party to the Equity Commitment Letter; or (iv) prevent, impede or materially delay the timely consummation of the Equity Financing or the Closing.
(b) Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Equity Financing on the terms and conditions set forth in the Equity Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof, (ii) satisfy on a timely basis all conditions to funding applicable to and within the control of Parent or Merger Sub in the Equity Commitment Letter, (iii) if all conditions precedent to the funding of the Equity Financing set forth in the Equity Commitment Letter are satisfied, consummate the Equity Financing at or prior to the Closing, (iv) comply with its obligations pursuant to the Equity Commitment Letter and (v) enforce its rights pursuant to the Equity Commitment Letter. Parent and Merger Sub will give the Company prompt written notice of any actual or threatened breach or default by any party thereto of which Parent or Merger Sub becomes aware under the Equity Commitment Letter and that, in each case, could reasonably be expected to adversely impact the ability of Parent and Merger Sub to obtain all or a portion of the Equity Financing prior to the Closing, or of any actual or purported termination or repudiation of any provision under the Equity Commitment Letter. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 5.19 will require either Parent or Merger Sub to (i) bring any enforcement action against any source of the Equity Financing to enforce its rights pursuant to the Equity Commitment Letter (other than any enforcement rights granted to the Company under Section 6 of the Equity Commitment Letter); or (ii) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.
Section 5.20 Delivery of FIRPTA Certification and Notice. At least five (5) Business Days prior to the Closing Date, the Company shall deliver to Parent a certification, dated as of the Closing Date and signed by a responsible corporate officer of the Company, that an interest in the Company is not a “United States real property interest” as defined in Section 897(c)(1)(A) of the Code because the Company is not, and has not been at any time during the five (5) years preceding the date of such certification, a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code, together with a signed notice as contemplated by Treasury Regulations Section 1.897-2(h), which Parent shall be entitled to file or cause to be filed with the IRS.
ARTICLE VI
CONDITIONS TO THE MERGER
Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the fulfillment (or waiver by the Company and Parent, to the extent permissible under applicable Law, except with respect to Section 6.1(a) which shall not be waivable) on or prior to the Closing Date of the following conditions:
(a) Requisite Company Stockholder Approvals. The Company shall have obtained the Requisite Company Stockholder Approvals.
(b) No Legal Prohibition. No Order, whether temporary, preliminary or permanent, by any court or other Governmental Entity of competent jurisdiction (including any Insurance Regulator) shall have been entered and shall continue to be in effect, and no Law shall have been adopted or be effective, in each case that restrains, enjoins, prevents, prohibits or makes illegal the consummation of the Transactions, including the Merger.
(c) Regulatory Approvals; Expiration of Waiting Period. The Insurance Regulatory Approvals shall have been obtained and shall be in full force and effect. Any waiting period (and extensions thereof, including any timing agreements entered into with a Governmental Entity to extend any waiting period) applicable to the Merger under the HSR Act shall have expired or been terminated.

Section 6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Parent on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Company set forth in (i) clause (b) of Section 3.8 (Absence of Certain Changes or Events) shall be true and correct in all respects at and as of the date of this Agreement and as of the Effective Time, (ii) Section 3.2(a), Section 3.2(b), Section 3.2(c) and Section 3.2(g) (Capitalization) shall be true and correct at and as of the date of this Agreement and at and as of the Effective Time, except, in each case, for any de minimis inaccuracies, (iii) the first sentence of Section 3.1(a) (Corporate Organization), Section 3.3 (Corporate Authorization) and Section 3.24 (Brokers and Finders’ Fees) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Effective Time and (iv) all other representations and warranties of the Company contained in this Agreement shall be true and correct in all respects, without regard to any “materiality” or “Company Material Adverse Effect” qualification contained in them, at and as of the date of this Agreement and at and as of the Effective Time, as though made on and as of the Effective Time, except, in the case of clause (iv) only, where the failure of such representations and warranties to be true and correct has not had a Company Material Adverse Effect; provided, however, that representations and warranties that are made as of a particular date or period need be true and correct (in the manner set forth in clauses (i), (ii), (iii) or (iv), as applicable) only as of such date or period.
(b) Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to the Effective Time.
(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.
(d) Officer’s Certificate. The Company shall have delivered to Parent a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.
Section 6.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in Section 4.1(a) (Corporate Organization) and Section 4.2 (Corporate Authorization) shall, if qualified by materiality or Parent Material Adverse Effect, be true and correct in all respects or, if not so qualified, be true and correct in all material respects, as of the Closing Date as though made on and as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date) and (ii) all other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects (without giving effect to any materiality or Parent Material Adverse Effect qualifiers therein), as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except, in the case of clause (ii) only, where the failure of such representations and warranties to be true and correct has not had a Parent Material Adverse Effect.
(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by Parent or Merger Sub, as applicable, under this Agreement at or prior to the Closing.
(c) Officer’s Certificate. The Company shall have received a certificate from an executive officer of Parent confirming the satisfaction of the conditions set forth in Section 6.3(a) and Section 6.3(b).
Section 6.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was principally caused by such party’s breach of any of its obligations under this Agreement.

ARTICLE VII
TERMINATION
Section 7.1 Termination or Abandonment. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, only as follows, and subject to any required authorizations of the Company Board of Directors or the board of directors of Merger Sub to the extent required by the DGCL (and in the case of the Company Board of Directors, acting upon the recommendation of the Special Committee), as applicable (and notwithstanding the adoption of this Agreement by Parent as the sole stockholder of Merger Sub):
(a) by the mutual written consent of the Company (upon approval of the Special Committee) and Parent;
(b) by either the Company (upon approval of the Special Committee) or Parent, if the Requisite Company Stockholder Approvals shall not have been obtained upon a vote taken thereon at the Company Stockholder Meeting or at any adjournment or postponement thereof;
(c) by either the Company (upon approval of the Special Committee) or Parent if the Closing shall not have occurred on or prior to 12:01 a.m., New York City time, on September 15, 2023 (such date, the “End Date”), whether such date is before or after the date of the receipt of Requisite Company Stockholder Approvals; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) may not be exercised by any party whose failure to perform any covenant or obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date;
(d) by either the Company (upon approval of the Special Committee) or Parent if an Order by a Governmental Entity of competent jurisdiction shall have been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to a Party if such Order (or such Order becoming final and nonappealable) was due to the material breach of such Party of any representation, warranty, covenant or agreement of such Party set forth in this Agreement;
(e) by the Company (upon approval of the Special Committee) (provided, that the Company is not then in breach of any representation, warranty, covenant or other agreement contained herein such that any condition set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied) if: (A) Parent or Merger Sub shall have breached or failed to perform any of their covenants, representations or warranties contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 6.3(a) or Section 6.3(b); and (B) the relevant breaches, failures to perform or inaccuracies referred to in clause (A) of this Section 7.1(e) is or are either not curable or is not cured by the earlier of (x) the End Date and (y) the date that is thirty (30) calendar days following written notice from the Company to Parent describing such breach or failure or inaccuracy in reasonable detail;
(f) by the Company (upon approval of the Special Committee), prior to obtaining the Requisite Company Stockholder Approvals, in accordance with Section 5.5(e) in order to enter into a definitive agreement providing for a Company Superior Proposal (after compliance in all material respects with the terms of Section 5.5) either concurrently with or immediately following such termination; provided, that immediately prior to or concurrently with (and as a condition to) the termination of this Agreement, the Company pays to Parent the Company Termination Fee in the manner provided in Section 7.3(a);
(g) by Parent (provided, that Parent is not then in breach of any representation, warranty, covenant or other agreement contained herein such that any condition set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied), if (A) the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform, if it occurred or was continuing to occur at the Effective Time, would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b), and (B) the relevant breaches, failures to perform or inaccuracies referred to in clause (A) of this Section 7.1(g) is or are not curable or is not cured by the earlier of (x) the End Date and (y) the date that is thirty (30) days following written notice from Parent to the Company describing such breach or failure in reasonable detail; and

(h) by Parent if, prior to obtaining the Requisite Company Stockholder Approvals, a Company Adverse Recommendation Change shall have occurred.
(i) by the Company (upon approval of the Special Committee), if (i) all of the conditions set forth in Section 6.1 and Section 6.2 (other than conditions which are to be satisfied by actions taken at the Closing, but which shall then be capable of satisfaction if the Closing were to occur on such date) have been and continue to be satisfied, (ii) the Company has notified Parent in writing that all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or, with respect to the conditions set forth in Section 6.2, validly waived (or would be satisfied or validly waived if the Closing were to occur on the date of such notice and other than the conditions set forth in Section 6.1 which may not be waived by any party) and it stands ready, willing and able to consummate the Merger at such time, (iii) the Company shall have given Parent written notice at least three (3) Business Days prior to such termination stating that the Company’s intention is to terminate this Agreement pursuant to this Section 7.1(i) and (iv) Parent fails to consummate the Closing on or prior to the day after such three (3) Business Day period.
Section 7.2 Effect of Termination.
(a) In the event of termination of this Agreement pursuant to and in accordance with Section 7.1, this Agreement shall terminate and become void and of no effect (except that the Confidentiality Agreement and the provisions of Section 3.28, Section 4.17, Section 5.2(d), this Section 7.2, Section 7.3 and Article VIII shall survive any termination in accordance with their respective terms), and there shall be no other liability on the part of the Company, on the one hand, or Parent or Merger Sub, on the other hand, to the other except as provided in this Section 7.2(b) and Section 7.3; provided, however, that, subject to this Section 7.2 and Section 7.3, if such termination shall result from the Willful and Material Breach of any provision of this Agreement or any Fraud by any Party, such Party shall not be relieved or released from any liabilities or damages arising out of its Willful and Material Breach of any provision of this Agreement or its Fraud. Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate monetary liability of the Company or any of its Affiliates on the one hand, or Parent, Merger Sub or any of their Affiliates on the other hand, relating to or arising out of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby (including monetary damages in lieu of specific performance, damages for Willful and Material Breach or Fraud by such Party and any consequential, special, indirect, punitive or other damages) exceed $18,900,000 (the “Damages Cap”), and under no circumstances shall any Person be entitled to seek or obtain any monetary recovery or award (including monetary damages in lieu of specific performance, damages for Willful and Material Breach or Fraud by such Party or any consequential, special, indirect, punitive or other damages) in the aggregate in excess of the Damages Cap against the Company or any of its Affiliates on the one hand, or Parent, Merger Sub or their respective Affiliates on the other hand, for, or with respect to, this Agreement or the Transactions (including any claim for breach (including a Willful and Material Breach) or Fraud), the termination of this Agreement, the failure to consummate the Transactions (including the Merger) or any claims or Actions under applicable Law arising under this Agreement, thereunder or otherwise.
(b) The Parties acknowledge and agree that nothing in this Section 7.2 or Section 7.3(c) shall be deemed to affect their right to specific performance under Section 8.5. Notwithstanding anything to the contrary in this Agreement, it is agreed that, although the Company, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 8.5, under no circumstances will the Company or any of its Affiliates be permitted or entitled to receive both (x) a grant of specific performance that results in the occurrence of the Closing and (y) payment of any monetary damages in accordance with this Section 7.2.
Section 7.3 Company Termination Fee.
(a) (i) If this Agreement is terminated by the Company pursuant to and in accordance with Section 7.1(f), the Company shall pay to Parent the Company Termination Fee, by wire transfer (to an account designated by Parent) in immediately available funds immediately prior to or concurrently with such termination.

(ii) If this Agreement is terminated by Parent pursuant to and in accordance with Section 7.1(h), the Company shall pay to Parent the Company Termination Fee, by wire transfer (to an account designated by Parent) in immediately available funds within two (2) Business Days after such termination.
(iii) If (A) a Company Takeover Proposal shall have been publicly disclosed by any Person after the date of this Agreement and not withdrawn prior to a termination of this Agreement as contemplated by this Section 7.3(a)(iii) and thereafter this Agreement is terminated (x) by Parent or the Company pursuant to Section 7.1(c) and at the time of such termination the conditions set forth in Section 6.1(b) and Section 6.1(c) have been satisfied, (y) by Parent pursuant to Section 7.1(g) or (z) by Parent or the Company pursuant to Section 7.1(b) and (B) at any time on or prior to the twelve (12) month anniversary of such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to any transaction included within the definition of Company Takeover Proposal that is subsequently consummated (whether within such twelve (12) month period or thereafter), then the Company shall pay Parent the Company Termination Fee, by wire transfer (to an account designated by Parent) of immediately available funds upon the consummation of such transaction; provided, that for the purposes of this Section 7.3(a)(iii), all references in the definition of Company Takeover Proposal to “twenty percent (20%)” shall instead be references to “fifty percent (50%).”
(b) “Company Termination Fee” means a cash amount equal to $9,450,000.
(c) Notwithstanding anything in this Agreement to the contrary, the Parties agree that if this Agreement is terminated in accordance with any provision under which payment of the Company Termination Fee is required hereunder or is terminated at a time at which this Agreement is then terminable under any provision that would trigger the Company’s obligation to pay the Company Termination Fee, then, except in the case of Fraud or a Willful and Material Breach occurring prior to such termination, upon receipt of such payment by Parent, (i) the payment of such Company Termination Fee in accordance with this Section 7.3, shall be the sole and exclusive remedy of Parent and Merger Sub for any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the Transactions to be consummated, and (ii) none of the Company, its Subsidiaries or any of their respective former, current or future stockholders, directors, officers, Affiliates, agents or other Representatives (collectively, the “Company Parties”) shall have any further liability of any kind for any reason arising out of or in connection with the Transactions. In the event that Parent or Merger Sub receives any payments from the Company in respect of a breach of this Agreement and thereafter Parent is entitled to receive the Company Termination Fee under this Section 7.3, the amount of such Company Termination Fee shall be reduced by the aggregate amount of any payments made by the Company to Parent or Merger Sub. In no event shall Parent be entitled to more than one payment of the full Company Termination Fee in connection with a termination of this Agreement pursuant to which such Company Termination Fee is payable.
(d) Each of the Parties hereto acknowledges that the Company Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which such Company Termination Fee is due and payable and which do not involve Fraud or a Willful and Material Breach, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision.
(e) Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that, without these agreements, the Company, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner any amount due pursuant to Section 7.3(a), and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a judgment against the Company for the amounts set forth in this Section 7.3 or any portion thereof, then (i) the Company shall reimburse Parent for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in connection with the collection under and enforcement of this Section 7.3 and (ii) the Company shall pay to Parent interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus two percent (2%).

ARTICLE VIII
MISCELLANEOUS
Section 8.1 No Survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger; provided, that this Section 8.1 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance or compliance in whole or in part after the Effective Time or otherwise expressly by its terms survives the Effective Time (including the provisions of Section 3.28, Section 4.17, Section 5.6 and Section 5.10).
Section 8.2 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the other Transactions shall be paid by the Party incurring or required to incur such expenses; provided, however, that Parent shall be responsible for the payment of any and all filing fees under the HSR Act; provided, further, that each of Parent and the Surviving Corporation agrees to assume liability for and pay any sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and any similar Taxes, as well as any transfer, recording, registration and other similar fees that may be imposed upon, payable or incurred in connection with this Agreement, the Merger and the other Transactions (such Taxes or fees, “Transfer Taxes”), except that neither Parent nor the Surviving Corporation shall be liable for any Transfer Taxes described in Section 2.2(d).
Section 8.3 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
Section 8.4 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
Section 8.5 Jurisdiction; Specific Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, in accordance with their specific terms or in the event of any actual or threatened breach thereof, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages (subject to the limitations set forth in Section 7.2(a)), each of the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including the obligation of the Parties to consummate the Transactions and the obligation of Parent and Merger Sub to pay, and the Company’s stockholders’ right to receive, the aggregate consideration payable to them pursuant to the Transactions, in each case in accordance with the terms and subject to the conditions of this Agreement), without proof of actual damages (in addition to any other remedy to which any party is entitled at law or in equity), exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). In the event that any action is brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law or that the award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5 and each Party irrevocably waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. In addition, each of the Parties hereto irrevocably agrees that any legal suit, action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such suit, action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any suit, action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the Parties hereto hereby consents to the service of process in accordance with Section 8.7; provided, however, that nothing herein shall affect the right of any Party to serve legal process in any other manner permitted by Law. Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to an injunction, specific performance or other equitable remedies enforcing Parent’s and Merger Sub’s obligations to cause the Equity Financing to be funded and to effect the Closing shall only be available if: (a) all conditions in Section 6.1 and Section 6.2 have been and continue to be satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing and will be satisfied at the Closing) (b) the Company has irrevocably confirmed in a written notice that (i) the Company is ready, willing and able to consummate the Closing and (ii) all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing and will be satisfied at the Closing), and that if specific performance is granted and the Equity Financing is funded, then the Company would take such actions required of it by this Agreement to cause the Closing to occur, and (c) Parent fails to cause the Equity Financing to be funded and consummate the Closing by the end of the third (3rd) Business Day following such notice. For the avoidance of doubt, the Company shall be entitled to seek (but shall not be entitled to receive) both a grant of specific performance of Parent’s and Merger Sub’s obligations to consummate the Closing hereunder and, in the alternative, seek to terminate this Agreement and pursue any other remedy available at law or equity.
Section 8.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

Section 8.7 Notices. All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given (a) upon actual delivery if personally delivered to the Party to be notified; (b) when sent, when sent by email by the Party to be notified; provided, however, that notice given by email shall not be effective unless (i) such notice specifically states that it is being delivered pursuant to this Section 8.7 and either (ii)(A) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 8.7 or (B) the receiving Party delivers a written confirmation of receipt for such notice either by email (excluding “out of office” replies) or any other method described in this Section 8.7, or (c) when delivered if sent by a courier (with confirmation of delivery); in each case to the Party to be notified at the following address:
To Parent or Merger Sub:

c/o Altaris, LLC
10 East 53rd Street, 31st Floor
New York, NY 10022
Attention:	Charles Mullens
Nicholas Fulco
Email:	[Redacted]
[Redacted]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	David B. Feirstein, P.C.
Romain Dambre
Email:	david.feirstein@kirkland.com
romain.dambre@kirkland.com

To the Special Committee:

Special Committee of the Trean
Insurance Group, Inc. Board of Directors
150 Lake Street West
Wayzata, MN 55391
Attention:	Terry P. Mayotte, Chairman
Email:	terry.mayotte@trean.com

with a copy to (which shall not constitute notice):

Morris Nichols Arsht & Tunnell LLP
1201 N Market St #1600
Wilmington, DE 19801
Attention:	James D. Honaker
Eric S. Klinger-Wilensky
Email:	JHonaker@morrisnichols.com
EKWilensky@morrisnichols.com

To the Company:

Trean Insurance Group, Inc.
150 Lake Street West
Wayzata, MN 55391
Attention:	Patricia Ryan, Chief Legal Officer
Email:	Patricia.Ryan@Trean.com

with a copy to (which shall not constitute notice):

Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
Attention:	J. Page Davidson
Scott W. Bell
Email:	pdavidson@bassberry.com
sbell@bassberry.com
or to such other address as any Party shall specify by written notice so given. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.
Section 8.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties; provided, that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (a) one or more of its Affiliates at any time (except any such assignment which would, or would reasonably be expected to, prevent, delay or impair the ability of Parent to consummate the Merger and the other Transactions), (b) after the Effective Time, to any parties providing secured debt financing for purposes of creating a security interest herein or otherwise assigning this Agreement as collateral in respect of such secured debt financing, and (c) after the Effective Time, to any Person; provided, that any assignment by Parent or Merger Sub shall not relieve Parent or Merger Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.8 shall be null and void.
Section 8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction (a) shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement and (b) shall not, solely by virtue thereof, be invalid or unenforceable in any other jurisdiction. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, the Parties shall negotiate in good faith to determine a suitable and equitable provision to be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.
Section 8.10 Entire Agreement. This Agreement together with the exhibits hereto, schedules and annexes hereto (including the Company Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and except as provided by Section 8.13, this Agreement is not intended to grant standing to any Person other than the Parties hereto.
Section 8.11 Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub or, in the case of a waiver, by the Party waiving such provision; provided, however, that in the event that this Agreement has been approved by the stockholders of the Company in accordance with the DGCL, no amendment shall be made to this Agreement that requires the approval of such stockholders without such approval. At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Parent and Merger Sub, on the other hand, may, to the extent permissible by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub, in the case of an extension by the Company, or of the Company, in the case of an extension by Parent and Merger Sub, as applicable, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of any such Party contained herein. Notwithstanding the foregoing, no failure or delay by any Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 8.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 8.13 No Third-Party Beneficiaries. Except as provided in Section 3.28, Section 4.17, Section 5.6 and Section 5.10, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that (x) from and after the Effective Time, the provisions of Article II relating to the payment of the Transaction Consideration and any amounts contemplated to be paid pursuant to Section 2.3 shall be enforceable by the holders of Company Common Stock as of immediately prior to the Effective Time and by Persons entitled to receive such other consideration and (y) the holders of Company Common Stock, Company Options, Company PSU Awards, Company MSU Awards and Company RSU Awards shall be entitled to pursue claims for damages (including the benefit of the bargain lost by the Company’s stockholders (taking into consideration relevant matters, including other combination opportunities and the time value of money)) and other relief, including equitable relief, for a breach or threatened breach by Parent or Merger Sub of its obligations under this Agreement; provided, that the rights granted pursuant to this clause (y) shall be enforceable only by the Company, in its sole and absolute discretion, on behalf of such holders, and any amounts received by the Company in connection therewith may be retained by the Company and shall be deemed to be damages of the Company. The Parties further agree that the rights of third-party beneficiaries under Section 3.28, Section 4.17, Section 5.6 and Section 5.10 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.11 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the Knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 8.14 Special Committee Matters. For all purposes of this Agreement, the Company (prior to the Effective Time) and the Company Board of Directors, as applicable, shall act, including with respect to the granting of any consent, permission or waiver or the making of any determination, only as directed by the Special Committee or its designees. Prior to the Effective Time, without the consent of the Special Committee, the Company Board of Directors shall not (a) eliminate, revoke or diminish the authority of the Special Committee or (b) remove or cause the removal of any director of the Company Board of Directors that is a member of the Special Committee as a member of the Special Committee. The Special Committee (and, for so long as the Special Committee is in existence, only the Special Committee) may pursue any action or litigation with respect to breaches of this Agreement on behalf of the Company.
Section 8.15 Interpretation. When a reference is made in this Agreement to an Article, Section, Annex or Exhibit such reference shall be to an Article, Section, Annex or Exhibit of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement. Any agreement or instrument referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein. References to “dollars” or “$” shall mean United States dollars. Any reference to days means calendar days unless Business Days are expressly specified. References to “written” or “in writing” include in electronic form. When used in Article III or Section 5.1 in relation to the Company or its Subsidiaries, the word “material” shall be deemed to mean “material to the Company and its Subsidiaries taken as a whole” and when used in Article IV in relation to Parent or its Subsidiaries, shall be deemed to mean “material to Parent and its Subsidiaries taken as a whole.”
Section 8.16 Definitions.
(a) Certain Specified Definitions. As used in this Agreement:
(i) “Action” means any legal or administrative proceeding, claim, suit, arbitration, mediation, charge, complaint, litigation or similar action.
(ii) “Affiliate” of any Person means another Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, and “control” has the meaning specified in Rule 405 under the Securities Act.
(iii) “Affiliated Stockholders” means the Sponsor, the Specified Stockholders and their respective controlled Affiliates that are holders of shares of Company Common Stock.
(iv) “Ancillary Agreement” means the Confidentiality Agreement, the Support Agreement, the Equity Commitment Letter, the Limited Guarantee and any other agreement, certificate or other instrument executed and delivered in connection with this Agreement.
(v) “Anti-Corruption Laws” means all applicable U.S. and non-U.S. Laws relating to the prevention of bribery and corruption and money laundering, including the United States Foreign Corrupt Practices Act of 1977.
(vi) “Antitrust Laws” means the Sherman Act of 1890, as amended; the Clayton Act of 1914, as amended; the Federal Trade Commission Act of 1914, as amended; the HSR Act, and all other federal, state, foreign or supranational Laws or Orders in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
(vii) “Applicable SAP” means, with respect to any Insurance Subsidiary, the applicable statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed or permitted by the applicable Insurance Regulator under the Insurance Law of the domiciliary jurisdiction of such Insurance Subsidiary as in effect at the relevant time.
(viii) “Business Day” means any day other than a Saturday, Sunday or any other day on which the SEC or commercial banks in New York, New York are authorized or required by Law to close.
(ix) “Code” means the U.S. Internal Revenue Code of 1986.

(x) “Company Cash on Hand” means, as of the Closing, all cash of the Company and its Subsidiaries, excluding any cash that is not freely usable because it is subject to restrictions, limitations, deposits on behalf of any other Person, or any check, money order, draft, wire transfer or similar negotiable instrument that has been issued by the Company or any of its Subsidiaries but that is uncashed or uncleared as of the Closing.
(xi) “Company Intellectual Property” means the Intellectual Property owned or purported to be owned by the Company and its Subsidiaries.
(xii) “Company Material Adverse Effect” means any event, change, circumstance or effect that, individually or in the aggregate with any other event, change, circumstance or effect, has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that no event, change, circumstance or effect shall be deemed to constitute, nor shall any of the foregoing be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect, to the extent that such event, change, circumstance or effect results from, arises out of, or relates to: (a) any changes in general United States or global economic conditions, except to the extent that such changes have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which the Company or any of its Subsidiaries operates, (b) any changes in conditions generally affecting any industry or geographic region in which the Company or any of its Subsidiaries operates, except to the extent that such changes have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which the Company or any of its Subsidiaries operates, (c) any decline in the market price or trading volume of Company Common Stock (it being understood that the foregoing shall not preclude Parent from asserting that the facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect), (d) any changes in regulatory, legislative or political conditions or securities, credit, financial, debt or other capital markets conditions, including interest or currency exchange rates, except to the extent that such changes or conditions have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such changes or conditions have on others operating in the industries in which the Company or any of its Subsidiaries operates, (e) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions, or analysts’ estimates, in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the foregoing shall not preclude Parent from asserting that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect), (f) the execution and delivery of this Agreement or the public announcement or pendency of this Agreement, the Merger or the taking of any action expressly required by this Agreement or the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective Subsidiaries or Affiliates, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with customers, suppliers, officers or employees, (g) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any Law following the date hereof, except to the extent such changes have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such changes or conditions have on others operating in the industries in which the Company or any of its Subsidiaries operates, (h) any change in accounting requirements or principles required by GAAP (or authoritative interpretations thereof) following the date hereof, except to the extent such changes have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such changes or conditions have on others operating in the industries in which the Company or any of its Subsidiaries operates, (i) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, acts of war, sabotage, terrorism or military action threatened or underway as of the date of this Agreement, except to the extent that such changes or conditions have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such changes or conditions have on others operating in the industries in which the Company or any of its Subsidiaries operates, (j) any taking of any action at the written request of Parent or Merger Sub or with the prior written consent of Parent or Merger Sub, (k) any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural disaster, epidemics, disease outbreaks, pandemics or other public health emergencies (including COVID-19), acts of God or any change resulting from weather events, conditions or circumstances, (l) COVID-19 or the COVID-19 Measures, including any change, effect, event, occurrence, development, condition or fact with respect to COVID-19 or the COVID-19 Measures or any escalation or worsening thereof (including any subsequent waves), except to the extent that such changes or conditions have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such changes or conditions have on others operating in the industries in which the Company or any of its Subsidiaries operates or (m) any litigation arising from allegations of a breach of fiduciary duty or violation of applicable Law solely relating to this Agreement, the Merger or the other Transactions.
(xiii) “Company Section 16 Officer” means any Person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.
(xiv) “Company Stock Plan” means the Company’s 2020 Omnibus Incentive Plan, as amended, and any other plan pursuant to which Company Stock Awards have been granted, and any applicable award agreements granted under the foregoing as in effect on the date of this Agreement.
(xv) “Company Stockholder Approval” means the adoption of this Agreement and the approval of the Merger and the other Transactions by the affirmative vote of the holders representing a majority of the aggregate voting power of the outstanding shares of Company Common Stock entitled to vote thereon.
(xvi) “Company Superior Proposal” means a bona fide, written Company Takeover Proposal (but substituting “50%” for all references to “20%” in the definition of such term) which did not result from a material breach of Section 5.5 that the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel (which shall include the Special Committee’s financial advisor and outside legal counsel), taking into account the timing, likelihood of consummation, legal, financial, regulatory and other aspects of such Company Takeover Proposal, including the financing terms thereof, and such other factors as the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee considers to be appropriate, and taking into account any revisions to the terms of this Agreement to which Parent has committed in writing in response to such Company Takeover Proposal in accordance with Section 5.5(e) of this Agreement, is reasonably likely to be consummated in accordance with its terms (but excluding whether any Affiliated Stockholders would vote in favor of, tender into or otherwise support such Company Takeover Proposal), and if consummated would be more favorable, from a financial point of view, to the stockholders of the Company than the Transactions contemplated by this Agreement.
(xvii) “Company Takeover Proposal” means any proposal or offer from any Person or group of Persons (other than Parent, Merger Sub or any of their Affiliates) to the Company or any of its Representatives relating to (A) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture or other similar transaction involving the Company or any of its Subsidiaries that would result in such other Person directly or indirectly acquiring (x) beneficial ownership of twenty percent (20%) of more of the outstanding Company Common Stock or securities of the Company representing more than twenty percent (20%) of the voting power of the Company or (y) assets or businesses that constitute twenty percent (20%) or more of the consolidated assets, net revenues or net income of the Company and its Subsidiaries (based on the fair market value thereof, as determined in good faith by the Company Board of Directors (acting upon the recommendation of the Special Committee) or the Special Committee), (B) any acquisition, in one transaction or a series of related transactions, of the beneficial ownership or the right to acquire beneficial ownership, directly or indirectly, of twenty percent (20%) or more of the outstanding

Company Common Stock or securities of the Company representing more than twenty percent (20%) of the voting power of the Company, (C) any direct or indirect acquisition, purchase or license (including the acquisition of stock in any Subsidiary of the Company), in one transaction or a series of related transactions, of assets or businesses of the Company or its Subsidiaries, including pursuant to a joint venture, representing twenty percent (20%) or more of the consolidated assets, net revenues or net income of the Company and its Subsidiaries (based on the fair market value thereof, as determined in good faith by the Company Board of Directors (acting upon the recommendation of the Special Committee) or the Special Committee), (D) any tender offer or exchange offer or any other similar transaction or series of transactions that if consummated would result in any Person or group directly or indirectly acquiring beneficial ownership or the right to acquire beneficial ownership of twenty percent (20%) or more of the outstanding Company Common Stock or securities of the Company representing more than twenty percent (20%) of the voting power of the Company or (E) any combination of the foregoing.
(xviii) “Company Unaffiliated Stockholder Approval” means the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby by the affirmative vote of the holders representing a majority of the aggregate voting power of the outstanding shares of Company Common Stock beneficially owned by Unaffiliated Stockholders entitled to vote thereon.
(xix) “Contract” means any contract, note, bond, mortgage, indenture, loan or credit agreement, debenture, deed of trust, license agreement, lease, agreement, arrangement, commitment or other instrument or obligation that is legally binding, whether written or oral.
(xx) “COVID-19” means SARS-CoV-2 or COVID-19 and any variants, evolutions or mutations thereof.
(xxi) “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive, restrictions, guidelines, responses or recommendations of or promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or related or associated epidemics, pandemics or disease outbreaks.
(xxii) “Credit Agreement” means the Second Amended and Restated Credit Agreement, dated July 16, 2020, by and among the Company, certain Subsidiaries of the Company, the lenders party thereto, and First Horizon Bank, N.A., as amended and supplemented.
(xxiii) “Data Security Requirements” means all of the following, in each case to the extent relating to data privacy, protection, or security and applicable to the conduct of the business of the Company or any of its Subsidiaries as currently conducted: (a) all applicable Laws and any related security breach notification requirements under applicable Laws; (b) the Company’s and its Subsidiaries’ own respective published rules, policies, and procedures; and (c) Contracts into which the Company or its Subsidiaries have entered or by which they are otherwise bound.
(xxiv) “Environmental Law” means all applicable foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution, the protection of the environment or releases or threatened releases of chemicals, materials or substances that are harmful to the environment.
(xxv) “Equity Commitment Letter” means the executed equity commitment letter dated as of the date hereof from the Guarantors to Parent, pursuant to which the Guarantors have agreed to provide or cause to be provided on the Closing Date the equity financing set forth therein for the purposes of financing the Transactions, which Equity Commitment Letter provides that the Company is an express third-party beneficiary thereof.
(xxvi) “Equity Financing” means the equity financing committed pursuant to the Equity Commitment Letter.
(xxvii) “Filing” means any registration, petition, statement, application, schedule, form, declaration, notice, report, notification, submission or other filing with any Governmental Entity
(xxviii) “Financing Conditions” means the conditions precedent set forth in Section 2 of the Equity Commitment Letter.

(xxix) “Fraud” means the actual and knowing misrepresentation or actual and knowing omission of facts with the intent to deceive with respect to the representations and warranties set forth in Article III or Article IV or the certificates delivered pursuant to Section 6.2(d) or Section 6.3(c), as applicable, and induce reliance upon such representations and warranties. For the avoidance of doubt, the definition of “Fraud” in this Agreement does not include (i) constructive fraud or other similar fraud claims based on constructive knowledge, negligence, misrepresentation or similar theories or (ii) equitable fraud, promissory fraud, unfair dealings fraud, any torts (including fraud) based on negligence or recklessness or any other similar fraud-based claim or similar theory, excluding, with respect to each of (i) and (ii) of this definition of “Fraud,” for the avoidance of doubt, such actual and knowing misrepresentation or omission that would constitute common law fraud under applicable Law, but only to the extent such actual and knowing misrepresentation or actual and knowing omission meets each of the requirements in the preceding sentence.
(xxx) “GAAP” means generally accepted accounting principles in the United States.
(xxxi) “Governmental Approval” means any consent, approval, Order, clearance, authorization, waiver, exemption, qualification, action or nonaction of any Governmental Entity.
(xxxii) “Governmental Entity” means any federal, state or local, domestic, foreign, multinational or transnational government, court, agency, commission, authority, bureau, department, board, official, political subdivision, tribunal or other governmental instrumentality.
(xxxiii) “Hazardous Substances” means any chemicals, materials or substances defined as a “hazardous substance,” “hazardous waste,” “hazardous material,” “hazardous constituent,” “restricted hazardous material,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” “toxic pollutant,” or words of similar meaning and regulatory effect under any applicable Environmental Law.
(xxxiv) “Indebtedness” means, as of any time with respect to any Person, any obligations (including, without limitation, principal, premium, accrued interest, reimbursement or indemnity obligations, bonds, financing arrangements, prepayment and other penalties, breakage fees, sale or liquidity participation amounts, commitment and other fees and related expenses) (A) with respect to indebtedness of such Person, in respect of borrowed money, issued in substitution for or exchange of borrowed money, or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), including factoring arrangements or asset securitizations; (B) representing foreign exchange contracts, interest rate and currency swap arrangements or any other arrangements designed to provide protection against fluctuations in interest or currency rates; (C) representing obligations to pay the deferred purchase price of goods and services (including any potential future earnout, indemnification, purchase price adjustment, release of “holdback” or similar payment, but excluding trade payables incurred in the ordinary course of business); (D) representing obligations under leases required in accordance with GAAP to be recorded as capital leases; and (E) any guarantee of any such obligations described in clauses (A) through (D) of this definition by such Person.
(xxxv) “Insurance Contract” means any Contract, agreement or policy of insurance or reinsurance, together with any binder, slip, endorsement or certificate, issued by any Insurance Subsidiary.
(xxxvi) “Insurance Law” means all Laws applicable to the business of insurance or the regulation of insurance companies, whether Federal, national, provincial, state, local, foreign or multinational, and all applicable orders, directives of, and market conduct recommendations resulting from market conduct examinations of, Insurance Regulators.
(xxxvii) “Insurance Regulator” means any Governmental Entity regulating the business of insurance under Insurance Laws.
(xxxviii) “Insurance Regulatory Approvals” means the approval of, non-objection to, the Form A exemption requests or Form A Statements, as applicable, from each Insurance Regulator listed on Section 6.1(c) of the Company Disclosure Letter.

(xxxix) “Intellectual Property” means all intellectual property rights throughout the world, including (i) patent, patent applications, patent disclosures, inventions, improvements and discoveries (whether or not patentable or reduced to practice); (ii) trade secrets or proprietary confidential information; (iii) copyrights and copyrightable works, works of authorship, all registrations and applications for registration thereof and all moral rights and rights in data, databases, and data collections; (iv) trademarks, service marks, trade names, trade dress, logos, slogans and corporate names, and registrations and applications for registration thereof and including the goodwill of the business appurtenant thereto; (v) all rights in software; and (vi) Internet domain names.
(xl) “Intervening Event” means an event, development or change in circumstances that is not known or reasonably foreseeable to the Special Committee (or if known, the consequences of which were not known or reasonably foreseeable to the Special Committee as of the date of this Agreement) as of or prior to the date of this Agreement, which event, development or change in circumstances becomes known to the Special Committee prior to the Company Stockholder Meeting (where, for the avoidance of doubt, (x) the fact in and of itself that the Company meets or exceeds projections, forecasts or estimates (it being understood that the underlying causes of (or contributors to) such performance that are not otherwise excluded from the definition of “Intervening Event” may be taken into account) and (y) changes in and of themselves in the price of the Company Common Stock or the trading volume thereof (it being understood that the underlying causes of (or contributors to) such changes in price or trading volume that are not otherwise excluded from the definition of “Intervening Event” may be taken into account) shall be considered known and reasonably foreseeable occurrences).
(xli) “IT Assets” means the computers, software and software platforms, databases, websites, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment of the Company and its Subsidiaries that are used in connection with the operation of the business of the Company and its Subsidiaries as currently conducted.
(xlii) “Knowledge” means the actual knowledge of the executive officers of the Company or Parent, as the case may be, set forth in Section 8.16(xlii) of the Company Disclosure Letter and Section 8.16(xlii) of the Parent Disclosure Letter, respectively.
(xliii) “Laws” means, any United States, federal, state or local, or any foreign, law, constitution, treaty, convention, ordinance, code, rule, statute, Order or regulation enacted, issued, adopted, promulgated, entered into or applied by a Governmental Entity.
(xliv) “Leased Real Property” means all material real property leased or subleased by the Company or any of its Subsidiaries.
(xlv) “Lien” means any lien, charge, encumbrance, adverse right or claim and security interest whatsoever, excluding restrictions imposed by securities Laws.
(xlvi) “Non-Recused Directors” means the members of the Company Board of Directors other than the members listed on Section 8.16(xlvi) of the Company Disclosure Letter.
(xlvii) “Order” means any formal charge, order, writ, permit, license, injunction, judgment, decree, ruling, determination, directive, award or settlement of any Governmental Entity or any arbitrator, whether civil, criminal or administrative.
(xlviii) “Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its bylaws, regulations or similar governing instruments required by the Laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; (d) in the case of a Person that is a trust, its declaration of trust, trust agreement, certificates of ownership or similar governing instruments required by the Laws of its jurisdiction of formation; and (e) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company, trust or natural person, its governing instruments as required or contemplated by the Laws of its jurisdiction of organization.
(xlix) “Owned Real Property” means each parcel of real property owned by the Company or its Subsidiaries.
(l) “Parent Material Adverse Effect” means any event, change, circumstance or effect that, individually or in the aggregate with any other event, change, circumstance or effect, materially impairs, or would reasonably be expected to materially impair, the ability of Parent or Merger Sub to perform their respective obligations hereunder or prevent or materially delay the consummation of the Merger or the other Transactions.
(li) “Parent Related Parties” means Parent, Merger Sub, the Guarantors, and any of their respective Affiliates and all of their respective direct or indirect, former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees of any of the foregoing.
(lii) “Permitted Lien” means (A) any Lien for Taxes not yet due or delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (B) vendors’, mechanics’, materialmen’s, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens arising or incurred in the ordinary and usual course of business and consistent with past practice or with respect to liabilities that are not yet due and payable or, if due, are not delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof, (C) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions, (D) applicable zoning, building or similar Laws, codes, ordinances and state and federal regulations which are not violated by the current use or occupancy of the applicable real property or the operation of the Company’s or its Subsidiaries’ business thereon, (E) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (F) defects, irregularities or imperfections of title which do not materially interfere with, or materially impair the use of, the property or assets subject thereto, (G) Liens that constitute non-exclusive licenses to Intellectual Property granted in the ordinary course of business or (H) Liens relating to intercompany borrowings among a Person and any of its wholly owned Subsidiaries.
(liii) “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, joint venture, other entity or group (as defined in the Exchange Act), including a Governmental Entity.
(liv) “Proceeding” means any suit, action, audit, claim, proceeding, arbitration or litigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.
(lv) “Representatives” means, when used with respect to any Person, the officers, directors, managers, employees, agents, financial advisors, investment bankers, attorneys and accountants of such Person.
(lvi) “Requisite Company Stockholder Approvals” means (a) the Company Stockholder Approval and (b) the Company Unaffiliated Stockholder Approval.
(lvii) “Rollover Stockholder” means any Person with whom the Sponsor or any of its Affiliates or any of its or its Affiliates’ Representatives has engaged in discussions or negotiations with the consent of the Special Committee regarding the transfer, contribution or delivery to Sponsor or any of its Affiliates (other than pursuant to the Merger) of any shares of Company Common Stock owned by such Person or any of such Person’s Affiliates (a “Rollover Arrangement”) unless, not later than the date that is five (5) Business Days prior to the filing of the definitive Proxy Statement, the Sponsor or such Person has provided notice to the Company confirming that such Person has not entered into, and will not enter into, any Rollover Arrangement with Sponsor or its Affiliates through the Effective Time.
(lviii) “Sanctioned Country” means a country or territory which is the subject of or target of any comprehensive sanctions (at the time of this Agreement, the Crimea, Donetsk, and Luhansk regions of Ukraine, Cuba, Iran, North Korea, and Syria).
(lix) “Sanctioned Person” means a Person (A) listed on any sanctions-related list of designated Persons maintained by a relevant Governmental Entity in a jurisdiction in which the Company or any of its Subsidiaries conduct business, (B) greater than 50% owned by one or more Persons described in clause (A) above as relevant under applicable Sanctions and Export Control Laws, or (C) located, organized, or resident in a Sanctioned Country.
(lx) “Sanctions and Export Control Laws” means any applicable Law in any jurisdiction in which the Company or its Subsidiaries conduct business related to (A) export controls, including the U.S. Export Administration Regulations and the International Traffic in Arms Regulations or (B) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union member state and Her Majesty’s Treasury of the United Kingdom.
(lxi) “Specified Stockholders” means AHP-BHC LLC, a Delaware limited liability company, AHP-TH LLC, a Delaware limited liability company, ACP-BHC LLC, a Delaware limited liability company and ACP-TH LLC, a Delaware limited liability company.
(lxii) “Sponsor” means Altaris Partners, LLC, a Delaware limited liability company.
(lxiii) “Subsidiaries” means, with respect to the Company and any of its Subsidiaries: any corporation, partnership, association, trust or other form of legal entity (A) whose results were presented on a consolidated basis with the Company on its financial statements for the year ended December 31, 2021 as included in the Company SEC Documents, (B) which more than fifty percent (50%) of the voting power of the outstanding voting securities are directly or indirectly owned by such Person or (C) such Person or any Subsidiary of such Person is a general partner; and with respect to any other Person, any corporation, partnership, association, trust or other form of legal entity of which (i) more than fifty percent (50%) of the voting power of the outstanding voting securities are directly or indirectly owned by such Person or (ii) such Person or any Subsidiary of such Person is a general partner.
(lxiv) “Tax” or “Taxes” means any and all U.S. federal, state, local, provincial or non-U.S. taxes, imposts, levies, duties, fees or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, and other taxes of any kind whatsoever (together with any and all interest, penalties, additions to tax or additional amounts imposed by any Taxing Authority with respect thereto).
(lxv) “Tax Return” means any return, report, information return, claim for refund, election, estimated tax filing or declaration or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any amendments thereof.
(lxvi) “Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection, assessment or administration of such Tax.
(lxvii) “WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, together with any similar state, local or foreign Laws.
(lxviii) “Willful and Material Breach” means a deliberate act or a deliberate failure to act, taken or not taken with the actual knowledge that such act or failure to act would, or would reasonably be expected to, result in or constitute a material breach of this Agreement, regardless of whether breaching was the object of the act or failure to act.

Index of Defined Terms
Term	Section
Acceptable Confidentiality Agreement	Section 5.5(b)
Agreement	Preamble
Appraisal Provisions	Section 2.1(b)
Bankruptcy and Equity Exception	Section 3.3(e)
Benefits Continuation Period	Section 5.6(a)
Book-Entry Shares	Section 2.1(a)(iii)
Cancelled Shares	Section 2.1(a)(ii)
Capitalization Date	Section 3.2(a)
Certificate	Section 2.1(a)(iii)
Certificate of Merger	Section 1.3
Closing	Section 1.2
Closing Date	Section 1.2
Company	Preamble
Company Acquisition Agreement	Section 5.5(d)
Company Adverse Recommendation Change	Section 5.5(d)
Company Benefit Plans	Section 3.13(a)
Company Board of Directors	Recitals
Company Board Recommendation	Recitals
Company Bylaws	Section 3.1(d)
Company Certificate	Section 3.1(d)
Company Common Stock	Recitals
Company Disclosure Letter	Article III
Company Indemnified Parties	Section 5.10(a)
Company Material Contract	Section 3.14(a)
Company MSU Award	Section 2.3(c)
Company Option	Section 2.3(a)
Company Organizational Documents	Section 3.1(d)
Company Parties	Section 7.3(c)
Company Preferred Stock	Section 3.2(a)
Company PSU Award	Section 2.3(b)
Company Registered Intellectual Property	Section 3.15(c)
Company RSU Award	Section 2.3(d)
Company SEC Documents	Article III
Company SEC Financial Statements	Section 3.6(d)
Company Stock Awards	Section 2.3(d)
Company Stockholder Meeting	Section 5.4
Company Termination Fee	Section 7.3(b)
Confidentiality Agreement	Section 5.2(d)
Continuing Employees	Section 5.6(a)
D&O Insurance	Section 5.10(c)
Damages Cap	Section 7.2(a)
Delaware Secretary	Section 1.3
DGCL	Recitals
Dissenting Shares	Section 2.1(b)
Dissenting Stockholder	Section 2.1(b)
Effective Time	Section 1.3
End Date	Section 7.1(c)
ERISA	Section 3.13(a)
ERISA Affiliate	Section 3.13(c)

Term	Section
Exchange Act	Article III
Guarantors	Recitals
Houlihan Lokey	Section 3.24
HSR Act	Section 3.5
Insurance Permits	Section 3.22(e)
Insurance Subsidiaries	Section 3.1(c)
IRS	Section 3.13(a)
Letter of Transmittal	Section 2.2(c)(i)
Limited Guarantee	Recitals
Merger	Recitals
Merger Sub	Preamble
Merger Sub Bylaws	Section 4.1(b)
Merger Sub Certificate	Section 4.1(b)
Merger Sub Common Stock	Section 2.1(a)(iii)
Nasdaq	Section 3.5
Parent	Preamble
Parent Bylaws	Section 4.1(b)
Parent Certificate	Section 4.1(b)
Parent Disclosure Letter	Article IV
Parties	Preamble
Party	Preamble
Paying Agent	Section 2.2(a)
Payment Fund	Section 2.2(b)
Permits	Section 3.9
Premium Cap	Section 5.10(c)
Proxy Statement	Section 3.5
Regulatory Filings	Section 3.22(c)
Remedial Action	Section 5.7(c)
Required Funding Amount	Section 4.11
Schedule 13E-3	Section 3.5
SEC	Article III
Securities Act	Article III
Solvent	Section 4.12
Special Committee	Recitals
Special Committee Recommendation	Recitals
Specified Stockholder Shares	Recitals
Statutory Statements	Section 3.20(a)
Support Agreement	Recitals
Surviving Corporation	Section 1.1
Takeover Statute	Section 3.23
Trade Controls	Section 3.26(a)
Transaction Consideration	Section 2.1(a)(i)
Transactions	Recitals
Transfer Taxes	Section 8.2
Transactions	Recitals
Unaffiliated Stockholders	Recitals
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
TREADSTONE PARENT INC.

By:	/s/ Daniel Tully
Name:	Daniel Tully
Title:	Authorized Signatory

TREADSTONE MERGER SUB INC.

By:	/s/ Daniel Tully
Name:	Daniel Tully
Title:	Authorized Signatory
[Signature Page to Agreement and Plan of Merger]

TREAN INSURANCE GROUP, INC.

By:	/s/ Julie A. Baron
Name:	Julie A. Baron
Title:	Chief Executive Officer and President
[Signature Page to Agreement and Plan of Merger]

Exhibit A
Guarantors
Altaris Health Partners V, L.P.
Altaris Health Partners V-A, L.P.

Exhibit B
Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation
[See attached.]

Exhibit B
FORM OF SECOND AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION

OF

TREAN INSURANCE GROUP, INC.
ARTICLE ONE
The name of the corporation is Trean Insurance Group, Inc. (hereinafter called the “Corporation”).
ARTICLE TWO
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE THREE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE FOUR
The total number of shares which the Corporation shall have the authority to issue is one hundred (100) shares, all of which shall be shares of Common Stock, with a par value of $0.01 per share.
ARTICLE FIVE
The directors shall have the power to adopt, amend or repeal Bylaws, except as may be otherwise be provided in the Bylaws.
ARTICLE SIX
The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.
ARTICLE SEVEN
Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he (or a person of whom he is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article Seven, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Seven shall be a contract right and, subject to Sections 2 and 5 of this Article Seven, shall include the right to payment by the Corporation of the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 1 of this Article Seven or advance of expenses under Section 5 of this Article Seven shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article Seven is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article Seven shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 3. Nonexclusively of Article Seven. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Seven shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article Seven.
Section 5. Expenses. Expenses incurred by any person described in Section 1 of this Article Seven in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article Seven and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.
Section 7. Contract Rights. The provisions of this Article Seven shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article Seven and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article Seven or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

Section 8. Merger or Consolidation. For purposes of this Article Seven, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Seven with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
ARTICLE EIGHT
To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director or officer of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer. Any repeal or modification of this Article Eight shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.
ARTICLE NINE
The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

Exhibit C
Form of Amended and Restated Bylaws of the Surviving Corporation
[See attached.]

Effective as of [•]
Exhibit C
FORM OF AMENDED AND RESTATED BYLAWS

OF

TREAN INSURANCE GROUP, INC.

A Delaware Corporation (the “Corporation”)
ARTICLE I

OFFICES
Section 1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors.
Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the Corporation may require.
ARTICLE II

MEETINGS OF STOCKHOLDERS
Section 2.1 Place and Time of Meetings. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by resolution of the board of directors. Only stockholders entitled to vote at an annual meeting shall have the right to attend such annual meeting.
Section 2.2 Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board of directors vacancies and newly created directorships), and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by a majority of the members of the board of directors, or upon the written request to the Corporation of holders of shares entitled to cast not less than fifty percent (50%) of the outstanding shares of the Corporation’s voting stock. Only stockholders entitled to vote at a special meeting shall have the right to attend such special meeting.
Section 2.3 Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the meeting shall be held telephonically or at the principal executive office of the Corporation.
Section 2.4 Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chief executive officer or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of this Section 2.4, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Section 2.5 Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 2.6 Quorum. Except as otherwise provided by applicable law or by the Corporation’s certificate of incorporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 2.7, until a quorum shall be present or represented.
Section 2.7 Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 2.8 Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Corporation’s certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class, unless the question is one upon which by express provisions of an applicable law or of the Corporation’s certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 2.9 Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the Corporation’s certificate of incorporation and subject to Section 6.3 hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock entitled to vote held by such stockholder.
Section 2.10 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy must be signed by the stockholder granting the proxy or by his, her or its attorney-in-fact. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.
Section 2.11 Action by Written Consent. Unless otherwise provided in the Corporation’s certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than a majority of the shares entitled to vote, or, if greater, not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the state of Delaware, or the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested; provided that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.
Section 2.12 Ratification of Acts of Directors and Officers. Except as otherwise provided by law or by the certificate of incorporation of the Corporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.
ARTICLE III

DIRECTORS
Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors.
Section 3.2 Number, Election, Voting Rights and Term of Office. The number of directors shall be established by the board from time to time but shall not be less than one (1). The directors shall be elected by a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 3.4 hereof. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
Section 3.3 Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Corporation’s certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the Corporation.
Section 3.4 Vacancies. Except as otherwise provided by the Corporation’s certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of the holders of a majority of the shares entitled to vote thereon or by a majority of the members of the board of directors then in office. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.
Section 3.5 Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders.
Section 3.6 Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board of directors. Special meetings of the board of directors may be called by or at the request of the chairman or a majority of the members of the board of directors then in office on at least four days (if the meeting is to be held in person) or two days (if the meeting is to be held by telephone communications or video conference) notice to each director, either personally, by telephone, by mail, by e-mail, or by telegraph with a sufficient time for the convenient assembly (including, without limitation, in accordance with Section 3.10 hereof) of the directors thereat.
Section 3.7 Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the total number of directors then appointed to the board of directors shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat shall adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.8 Committees. The board of directors may, by resolution passed by a majority of the total number of directors then appointed to the board of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these bylaws shall have and may exercise the powers of the board of directors in the management and affairs of the Corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
Section 3.9 Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 3.8 hereof, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.
Section 3.10 Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board of directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.
Section 3.11 Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 3.12 Action by Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all the then members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.
Section 3.13 Fees and Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the members of the board of directors may, if it so desires, authorize members of the board of directors to be compensated for their expenses, if any, of attendance at each regular or special meeting of the board of directors. Such compensation may, in the board of directors’ discretion, also include a fixed sum for each meeting and an annual fee for serving as a director, such as may be allowed by resolution of the board of directors. Directors who are officers or employees of the Corporation may receive, if the board of directors desires, fees for serving as directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV

OFFICERS
Section 4.1 Number. The officers of the Corporation shall be elected by the board of directors and shall consist of a chairman, if any is elected, a chief executive officer, if any is elected, a president, one or more vice presidents, a secretary, a chief financial officer, if any is elected, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person, except that no person may simultaneously hold the office of president and secretary. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.
Section 4.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. The president shall appoint other officers to serve for such terms as he or she deems desirable. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
Section 4.3 Subordinate Officers. In addition to the principal officers enumerated in Section 4.1, the Corporation may have one or more assistant treasurers, one or more assistant secretaries and such other officers, agents and employees as the board of directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the president, the chief executive officer, if any, or the board of directors may from time to time designate. The board of directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.
Section 4.4 Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 4.5 Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.
Section 4.6 Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.
Section 4.7 Power and duties. The officers shall each have such authority and perform such duties in the management of the Corporation as from time to time may be prescribed by the board of directors and as may be delegated by the president or the chief executive officer, if any, without limiting the foregoing.
Section 4.8 The Chairman of the Board of Directors. The chairman of the board of directors, if one shall have been elected, shall be a member of the board of directors and, if present, shall preside at each meeting of the board of directors or shareholders. The chairman of the board of directors, in his or her capacity as the chairman of the board of directors, shall not have any of the rights, powers or obligations of an officer of the Corporation, unless he or she is appointed as an officer of the Corporation by the board of directors.

Section 4.9 The Chief Executive Officer. In the absence of the chairman of the board of directors or if a chairman of the board of directors shall have not been elected, the chief executive officer, if any, shall preside at all meetings of the stockholders and board of directors at which he or she is present; subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer, if any, shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these bylaws.
Section 4.10 The President. The president shall, in the absence or disability of the chief executive officer, act with all of the powers and be subject to all the restrictions of the chief executive officer. The president shall have such other powers and perform such other duties as may be prescribed by the board of directors, the chief executive officer or as may be provided in these bylaws.
Section 4.11 Vice-presidents. The vice-president, if any, or if there shall be more than one, the vice-presidents in the order determined by the board of directors shall perform such other duties and have such other powers as the board of directors, the chief executive officer or these bylaws may, from time to time, prescribe.
Section 4.12 The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the chief executive officer’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these bylaws or by law; shall have such powers and perform such duties as the board of directors, the chief executive officer or these bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, if any, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, if any, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer, or secretary may, from time to time, prescribe.
Section 4.13 The Chief Financial Officer and Assistant Treasurer. The chief financial officer, if any, shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the board of directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the chief executive officer and the board of directors, at its regular meeting or when the board of directors so requires, an account of the Corporation; shall have such powers and perform such duties as the board of directors, the chief executive officer or these bylaws may, from time to time, prescribe. The assistant treasurer, if any, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the chief executive officer or chief financial officer may, from time to time, prescribe.
Section 4.14 Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.
Section 4.15 Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
Section 5.1 Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or a person of whom he is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 5.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 5.2 and 5.5 hereof, shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
Section 5.2 Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 5.1 hereof or advance of expenses under Section 5.5 hereof shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 5.3 Nonexclusivity of Article V. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Corporation’s certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 5.4 Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article V.
Section 5.5 Expenses. Expenses incurred by any person described in Section 5.1 hereof in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.
Section 5.6 Employees and Agents. Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.
Section 5.7 Contract Rights. The provisions of this Article V shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.
Section 5.8 Merger or Consolidation. For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
ARTICLE VI

CAPITAL STOCK
Section 6.1 Certificate of Shares. The shares of the Corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice chairman of the board of directors, chief executive officer, or the president or vice president, and by the treasurer or an assistant treasurer, Chief Administrative Officer or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form; provided, however, that, where any such certificate is signed (a) by a transfer agent or an assistant transfer agent, or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, if the board of directors shall by resolution so authorize, the signature of such chairman of the board of directors, president, vice president, treasurer, secretary, assistant treasurer or assistant secretary may be facsimiles thereof. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate shall cease to be such officer or officers, whether by reason of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers.
Section 6.2 Stock Ledger. A record shall be kept by the secretary, transfer agent or by any other officer, employee or agent designated by the board of directors of the name of the person, firm or corporation holding the stock represented by such certificate, the number of shares represented by such certificate, and the date of issuance thereof, and in case of cancellation, the date of cancellation.
Section 6.3 Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.7.
Section 6.4 Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as provided in Section 6.6 hereof, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the secretary of the Corporation, shall be so expressed in the entry of transfer.
Section 6.5 Regulations. The board of directors may make such rules and regulations as it may deem expedient, not inconsistent with the certificate of incorporation or these bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.
Section 6.6 Lost, Stolen, Mutilated or Destroyed Certificates. As a condition to the issue of a new certificate of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the board of directors, in its discretion, may require the owner of any such certificate, or his legal representatives, to give the Corporation a bond in such sum and in such form as it may direct or to otherwise indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the board of directors, if required. The board of directors, in its discretion, may authorize the issuance of such new certificate without any bond when in its judgment it is proper to do so.
Section 6.7 Record Date. The board of directors may fix a date (which shall not precede the date upon which the resolution fixing the record date is adopted) in advance of, not exceeding 60 days preceding, the date of any meeting of stockholders (and in such case not less than 10 days before the date of such meeting), or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any exercise of any rights, change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining any written consent to corporate action without a meeting (and in such case not more than 10 days after the date on which the resolution fixing the record date is adopted by the board of directors), as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of any dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such written consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed. If no record date is set by the board of directors then the record date shall, unless otherwise required by law, be determined as follows:
(a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;
(b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the board of directors is required by law, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and

(c) the record date for determining stockholders for any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or any other purpose, shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
Section 6.8 Issue of New Shares or Sale of Treasury Stock. Shares of the capital stock of the Corporation which have been authorized but not issued, and treasury shares, may be issued or sold from time to time and for such consideration, not less than the par value thereof, as may be determined by the board of directors.
ARTICLE VII

GENERAL PROVISIONS
Section 7.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Corporation’s certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Corporation’s certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.
Section 7.2 Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.
Section 7.3 Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
Section 7.4 Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.
Section 7.5 Fiscal Year. The fiscal year end for the Corporation shall be on December 31 of each calendar year, unless otherwise fixed by resolution of the board of directors.
Section 7.6 Corporate Seal. The board of directors may provide a corporate seal that shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 7.7 Voting Securities Owned by Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the chairman, unless the board of directors confers other authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.
Section 7.8 Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger and a list of its stockholders and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.
Section 7.9 Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section 7.10 Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the Corporation’s certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law the provisions of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VIII

AMENDMENTS
These bylaws may be amended, altered, or repealed and new bylaws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

Annex B

December 15, 2022
The Special Committee of the Board of Directors of Trean Insurance Group, Inc.
150 Lake Street
Wayzata, Minnesota 55391
Dear Members of the Special Committee:
We understand that Treadstone Parent Inc., a Delaware corporation (“Parent”), Treadstone Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of Parent (“Merger Sub”), and Trean Insurance Group, Inc., a Delaware corporation (the “Company”), propose to enter into the Agreement (defined below) pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”) and that, in connection with the Merger, (a) each outstanding share of common stock, par value $0.01 per share, of the Company (“Common Stock”) (other than the Cancelled Shares (as defined in the Agreement)), will be converted into the right to receive $6.15 in cash, without interest (the “Consideration”), and (b) the Company will become a wholly owned subsidiary of Parent.
The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, the Consideration to be received by the holders of Common Stock other than the Affiliated Stockholders (as defined in the Agreement), Parent, Merger Sub, any Rollover Stockholders (as defined in the Agreement) or Company Section 16 Officers (as defined in the Agreement), or any of their respective Affiliates (as defined in the Agreement), “associates” or members of their “immediate family” (as such terms are defined in Rules 12b-2 and 16a-1 of the Exchange Act (as defined in the Agreement)) (the “Unaffiliated Stockholders”) in the Merger pursuant to the Agreement is fair to them from a financial point of view.
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1. reviewed the following agreements:
a. Agreement and Plan of Merger, dated as of December 15, 2022, by and among Parent, Merger Sub and the Company (the “Agreement”); and
b. Support Agreement (as defined in the Agreement);
2. reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including certain publicly available research analyst estimates (and adjustments thereto) with respect to the future financial performance of the Company;
3. reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company, including financial projections (and adjustments thereto) prepared by the management of the Company and approved for our use by the Committee relating to the Company for the calendar years 2022 through 2027;
4. spoken with certain members of the management of the Company regarding the business, operations, financial condition and prospects of the Company, the Merger and related matters;
5. compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;
6. considered publicly available financial terms of certain transactions that we deemed to be relevant;
7. reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices of the publicly traded securities of certain other companies that we deemed to be relevant; and

The Special Committee of
the Board of Directors of Trean Insurance Group, Inc.
December 15, 2022
8. conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.
We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, the management of the Company has advised us, and we have assumed at the direction of the Committee, that the financial projections (and adjustments thereto) reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial results and condition of the Company and the other matters covered thereby, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger that would be material to our analyses or this Opinion.
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection, independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.
We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, business or operations of the Company or any other party, or any alternatives to the Merger, (b) identify or introduce to the Committee or the Company, or screen for creditworthiness, any prospective investors, lenders or other participants in the Merger or any other transaction, or (c) coordinate or facilitate due diligence efforts by third parties, other than such efforts by Parent and its affiliates. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.
This Opinion is furnished for the use of the Committee (in its capacity as such) in connection with its evaluation of the Merger. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.

The Special Committee of
the Board of Directors of Trean Insurance Group, Inc.
December 15, 2022
In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent, or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.
Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Altaris Capital Partners, LLC (“Altaris”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Altaris (collectively, with Altaris, the “Altaris Group”), for which Houlihan Lokey and its affiliates have received, and in the future may receive, compensation, including, without limitation, having acted as financial advisor to Acclara Solutions, then a member of the Altaris Group, in connection with its sale transaction, which closed in 2020. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, members of the Altaris Group, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Altaris, other participants in the Merger or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the Company, one or more members of the Altaris Group, other participants in the Merger or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, members of the Altaris Group, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Houlihan Lokey has also acted as financial advisor to the Committee in connection with, and has participated in certain of the negotiations leading to, the Merger and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the Merger. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Merger. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.
We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial

The Special Committee of
the Board of Directors of Trean Insurance Group, Inc.
December 15, 2022

or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, the Board, the Company and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company and the Merger or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the Unaffiliated Stockholders of the Company in the Merger pursuant to the Agreement is fair to them from a financial point of view.
Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

Annex C
Section 262 of the General Corporation Law of the State of Delaware
§ 262. Appraisal rights
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, or conversion, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation or conversion nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent or converting corporation in a merger, consolidation or conversion to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title (other than, in each case and solely with respect to a domesticated corporation, a merger, consolidation or conversion authorized pursuant to and in accordance with the provisions of § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for conversion (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent or converting corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity if such entity is a corporation as a result of the conversion, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation or conversion will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation or conversion for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation or conversion, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation or conversion shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation or conversion, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation or conversion, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation or conversion was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent or converting corporation before the effective date of the merger, consolidation or conversion, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent or converting corporation who is entitled to appraisal rights of the approval of the merger, consolidation or conversion and that appraisal rights are available for any or all shares of such class or series of stock of such constituent or converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation or conversion, shall, also notify such stockholders of the effective date of the merger, consolidation or conversion. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation or conversion, either (i) each such constituent corporation or the converting corporation shall send a second notice before the effective date of the merger, consolidation or conversion notifying each of the holders of any class or series of stock of such constituent or converting corporation that are entitled to appraisal rights of the effective date of the merger, consolidation or conversion or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation or conversion, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation or conversion and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation or conversion, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation or conversion, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion. Within 120 days after the effective date of the merger, consolidation or conversion, any person who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation or conversion (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation or conversion the shares of the class or series of stock of the constituent or converting corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation or conversion for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation or conversion through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) From and after the effective date of the merger, consolidation or conversion, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation or conversion); provided, however, that if no petition for an appraisal is filed within the time provided in subsection (e) of this section, or if a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion within 60 days after the effective date of the merger, consolidation or conversion, as set forth in subsection (e) of this section.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Annex D
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of December 15, 2022, is entered into by and among Trean Insurance Group, Inc., a Delaware corporation (the “Company”), AHP-BHC LLC, a Delaware limited liability company (“AHP-BHC”), AHP-TH LLC, a Delaware limited liability company (“AHP-TH”), ACP-BHC LLC, a Delaware limited liability company (“ACP-BHC”) and ACP-TH LLC, a Delaware limited liability company (“ACP-TH”), and Altaris Partners, LLC, a Delaware limited liability company (“Sponsor,” and collectively with AHP-BHC, AHP-TH, ACP-BHC and ACP-TH, the “Stockholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Treadstone Parent Inc., a Delaware corporation (“Parent”), and Treadstone Merger Sub Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly-owned subsidiary of Parent;
WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A (together with any shares of Company Common Stock subsequently acquired, the “Owned Shares”);
WHEREAS, it is anticipated that, at the Effective Time, the Owned Shares will constitute Cancelled Shares under the Merger Agreement and shall be treated in the manner set forth in the Merger Agreement; and
WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholders and the Company hereby agree as follows:
Section 1. Agreement to Vote. From and after the date hereof until the termination of this Agreement in accordance with Section 2, at any meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, in each case, upon which a vote, consent or other approval (including a written consent) with respect to the Merger Agreement or the Transactions, including the Merger, is sought, the Stockholders agree to, and agree to cause their applicable Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of its and their respective Owned Shares as follows, unless the Company Board of Directors (acting upon the recommendation of the Special Committee) or the Special Committee has made a Company Adverse Recommendation Change that has not been rescinded or withdrawn (in which case the Stockholders will be permitted to vote their Owned Shares with respect to the following matter in any manner they choose in their sole discretion): (1) in favor of (“for”) (i) the Merger and the adoption of the Merger Agreement, (ii) each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement and (iii) the adjournment of any meeting of the Company’s stockholders in accordance with Section 5.4 of the Merger Agreement and (2) against any action or agreement that would reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled (clauses (1) and (2) collectively, the “Supported Matters”). Each Stockholder shall cause all of its Owned Shares to be counted as present thereat (including by proxy) for purposes of establishing a quorum at each meeting of the Company’s stockholders at which the matters described in this Section 1 are to be considered (including every adjournment or postponement thereof). For the avoidance of doubt, other than with respect to the Supported Matters, no Stockholder has any obligation to vote its Owned Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), each Stockholder shall be entitled to vote its Owned Shares in its sole discretion. Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the termination of this Agreement in accordance with Section 2, a Governmental Entity enters an Order restraining, enjoining or otherwise prohibiting the Stockholders from taking any action pursuant to this Section 1, then the obligations of each Stockholder set forth in this Section 1 to take such action shall be of no force and effect for so long as such Order is in effect solely to the extent such Order restrains, enjoins or otherwise prohibits such Stockholder from taking any such action.
Section 2. Termination. This Agreement shall terminate without further action upon the earliest to occur of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms, and (c) the mutual written agreement of the parties hereto to terminate this Agreement (such earliest date being referred to herein as the “Termination Date”), and the representations, warranties and covenants contained herein shall not survive such termination; provided that the provisions set forth in this Section 2, Section 6, and Sections 11 through 22 shall survive the termination of this Agreement; and provided further that, subject to the provisions of Section 7.2(a) of the Merger Agreement, the termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s Willful and Material Breach prior to the date of termination. For the purposes of this Agreement, “Willful and Material Breach” means a deliberate act or a deliberate failure to act, taken or not taken with the actual knowledge that such act or failure to act would, or would reasonably be expected to, result in or constitute a material breach of this Agreement, regardless of whether breaching was the object of the act or failure to act.
Section 3. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to the Company as follows:
(a) Authority. Each Stockholder is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each Stockholder has all requisite corporate or other entity power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of such Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by such Stockholder of this Agreement. This Agreement has been duly executed and delivered by each Stockholder and constitutes a legal, valid and binding agreement of each Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b) No Conflicts; Consents.
(i) The execution and delivery of, compliance with and performance by each Stockholder of this Agreement do not and will not (A) conflict with or violate any provision of the certificate of formation or operating agreement or similar organizational documents of such Stockholder, (B) conflict with or violate any Laws applicable to such Stockholder, or (C) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, give rise to a right of termination under, or result in the creation of any Lien, other than any Permitted Liens, upon any of the properties or assets of such Stockholder under, any Contract to which such Stockholder is a party, or by which they or any of their properties or assets are bound or affected, except in the case of clauses (B) and (C) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not restrict, prohibit, impede or materially delay the performance by such Stockholder of its obligations under this Agreement.
(ii) Except as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, state securities, takeover and “blue sky” laws, no authorization, consent, Order, license, Permit or approval of, or registration, declaration notice or filing with, any Governmental Entity or any other Person, is necessary in connection with the execution and delivery of this Agreement or the consummation by the Stockholders of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impede or materially delay the consummation of the Merger or the performance by such Stockholder of its obligations under this Agreement.

(c) Ownership of Shares. Except as otherwise set forth on any Schedule 13G under the Exchange Act filed by such Stockholder prior to the date hereof, (i) each Stockholder has (except as otherwise permitted by this Agreement) sole (or shared with its Affiliates) voting power and sole (or shared with its Affiliates) dispositive power with respect to such Stockholder’s Owned Shares, free and clear of any Lien, except pursuant to applicable federal securities Laws and (ii) none of such Stockholder’s Owned Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Owned Shares.
(d) Total Shares. Except for such Stockholder’s Owned Shares set forth on Exhibit A, as of the date hereof, such Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.
(e) Reliance by the Company. Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.
Section 4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Stockholder as follows:
(a) Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the Company Board of Directors (acting on the recommendation of the Special Committee)) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and no other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to authorize the execution and delivery of, compliance with and performance by the Company of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b) No Conflicts; Consents.
(i) The execution, delivery and performance by the Company of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other Transactions, (A) conflict with or violate any provision of the Company Organizational Documents or the similar Organizational Documents of any of its Subsidiaries, (B) conflict with or violate any Laws applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, (C) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, give rise to a right of termination under, or result in the creation of any Lien, other than any Permitted Liens, upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any Contract to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets are bound or affected, except in the case of clauses (B) and (C) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not restrict, prohibit, impede or materially delay the performance by the Company of its obligations under this Agreement.
(ii) Other than in connection with or in compliance with (A) the filing of the Certificate of Merger with the Delaware Secretary, (B) the filing with the SEC of (I) the Proxy Statement and (II) the Schedule 13E-3, (C) the Exchange Act, (D) the Securities Act, (E) applicable state securities, takeover and “blue sky” Laws, (F) the rules and regulations of Nasdaq, (G) the HSR Act, (H) the filing of applications and notices with the applicable Insurance Regulators and the approval of such applications or the grant of required licenses by such Insurance Regulators or the expiration of any applicable waiting periods thereunder; and (I) such other authorizations, consents, Orders, licenses, Permits, approvals, registrations, declarations and notice filings, the failure of which to be obtained would not have a Company Material Adverse Effect or restrict, prohibit, impede or materially delay the consummation of the Transactions, including the Merger, or the performance by the Company of its obligations under this Agreement, no authorization, consent, Order, license, Permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.
Section 5. Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall restrict or limit the ability of such Stockholder or any Affiliate of such Stockholder who is a director, officer or employee of the Company to take any action in his or her capacity as a director, officer or employee of the Company, including the exercise of fiduciary duties to the Company or its stockholders. No action taken (or omitted to be taken) in any such capacity as a director, officer or employee of the Company shall be deemed to constitute a breach of this Agreement.
Section 6. Waiver of Appraisal Rights. Each Stockholder hereby irrevocably waives, to the fullest extent of the Law, and agrees not to assert any appraisal rights under Section 262 of the DGCL, a copy of which is attached hereto as Exhibit B, with respect to all of such Stockholder’s Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement.
Section 7. No Proxies for or Liens on Shares.
(a) Except as permitted by the terms of this Agreement, each Stockholder shall not, directly or indirectly, without the prior written consent of the Company (upon the prior written approval of the Special Committee), (i) grant any proxies, powers of attorney, or other such authorization, or enter into any voting trust or other agreement or arrangement with respect to the voting of any Owned Shares, (ii) offer for sale, sell (constructively or otherwise), pledge, transfer, assign, gift, tender in any tender or exchange offer, grant, encumber, hypothecate or similarly dispose of (by testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”), or enter into any contract, option or other arrangement with respect to the Transfer of, any Owned Shares, or any interest therein, including any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case, involving any Owned Shares, (iii) knowingly take any action that would have the effect of preventing or delaying such Stockholder from performing any of its obligations under this Agreement, or (iv) agree or commit (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii).
(b) Notwithstanding anything to the contrary in this Agreement, each Stockholder may effect a Transfer of any Owned Shares to a Permitted Transferee of such Stockholder; provided, that in the event such Transfer occurs prior to the receipt of the Requisite Company Stockholder Approvals, such Stockholder, prior to and as a condition to the effectiveness of such Transfer, causes each such Permitted Transferee to execute a counterpart signature page to this Agreement and deliver the same to the Company, pursuant to which such Permitted Transferee agrees to be a “Stockholder” pursuant to, and to be legally bound by, this Agreement with respect to the Owned Shares that are the subject of such Transfer. “Permitted Transferee” means, with respect to such Stockholder, (i) Parent and its Affiliates, (ii) an Affiliate of such Stockholder or (iii) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Stockholders, or one or more of their Affiliates. Transfers of Owned Shares to Permitted Transferees made pursuant to this Section 7(b) shall not be a breach of this Agreement.
(c) Any Transfer of Owned Shares not effected in accordance with the terms and conditions of this Section 7 shall be null and void ab initio.
Section 8. Proxy Statement. Each Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement or any other disclosure document required in connection with the Merger Agreement or the Transactions contemplated thereby (including the Schedule 13E-3) the Stockholder’s identity and beneficial ownership of the Owned Shares and the nature of such Stockholder’s commitments under this Agreement to the extent required by applicable Law.
Section 9. Acquisition of Additional Shares. During the term of this Agreement, each Stockholder shall notify the Company promptly in writing of the direct or indirect actual acquisition of additional shares of

Company Common Stock by such Stockholder or its Affiliates after the date hereof (other than pursuant to a stock split, reverse stock split, stock dividend or distribution or other change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), all of which shall be considered Owned Shares and be subject to the terms of this Agreement as though owned by such acquiring Stockholder on the date hereof; provided, that in the event of a stock split, reverse stock split, stock dividend or distribution or other change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction, the term “Owned Shares” shall be automatically deemed to refer to and include such shares of Company Common Stock acquired by the Stockholders as a result thereof.
Section 10. Further Assurances. Each Stockholder and the Company shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Special Committee may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.
Section 11. Notices. Each party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement shall be properly served or delivered if delivered to the addresses of the parties set forth in, and in the manner contemplated by the Merger Agreement (with notice to Parent in the manner contemplated by the Merger Agreement being deemed notice to the Stockholders hereunder).
Section 12. Interpretation. When a reference is made in this Agreement to an Article, Section, Annex or Exhibit such reference shall be to an Article, Section, Annex or Exhibit of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement. Any agreement or instrument referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein. Any reference to days means calendar days unless Business Days are expressly specified. References to “written” or “in writing” include in electronic form.
Section 13. Entire Agreement. This Agreement (including the schedules and exhibits hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
Section 14. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 15. Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal suit, action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by another party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such suit, action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any suit, action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to process being served by any party hereto in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 11 of this Agreement. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.
Section 16. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided that the Stockholders may Transfer any or all of the Owned Shares in accordance with Section 7(b) hereof. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
Section 17. Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not timely perform the provisions of this Agreement (including any party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither the Company nor the Stockholders would have entered into this Agreement.
Section 18. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction (a) shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement and (b) shall not, solely by virtue thereof, be invalid or unenforceable in any other jurisdiction. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, the Parties shall negotiate in good faith to determine a suitable and equitable provision to be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

Section 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
Section 20. Amendment. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.
Section 21. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.
Section 22. Special Committee Approval. For all purposes hereunder, the Company (prior to the Effective Time) and the Company Board of Directors, as applicable, shall act, including with respect to the granting of any consent, permission or waiver or the making of any determination, only as directed in writing by the Special Committee or its designees.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
ALTARIS PARTNERS, LLC

By:	/s/ Daniel Tully
Name:	Daniel Tully
Title:	Manager
AHP-TH LLC

By:	Altaris Health Partners III, L.P., its sole member
By:	AHP III GP, L.P., its general partner
By:	Altaris Partners, LLC, its general partner

By:	/s/ Daniel Tully
Name:	Daniel Tully
Title:	Manager
AHP-BHC LLC

By:	Altaris Health Partners III, L.P., its sole member
By:	AHP III GP, L.P., its general partner
By:	Altaris Partners, LLC, its general partner

By:	/s/ Daniel Tully
Name:	Daniel Tully
Title:	Manager
ACP-TH LLC

By:	Altaris Constellation Partners, L.P., its sole member
By:	AHP Constellation GP, L.P., its general partner
By:	Altaris Partners, LLC, its general partner

By:	/s/ Daniel Tully
Name:	Daniel Tully
Title:	Manager
[Signature Page to Voting and Support Agreement]

ACP-BHC LLC

By:	Altaris Constellation Partners, L.P., its sole member
By:	AHP Constellation GP, L.P., its general partner
By:	Altaris Partners, LLC, its general partner

By:	/s/ Daniel Tully
Name:	Daniel Tully
Title:	Manager
[Signature Page to Voting and Support Agreement]

TREAN INSURANCE GROUP, INC.

By:	/s/ Julie A. Baron
Name:	Julie A. Baron
Title:	Chief Executive Officer and President
[Signature Page to Voting and Support Agreement]

EXHIBIT A
Record or Beneficial Owner	No. of Shares Owned
AHP-TH LLC	270
AHP-BHC LLC	19,545,133
ACP-TH LLC	61
ACP-BHC LLC	4,478,455
ALTARIS PARTNERS, LLC	24,023,919

EXHIBIT B
[See attached.]

EXHIBIT B
SECTION 262 OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE
§ 262. Appraisal rights
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, or conversion, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation or conversion nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent or converting corporation in a merger, consolidation or conversion to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title (other than, in each case and solely with respect to a domesticated corporation, a merger, consolidation or conversion authorized pursuant to and in accordance with the provisions of § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for conversion (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent or converting corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity if such entity is a corporation as a result of the conversion, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation or conversion will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation or conversion for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation or conversion, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation or conversion shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation or conversion, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation or conversion, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation or conversion was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent or converting corporation before the effective date of the merger, consolidation or conversion, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent or converting corporation who is entitled to appraisal rights of the approval of the merger, consolidation or conversion and that appraisal rights are available for any or all shares of such class or series of stock of such constituent or converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation or conversion, shall, also notify such stockholders of the effective date of the merger, consolidation or conversion. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation or conversion, either (i) each such constituent corporation or the converting corporation shall send a second notice before the effective date of the merger, consolidation or conversion notifying each of the holders of any class or series of stock of such constituent or converting corporation that are entitled to appraisal rights of the effective date of the merger, consolidation or conversion or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation or conversion, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation or conversion and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation or conversion, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation or conversion, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion. Within 120 days after the effective date of the merger, consolidation or conversion, any person who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation or conversion (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation or conversion the shares of the class or series of stock of the constituent or converting corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation or conversion for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation or conversion through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) From and after the effective date of the merger, consolidation or conversion, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation or conversion); provided, however, that if no petition for an appraisal is filed within the time provided in subsection (e) of this section, or if a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion within 60 days after the effective date of the merger, consolidation or conversion, as set forth in subsection (e) of this section.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

TREAN INSURANCE GROUP

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TREAN INSURANCE GROUP, INC.

The Board of Directors recommends you vote FOR the following proposals.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting, or any adjournment or postponement thereof.

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D95434-S60751

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION
TREAN INSURANCE GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
[ ], 2023

The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement and appoints Julie A. Baron, Nicholas J. Vassallo and Patricia A. Ryan, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of Trean Insurance Group, Inc. that the undersigned stockholder is entitled to vote at the Special Meeting of Stockholders to be held at 150 Lake Street West, Wayzata, Minnesota 55391, on [ ], 2023, at [ ] [a.m.] / [p.m.], Central Time (such meeting, including any adjournment or postponement thereof, the "Special Meeting"). All previous proxies given by the undersigned with respect to the Special Meeting are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

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